Prospectus Supplement (Sales Report) No. 5 dated February 24, 2010 to Prospectus dated January 20, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 20, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 20, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 61419

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
61419	$5,600	$5,600	14.96%	1.00%	February 22, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 61419. Member loan 61419 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Pension Benefit Guaranty Corporation	Debt-to-income ratio:	4.00%
Length of employment:	1 year	Location:	Germantown, MD

Home town:
Current & past employers:	Pension Benefit Guaranty Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

This loan is for the purpose of gaining legal custody and visitation rights for my daughter. I want to hire an attorney of quality that will help me obtain my goal. My daughter lives in another state and I just want what is my mine legally and naturally as her father. I love her very much, she is 5 years old and also loves me very much.

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	38
Revolving Credit Balance:	$3,839.00	Public Records On File:	1
Revolving Line Utilization:	76.80%	Months Since Last Record:	63
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Pension Benefit Guaranty Corporation and what do you do there?	Pension Benefit Guaranty Corporation, or PBGC, is a government corporation formed to protect pensions. My title and duties change periodically so the best descriptin of my work would be considered admnistrative.
Re: Expanding on Member 365664 (Critical Miss) earlier Q and A: PGBC is US Government entity where severely financially distressed- or already bankrupt- companies DUMP their underfunded pension plan obligations, e.g., airlines in bankruptcy, Delphi Automotive, etc. PGBC assumes penions obligations but PGBC maximum $$ payout to eligible pensioners amounts to literally "pennies-on-the-dollar", e.g., airline pilots is classic example. MY QUESTION IS: TransUnion Credit Report reflects Public Record on File 63 months ago. Court jedgment? Lein? Wage garnishment? If bankruptcy, Chapter 7 (personal asset liquidation) Chapter 11? (debt modification-reorganization) Or Chapter 13 (business asset liquidation). Advance thanks for expected anser. Member 505570 USMC-Retired-Investor 02.17.2010 @ 06:42 AM ET.	There has not been any bankruptcy filings in my past. This incident was a debt owed to the IRS but this debt has since been paid.

Member Payment Dependent Notes Series 290807

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
290807	$15,000	$15,000	15.70%	1.00%	February 22, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 290807. Member loan 290807 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:		Debt-to-income ratio:	20.44%
Length of employment:	< 1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/10 > This loan will help me consolidate my cards that interest rates were recently increased 5-10% before the recent changes made by the federal government. Thank you! Borrower added on 02/11/10 > Most of this debt was attributed to medical bills for my daughter in between Jobs back in 2007 before I was working for Public Service Mutual Insurance Company. While a year or two ago it may have been easier to get a low interest credit card to consolodate, those days are now done.

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	55
Revolving Credit Balance:	$28,511.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Thank you in advance.	Public Service Mutual Insurance Conpany. I am currently the New York Branch manager. Regards
Re: $15,000 DC loan: Source(s) of $7,083 per month gross income are?Employer is? Position (JOB) is? If self-employed what is you occupation? Or business description? Member 505570 Retired-USMC-Investor 02.11.2010 @ 7:01 AM ET.	Public Service Mutual Insurance Conpany. I am currently the New York Branch manager. We specialize in commercial insurance.
I would recommend you verify your income with LendingClub. Lenders are a lot more likely to invest in your loan if there is independent verification of your income - especially as large as yours. You can call them and ask them for details. It involves you sending them your paystubs or income tax returns. In addition, I have the following questions: 1.What are the balances and rates ($ and %) of the debt you are trying to pay off? 2.You are looking for 15K, but your credit report shows +28K in revolving balance. What are the balances and rates ($$ and %) of the remainder? Thank you!	just found that out. This process is new to me and I just got off the phone with customer service and I am currently in the process of scanning all of my documentation to send to LendingClub's CSR's. My current loans are as follows:$5,247 @ 22.99apr, $10,732 @23.99% and lastly a citicard with a $4,579 balance that I plan on paying off using my savings account. The extra is probably attributed to my car loan which I put on a low interest credit card 5 years ago. This interest rate is locked at 10% and I have been paying $250 in principal on this account every month. I do not need to consolidate that loan.
Do you intend to pay this loan off over the entire 3-year term or do you plan on making accelerated payments?	I plan on paying this over the full 3 year term. Regards
What was your delinquency 55 months ago?	It was for a parking ticket I was never aware I received. I never saw the ticket on my car and apparently collection notices were going to an old address. It is obvious the person living there was throwing my mail away. I have been trying for to get this removed for quite some time.

Member Payment Dependent Notes Series 347648

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
347648	$10,000	$10,000	12.73%	1.00%	February 19, 2010	February 20, 2013	February 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 347648. Member loan 347648 was requested on February 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Risk Management Strategies/ Mary Mears Trust	Debt-to-income ratio:	20.64%
Length of employment:	1 year	Location:	Menlo Park, CA

Home town:
Current & past employers:	Risk Management Strategies/ Mary Mears Trust
Education:

This borrower member posted the following loan description, which has not been verified:

This loan will be used to complete the construction of our home in the Philippines where our kids and a new granddaughter lives. We have long been wanting to do this and now is the time God has given us but we also need your help. Both my husband and I work so hard for those children whom we love so dearly. We are fully aware that the right way is to buy a house here, refinance and that?s the money to use for the Philippine property but the current real estate situation here prohibits us from doing that. So, we used our savings, started building, and now its almost done.

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,353.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How soon will you be moving to the Philippines? Thank you in advance.	I don't have plans to move back home just yet. My children live in the Philippines. When they come here, i'll stick around and continue working till it's time for me to retire, then I'll go home. Thank you very much!
So you work at Risk Management Strategies/ Mary Mears Trust? What do you do there? Thank you in advance.	I am a certified nurse assistant. I work/take care of Mary Mears. Her finances are being managed by Merril Lynch. Risk Management Strategies is the payroll arm of Merril Lynch. Thank you also for asking.

Member Payment Dependent Notes Series 364636

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364636	$10,000	$10,000	9.88%	1.00%	February 22, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 364636. Member loan 364636 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Northeast Marine Sanitation	Debt-to-income ratio:	11.78%
Length of employment:	7 years	Location:	Sayville, NY

Home town:
Current & past employers:	Northeast Marine Sanitation
Education:

This borrower member posted the following loan description, which has not been verified:

I want to update my musical equipment in order to play as a one man band in a restaurant where I've been offered a job. Borrower added on 02/11/10 > I also want to pay off a couple of credit cards with higher interest rates.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	61
Revolving Credit Balance:	$7,875.00	Public Records On File:	0
Revolving Line Utilization:	25.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Northeast Marine Sanitation? Thank you in advance.	I wear many hats as this is a small firm. I take care of customer orders, troubleshooting systems, inventory control, shipping and coordinating with dealers for attendance at boatshows etc. I'm kept pretty busy.
Busy is better than bored! Please clarify whether this loan is primarily for purchasing musical equipment, or for consolidating high interest CC? One other question I have, is whether you plan on keeping your existing job after you take on the new job you were offered? Thank you in advance.	I would spend approximately $5000 on updating my musical equipment and the remainder I would payoff my Mastercard. The restaurant job is a 2nd job on the weekends. Fri. & Sat.

Member Payment Dependent Notes Series 376257

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376257	$20,000	$20,000	13.48%	1.00%	February 23, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 376257. Member loan 376257 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,533 / month
Current employer:	Chemtura	Debt-to-income ratio:	14.67%
Length of employment:	3 years	Location:	Bethel, CT

Home town:
Current & past employers:	Chemtura
Education:

This borrower member posted the following loan description, which has not been verified:

Attempt to consolidate credit card debt. Specifically would like to lower the interest rate which is currently at 30.0% to something more reasonable. Borrower added on 02/09/10 > Loan to pay off high interest credit card debt in a shorter amount of time than would otherwise be possible.

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	75
Revolving Credit Balance:	$22,908.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Chemtura and what do you do there? Thank you in advance.	Chemtura is a global specialty chemical company. The position I hold is Manager of Global Server Based Computing, Client Technologies, and SQL Server Support. I have been employed by Chemtura for the last 3 years 10 months. I???m in a very good position to continue advancing my career at Chemtura which will include salary increases and bonus eligibility. Thank you for your assistance. Regards, Jim
Interest rates that high are ridiculous. You came to the right place. I see the loan has not had much funding yet. Maybe I can help. What is Chemtura and what do you do there?	Chemtura is a global specialty chemical company. The position I hold is Manager of Global Server Based Computing, Client Technologies, and SQL Server Support. I have been employed by Chemtura for the last 3 years 10 months. I???m in a very good position to continue advancing my career at Chemtura which will include salary increases and bonus eligibility. Thank you for your assistance. Regards, Jim
It helps Lenders when you list your total debt (types/balances/APR's) and indicate which ones on the list will be paid off with the loan. Thank you in advance.	This loan will be used to payoff all of my credit card debt. The APR's on all cards are upwards of 25% +! The payment on this loan will save me $93.00 per month and I know that it will be paid off in 3 years rather than dragging it out by making the min + $5-10.00 extra per month...which could take years before the debt is paid down. Thank You!
Managing ones money normally includes listing the debts, balances and APRs. I tend to shy away from loans if it seems that the Borrower is unable or unwilling to list their debts, because it indicates either an inability or an unwillingness, to manage their money. The name of who you owed money to is not necessary -- you can call it CC#1, CC#2, etc., but seeing the numbers helps me, and other Lenders, to make the decision on whether to fund a loan or not.	I hope this information helps you in making your decision in helping me obtain this loan. Card Balance APR CC1 $1071.41 29.99 CC2 $2435.30 27.24 CC3 $1385.41 27.24 CC4 $3042.87 27.24 CC5 $5187.30 15.24 CC6 $4172.70 22.24 CC7 $493.05 26.99 CC8 $1592.48 29.99 Total CC Debt: $19380.52 AVG APR: 25.77
Jim - I will be an investor on your loan. Thanks for the detailed answers to my fellow investors. Just remember... You are borrowing funds from real people with real families to support. Not the big banks, so please make the payments. Again... Great responses. Thank you.	TaZ-Invesments, I really appreciate the chance that everyone is giving me so in return I will be able to do the same for others. My intentions are to not only be a borrower from lending club but to one day be an investor as well. Thanks Again to all.
Jim, you seems to have a handle on your finances and know where your money goes. As an investor who is putting my own money at risk, I want to know if you are also setting yourself up for success down the road. Are you closing out some of your cards when they are paid off with this loan? Do you have a budget to take care of expenses and begin building up emergency savings? Are you going to be working on a cash/debit or credit basis after this - i.e. will you be adding to your revolving balance?	My wife and I do have a monthly budget which we stick to. We've done some cash flow analysis and are doing our best to "get ahead". Unfortunately, we bought our house at the peak and it's value has declined substantially, so in order to increase our ability to save, I want to consolidate my debt to a lower interest rate so I am able to pay it off quicker. Ideally, credit will only be used when we can afford to pay it off right away.
What was your delinquency 75 months ago?	I can't recall the exact debt, but that was about the time I got divorced so I believe it was related to that. A lot of the debt I have now I incurred subsequent to the divorce but I really want to get out from that debt and get ahead.

Member Payment Dependent Notes Series 391439

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391439	$15,000	$15,000	16.82%	1.00%	February 19, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 391439. Member loan 391439 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Townsend and Townsend and Crew LLP	Debt-to-income ratio:	22.57%
Length of employment:	< 1 year	Location:	Palo Alto, CA

Home town:
Current & past employers:	Townsend and Townsend and Crew LLP
Education:

This borrower member posted the following loan description, which has not been verified:

I am a new attorney at a large law firm. I am trying to consolidate credit card debt accumulated while earning my graduate and law school degrees. Unfortunately, I do not have collateral to secure a personal loan from a large bank. I am simply trying to quickly pay off my debt and free my self of all the compound interest. I am open to a loan term of 1-3 years. Borrower added on 02/11/10 > I appreciate your consideration. Borrower added on 02/11/10 > To update this information, I am in my second year of employment. I am going on my third year of renting at my current location. The two delinquencies in the past occurred with the same lender and was an error. A payment was made for two months through automatic bill pay with my bank. It did not meet the minimum payment for those two months. I had incorrectly set a specific amount (which matched my payment for the previous month). When brought to my attention, I paid the entire debt off in full with hopes that it would not adversely affect my credit. I recently contacted the financial institution and they refused to remove the delinquent notice, despite having received erroneous payments for those two months and a subsequent payment in full once I became aware of the error. Borrower added on 02/11/10 > I plan to use the funds as follows: 1) $9,000 Citibank Mastercard 2) $2,800 American Express 3) $4,200 Visa Despite the delinquency explained above, I have been always paid my debts timely. This loan will allow me to consolidate my existing debt and begin to save towards my planned new home purchase.

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	39	Months Since Last Delinquency:	7
Revolving Credit Balance:	$15,214.00	Public Records On File:	0
Revolving Line Utilization:	68.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Attorney, RE: $15,000 DC loan: I read your loan's narrative expecially detailed explanation for 2 delinquencies within past 2 years- most recent delinquency within past 7 months. Megabanks and CC firms stuborness to right their customers honest mistakes (non-intentional "errors/wrongs" are all-to-common in today's economy- especially after reliable payment stream customer corrected his/her error, paid account balance in full and subsequently closed account. TransUnion Credit Reports two delinquencies explains why Lending Club Home Office (Redwood City, CA) established 16.82 percent APR for requested $15,000 loan; please note that investors (lenders) only involvement in process is to fund requested loans. That said, WELCOME TO LENDING CLUB! I'll be joining other investors (lenders) to combine together and fund your requested $15,000 loan. Semper Fidelis (USMC motto) Member 505570 Retired-USMC-Investor 02.12.2010 @ 07:00 AM ET.	Thank you for your understanding and consideration.
IP law?	Yes.
What are the interest rates on each of your CC -- Citi, AMEX, and Visa? Thank you in advance.	Citi = 13.24% AMEX = 15.21% Visa = 21.29%
why pay of the Citi with a higher interest rate loan? Hope you enjoy Palo Alto as much as we did when we lived there. I used to work for HP, I know there is a huge demand for people like you. Best of luck!	I'm trying to rid of all compound interest. I am really enjoying Palo Alto. The weather is amazing. Thanks for your interest. -r
Hey there, when did you graduate law school and from where if I may ask? Do you enjoy working at your firm and do you see yourself working there for awhile? Also, if you could run down a quick list of your monthly expenditures, it can give us lenders a quick glance into how your $550/month loan payment fits into your budget. Of course, having your income verified is also a good idea. I agree with you on ridding of all your corporate compound interest, be sure to keep those accounts open when they are paid off, unless one of them wants to start charging an inactivity fee, should help your credit score.. which ultimately will assist you with a great mortgage interest rate later on down the road when you enter the market for a new home. Thanks in advance. Best of luck to you!	I graduated in 2008 from SMU in Dallas, TX. I love my job. I have plans of leaving. I spoke with Lending Club on my phone. We discussed the aspects of my salary and bonus structure. I thought that was the verification process. My current monthly expenditures include $2000 rent, $500 car, $200 insurance.
Grallen, can you please have lending club verify your income. Loan requests with income verification are funded much faster.	I spoke with a representative and we discussed my income at fair length. I'll check back.
Please clarify. "I love my job. I have plans of leaving." Discussing income and sending proof for verification purposes are two different things.	My apologies for the error. Power was out in Palo Alto due to the plane crash, and I was trying to type on my iPhone. To clarify, "I have NO plans of leaving."

Member Payment Dependent Notes Series 391981

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391981	$19,000	$19,000	16.82%	1.00%	February 23, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 391981. Member loan 391981 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	GUCCI AMERICA	Debt-to-income ratio:	18.41%
Length of employment:	3 years	Location:	NORTH BERGEN, NJ

Home town:
Current & past employers:	GUCCI AMERICA
Education:

This borrower member posted the following loan description, which has not been verified:

I WOULD LIE A LOAN SO I CAN RELIEVE MYSELF AND JUST HAVE 1 PAYMENT, I CAN PAY BACK FROM 1000 TO 1500 A MONTH SO I CAN FINISH PAYING THIS LOAN OFF FAST. Borrower added on 02/11/10 > I would like loan so I can relief myself from all the outstanding credit cards and interest rates. If the loan is granted I can pay back 1K a month of many 1500. I only want 1 payment and a peace of mind. Work for a Luxuary Fashion company and have been with the organization for 5 years now and the position I hold is of a Operation Specialist and make sure business runs smooth. Borrower added on 02/11/10 > Can't remember who asked the question but my car loan is with paragon federal credit union and the balance is $13K. Borrower added on 02/11/10 > If the loan is given to me I will cut a check asap to all my credit card companies. I make sure all my payments are made in time and can provide references from people who hav loan me mone and I've paid back quickly and with interest. As of 2010 my gross monthly income is $ 4,800 My job Is stable with Gucci Group, I have many responsibilty's with the organzation and 'm very happy working for them and have no plan in going anywhere else. Borrower added on 02/14/10 > I am currently employed as an Operation Specialist at Gucci Group America where I have been working for the past 5 years and work there on a full-time basis. I have also checked my credit report with both Experian and Equifax and the report is clear of problems. I have scanned my income paperwork to Lending Club for the past year. I plan to use all this money to pay all my outstanding debt. I will be very grateful if you Invest In me for this loan for a period of 3 or less years. I am prepared to discuss my loan details. You can contact me anytime. Borrower added on 02/16/10 > Investors: I want to start by extending a personal thank you to each and every one of you for giving me a chance to get my fin. life back in order and investing in my loan pay off, please help me reach my goal. Borrower added on 02/22/10 > My ultimate goal of paying all my high interest credit cards is almost there , I beg your support since I now have 2 days and 8 hours left and afraid it won't happen. Borrower added on 02/23/10 > I've created a budget based on my income, to try to pay this loan off as fast as possible and i'm not living life on a want basis only on need basis. What I have also done is these past few months is create a chart with all my credit card/balance/apr.. that gave me a reality check it's insane what i pay in interest. As soon as the money is deposited i will start making out check's and hopefully by friday or monday they should all be paid off. Truth me i learned my lesson and this is one situation i'm going to work myself out and not end up in this Predicament again.

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,246.00	Public Records On File:	1
Revolving Line Utilization:	85.60%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is GUCCI AMERICA and what do you do there? Thank you in advance.	GUCCI Isa fashion company and i've been with the company for 5 years now andmy position there is a operation specialist and i take care of the operational part of the business and resolve amy issue. www.gucci.com
Re: $19,000 DC loan. Lenders provided application "thumbnails" with limited details. My questions are: (1)-Position description (job title, role) @ Gucci America is? (2)-TransUnion Credit Report reflects $9,246 revolving credit balance; Additional $9,754 consolidating what other specific personal debts? (3)-TransUnion Credit Report reflects Public Record 87 months ago; Court judgment? Taxes? Wages garnishment lien? If bankruptcy; Chapter 7 personal assets liquidation? Chapter 11 modified installment payment reorganization? Chapter 13 business assts liquidation? Explain all public records final dispositions. Advance thanks for answers to ALL T-H-R-E-E questions. Member 505570 (Retired-USMC-Investor) sends Thursday, 02.11.2010 @ 5:35 AM Eastern Time.	work for gucci america which is a fashion company, headquarters is located in secaucus, nj. i also have a car loan and it's strange that it's not showing up in my credit report here plus the 9k in credit cards that i want to elminate asap to have a peace of mind. All that I'm looking for is one loan that i can pay back 1k a month or maybe more.
Please answer Question (3) above, from RetiredUSMCInvestor. Thank you in advance.	Can you pls advise what #3 question is b/c I keep looking and can't find any question. I will be mire then happy to answer Any question.
(3)-TransUnion Credit Report reflects Public Record 87 months ago; Court judgment? Taxes? Wages garnishment lien? If bankruptcy; Chapter 7 personal assets liquidation? Chapter 11 modified installment payment reorganization? Chapter 13 business assts liquidation? Explain all public records final dispositions.	Chapter 7 personal assets, a so called friend of mine years ago got access to my personal information and started taking credit cards ad I did not find out until he was deep in the hole and I started getting letters saying. I owed money. It was to late to fix anything b/c he got me so deep and I filed bankruptcy. If you notice this was years ago and now I protect my creit and have and pay a monthly fee for credit updates. It happened once but it will not happen again, I take care of my credit more then ever now.
Me again. You answered 2 of my 3 questions. You "skipped" over Question Number 3: (3)-TransUnion Credit Report reflects Public Record 87 months ago; Court judgment? Taxes? Wages garnishment lien? If bankruptcy: Chapter 7 personal assets liquidation? Chapter 11 modified installment payment reorganization? Chapter 13 business assts liquidation? Explain all public records final dispositions. Please answer the question. Member 505570 Retired-USMC-Investor 02.11.2010 @ 10:58 AM	Sorry pls check your email I did answer that question. I sent it like 3 min. Ago
Since there are things that you say are not showing up here, it would help us if you would just list all your debts, including the type of debt, the balance, and the APR. Then indicate which of those debts will be paid off with this loan. Thank you in advance.	I would have to call the credit union I have te loan with. Of my car and give you the total balance payoff, so please give me a few to get my information and call them. The only thing that wasn't added was my car loan which is strange unless my balance has lowered. Will call now and advise shortly. My monthly income right now is 4,800 I was trying update that information but there is no where in the site to do that.
Ok, whenever you have the info, you can put it in your reply to this.	Hi CriticalMiss please note i posted the response already.
Your loan with lendingclub is going to have a steep interest rate something like 18% (when you include LendingClub fees). It is shocking you don't know on top of your mind, what the rates on the cc debt you currently pay are. In addition, you cannot possible have piece of mind with an amortized loan (no min payments here) carrying 18% interest rate. Unless you provide the balances and the rates you currently pay, I am not sure I (and others) will be able to invest in your loan. Thank you!	room125. thanks for your response but i do know the rate i pay on my credit cards and what lending club is offering is much better then what i have now. Of course i will have a peace of mind when i only have to pay one loan back not multiple like i have now, which i do pay on time. Thank you for your comment and it's ok if you decide not to invest on me.
I am glad you know the rates you currently pay! What are those again? Thank you!	room125: here's an estimate of what i have but i can provide a total list later on in the evening b/c i'm currently at work. Visa- 30% Capital One- 11% HSBC- 25% Mastercard - 15%
11%? 15%? This loan is at 16.82% This is not making sense to me.	room125: I'm still missing the rate for 2 additional credit cards and my car % the rest is listed. CAPITAL ONE 10.9% CAPITAL ONE 10.9% WALMART n/a need statement SEARS n/a need statement FIRESTONE 22.8% NEW YORK & CO 22.8% VENUE 21.0% PEACH DIRECT 22.0% MACYS 24.5% JUNIPER 30.0% BEST BUY 28.0% HP 25.2% HOUSEHOLD 14.9% HSBC 25.0% TARGET 23.0% EXXON 21.0% BILL-ME-LATER 20.0% PAYPAL 30.0% PAYPAL 30.0%
What steps to you plan to take fix your situation other than taking the loan?	I've created a budget based on my income, to try to pay this loan off as fast as possible and i'm not living life on a want basis only on need basis. What I have also done is these past few months is create a chart with all my credit card/balance/apr.. that gave me a reality check it's insane what i pay in interest. As soon as the money is deposited i will start making out check's and hopefully by friday or monday they should all be paid off. Truth me i learned my lesson and this is one situation i'm going to work myself out and not end up in this Predicament again. Pls follow up with me later in the year, not sure if i can post my email but please let me know if i can. Thank You all

Member Payment Dependent Notes Series 410825

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410825	$25,000	$25,000	14.96%	1.00%	February 22, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 410825. Member loan 410825 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Malcolm Pirnie, Inc.	Debt-to-income ratio:	16.28%
Length of employment:	10+ years	Location:	Parker, CO

Home town:
Current & past employers:	Malcolm Pirnie, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Background Hello and thank you for reading! I had a 760+ credit score - AA - and DTI of 17% until recently, when an old cell phone account dinged my credit and an Exxon account was closed, dropping me to high 600's. I am a professional financial consultant in my late-30s (I know how money works) and have been employed with the same firm for the last 12 years and our business remains strong. My firm offers medical & retirement benefits and incentive comp. Purpose - Loan Request This loan will be used to refinish our basement. We are expecting a baby in the fall and my mother in law is coming to live with us. This will also add value to our home if we ever decide to sell. Financial Profile I actively manage multiple secured and unsecured credit lines, all at low fixed rates, with a flawless 0/0/0 repayment record (except for a cell phone account that never worked and I never used and they tried to charge me), and no delinquencies in over 20 years as a borrower. I have a 4:1 assets to liabilities ratio. Most assets are locked-up in conservative tax-advantaged investments, which could be liquidated if necessary. Income My base monthly salary is $9,300 plus incentive comp (still working to achieve Cornell???s alumni average of $150K). Monthly take home is ~ $6,000 after taxes, retirement, insurance, medical, etc. Monthly Expenses: Charitable: $400 Mortgage & taxes (5/1 ARM, 4.75% fixed until 2010): $1,691 HELOC (6.5% variable): $200 Food & supplies: $980 Credit card loan payments: $690 (5 cards, from 4.99% to 6.99%, all fixed) Prosper Loan: $380 (7.0%) Daycare (part time): $250 Car expenses (gas, maintenance): $125 Utilities (gas, electric, phone, water, cable, internet, garbage): $310 Other living expenses (clothes, home improvements, etc.): $125 Student Loan: $118 (3.75% fixed!!!) Insurance (homeowners, life, disability, and auto): $210 Out of pocket medical (co-pays): $40 Total monthly expenses: approx $5,500 Monthly Cash Remaining: approx $500 Conclusion There is $500+ monthly income remaining to service this loan AND this excludes my wife???s part-time income and my incentive comp. We both have strong and supportive families. We are stable, careful, conservative, responsible Christians, and live within our means. We don???t own boats, motorcycles, SUVs, pool, big-screen TV, or other frivolous depreciating assets. My volvo 10 years old, my wife???s is 8 years old; both paid for and running great! We are working to pay down debt - our mortgage is conventional and we pay towards principal on all other debts each month. Please contact me if you have any questions, and thank you for considering this request. God Speed!

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$73,257.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am confused. With $500 a month to service debt, how did your debt level get so high? Thank you in advance for explaining - I appreciate your patience with my questions, which may be naive since I don't know much about financial planning.	$500 is amount remaining after I pay all my existing debts. This loan will be used to pay down other debts, so I will have enough to service this loan.
hi, there is no delinquency showing up on your credit report.	Hmmm. Maybe they didn't report it. Well, at least you know I'm honest..:-)

Member Payment Dependent Notes Series 427755

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427755	$13,200	$13,200	13.48%	1.00%	February 19, 2010	February 20, 2013	February 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 427755. Member loan 427755 was requested on February 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	National City Bank	Debt-to-income ratio:	22.25%
Length of employment:	2 years	Location:	Margate, FL

Home town:
Current & past employers:	National City Bank
Education:

This borrower member posted the following loan description, which has not been verified:

My two credit cards have high interest rates that make my payments to them have no impact. Could use the loan to help get out of debt and be able to purchase my first house.

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	67
Revolving Credit Balance:	$23,698.00	Public Records On File:	0
Revolving Line Utilization:	78.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at National City Bank? Thank you in advance.	Teller Supervisor

Member Payment Dependent Notes Series 428226

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428226	$5,000	$5,000	10.62%	1.00%	February 23, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 428226. Member loan 428226 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Club Eight	Debt-to-income ratio:	21.60%
Length of employment:	4 years	Location:	San Francisco, CA

Home town:
Current & past employers:	Club Eight
Education:

This borrower member posted the following loan description, which has not been verified:

I have a credit card that is high interest rate and just want to reduce my monthly payment and interest.

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	16
Revolving Credit Balance:	$6,010.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Club Eight and what do you do there?	Club eight is a local bar/lounge, and I have been bartending there for about 4 years. The bar has been open for approximately 4 years and is doing well. I'm the oldest employee there.
Greetings - Could you please describe what you do at Club Eight? How long have they been in business and how is their business doing? Regards; Art	Club eight is a local bar/lounge, and I have been bartending there for about 4 years. The bar has been open for approximately 4 years and is doing well. I'm the oldest employee there.
Do you just want to reduce the monthly payment or are you wanting to reduce your level of debt? What is the delinquency? How much do you put into savings each month? Thanks	I just want to reduce the apr. It is my only credit card and not deliquient at all. I deposit 10% of my earnings into my savings.

Member Payment Dependent Notes Series 454698

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454698	$1,600	$1,600	7.88%	1.00%	February 24, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 454698. Member loan 454698 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,800 / month
Current employer:	Prosol.Inc	Debt-to-income ratio:	7.74%
Length of employment:	3 years	Location:	vista, CA

Home town:
Current & past employers:	Prosol.Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,684.00	Public Records On File:	0
Revolving Line Utilization:	26.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Prosol.Inc and what do you do there?	It is a finical planning company. Sell lots of insurance. It???s a two man operation. I do everything under the sun to run the business, except sell. You can call me an assistant but that would not fully describe what I do.

Member Payment Dependent Notes Series 455641

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455641	$10,000	$10,000	7.88%	1.00%	February 23, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 455641. Member loan 455641 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	College of Westchester	Debt-to-income ratio:	9.09%
Length of employment:	< 1 year	Location:	Bristol, CT

Home town:
Current & past employers:	College of Westchester
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,386.00	Public Records On File:	0
Revolving Line Utilization:	33.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at College of Westchester?	Full time Faculty, Digital Media Program
What is a digital media program?	It is a major, as in Associates in Art and Science in Digital Media. That is the department I teach in.

Member Payment Dependent Notes Series 456465

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456465	$13,000	$13,000	10.62%	1.00%	February 17, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 456465. Member loan 456465 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Foley Inc.	Debt-to-income ratio:	23.55%
Length of employment:	2 years	Location:	MILLTOWN, NJ

Home town:
Current & past employers:	Foley Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,931.00	Public Records On File:	0
Revolving Line Utilization:	57.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Foley Inc. and what do you do there? Thank you in advance.	Foley Inc. is a Caterpillar dealership, I have worked here for 2 and 1/2 years. I first worked as a service coordinator for warranty repairs in our construction machinery division. I then recieved a promotin in July of 09' and now am working as a Dispatcher in our Power Systems Dept, scheduling techs and managing jobs for service work competed on generators, industrial engines and marine engines.
Please describe the debt you are refinancing (amounts, rates, payments, etc.) How will the monthly payment on this loan fit into your budget (income and expenses)?	I have two credit cards with 20% and higher percentage rates. I have been working diligently to pay them off and pay a bit more than the monthly payment each month on each. I then discovered this sight and found I could get a loan to pay them off and only pay roughly 10% and have it paid off in 3 yrs rather than much much longer than if I would of continued at the pace I was going. I figured that if I put the effort in and paid a little bit more than I was paying and cut back on luxury purchases (sporting events, eating out, weekend trips, etc) that this would not be a problem. I have also been making extra money on the side plowing here in NJ when the snow comes (out again since Friday night!). I hope that I have answered your question. If you feel you need more information please do not hesitate to ask. Thanks, Jeff
I have the following questions: 1. Are there any other income producing members in your household? If so what is your monthly household income?' 2. Can you please, list your recurring monthly expenses in $$ (mortgage, utilities, car payments, insurance, food, et al)? 3. What are the balances and rates (specific please) of the debt you are trying to pay off? 4. Your credit report shows +24K outstanding balance. You are only getting 13K out of this loan. What does the remainder 11K consist of? Thank you!	1. Yes, my wife is the other income producing memeber of my household. Recently married July 09'. Total monthly household income is 101K. 2. Recurring monthly expeses are as follows, Mortgage: $2,200 a month (that currently is split with a 3rd person who lives with us and is on our mortgage.) Utilities: roughly $300 month (gas, electric, water/sewer). I have a $200 a month car payment currently but contemplating selling vehicle to get rid of payment. Home insurance is escrowed into mortgage, car inurance I pay $300 every 3 months. Food I would estimate it to be no more than $200 a month. 3. The two credit card balances I'm trying to pay off are for a Bank of America Credit Card and a Discover credit card, total balance of both are currently $12,697.59, that is Bank of America balance of 4,766.59 @ 27.24% currently and Discover balance of 7,931.00 @ 22.24%. To be honest theser are cards I signed up for while in college and am working at paying off ASAP. 4. The remaining balance shown would include what is still owed on my vehicle that I financed, a school loan (which is being paid off by my mom as it was a promise she made if I graduated!) and a chase credit card that I have, but that card has an APR of 6% and I've been paying that off as well. I hope that I have answered all your questions, please feel free to follow up if you require any further information. Thanks!

Member Payment Dependent Notes Series 462279

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462279	$24,000	$24,000	13.85%	1.00%	February 19, 2010	February 21, 2013	February 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 462279. Member loan 462279 was requested on February 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Dept of Defense Police	Debt-to-income ratio:	13.70%
Length of employment:	7 years	Location:	Arling, WA

Home town:
Current & past employers:	Dept of Defense Police
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/10 > This loan is requested to pay off and close a high interest line of credit and consolidate a high interest loan into a lower interest package; to be repaid at a better than minimum rate. Borrower added on 02/11/10 > My thanks to those who have extended me their confidence. For all... I have arranged for a $500 allotment to be directly deducted from my bi-weekly pay to assure full and complete payment ASAP.

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1983	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,606.00	Public Records On File:	0
Revolving Line Utilization:	88.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your debts (types/balances/APRs) as well as your monthly living expenses (rent/util/etc) so that we can see how the loan payments will fit into your budget. Thank you in advance.	Two debts - Both to be consolidated. 1) Beneficial Finance (l.o.c.; 25%) - $13K and change at 25%. Payment = $250.00 (reducing per mo.) being payed at 2-3x the minimum as able; $500-750 per. 2) CITIFINANCIAL (fixed term; 22%) currently at $8k and change. Payment of $224.00 per month (fixed), being paid at $250 per. Monthly regular expenses of cell phone ($100.00), gasoline ($80.00 +,-), and incidental expenses = approx. $300.00/mo. Electricity and other household expense are incorporated in my rent payment of $600.00/mo. Total monthly expenses >$2k. I would have no trouble at all with making a payment (plus) if the loan is approved. In fact, my intention is to repay at $1k per mo., in order to get this off my books. I hope this answers your concerns.
Thank you for your prompt reply. Other than requesting this loan, what actions have you taken, moving foward, to maintain a lower debt level - given the ever-increasing credit card rates and fees? Thank you in advance.	My apologies for the slow response. I work nights and was off for three days. I have reduced my expenditures by cutting back on entertainment expenses and other discretional spending. There is little more I can do, absent winning the lottery.
$24,000 VS # Revolving Credit Balance: $12,606.00 ?	The requested amount will be used to pay off and close the Revolving Credit Line, and consolidate the outstanding balance of another loan. The total amount is approx. 22K (=,-).
Has the Employment-Income Verification Team contacted you to begin the employment-income verification process? If not, refer to "CONTACT US" at the bottom of the home page. After employment-income verification process completed a on-screen application available to investors will reflect updated status. Result is then loan will attract more investors (lenders) and loan will fund quicker.	I received a telephone call from a gentlemen verifying contact numbers, place of employment, etc.
Has the Employment-Income Verification Team contacted you to begin the employment-income verification process? IF NOT, refer to "CONTACT US" at the bottom of the home page. After employment-income verification process completed a on-screen application available to investors will reflect updated status. Result is then loan will attract more investors (lenders) and loan will fund quicker.	Yes... I have been contacted. All the details have been confirmed. Thank you.
If the Lending Club could verify your income I would be inclined to double my normal offer as well as take on risker notes. Maybe you could press them some, so that we all can benefit.	Yes... All details have been confirmed. Thank you.
IF LOAN DOESNT FULLY FUND DO U PLAN ON TAKING PROCEEDS	To be honest, that will depend on the amount of funding available. I won't necessarily take on a replacement issue if the advantage is not tangible.
I am funding part of your loan. You may find either yodlee.com or mint.com helpful in maintaining/managing your finances. The are both free sites - I use yodlee and it has saved me a lot of money/time/effort and reduced stress too. Good luck to you.	Thank you for the information. I will certainly look into it.

Member Payment Dependent Notes Series 463417

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463417	$13,650	$13,650	10.25%	1.00%	February 22, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 463417. Member loan 463417 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,813 / month
Current employer:	INTERNATIONAL FREIGHT SERVICES	Debt-to-income ratio:	13.98%
Length of employment:	8 years	Location:	UNION CITY, CA

Home town:
Current & past employers:	INTERNATIONAL FREIGHT SERVICES
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/10 > About 3 years ago, I was on track with my debt obligations, but my long time boyfriend ended up getting laid off from his job. Before I knew it, our credit card bills have racked up again, along with our interest rates. I would love to be given the opportunity to pay off my debt at a lower interest rate. I would also be willing to pay off extra when I receive my christmas bonus at the end of the year and any tax refund i get back just to pay off this loan faster. Thank you in advance.

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	25
Revolving Credit Balance:	$22,837.00	Public Records On File:	0
Revolving Line Utilization:	79.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at INTERNATIONAL FREIGHT SERVICES? Thank you in advance.	I am an export clerk. My customer orders freight for us to ship out overseas. I make the bookings, coordinate with the vendors to ensure that the freight is delivered on time, and I oversea the loading in the warehouse.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? This will shed some light and should help lenders lend you the $$ you are asking for.	I am the sold wage earner in my household. My boyfriend of 8 years is struggling to find a job at the moment. He was just laid off in December 2009. Here is a breakdown of our monthly expenses: Rent $1375 Electricity bill $ 34 Cable bill $30 Auto insurance, rental insurance, life insurance $217 Cell phone bill $102 Water bill $12 AAFCU Visa monthly payment is $225, balance $11250, interest 10.24% Old Navy Visa monthly payment $150, balance $5000, interest 20% Chase Visa monthly payment $217, balance $6500, interest 27.24% Gas and food per month $300 No savings, no emergency funds, no investments Expected tax refund per year $1000, unfortunately this year i'm spending it to get my car fixed. Yearly Christmas bonus $1500 which will be applied towards this loan.
I have the following questions: 1. Are there any other income producing members in your household? If so what is your monthly household income? 2. Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, transportation, car payments, insurance, food, et al)? 3. What are the balances and rates ($$ and %) of the debt you are trying to pay off? 4. Your credit report lists $23K outstanding, while this loan will provide just 13K. What about the other 10K? What is the APR on those? Thank you!	1. There are only 2 members in my household. Me and my boyfriend who is unemployed at the moment. I am the sole provider in our household. My monthly income is $2700. 2. My monthly expenses are: Rent $1375 Electricity $34 Water $12 Cable $34 Cell phone $100 Chase Visa $217 AAFCU Visa $225 Old Navy Visa $ 150 Gas and food $300 3. The balances and rates as follows: Chase Visa $6500, interest rate 27.24% AAFCU Visa $11250, interest rate 10.24% Old Navy Visa $5000, interest rate 20% I am trying to pay off the highest interest earning credit cards which is my Chase and Old Navy Visa cards. 4. Yes, my credit report list $23K outstanding, I would have loved to consolidate all 3 credit cards, however I could not afford the monthly payment for the 36 month term.

Member Payment Dependent Notes Series 463418

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463418	$16,000	$16,000	10.25%	1.00%	February 22, 2010	February 21, 2013	February 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 463418. Member loan 463418 was requested on February 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Meadow Electric	Debt-to-income ratio:	4.93%
Length of employment:	1 year	Location:	Meadow Vista, CA

Home town:
Current & past employers:	Meadow Electric
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > 12,000 is for a closed capital one card and does not show up as revolving credit.

A credit bureau reported the following information about this borrower member on January 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,252.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Meadow Electric and what do you do there? Thank you in advance.	Meadow Electric is a construction electrical contractor, specializing in At&t and Hospital work. I am a Journyeman Electrician and Foreman
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Meadow Electric? Can you list your work history? This will shed some light and should help lenders lend you the $$ you are asking for.	I hope short answers will suffice. There are 2 wage earners, my wife and I. our combined income is between 80-100k per year, depending on overtime and prevailing wage jobs. We are both solidly employed with important positions at good companies doing well even in the current economy. I am an electrical foreman/journeyman and have rarely been without work for the past 15 years. those rare occations were very brief. Most of my career has been as foreman or 2nd on large prevailing wage projects (schools, courthouses, airports etc.) My wife is the Chief Fabricator at a high tech camera manufacturer who's customers are in the astronomical and medical areas (universities, governments and such) worldwide. Our monthly expences are primarily the $2100/mo mortgage, still owe around $300k. 2 credit card bills $15k at $500/mo Typical houshold expences for 2 people and some pets (groceries, utilities etc.) No school loans, auto loans, alimony, child support or other significant outgoing. Savings accounts are small, as are the IRAs We have some physical assets ( silver and gold, autos). I hope that will do.
PLEASE LIST ALL DEBTS, AMOUNTS AND INTEREST RATES. THANKS	Mortgage @300k at 5.5% Credit card @12k at 12% Credit card @3k at 16% I owe my friend Terry $200 at 0% the amounts and rates are approximate (except Terry)
Loan request is for $16,000 but revolving credit balance is only $3,252. What will you be using the extra $12,700 for?	$12,000 is for a closed Capital one credit card. $600 is the lending club fee. I'll probably give the $100 to Terry.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Meadow Electric? Can you list your work history? These answers will definitely help lenders lend.	This appears to be a duplicate question, I hope my response was posted.
I have the following questions: 1. Position at Meadow Electric? 2. It appears you have been employed at Meadow Electric for less than 2 years. What were you doing before then? 3. Are there any other income producing members in your household? If so what is your monthly household income? 4. Can you please, list your recurring monthly expenses in $$ (mortgage, utilities, child care, credit card payments, transportation, car payments, insurance, food, et al)? 5. What are the balances and rates ($ and %) of the debt you are trying to pay off? 6. Your credit report shows only 3K in revolving credit, but you are requesting 16K. Can you please, explain the difference? Thank you!	Please refer to my previous answers
What is your occupation?	Please refer to my previous responses
Ok. I'm in. Good Luck!	Thanks,

Member Payment Dependent Notes Series 463442

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463442	$21,250	$21,250	10.99%	1.00%	February 19, 2010	February 20, 2013	February 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 463442. Member loan 463442 was requested on February 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,921 / month
Current employer:	cablevision	Debt-to-income ratio:	17.93%
Length of employment:	5 years	Location:	MASSAPEQUA, NY

Home town:
Current & past employers:	cablevision
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > this loan will be used for debt consolidation. my credit card balances are as followed. 1. 13793.00 APR 20% 2. 5177.00 APR 25.24% 3. 1480 APR 24.24% i have been in my field of work for 10 years and have been at my current place of employment for 5 years.

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,636.00	Public Records On File:	0
Revolving Line Utilization:	61.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at cablevision? Thank you in advance.	My position is a service technician . Install and repair of telephone , internet , tv at homes and business.
Has the Employment-Income Verification Team contacted you to begin the employment-income verification process? If not, refer to "CONTACT US" at the bottom of the home page. After employment-income verification process completed a on-screen application available to investors will reflect updated status. Result is then loan will attract more investors (lenders) and loan will fund quicker.	No they have not as of yet contacted me , however i have sent them a email and waiting for a response.
Can you provide some info on the debt you are consolidating - amount, rate and current monthly (payments you make, not minimum due)? What are your other monthly expenses (rent, car, student loans, utilities, etc)? Thanks for answers to both Qs..	this loan will be used for debt consolidation. my credit card balances are as follows: 1. 13793.00 APR 20% (average monthly $400.00) 2. 5177.00 APR 25.24% (average monthly $300.00) 3. 1480 APR 24.24% (average monthly $75.00) Monthly expenses: Rent: Live with relatives Car insurance: $100/month Phone bill $70/month Gas $350.00/month Meals & Entertainment $200/month
Please provide details of what this loan will be used for, (list credit card balances and interest rates for each) and if you plan on paying it off before the three year term. How have you changed your spending behavior to prevent you from incurring additional debt? Thank you and good luck with your loan funding.	this loan will be used for debt consolidation. my credit card balances are as followed. 1. 13793.00 APR 20% 2. 5177.00 APR 25.24% 3. 1480.00 APR 24.24% i have cut up all the cards .i know longer rely on credit cards for daily expenses , i have learned to live within my budget.

Member Payment Dependent Notes Series 463832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463832	$20,000	$20,000	11.83%	1.00%	February 19, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 463832. Member loan 463832 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,167 / month
Current employer:	Com Dev USA	Debt-to-income ratio:	19.93%
Length of employment:	2 years	Location:	Costa Mesa, CA

Home town:
Current & past employers:	Com Dev USA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,347.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize your debts/balances/APRs that you will be paying off with this loan. Thank you in advance.	CREDIT CARD 1 Balance: $13,599 APR: 20% CREDIT CARD 2 Balance: $5,400 APR: 20%
How much are you currently paying each month on the debts you plan to consolidate with this loan?	I pay $700 per month currently on the debts I plan to consildate. THis is more than I will be paying with the lending club loan for a three year fixed rate loan at substantially lower interest. The only difference between my current situation and the situation I will be in with the Lending Lub loan is that I will be paying substantially lower interest and pay far less out of my pocket overall.
1. What type of business is Com Dev USA? 2. What is your position there? What debts are you going to consolidate?	Com Dev USA is an aerospace company in California that provides equipment to government, military, and commercial satelittes. I am a Program Manager of passive microwave devices.
Did any of your recent credit inquiries result in any new credit cards, credit lines, or loans? Thank you in advance.	No.
What is Com Dev USA and what is your position there? Thank you in advance.	Com Dev USA is an aerospace company that provides equipment to government, military, and commercial satelittes. I am a Program Manager for passive microwave programs.
what is the interest rate on the CC debt you will be replacing?	My current interest rates range from 20 to 23%.
I'd like to help fund your loan, but I'm going to need a lot more information. What is the debt you are trying to consolidate (amounts, rates, monthly payment, etc.)? What kind of work do you do? How will this loan fit into your budget? List your income and expenses. Are you the only wage earner or is there another? Do you have any contingency plans if your budget gets upset?	I will be consolidating debts from two credit for a total of $20,000. The interest rates range from 20 to 23%. The combined minimum monthly payment is $544; however, I pay a combined total of $700 per month against both balances. The monthly payment with the Lending Club conslidation loan will be less than that, with substantially less interest, and a lower total amount. I am currently working as a Program Manager for an aerospace company in California. I manage contracts for providing passive microwave devices for government, military, and commercial satelittes. Since the minimum monthly payment of the consolidation loan is less than what I currently pay against the debts I will be consolidating, the loan has no effect on my budget. Current Income: $100,000 MONTHLY EXPENSES: Rent: $900 Car Payments: $600 Insurance: $150 Phone and Internet Service: $200 Student Loans: $200 Other Credit Card Payment: $400 My currently income is more than sufficient to cover my monthly expenses as well as allow sufficient money to cover regular living expenses. In the event that I am unable to work due to disability, then my disability compensation would still allow me to cover my expenses with some obvious tightening of my general living expenses. I the even that I lose my job--an event that seems unlikely at this point the current performance and work backlog of my company--and cannot find work in a short period of time at or near the same pay level, I do have retirement investments that I can tap into, though will not do unless there is no other option.
what are the amounts and interest rates on your debts?	The total debt I am consolidating with this loan (from two credit cards) is $20,000 with interest rates ranging from 20 to 23%.
Are you currently employed at will or are you under contract? If under contract, for how long? If at will, (while I realize this is completely subjective) do you consider your position safe at the company for the next few years?	I am a direct employee of my company employed at will (At will employment is normal in California). I have been with the company for two years. We currently have a full back log of work, and are currently even hiring (very unusual in this economy), so the stability of my company is very good. I am well-respected by my managment and continually receive positive feedback on my performance, particularly compared to other Program Managers. I have an engineering undergraduate degree and 15 years experience as an Engineer and Project/Program Manager, and am the only Program Manager at my company currently with a MBA. Therefore, I do feel my position is safe as long as I continue to perform at my current level.

Member Payment Dependent Notes Series 472601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472601	$25,000	$25,000	10.99%	1.00%	February 23, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472601. Member loan 472601 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	TW Telecom	Debt-to-income ratio:	17.34%
Length of employment:	2 years	Location:	KELLYVILLE, OK

Home town:
Current & past employers:	TW Telecom
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/10 > We plan on debt consolidation of credit card debt and a signature loan. If funded this loan will allow us to pay off our debt in 36 months or LESS! We pride ourselves on our strong credit score and paying our obligations off before the end of the term. Our employment situation is strong and stable. This loan will allow us much more financial flexibility in our monthly and yearly budget. We hope that you continue to blessed in your daily life! Borrower added on 02/12/10 > Thanks to those who have invested so far! We appreciate ya! The LC credit department called me and I have verbally verified all information. We also DO NOT have any car payments! & do not expect to have any future auto payments for 3 years. These loan proceeds will be going towards PIF of a CC w/a balance of $11.5K @ fixed APR of 11.9%. Once this card is PIF, we will be closing the account because it is tied to our former Credit Union in Colorado & we must pay it off to be able to close our credit union account back in Colorado. $8.5K will be going towards PIF of a non-revolving signature loan at fixed 12% APR. once PIF that account will close. $1.5K will go towards paying a CC with a fixed APR of 19.24%, this account will be closed. The remaining $3.5K will go towards a large payment on a CC with a fixed APR of 13.24%, which will allow us to PIF the card within a few months. Once PIF that account will remain open. To clarify the answer to my position at my employer, I am the Central Office Engineer and responsible for the engineering & local operation of the metro network and Central Office of my employer. I have been in the telecommunications field for 15 years. Thanks again and I hope these additional details have helped fill in any blanks.

A credit bureau reported the following information about this borrower member on January 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,914.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at TW Telecom? Thank you in advance.	A very essential non quota bearing or sales related position. Thank you for your question!

Member Payment Dependent Notes Series 474782

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474782	$5,200	$5,200	17.19%	1.00%	February 19, 2010	February 21, 2013	February 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474782. Member loan 474782 was requested on February 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	TriWest Healthcare Alliance	Debt-to-income ratio:	0.57%
Length of employment:	7 years	Location:	Litchfield Park, AZ

Home town:
Current & past employers:	TriWest Healthcare Alliance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/10 > Collector Haven has operated as an ebay based business for over 2 years. We have over 7,000 auctions listed. On January 14th we transitioned to a brick and morter location in Mesa Arizona. We have the largest back issue comic book, magazine, & action figure inventory in Arizona. These funds will be used as operating capital for day to day operations, aquistions and propel us to the next stage of corporate evolution. My self and the staff have over 30 years combined as vintage collectibles experts as dealers and collectors. My job with TriWest Health Care Alliance is anchored to a 6 1/2 year government contract.

A credit bureau reported the following information about this borrower member on February 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,594.00	Public Records On File:	1
Revolving Line Utilization:	83.60%	Months Since Last Record:	107
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 Small Business loan: (1)-Position (J-O-B/ROLE) @ TriWest Healthcare Alliance is what? (2)-TransUnion Credit Report reflects Public Record on File from 107 months past; court judgment? lien? wage garnishment? or bankruptcy? If bankruptcy Chap 7 (personal asset liquidation)? Chap 11 (debtor modification/installment plan)? Or Chap 13 (Business asset liquiditation)? Advance thanks for answers to B-O-T-H questions. Member 505570 Retired-USMC-Investor 02.08.2010 @ 5:27 AM ET.	Greetings Sir, TriWest Healthcare Alliance manages the military health care program known as TRICARE for the Western Region states where beneficiaries reside. I am a mid level manager working directly with the military. The public record is a Chapter 7 that will drop off in 13 months. It was strictly a personal situation not related to business. I would have preferred to have waited until then to build a commercial line of credit, however if I hadn???t, I might not have found lending club. The other crucial business elements and the vacant location we moved into came together earlier than I anticipated. I like this route of person to person lending much better. I think this will make my team and I work even harder to make the business succeed because of the people involved as the funding source had faith. By the way, Thank You for your service to our country.
Has the Employment-Income Verification Team contacted you to begin the employment-income verification process? IF NOT, refer to "CONTACT US" at the bottom of the home page. After employment-income verification process completed a on-screen application available to investors will reflect updated status. Result is then loan will attract more investors (lenders) and loan will fund quicker.	Thank you for the advice. The process seems to be moving along.
Is there a website for your company?	Greetings, This is our ebay store. http://stores.ebay.com/Collector-Haven?_rdc=1 Also, here is our website, but please be aware that it is still under construction as we are still getting the new warehouse in order. So it is not yet functional. http://www.enterthehaven.com

Member Payment Dependent Notes Series 475792

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475792	$2,500	$2,500	6.39%	1.00%	February 24, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475792. Member loan 475792 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,800 / month
Current employer:	WALMART	Debt-to-income ratio:	3.39%
Length of employment:	10+ years	Location:	GRAY COURT, SC

Home town:
Current & past employers:	WALMART
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/10 > HELPING MY DAUGHTER WITH HOME IMPROVMENTS. I HAVE A VERY STABLE JOB AND HAVE A VERY GOOD PAYMENT HISTORY. Borrower added on 02/19/10 > I ALSO HAVE A FEW MEDICAL BILLS I WOULD LIKE TO PAY OFF.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,375.00	Public Records On File:	0
Revolving Line Utilization:	7.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much of the loan is for home improvement for your daughter, and how much is for medical bills? Thank you in advance.	I will be using about 1500.00 for the home improvement that is needed and 1000.00 for my medical bills. Hope this helps and thanks in advance.

Member Payment Dependent Notes Series 476319

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476319	$7,200	$7,200	13.48%	1.00%	February 22, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476319. Member loan 476319 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,241 / month
Current employer:	Walgreens	Debt-to-income ratio:	11.20%
Length of employment:	2 years	Location:	Sun Prairie, WI

Home town:
Current & past employers:	Walgreens
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/10 > I bought a Subaru for my wife at a repo auction for about half of what it was worth but needed to have the funding that day, so I had to take a personal loan out at a high rate and now I am looking to pay that off at a lower rate and shorter term.

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,743.00	Public Records On File:	0
Revolving Line Utilization:	62.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Walgreens?	split case picker at the distribution center located in Windsor, Wi.
No description, no questions answered, I pass.	Sorry, I am new to this did not know there was a place for a description.
A subaru! Great car. Thanks for putting in the description and answering questions!	Thank you, we both love this car. Feel free to ask more questions.
-How much is your monthly rent? -How does this loan's interest rate and monthly payment compare to the personal loan you would be paying off? Thanks.	We share a house with my my in laws, Our share of the rent is $650. The lender that will be paid off with this loan is through citi financial which was opened this past september. It is a 60 month term at 30.99% which comes to about $230 a month. So there is only about a $10-15 per month difference between the old loan and new one but significant savings for me. I would not have difficulties making these payments on time. My record is clean and intend to keep it that way.

Member Payment Dependent Notes Series 477484

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477484	$14,000	$14,000	10.62%	1.00%	February 19, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477484. Member loan 477484 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	hachette book group	Debt-to-income ratio:	13.25%
Length of employment:	2 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	hachette book group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > Hi there, Please help me fund & repay the credit card debt I went into when I first started my career in media in NYC. I went into debt because I just didn't make enough money in my first few years here to make ends meet. I haven't gone further into debt in years, but the interest on my credit card is preventing me from making a dent in the debt. I currently have a great career and a well-paying, stable position in marketing at a top publishing house. I care about my credit and financial stability. I'm definitely a safe bet!

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1979	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	59
Revolving Credit Balance:	$14,706.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is hachette book group and what do you do there? Thank you in advance.	Hachette Book Group is a top-five book publisher. I work there doing marketing.
I have the following questions: 1. Are there any other income producing members in your household? If so what is your monthly household income? 2. Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, credit card payments, transportation, car payments, insurance, food, et al)? 3. What are the balances and rates ($ and %) of the debt you are trying to pay off? Thank you!	1) No other incomes. My monthly income $4,300 (pre-tax) 2) rent $875, cell phone $50, no utilities, internet $30, subway metrocard $89 (paid pre-tax). $1000 Q1 annually for medical bills/deductible (also paid pre-tax via flex spending @ work), $200 monthly 401K contribution (pre-tax) 3) Credit Card balance is on only one card. the balance is just under 14K & the APR is 14%. (I've actually been able to make a small dent in it over the years and i've never been late on a payment...but this interest rate & debt structure is so much better!!) thanks for your time!

Member Payment Dependent Notes Series 478345

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478345	$3,200	$3,200	7.88%	1.00%	February 19, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478345. Member loan 478345 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,714 / month
Current employer:	dell perot systems	Debt-to-income ratio:	21.49%
Length of employment:	3 years	Location:	dallas, TX

Home town:
Current & past employers:	dell perot systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > my daughter had surgery on her kidney. we did not know we were going to have to do such a major surgery so we did not save enough in our FSA to cover it. we hoped to use our tax return this year to cover the rest, but it was not enough. this is to cover the gap. thank you. joe

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,630.00	Public Records On File:	0
Revolving Line Utilization:	71.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at dell perot systems?	hello, i work in the information services division. i am a team lead with three people reporting to me. thanks, joe
Hello. Besides this debt, are you usually able to pay off your credit cards completely each month? Do you feel that your job has good security over the next three years?	hello, i feel very good about my job security. i work on an a client account who recently signed a major contract extension (well past three years). i have just two credit cards, but they are not paid off completely. however, the balances are declining and we have not used them for over a year. if we had been able to apply the medical expenses to the credit card debt, they would be paid off. thanks, joe
Thank you for your answers. I have invested in your loan. I hope that your daughter is now doing well. Best wishes.	hello, thank you very much. and she is doing very well. if things hold up, financial hardship will be the only real consequence of the whole ordeal. and i'll take that any day compared to what we might have faced! thanks again, joe

Member Payment Dependent Notes Series 478815

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478815	$8,400	$8,400	10.99%	1.00%	February 22, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478815. Member loan 478815 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	USPS	Debt-to-income ratio:	18.62%
Length of employment:	10+ years	Location:	Mesquite, TX

Home town:
Current & past employers:	USPS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,222.00	Public Records On File:	1
Revolving Line Utilization:	34.70%	Months Since Last Record:	90
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position with USPS? Thank you in advance.	Maintenance Laborer custodian Level4
Please describe what you plan to use the loan for? Could you also explain your public record from about 7 years ago?	I am going to pay credit off credit cards.
Have you stopped using any of the cards? How many do you still use? Thank you in advance.	I have three I want to pay and no I don't use them anymore.

Member Payment Dependent Notes Series 479075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479075	$13,000	$13,000	14.59%	1.00%	February 22, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479075. Member loan 479075 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Progressive Health and Rehabilitation	Debt-to-income ratio:	22.98%
Length of employment:	5 years	Location:	Athens, GA

Home town:
Current & past employers:	Progressive Health and Rehabilitation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > Just a little elaboration on why I am requesting this loan...I would like to consolidate a little of my debt to pay it down as I am planning on going back to school. I currently work in the healthcare industry doing Physical Therapy so I have a very stable job and would have no trouble paying back a loan, I would just like to make my finances a little more manageable. Borrower added on 02/21/10 > Thank you so much to all who have helped me thusf far and another thank you in advance for those of you who may help fully fund my loan!!

A credit bureau reported the following information about this borrower member on January 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	26
Revolving Credit Balance:	$7,719.00	Public Records On File:	0
Revolving Line Utilization:	55.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Progressive Health and Rehabilitation? Thank you in advance.	I am a Physical Therapist Assistant for an outpatient clinic.
I have the following questions: 1.What are the balances and rates ($ and %) of the debt you are trying to pay off? 2.You are looking for 13K, but your credit report shows only -8K in revolving balance. What does the remainder consist of? Thank you!	As for the balances and rates of the debt I'm trying to pay...I have 6 credit cards which total around 8K and the interest rates range from 10%-24%. I am wanting to make these more manageable by consolidating them into one payment. As for the remainder, I owe my grandparents money that I borrowed for school as well as living expenses. Thank you!

Member Payment Dependent Notes Series 479424

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479424	$9,600	$9,600	9.88%	1.00%	February 18, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479424. Member loan 479424 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Lifetouch	Debt-to-income ratio:	17.06%
Length of employment:	10+ years	Location:	Glendale Heights, IL

Home town:
Current & past employers:	Lifetouch
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > My fiance will also be helping pay off this loan. He is working two jobs, totaling almost 80 hours a week.

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,153.00	Public Records On File:	0
Revolving Line Utilization:	62.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, has the wedding date already been set, and will you be using a wedding planner?	Hello! The date is October 22, 2010 and we are not utilizing a wedding planner.
If we fund the wedding will we be invited?	Hello. Though we appreciate assistance with funding of the loan, we are keeping the guest list to family and close friends, since we both have large families. Thanks!

Member Payment Dependent Notes Series 479445

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479445	$4,200	$4,200	11.36%	1.00%	February 22, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479445. Member loan 479445 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,750 / month
Current employer:	billmatrix	Debt-to-income ratio:	7.49%
Length of employment:	5 years	Location:	DALLAS, TX

Home town:
Current & past employers:	billmatrix
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > The purpose of the loan is to cosolidate my debt. I have a lot of credit cards that I would like to close out and with this loan I would be able to do that. I just want to be able to make one montly payment and not worry about 8 payments I feel I would be a good borrower because I have never had a delinquent account and I have a stable job that I've been at for 5 years. I recently bought my house and was able to get the best rate on the market because of my credit but due to the recent credit lines opened my credit has went down a little. I was already approved for this loan with my credit union but I chose to go with lending club due to the lower intrest rate.

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,898.00	Public Records On File:	0
Revolving Line Utilization:	17.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is billmatrix and what do you do there?	BillMatrix is a payment processor that services many companies throughout the United States. BillMatrix offers automated phone systems and web payment options and I provide support for customer that need help using the service. www.billmatrix.com
1. Are you want to reduce debt or just consolidate? 2. If reduce, what have you already done toward that end? 3. Do you handle finances according to a written budget?	I plan to reduce my debt. When i got married and bought my house last year i paid everthing off but as you know when you buy a house you have to furnish the house so my debt went up again. I plan on closing out most of my credit cards now that I have everything i need for my house. The loan I applied for gives me 36 months to pay it off I plan to have it paid off way before that time.
Congratulations on marriage and a house. Is there is a second income in addition to that noted on this listing? BTW, you may already know this, but keep in mind that closing accounts can lower your credit rating.	Thank you. Yes there is a second income my wife works for Bank of America and she is an assistant manager at a branch. She makes about 40,000 yearly so we make good money and will not have a problem paying off this loan. We actually have the money to pay off this debt, but we prefer not to touch our saving. I am aware my credit will suffer if I close out some credit cards, but I feel I don't need to have so many.

Member Payment Dependent Notes Series 480608

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480608	$6,400	$6,400	10.62%	1.00%	February 18, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480608. Member loan 480608 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,190 / month
Current employer:	Smurfit-Stone	Debt-to-income ratio:	23.54%
Length of employment:	4 years	Location:	Saint Louis, MO

Home town:
Current & past employers:	Smurfit-Stone
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/10 > I am seeking a personal loan for debt consolidation purposes. My credit is good and I've never had an account due past 30 days. I also have two jobs, a full-time job during the days and I teach at a technical/trade school 4 nights a week. My gross monthly income is $6190. I also earn an additional $400 per month renting out part of my house. I feel I would be able to meet the obligation of roughly $200/month for 3 years to pay this loan back. Please contact me with any questions.

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,732.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Smurfit-Stone? Thank you in advance.	I work as a System Administrator at Smurfit-Stone, dealing with Wintel-based servers.

Member Payment Dependent Notes Series 480675

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480675	$10,000	$10,000	10.25%	1.00%	February 19, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480675. Member loan 480675 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Business Technology Group LLC	Debt-to-income ratio:	20.86%
Length of employment:	2 years	Location:	RUSTON, LA

Home town:
Current & past employers:	Business Technology Group LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > Debt Consolidation. Paying off all credit cards and using this as one monthly payment. Borrower added on 02/08/10 > 3 credit cards and 1 gas card currently at $8,000 total Going to put the rest of the loan into savings. Work full time as a systems engineer and rent is only 190 per month. My income will be 3,000 per month with the only bills being car note $300, Rent $190, LendingClub Loan $320 and then house utilities and gasoline. My debt to income ratio is low.

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,844.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Business Technology Group LLC and what do you do there? Thank you in advance.	Information Technology Consulting. We are the I.T. Dept. For companies who do not need a full time I.T. Person.
Please call 1-866-754-4094 to have Lending Club verify your income to assure 100% financing of your loan.	Have called and this is in process. Thanks.
I have a couple of questions: Can you please, list your recurring monthly expenses in $$ (rent, utilities, transportation, car payments, insurance, food, et al)? From what you have already answered you have a $200 rent (how come so low?) and a $300 car payment. Any other recurring expenses? 2. What is the APR on the 8K you are trying to pay off? Thank you!	My rent is low because I rent a 4 bedroom/4 bath house. The APR's don't matter, they're higher than 10%. I listed the recurring expenses besides food, etc.
I would like to know the APR on the 8K you are trying to pay off, and also see an itemized list of what your monthly living expenses are so I can see how the loan payment will fit into your budget. Thank you in advance.	Well $3,000/month 300 car 200 rent 200 utils 300 lending club That leaves 2 grand to cover living expenses , food, etc.
Thanks for the answers. I am not following you when you say your rent is low because you rent a 4 bedroom/4 bath house? Are you sharing? Also, you have only listed a car payment and your rent. Is that all? No utilities? No insurance? APR matters. >10% not enough. First of all your APR with LendingClub is more than 10 - in fact like 12-13% counting the fees in place. Second, it is for us lenders to determine if APR matters or not. Thank you!	Yes, I have 3 roommates. I have already answered the utils/etc. question from another lender. APR does not matter because all of those cards will be paid off - they're all over 20%. Why does it matter to you what my current APR is? Expalin.
You have just answered my question. Thank you! As per you paying off those cards, that depends on you getting the money from this loan application, i.e. people like me lending you money. Which then answers your question on why does it matter to us what is your current APR. That question/answer just like other financial Q/A provides us a better picture of your financial situation and your likelihood of defaulting on this loan.	I've never not paid anything on-time, as you can see. I've always paid my loans off (don't know how detailed they show my credit report) but I've paid off two loans for over $10,000 1) for a boat and 2) for a vehicle. I've never defaulted or been behind on payments. Thanks, room125.

Member Payment Dependent Notes Series 480933

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480933	$13,350	$13,350	14.59%	1.00%	February 18, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480933. Member loan 480933 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Abacus Technology	Debt-to-income ratio:	12.19%
Length of employment:	< 1 year	Location:	CHEYENNE, WY

Home town:
Current & past employers:	Abacus Technology
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 >Starting first career job and completing bachelors at the University of Wyoming online. After taking a personal finance course my first goal is to pay down bad debt by consolidating. My interest in this loan is consistent with lowering my current interest being paid on the unsecured debt. Following acceptance of this loan I plan to cancel credit cards and start investments into an emergency fund. The additional $3,940 funds not existing within my revolving credit is my wife's unsecured debt. My wife is currently six months from completing her two year degree in Radiology which will increase our joint yearly income. The one delinquency mentioned was for a student loan that was setup to deliver all notifications online via the bank web site when logged into the account. As the lender did not know I was still in school and I was not regularly checking the online message center the account went 60 days without payment. Upon the first phone call from the lender I promptly paid the delinquent amount and completed necessary paperwork for the in-school deferment. As this was a mistake on my behalf, it was well learned to not let any of my revolving credit balances go un-noticed again.

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	7
Revolving Credit Balance:	$9,410.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $13,350 Debt Consolidation loan: (1)-Narrative says wife has $3,940 INSECURE debt. Only INSECURE debt is if borrower is a financial "deadbeat" who does not pay bills. What you meant to say was UNSECURED debt (no collateral required). (2)-Summary of delinquency explanation is you didn't pay attention to on-line notifications. Translation: You didn't bother to check incoming emails. What assurance do investors (lenders) have that you are going to check for- and answer- emails from Lending Club Home Office concerning your loan if loan is fully funded and issued? (3)-Major requirement is to leave $$ in bank account for automatic ACH debit for loan payments? Ehat assurance do investor (lenders) have that will be the case? Require answers to all THREE questions. Member 505570 RetiredUSMCInvestor sends 06:10 AM ET 02.02.2010.	(1) Yes you are correct in saying UNSECURED debt. (2) LendingClub is a debt I would be fully aware of where my student loans were a debt I thought were under in-school deferment. Still a valid mistake on my part that I do not want to happen again as I don't take emails from financial institutions lightly anymore. (3) I have a secure job working the federal sector. My employer automatically deposits funds into the account bi-monthly. I have also setup overdraft protection in the event funds are unavailable LendingClub would not be declined payments. In preparation for the unexpected, during the course of this debt my plan was to set aside funds for this. Worst case I do have a Roth/IRA account that culd be utilized.
Your position at Abacus Technology? Thank you in advance.	Network Administrator. My focus is in server maintenance and client support.
Me again. I'm joining other investors and help fund your $13,350 Debt Consolidation loan.Member 505570 RetiredUSMCInvestor 02.02.10 @ 11:35 AM ET.	Thanks for the previous question. It really addresses important factors to consider when asking for a loan.
where did you work before the job that you have now?	WYOPS ??? computer support specialist. My position at WYOPS started when I moved to Cheyenne three years ago. My recent job change to Abacus was a result in increased pay and benefits.

Member Payment Dependent Notes Series 480995

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480995	$9,800	$9,800	13.11%	1.00%	February 17, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480995. Member loan 480995 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:		Debt-to-income ratio:	8.25%
Length of employment:	< 1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > thise money will be used for dental and to pay off some credit cards.i`m agood borrower i pay my bill on time Borrower added on 02/04/10 > my monthly budget is $ 2,750.I`m retired and receive social security and union pension Borrower added on 02/05/10 > For last 3 or more year s I do not remember to have delinquencys

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	4
Revolving Credit Balance:	$5,745.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the last delinquency? Thank you in advance.	For the last 3 or more years I don`t remember that I have some delinquencys. Ilya Brodsky
I'm going to invest in your loan, but your profile shows a delinquency just 4 months ago. You may not remember a delinquency, but it did occur, rather recently. Do you know what that was about? Thanks.	I order my credit report and I found out that there was one late payment. I am sorry for not remember.I pay my bills on line and the company did`t e-mail or sent a paper statement to me. When i found out about it i have payded the bill in full

Member Payment Dependent Notes Series 481013

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481013	$20,000	$20,000	11.36%	1.00%	February 17, 2010	February 13, 2013	February 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481013. Member loan 481013 was requested on January 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Hackettstown Regional Medical Center	Debt-to-income ratio:	19.65%
Length of employment:	10+ years	Location:	Great Meadows, NJ

Home town:
Current & past employers:	Hackettstown Regional Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	49	Months Since Last Delinquency:	17
Revolving Credit Balance:	$51,027.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is your occupation?	Registered Nurse. Nursing Supervisor
Can you explain your delinquency? Also how secure is your job? Do you have a contingency plan to pay the loan if you were to lose your job? Thank you	Well I had to buy out my exhusband with our divorce. We already lived together separated for quite some time. I knew it would be hard. I would rather try to reduce my payments with lower interest that to turn to worse alternatives if possible. My job I have been at for 10 years. I work in a hospital as a nurse. I think my job is very secure but if by chance it isnt like i said i am a nurse there are always jobs for nurses.

Member Payment Dependent Notes Series 481098

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481098	$10,000	$10,000	9.88%	1.00%	February 22, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481098. Member loan 481098 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,038 / month
Current employer:	ThoughtWorks Inc.	Debt-to-income ratio:	1.73%
Length of employment:	5 years	Location:	CHICAGO, IL

Home town:
Current & past employers:	ThoughtWorks Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,403.00	Public Records On File:	0
Revolving Line Utilization:	22.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ThoughtWorks Inc. and what do you do there?	ThoughtWorks is an IT consultancy which delivers custom applications, no-nonsense consulting, and helps organizations drive agility and create software. I work in the People Operations Department carrying out various HR functions.
Greetings - Considering that the loan you are requesting is anonymous and unsecured, could you describe what you are planning on using it for? What is your new beginning? Were you just released from prison? Can you describe your work situation at ThoughtWorks? Are you planning on quitting? What is your occupation? Please describe what has gone wrong that you need a new beginning? Regards; Art	Hi AFern, I am getting married in 2010, hence the loan name. I will be using my loan for my wedding. I have worked at my company in the People Operations Department for 5 years and am very happy here and have no plans to quit.
To understand how this will fit into your budget, can you provide info on your other itemized $ monthly costs including rent, utilities, car, and student loans as applicable? Thanks for your answer to this Q...	Hi, My monthly costs include: Rent - $1350 Utilities - $200 Cable/Internet - $55 Parking - $100 Credit Card - I have been paying at least $200 per month If you would like any more detail please let me know. Thanks
Hi. Congratulations on the upcoming wedding. Do you know what the 4 recent credit inquiries were for?	Thank you. The 4 inquiries were for Citifinancial (x2), Von Maur Department stores, and Peoples Gas. The 2 for Citifinancial were in Dec and Jan. I applied for a loan at Lending Tree in December, but took no further action. Then in January, I applied again at Lending Tree and spoke to Citifinancial but the APR was 25%! I was also pre-approved through Lending Club at this point and after researching peer to peer lending decided to apply for this loan.
Hello, has your wedding date been planned, and will you be using a wedding planner?	Yes, my wedding date has been planned and no I will not be using a wedding planner.

Member Payment Dependent Notes Series 481176

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481176	$25,000	$25,000	12.73%	1.00%	February 22, 2010	February 21, 2013	February 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481176. Member loan 481176 was requested on February 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,667 / month
Current employer:	Vantage Oncology Inc.	Debt-to-income ratio:	15.47%
Length of employment:	1 year	Location:	el centro, CA

Home town:
Current & past employers:	Vantage Oncology Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/10 > By paying off several accounts with this loan, I will be able to get out of debt on a specific date and free up money for savings.

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	24
Revolving Credit Balance:	$23,251.00	Public Records On File:	0
Revolving Line Utilization:	70.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Vantage Oncology Inc.? Thank you in advance.	CT Technologist
What were you delinquent in?	As far as I can tell I've never had any delinquent accounts. One year after our twins were born I was contacted by three collection agencies regarding unpaid medical bills - we had moved to a diff. city and the post office didn't forward any mail to our new address- but I paid them off and they cleared my record since I was not aware of the outstanding balances due.

Member Payment Dependent Notes Series 481396

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481396	$17,000	$17,000	9.88%	1.00%	February 24, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481396. Member loan 481396 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	Gateway Chiropractic	Debt-to-income ratio:	16.82%
Length of employment:	6 years	Location:	BREA, CA

Home town:
Current & past employers:	Gateway Chiropractic
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,388.00	Public Records On File:	0
Revolving Line Utilization:	19.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Gateway Chiropractic? Thank you in advance.	Office Manager
I have the following questions: 1. Position at Gateway Chiropractic? 2. Are there any other income producing members in your household? If so what is your monthly household income? 3. Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, transportation, car payments, insurance, food, et al)? 4. What are the balances and rates ($$ and %) of the debt you are trying to pay off? Thank you!	1. Office manager 2. No 3. Rent: $0, I won the condo; Utilities: $350; Transportation? meaning gas money? about $150; Car payment: $515; Insurance: $250/mo including auto/condo, health pay by my employer; food/grocery/eatout: $1000 4. Amex $9,000 at 13.25%; Visa $8,000 at 12.25%
What is your occupation?	office manager of a medical clinic
What do you do for Gateway Chiropractic? How did you accumulate over $19k in revolving debt and do you have any other debts?	I'm an office manager of the clinic. I moved into my new condo an year and half ago. However, I did do some kitchen upgrade and remodeling, the 19k mostly because of that purpose. I only have monthly payment for my car that is about $514.
When you say you "won the condo" - can you elaborate?	I meant I own the condo, sorry for the typo
is there a reason you did not have your income verified?	No, I thought with my good credit, I should be able to get funded without much problem.

Member Payment Dependent Notes Series 481682

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481682	$12,000	$12,000	10.99%	1.00%	February 18, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481682. Member loan 481682 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	US Department of Defense	Debt-to-income ratio:	13.43%
Length of employment:	< 1 year	Location:	Arlington, VA

Home town:
Current & past employers:	US Department of Defense
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > I finished graduate school last year. I have a good job with the government doing work that is meaningful. I want to pay back the money I owe in a responsible timely way. Thanks for your help.

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	41
Revolving Credit Balance:	$22,853.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your debts (types/balances/APR's). Thank you in advance.	I have $6000 at 0% APR, I owe the last 10,000 on my car at 4%, I owe about 10,000 at 20% as I have consolidated bills to my credit card.
Hello - Please provide a breakdown of your recurring monthly expenses as well as your average ancillary expenses (such as food, clothing, and entertainment). Thanks.	My monthly expenses: 1550 rent; 20 power; 20 gas; 7 garbage; 20 water; 60 internet; 300 car. Average ancillary expenses $800.
What is your occupation? Please explain your last delinquency.	I am an analyst for the government.
What is your occupation?	I am an analyst for the government.
What did you do before your current job?	I was in graduate school. While in graduate school I worked an extra job as adjunct faculty at a University. I kept that job, but no longer had my primary income from student teaching assistant/research assistant work for one year after I graduated.
why did you accumulate so much debt, and what are you doing to avoid getting in the same situation again?	I accumulated debt because I lost 1/2 of my income for a year. Because I had medical and other bills and because I could make enough in grad school to live month to month but not enough to get ahead. The simple answer is that I will do what I've been doing for the last 6 months - start paying down my debt, save money to have cash reserves to cover big expenses, and earn enough money to do all of it (ie. keep my new well paying steady job)

Member Payment Dependent Notes Series 481750

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481750	$25,000	$25,000	15.70%	1.00%	February 19, 2010	February 21, 2013	February 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481750. Member loan 481750 was requested on February 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,021 / month
Current employer:	IBM	Debt-to-income ratio:	14.21%
Length of employment:	3 years	Location:	SUNNYVALE, CA

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,262.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position with IBM? Thank you in advance.	I am a Sales Engineer with the Software Group at IBM. I deal with all the technical issues that come up during the sales cycle. Best Regards.
Re: $25,000 DC loan: Position (J-O-B/ROLE) @ IBM is what? Member 505570 Retired-USMC-Investor 02.08.2010 @ 5:30 AM ET.	I am a Sales Engineer with the Software Group at IBM. I deal with all the technical issues that come up during the sales cycle.
Is this a re-listing of your recent loan request?	No. This is the first time I am listing a request.
Could you please reach out to Lending Club to have your income verified? This is an extra step that borrowers take to make lenders more confident in making their loans. When income is verified, there is an asterisk that gets added to the income amount to show that it has been verified. Thanks!	I am already in touch with Lending Club to provide income verification. It should be available within the next few days. Thank you.
Please list the credit cards you plan to pay off with this loan along with their current balances and interest rates AND the amount you pay on them on average each month. -Thank you in advance for your response!	Card - Balance / APR / ~ Monthly Payment #1 - $3,500 / > 20% / $100 #2 - $7,500 / >25% / $250 #3 - $2,800 / ~15% / $50 #4 - $5,800 / ~15% / $150 #5 - $2,000 / > 25% / $75 #6 - $3,000 / > 25% / $125
Could you please give more detail about the debt you are trying to consolidate? Also, could you please detail your major monthly expenses (rent, car payment, student loans, utilities, etc.)? Thanks!	Rent $1,300 / Car $850 / Utilities + Comm. ~$150 For the type of debt please look at earlier response
Re: $25K DC loan currently 15 percent funded. Your working for IBM means loan will definitely 100 percent fully-fund. Refering to Member 509413 earlier eamil: QUESTION- Has Lending Club Home Office, Redwood City, CA, Employment-Income Verification Team contacted you to commence employment and/or income verification processes? If not contacted by them you should contact them; refer to "CONTACT US" @ bottom Home Page. Listed therein is email address/toll free telephone number for Member Support Department open only Monday - Friday normal business hours. Note that verification one item is entirely independent verification other item. After verification process completed, on-screen application available to potential investors (lenders) will reflect Credit Review status and/or Income Verified status being updated. Verification process completed beneficial results to borrower (you) is that (1)-Your loan will attract investors (lenders) currently "Sitting-On-The-Sidelines" waiting until process(es) completed; (2)-Consequently loan's funding pace will quicken; and (3)-When loan completely funded, L C Home Office can deposit net proceeds into your bank account without additional delays. Hope this information to be helpful. Member 505570 Retired-USMC-Investor sends 02.08.2010 @ 2:25 PM ET.	I will get back with the credit department at Lending Club to see why employer and salary have not been verified yet.
Do you pay anything periodically for a phone, insurance, gym membership, or anything else? food?	Cell Phone is covered by my employer / Gym $50 a month / Insurance $900 every 6 months / Weekly groceries ~$150
Your CC payments add up to 750/mo and the LC payment would be 875. How do you plan to make the higher payment?	I can make the one monthly payment work with my current expenses. I will have one balance and one payment to worry about and will be working with a lower APR than what I have today. It will be much more easily manageable than the multiple credit lines I have today.

Member Payment Dependent Notes Series 481872

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481872	$15,200	$15,200	13.85%	1.00%	February 18, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481872. Member loan 481872 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Resales Buy Owner	Debt-to-income ratio:	0.00%
Length of employment:	7 years	Location:	New Smyrna, FL

Home town:
Current & past employers:	Resales Buy Owner
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > I will be using the funds to purchase a race car shell. I have the means and knowledge to maintain all the additional funds I will be needing for the next few seasons. I have owned my company for almost 11 years and have never missed a payment on any of my house or car loans. I am making a loan request so I can utilize the liquid cash as opposed to taking out or selling real estate I have occurred. Borrower added on 02/03/10 > I also would like noted that I own over 2 1/2 acres of property free and clear. I also have 3 other houses including the new one I purchased this year. I have the means to pay cash for this endeavor, however I would prefer to have investors pay for it allowing my liquid assets to stay free for other investment opportunities. Borrower added on 02/03/10 > The funds will now be used to purchase an older car. It does not qualify for typical lending requirements. I am reaching out to investors to assist in the purchase. Thank you. Borrower added on 02/08/10 > I have sent my 2007 and 2008 1040's into Lending Club to verify my income. In 2007 I made $171,158 and in 2008 I made $157,584. My account hasn't finished my 2009 1040 or shareholder distribution yet. It should exceed $165,000 for 2009. Borrower added on 02/10/10 > I just want to thank you that have contributed thus far. If anyone has any questions at all I will be more than happy to answer them in a timely manner. I always make my payments on time and look forward to a short and beneficial arrangement for all of us.

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
So you own a total of 4 houses? Is that correct? Thank you in advance.	I own 2 and 1/2 acres free and clear. 1 house went to the ex wife in a divorce settlement. 1 is being rented to be sold at a later date per the divorce settlement. 1 was purchased after the divorce for myself. I hope this helps.
So many houses, this is confusing! So you 2.5 acres of land, with no mortgage, and you have one home you live in - with a mortgage? And there is one more house that you receive half of money from, once it is sold? Did I get it right this time?	You have it correct. The other house the ex wife now has full ownership of.

Member Payment Dependent Notes Series 481879

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481879	$25,000	$25,000	11.36%	1.00%	February 18, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481879. Member loan 481879 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Rowenn Holdings, Inc. (dba gSEMI)	Debt-to-income ratio:	12.74%
Length of employment:	5 years	Location:	Sunnyvale, CA

Home town:
Current & past employers:	Rowenn Holdings, Inc. (dba gSEMI)
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > Please call me for any information that may be needed.

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,510.00	Public Records On File:	0
Revolving Line Utilization:	65.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will this loan eliminate all of your existing debt? Thank you in advance.	No. But it will eliminate approximately 90% of all my Credit Card debt. I have outstanding Student & one Car loans on top.
Prospective lenders are provided with very limited information so I need to ask the specific items you plan to consolidate; for example, which credit cards, apx APR's and amounts?	ELAN Visa @ 21.9% @ ~$13K FIA Visa @ 13.9% @ ~$8K Citibank Visa @ 12.9% @ ~$5K
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? How was the debt acquired? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Rowenn Holdings? These answers will definitely help lenders lend.	Rent: $1300/mo Est living expenses: ~$800/mo Daughter's private schooling: $1100/mo I am the sole wage earner. I'm a Sales Engineer for gSEMI.com with sales/commissions that varies with the economy ($55Kmin salary with up to $100K in commissions in a "good" year - which last year wasn't). I do side sales that generates a minimum of $30K a year and up to $65K (of which I did last year to suppliment my income).
Can you have Lending Club verify your income? If so, I'll lend.	I just remitted all my financials. Thanks.
Has the Employment-Income Verification Team contacted you to begin the employment-income verification process? If not, refer to "CONTACT US" at the bottom of the home page. After employment-income verification process completed a on-screen application available to investors will reflect updated status. Result is then loan will attract more investors (lenders) and loan will fund quicker.	Yep, submitted everything on Friday 2/5. Thanks.

Member Payment Dependent Notes Series 481883

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481883	$2,500	$2,500	7.14%	1.00%	February 22, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481883. Member loan 481883 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	National Book Foundation	Debt-to-income ratio:	0.20%
Length of employment:	10+ years	Location:	Brooklyn, NY

Home town:
Current & past employers:	National Book Foundation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,153.00	Public Records On File:	0
Revolving Line Utilization:	23.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I assume your gross income is $69,000 per year and not per month. Is that correct? What is the difference in interest rate between this loan (7.14%) and the interest rate you are currently paying on your credit card? Your answers are appreciated and I do want to invest in your loan.	Type your answer here. You are correct that my gross income of $69,000 per year. My interest rate is 13%.
Um, did you mean "$6,900" when you entered your income?	Yes, my income is $69,000 per year, not per month. Sorry about the confusion.

Member Payment Dependent Notes Series 481921

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481921	$20,000	$20,000	13.85%	1.00%	February 22, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481921. Member loan 481921 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,083 / month
Current employer:	Design Logic Solutions	Debt-to-income ratio:	9.18%
Length of employment:	10+ years	Location:	VALENCIA, CA

Home town:
Current & past employers:	Design Logic Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > I originally got into credit card debt as I was trying to build my business. I have been working as a software developer now for almost 4 years working an average of 50 hours a week and now making a good income. We are now working hard to get out of the debt we incurred over the previous 7 years. Bankruptcy was never an option even when things were tight because I knew that would not be fair to the credit card companies. I got us into debt and I am working to get us out. My plan is to try and get as much of our debt off of our 27% interest cards and onto this loan so that we can get out of debt faster. Thank you.

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	46
Revolving Credit Balance:	$12,970.00	Public Records On File:	0
Revolving Line Utilization:	74.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list your monthly living expenses (PITI/car/all other expenses) so we can see how the loan payment will fit into your budget? Thank you in advance.	Hi CriticalMiss, Thank you for your question. The new $650 loan payment will fit nicely into my current budget because over the past couple of years I have been making a monthly payment of $800+ toward my credit card debt. I have not used the credit card in a couple of years unless it was absolutely necessary but with such high interest rates, my payments did not make much of a dent. I have been trying to allocate $1000 a month toward my credit card debt so that I should be out of debt in a little over 2 years. Below is my current budget: Net income: $8000 Mortgage ($2400) Truck ($570) looking to refinance, purchased for 28k and still owe 17k Car ($345) Monthly expenses ($2000) Tithe ($1000) Savings ($250) Debt repayment ($1000) Total monthly outgo ($7600) Please let me know if you have any other questions at all. Thank you, Tyler
Congratulations on your excellent income! I would however, recommend you verify your income with LendingClub. Lenders are a lot more likely to invest in your loan if there is independent verification of your income - especially as large as yours. I would strongly recommend you call them and ask them for details. It involves you sending them your paystubs or income tax returns. In addition, I have the following questions: 1.What are the balances and rates ($ and %) of the debt you are trying to pay off? 2.Your credit report indicates -13K in outstanding revolving line, but you are looking for 20K. Can you please, explain the difference? Thank you!	Hi Room125, Thank you for your recommendation. I will be sending them my past 2 years tax returns today. In regards to your question, I need to get my credit report again so I can see what they are not showing as revolving credit. Here is what I plan to put the loan toward: Chase $1,754.00 27.24% Nordstrom $974.00 18.90% Macys Visa $4,655.00 19.49% Macys Store $0.00 Lowes $1,418.00 22.99% Beneficial $3,014.00 28.90% Wells Fargo $6,190.00 24.94% American Express $879.00 27.24% GE Online $3,300.00 0.00% Gap $810.00 21.24% Total $22,994 Thank you again for the question. Please let me know if you have any other questions at all. Thank you, Tyler
Is is correct to interprete that you are planning to pay back this loan at a faster rate than the required payment? If yes, over what period to you plan to keep this loan?	Hi Member_569427, thank you for your question. You are correct, my goal is to put $1000 a month toward debt repayment. If I receive the full $20,000 from Lending Club then I believe I should have the loan paid off in a little over 2 years. If, on the other hand I only receive a portion of the $20,000 from Lending Club, that portion will go toward my credit cards with the highest interest but I will still have other credit cards so that $1000 will be dispersed across all of the debt. This would mean that the Lending Club loan would last the full 3 years. Please let me know if you have any other questions at all. Thank you, Tyler
If you have a business website I would appreciate being able to review it. Thank you Good luck	Hi Member_590201, Thank you for your question. Although I have created many websites for my clients I do not have a website for my software development business. All of my clients have come to me by word-of-mouth. 95% of my work for the past 3 years has come from consulting and development of health care software. Currently, a public marketing website has been low on my list. I hope that this has answered your question. Please let me know if there is anything specific you would like to know about the busines. Have a great day. Thanks, Tyler

Member Payment Dependent Notes Series 481972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481972	$15,000	$15,000	10.99%	1.00%	February 22, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481972. Member loan 481972 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,917 / month
Current employer:	North Texas Anesthesia	Debt-to-income ratio:	0.41%
Length of employment:	2 years	Location:	Dallas, TX

Home town:
Current & past employers:	North Texas Anesthesia
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,583.00	Public Records On File:	0
Revolving Line Utilization:	15.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at North Texas Anesthesia?	Anesthesiologist
What is the home improvement you are planning?	I am renovating an old pool, adding a jacuzzi, and building a deck with a patio cover.
Can you provide info on your current monthly costs (mortgage, car, utilities, debt/loans etc)? Thanks for answers to this Q...	Own my car and have a $3,000/month mortgage. I have no student or credit card debt and I have already put up half of the money for the pool renovation. I plan on paying the loan off much sooner then the 3yrs.
Will you pay on time every time? (Steven Burda)	Yes, and I plan on paying it off much sooner then three years.

Member Payment Dependent Notes Series 482071

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482071	$7,000	$7,000	14.96%	1.00%	February 22, 2010	February 28, 2013	February 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482071. Member loan 482071 was requested on February 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,917 / month
Current employer:	Leisure Living	Debt-to-income ratio:	17.06%
Length of employment:	4 years	Location:	Big Rapids, MI

Home town:
Current & past employers:	Leisure Living
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/14/10 > This loan is to consolidate debt. It be great to be debt free in 3 years . I know that this will help me I have always payed my bills on time . I am working 3 jobs right now to get ahead.

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,707.00	Public Records On File:	0
Revolving Line Utilization:	46.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please describe your three jobs, salary, and length of employment at each? Regards; Art	Hi I have been working as head of housekeeping for 1 company for 4 years salary is about $20.000 Then the next job is part time taking care off kids for the state of MI I have been doing this for 6 years salary about $2.500.00 The next job I have only been doing for about 8 months looking after a lady 6 days a week part time salary of $1034.00

Member Payment Dependent Notes Series 482133

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482133	$13,000	$13,000	13.11%	1.00%	February 19, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482133. Member loan 482133 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	Federal Deposit Insurance Corp.	Debt-to-income ratio:	18.68%
Length of employment:	2 years	Location:	BOSTON, MA

Home town:
Current & past employers:	Federal Deposit Insurance Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > Recently graduated young professional who funded living expenses in college with credit cards which has led to an higher than anticipated credit card debt. Given the current economy, credit card companies have decided to charge outrageous rates reaching 30%. Currently looking to consolidate credit card debt into a fixed rate 3 year installment loan in order to ultimately pay down. Strong payment history with no delinquencies reported on credit report. Looking for willing investor who's willing to help out a young professional while earning a decent return. Borrower added on 02/12/10 > Additional Information: Monies will be used to pay off two high interest rate credit card balances. One to CitiCard for $6500 at 29.99%. My rate increased from 9.99% to 29.99% and was unwilling to reduce the rate, even though I have always paid on time and have been a customer with them for over 5 years. The other balance is to Elan Financial with a balance of $6000 at an interest rate of 20.00%. Let me know if you have any other questions. Will be more than willing to answer them.

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,362.00	Public Records On File:	0
Revolving Line Utilization:	49.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the FDIC? Thank you in advance.	I work in the FDIC's Division of Supervision as a bank regulator/examiner.
Other than requesting this loan, what actions have you taken to reduce/manage your debt? Thank you in advance.	Besides requesting the loan, I have tried to work with both credit card companies to reduce the interest rate on both cards to a more manageable level. I have no problem making significant monthly payments to reduce the balance. However, at sky high interest rates the principal isn't reducing as fast as I would like. It only makes sense to refinance at a lower rate. I have also tried obtaining a loan through a local institution, however, they were unwilling to lend out $13K unsecured. The two credit cards being refinanced have been froze so that I can move forward with paying them off. I'm relucant to close them because of the long history I've had with both companies which will only hurt my credit score by reducing my overall available credit.
Can you provide info on (1) the monthly payments (MADE and minimum due) on the debt you are consolidating and (2) your other monthly costs (rent, car, utilities, student loans etc)? Thanks for answers to both Qs...	1. Monthly payments made usually range from $400-700 total on both cards. Minimum due on Citicard is $220 and on Elan is $150. 2. Monthly costs included: Rent $800 Utilities $60 (my share) Student Loans: $100 Auto Loan: $500 Car Insurance $100 Misc. (Food, etc..) $300
Is your position term or permanent? If term, what duration?	My position is permanent
You have several open credit lines. Do you plan on closing any of them? If so, how many? Thank you in advance.	At the current time I have no intentions of closing any credit lines. The majority of my open credit lines have sizable available borrowing lines with little to no current balances. Many have been open for many years and have not been utilized. I'm leaving them open with the intention of never using them. My reasoning for this thinking is that the open lines with no balances will improve my debt utilization ratio, making my overall creditworthiness improve in the future. To ensure the cards aren't used they have been cut up and can not be accessed without the hassle of ordering another card, for which I have no intention of doing.

Member Payment Dependent Notes Series 482197

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482197	$15,000	$15,000	13.11%	1.00%	February 17, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482197. Member loan 482197 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,250 / month
Current employer:	Spectrumk12	Debt-to-income ratio:	11.24%
Length of employment:	7 years	Location:	Bel Air, MD

Home town:
Current & past employers:	Spectrumk12
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > My job is very stable, worked there for 7 years. I have a very good credit history. The funds will be used to pay the expenses off accrued from rehabing my house.

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	27
Revolving Credit Balance:	$17,354.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Spectrumk12 and what do you do there? Thank you in advance.	Spectrumk12 is a software solution company and I am the lead Business Analyst. Here is their website: http://www.spectrumk12.com/
I have the following questions: 1. Can you please, verify your income with LendingClub? Call them to find out the details! 2. Are there any income-producing members in your household? If so what is the combined income? 3. Recurring monthly expenses (mortgage, utilities, insurance, car payments, et al) 4. Can you please, break down your +17K in credit in the respective balances and rates? Thank you!	I have sent all of my pay stub information to Lending Club. Would you please let me know why the rates and balances are required? I will have to look up the information, but my guess would be that they are somewhere from 19% to 22.9%Thanks, Tracy
Can you please answer the following questions? 1. What is the delinquency two years ago? 2. You seem to have too many Open Credit lines and probably in the habit of Opening and Closing Credit Lines. Do you have any particular reason for this type of actions?	The deliquency was to be removed by Verizon. I owned a home and moved to another home. My phone bill at the first home was never cancelled by their customer service. I began receiving deliquency notices roughly a year later and it took awhile to trace back the issue. I corrected and paid the bill and wrote to Verizon to remove the deliquency however they never did so I have to explain it when necessary. To answer your second question, in purchasing new appliances/furniture for my home, I try to take a no interest finance plan and I pay them off. I hope this answers the questions you asked.

Member Payment Dependent Notes Series 482203

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482203	$24,000	$24,000	14.96%	1.00%	February 17, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482203. Member loan 482203 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$29,167 / month
Current employer:	AB Physical Therapy	Debt-to-income ratio:	11.38%
Length of employment:	7 years	Location:	Newton, MA

Home town:
Current & past employers:	AB Physical Therapy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,207,359.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your job details. Break down of your debt and rates. Thank you.	I am the general manager of a physical therapy office, and owner. $1.1 million is in home equity loans, and the rest is credit card debt.
What is the purpose of your loan? How soon you expect it to repay it?	The purpose of the loan is to expand an import/export business. I can be flexible on the repayment time. As early as 6 months, or as late as the full term of the loan.
What are you going to do to expand? add locations? establish a web presence? other? The more detail you provide, the better. Thank you in advance.	I have a new import/export project that I am starting up - importing various commodities. Both the buyer and the seller have been identified and a contract has been executed. The loan is needed for overhead and various government licenses that need to be procured.
Has the Employment-Income Verification Team contacted you to begin the employment-income verification process? If not, refer to "CONTACT US" at the bottom of the home page. After employment-income verification process completed a on-screen application available to investors will reflect updated status. Result is then loan will attract more investors (lenders) and loan will fund quicker.	Yes, it has. I sent all my information to credit@lendingclub.com address.

Member Payment Dependent Notes Series 482229

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482229	$20,500	$20,500	20.90%	1.00%	February 17, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482229. Member loan 482229 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,750 / month
Current employer:	alliant credit union	Debt-to-income ratio:	24.52%
Length of employment:	5 years	Location:	bolingbrook, IL

Home town:
Current & past employers:	alliant credit union
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/10 > I'm with the same company for over 5 years. I'm a loan officer about to move to a branch manager. Never had anything bad on my credit. Working for a financial institution you have to maintain good credit in order to keep your job. If you have any more question please feel free to ask.

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	18
Revolving Credit Balance:	$16,491.00	Public Records On File:	0
Revolving Line Utilization:	99.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $20,500 DC loan questions: (1)-Position (J-O-B-/ROLE)@ Alliant Credit Union is? (2)-Why not borrow from credit union employer? Thanks for answers to B-O-T-H questions. Member 505570 RetiredUSMCInvestor 02.04.2010 @ 7:59 AM ET.	1-Loan Officer(About to move to my new rolle as a branch manager)2-I want to keep my private business out of my credit union Please let me know if you have any more questions. Thank you, Emir
Please, we would like Loan Description.	it is to pay of a loan and a credit card with higher %rate and this loan will be paid off no longer then 12 to 18 months
Please explain the delinquency? Also please list all your debts (type/balance/APR/minimum payment) Thank you in advance.	what delinquency? i have a home that is paid in full, have a car loan and 3 credit cards
As Lenders we see condensed credit information. I am seeing a delinquency about 18 months ago, on your TransUnion report.	oh I thought you meant that i'm delinquent now. i travel once a year to CA to our branches and my ex girlfriend was in charge of writing checks at that time and obviously she messed up which showed on my cbr. I just spent 3 months in bay area again but all my bills are setup to be taken automatically from my checking account right now
how did you end up getting in so much debt	helping my familly and i have great income so i can support that.
Other than requesting this loan, what actions have you taken to reduce your debt and maintain it at a lower level? Thank you in advance.	i have money invested that will become avalible in about 8 months and this loan will be paid off 12 to 18 months max, maybe even sonner
Sorry, but your request looks very questionable. You claim to be in the finanacial industry, and your request for money is put together half-heartedly. Verify your income and come clean from the start. Your GF was handling your money and you pretend its not deliquent. This type of request is exactly why I am extremely reluctant to invest any more of my hard earned funds with them.	my GF was not handling my money she had just few checks to write while i was gone and she messed up and i have the mark on my cbr because of that. if you have access to my cbr then look and see how many times i was late since i started borrowing and lt was about 2 years ago that it was late, if i was late recently i would understand your concerned
Would you please tell us a bit about what you do in your role as a loan officer? Thank you in advance.	take an application, review and make a decision then i send it to a closing dept
Oh! Thank you. What will you be doing in your new position as Branch Manager?	a have a question for you, how much are you thinking on investing in?
I make my decision on how much to invest after I feel comfortable with the answers that a specific Borrower gives me.	ok
If you verify your income and employment with Lending Club, your loan will fund more quickly. Thank you.	i do not have problem with providing proof of income and employement
If you own a house free and clear why don't you take out a home equity line of credit and write off the interest?	i have money that i invested and it will be avalible 6-8 mos aprox. do not want to put a lien on the house for shor period of time
How secure is your position, and do you have a contingency plan to pay the loan if you lose your job? Thank you	my job is very secure, been there over 5 years and i do have investments that will be free in about 6-8 months and loan will be paid of within 12 months period roughly
How annoying are all these questions.. really? Sounds good to me.	I'm not annoyed at all to be honest, you are investing so if you have any questions, I will be more then happy to answer.

Member Payment Dependent Notes Series 482269

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482269	$24,000	$24,000	11.36%	1.00%	February 17, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482269. Member loan 482269 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,250 / month
Current employer:	URS Corporation	Debt-to-income ratio:	19.79%
Length of employment:	8 years	Location:	North Wales, PA

Home town:
Current & past employers:	URS Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > I have 2 loans I took out to pay for my masters degree and I would like to combine them to one lower loan payment. Borrower added on 02/03/10 > My job is in bridge engineering and is very stable thanks to stimulus money from the government.

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,459.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
PLEASE LIST ALL DEBTS, AMOUNTS AND INTEREST RATES. THANKS	Loan 14000.00 14.99% (to be consolidated) Loan 9300.00 9.99% (to be consolidated) Loan 1300.00 4.5% Furniture Credit Card 0% $200 monthly payment Credit Card $600 0% Mortgage $2188/month
Do you have a contingency plan to pay the loan if you lose your job? Thank you	I have mutual funds that could cover the cost of the loan.

Member Payment Dependent Notes Series 482296

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482296	$20,000	$20,000	14.22%	1.00%	February 17, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482296. Member loan 482296 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,000 / month
Current employer:	Jackson Lewis	Debt-to-income ratio:	12.04%
Length of employment:	10+ years	Location:	Roseville, CA

Home town:
Current & past employers:	Jackson Lewis
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > My loan is to pay off existing credit card debt which was incurred for one time purchases which were: (1) home improvement of new home, (2) medical expenses for my wife and newborn, and (3) training of my daughter with Olympic coaches. Since Obama's announcements about credit card crackdown legislation last year, the credit card companies, like dominoes, reduced my credit and increased interest rates over the last year, taking me from a very high credit score to a lower score appearing I maxed out credit cards, rather than that they lowered available amounts. I always pay on time and have a superb history of debt management. Borrower added on 02/05/10 > I am an attorney in a stable position with 12 years experience. Monthly income is $18,000. Total monthly payments, including mortgage and car, are less than half this amount. With this loan, I will be paying less than the current minimum payment on the credit cards, thus resulting in a net positive monthly budget compared to now.

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	41
Revolving Credit Balance:	$42,465.00	Public Records On File:	0
Revolving Line Utilization:	63.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your debts (types/balances/APR's/minimum payments). Thank you in advance.	My unsecured debts are: $10,000/26%/$365/mo. $1200/23%/$25/mo. $1250/27.25%/$70/mo. $11,800/9.6%/$220/mo. $5800/16.24%/$130/mo. $1730/split 15.2 and 4.9%/ $35/mo. $2040/17.9%/ $50/mo. $776/29%/$30/mo. $3800/0%/$220/mo. $2000/ n/a /$92/mo. TOTALS: $40,396/ $1237/mo. I also have a car payment of $396/mo. in addition to mortgage previously listed ($4300). I also have a student loan debt currently in forbearance. I also have a vacation rental home in Las Vegas ($2900/mo. cost, assuming no rentals). Total monthly payments (secured and unsecured)= $8833 Total Monthly income=$18,000 This loan is to consolidate the higher interest loans into one payment to pay off in 3 years instead of trying to supplement many minimum payments each month. I have no plans to charge up the high interest cards again. For example, the 26% loan above was 14% until a couple months ago. The high interest cards substantially raised rates in the last year after Obama's announcement to tighten credit card leglislation.
I am happy for you high monthly income! Can you please, verify that income with LendingClub? Call them to find out how! Based on your loan application, I would be uncomfortable lending money, unless your income is independently verified. Thank you!	I have already verified my income with LendingClub. Thank you.
Thank you for your answer. According to your application, LendingClub hasn't verified your income yet. You need to call them and find out more. It involves you sending them your paystubs or income tax returns. I personally would be very hesitant to lend you money without having LendingClub verify your income. Thank you!	Thank you. I sent them paystubs and tax returns last week.
Like member 601941, I'm just waiting for income verification to contribute to your loan. I suggest you call LC again to try to expedite this process.	Thanks. I called and they fixed the error. It should show that the income is now verified.

Member Payment Dependent Notes Series 482375

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482375	$21,250	$21,250	13.48%	1.00%	February 18, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482375. Member loan 482375 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,704 / month
Current employer:	Powder River Energy	Debt-to-income ratio:	17.68%
Length of employment:	2 years	Location:	SUNDANCE, WY

Home town:
Current & past employers:	Powder River Energy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > I always pay my bills on time but need to get my credit cards put in one loan and get them paid off!! Borrower added on 02/05/10 > I would like to add a little more information. I am married and am trying to follow in my husbands footsteps as he has no debt - just our mortgage. He freaks out when his checking acocunt goes below $1,500. He is frugal. I entered our marriage with my own accumulated debt and while he could pay it off, I want to pay it off myself. I spent it - I have to pay it back. So, he pays the mortgage and utilities and I get to pay back my debt. BUT, in three years, hello debt-free!!! Thank you Borrower added on 02/05/10 > Adding one more bit of info that was missed in my answer. My position is in the Customer Service department. I am currently in charge of a 5,000 meter/service verification audit as well as developing a training and testing program for the CSRs to improve our service. Started as a CSR in June 2007 (worked as a Real Estate Loan Processor at a bank for 5 years prior; BS in Business prior to that) and took this newly created position in January 2009. Economy in Wyoming is holding strong...especially in this area. Thanks! Borrower added on 02/09/10 > If you are "on the fence" about investing and there is any additional information I can provide, please do not hesitate to ask. I have contacted Lending Club about how to verify my income to make my loan more attractive as well. Thank you!

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	52
Revolving Credit Balance:	$19,484.00	Public Records On File:	0
Revolving Line Utilization:	46.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Powder River Energy and what do you do there? Thank you in advance.	Powder River Energy is an electric cooperative. We serve the northeast corner of Wyoming which includes the coal mines in the Powder River Basin that account for 40% of all coal production in the US. It is a great place to work and many employees have been here 20, 30 and 40+ years. Let me know if you would like any additional information. Our website is www.precorp.coop. Thank you!

Member Payment Dependent Notes Series 482432

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482432	$16,000	$16,000	13.48%	1.00%	February 22, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482432. Member loan 482432 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$25,000 / month
Current employer:		Debt-to-income ratio:	3.12%
Length of employment:	5 years	Location:	TRUMBULL, CT

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > Buying up bank up foreclosures and renting them out for 20-25% annual returns.

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	39	Months Since Last Delinquency:	10
Revolving Credit Balance:	$211,931.00	Public Records On File:	0
Revolving Line Utilization:	10.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please explain delinquencies. and your job.	buying and renting out real estate......delinquencies was missing a credit card payment 1 month by accident
and a break down of your debt please. to be clear, you make 25000/month in rental income ONLY?	i make the money as a financial planner.
What is the name of the company that employs you as a financial planner?	Gator Capital Inc.
You are not making any money from the rentals yet?	I already own 15 rentals and they are all rented out.
What is the total positive cash flow from the rentals?	about 8k per month
They are all rented out - how much do you net montlhy from the rental income, after you pay all associated expenses and mortgages?	we get about 8,000 per month in rental income

Member Payment Dependent Notes Series 482435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482435	$15,000	$15,000	10.99%	1.00%	February 17, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482435. Member loan 482435 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Adams Produce Companies	Debt-to-income ratio:	11.24%
Length of employment:	2 years	Location:	Bessemer, AL

Home town:
Current & past employers:	Adams Produce Companies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > This is a debt consolidation loan. I intend to pay off all of our credit cards with this loan. I am using the tax credit this year to pay of $8,000 of $25,000 in credit card debt. The remaining coming from this loan will pay off $6100 @ 29% $4100 @ 18% $2000 @ 25% $3000 @ 29%. Borrower added on 02/03/10 > My monthly credit card payments are currently $674/month. My student loan payments are $110/month. My mortgage is $865/month. Insurance is $100/month. The debts that are not in my credit report are my wife's credit cards. I did not put her on the application. Borrower added on 02/04/10 > I am a Network Administrator for Adams Produce Companies

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,023.00	Public Records On File:	0
Revolving Line Utilization:	68.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Does your wife work, and if yes, what is your combined monthly income?	My wife works, our combined monthly net income is $3000/month.

Member Payment Dependent Notes Series 482465

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482465	$12,000	$12,000	13.11%	1.00%	February 17, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482465. Member loan 482465 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	weaber inc.	Debt-to-income ratio:	13.71%
Length of employment:	10+ years	Location:	LEBANON, PA

Home town:
Current & past employers:	weaber inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	38
Revolving Credit Balance:	$8,896.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	yes
Please tell us in some detail how you plan to use these borrowed funds. What is your position at Weaber Inc.? Thank you in advance.	I want to pay my credit cards,I'am working in Weaber inc. as Machine Operation
If the Lending Club could verify your income I would be inclined to double my normal offer as well as take on risker notes. Maybe you could press them some, so that we all can benefit.	yes, verify my income
I have the following questions; 1. Are there any other income-producing members at your household? If so, what is the combined monthly income? 2. What are your monthly recurring expenses (rent, utilities, car, food, et al)? 3. What are the balances/rates of the debt you are trying to pay off with this loan? Thank you!	1 No, any other. 2 We are paid half of all. 3 I have 3 different accounts: a) GE Money-balance-$5,081.34- 6034623152012783acct # 16% b)HSBC-balance 6,500.00-5176690002176712acct # 28% c)Shell Card-balance 1,600.00-319233509342002acct # 24% intereres

Member Payment Dependent Notes Series 482512

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482512	$15,000	$15,000	14.96%	1.00%	February 22, 2010	February 20, 2013	February 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482512. Member loan 482512 was requested on February 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Abbott Laboratories	Debt-to-income ratio:	12.85%
Length of employment:	2 years	Location:	Antioch, IL

Home town:
Current & past employers:	Abbott Laboratories
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/10 > Consolidation of debt

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	3
Revolving Credit Balance:	$20,027.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Abbott Laboratories? Thank you in advance.	Sr. Business Analyst
What is your position at Abbott Labs? Please explain your delinquency 3 months ago. What are the rates and balances on the debt you plan to pay off?	Sr. Business Analyst. 17%: 9,000 16%: 2,000 18%: 3,000 Delinquency: I apologize, but I'm not aware of a delinquency 3 months ago.

Member Payment Dependent Notes Series 482569

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482569	$16,000	$16,000	16.07%	1.00%	February 18, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482569. Member loan 482569 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	nieman marcus group	Debt-to-income ratio:	22.98%
Length of employment:	4 years	Location:	san francisco, CA

Home town:
Current & past employers:	nieman marcus group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/10 > Thank you all!!!!

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,229.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please provide a basic background on why you are requesting a loan through lendingclub? I have found that the more information is divulged the easier it is for you to be considered for a loan. Thank you	Type your answer here. Debit consolidation.
Hi, 1.) What is your position @ nieman marcus group? 2.) It says you have 35k in revolving credit. What makes up this debt? 3.) What is the monthly payments (not minimum but the actual amount you pay) and APRs of the debt you are trying to consolidate?	My position @ Neiman Marcus is Sales Associate. The monthly payments it is about 1,200.
your loan says 5500 a month you just said 1200 a month please verify your income with lending club. Good luck	my income is 5,500.00, my minimum payments in credit cards is 1,200. Thanks

Member Payment Dependent Notes Series 482669

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482669	$24,250	$24,250	15.70%	1.00%	February 17, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482669. Member loan 482669 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,583 / month
Current employer:	Health and Human Services Commission	Debt-to-income ratio:	16.90%
Length of employment:	6 years	Location:	AUSTIN, TX

Home town:
Current & past employers:	Health and Human Services Commission
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > Hello. This loan is getting close to funding, but I'd like to provide more detail to help it along. I have separated in the past 2 years and acquired some debt in the process. I had been debt-free for years prior to that. I own most of my own home, however, my spouse is currently living there and does not wish a home equity loan, therefore, I am trying to get out from under the debt in order to improve my position. I have worked in my field for 21+ years, 6 with the same agency, and 15 in another agency prior to that. I will be eligible for retirement with the state in less than 10 years, and plan to be completely debt free in three. Thanks!

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	25
Revolving Credit Balance:	$66,520.00	Public Records On File:	0
Revolving Line Utilization:	91.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position with Health and Human Services Commission? Thank you in advance.	Director of Health and Human System Forecasting, in the Financial Services Department
RE: 24,250 CC REFI loan: Expanding on CriticalMiss (Member 365664) posting: (1)-TransUnion Credit Report reflects ~ $66,520 revolving credit debt balance; Is any Home Equity Line of Credit (HELOC)? If yes, $$ amount and APR percentage rate are? (2)-Total CC payments per month are $$? (I'm interested in total $$ a-c-t-u-a-l-l-y PAID and not minimum CC $$ payments DUE.) Thanks in advance for answers to B-O-T-H questions. Member 505570 (Retired-USMC-Investor) 02.05.2010 @ 11: 25 AM ET.	There is no HELOC in the CC balance. I do own a home, which is not my current place of residence (separated, spouse lives in the home). However, of the 66,520, while technically all is joint (Tx is community property) I have accrued approximately 55,000 on my own as a result of the separation and moving to my own home (rental) with my son. Currently, I pay $2,100 per month toward the CC debt. This loan would enable me to reduce that amount to $1,700, AND pay off all debt within three years.
What are your other monthly expenses (rent, car, utlities etc)?	Rent = 1150/mo Utils (Cable, Elec, Gas, Auto Maintenance and insurance) = lt 500/mo yearly avg Activities/School Aftercare for child = approx 250/mo

Member Payment Dependent Notes Series 482680

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482680	$25,000	$25,000	15.33%	1.00%	February 18, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482680. Member loan 482680 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Expressit Logisitics	Debt-to-income ratio:	18.05%
Length of employment:	10+ years	Location:	woburn, MA

Home town:
Current & past employers:	Expressit Logisitics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > These funds will be used for expansion through marketing and adding a sales person. I am always on time on every payment to all existing loans, vendors and suppliers. A loan would be paid using my account receivables and paid on time, electronically. I have had the same job for 13 years. My current job works in with the new business with shared customer base. This brings in immediate cash flow.

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1983	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,998.00	Public Records On File:	0
Revolving Line Utilization:	87.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate a bit on Expressit Logisitics - what type of company is it? Thank you in advance.	Expressit Logistics is a local same-day small package and expedited freight service. The new company Axis will add domestic and international freight and air freight capabilities.
RE: $25,000 Small Business loan: Expanding on CriticalMiss (Member 365664) posting: Your position (J-O-B/ROLE) @ Expressit Logistics is what? Member 505570 Retired-USMC-Investor 02.05.2010 @ 11:17 AM ET.	Expressit Delivery is a well establish (28 years) small package and local Same-Day courier service servicing the Greater Boston area.
Me again. Thanks for Expressit Logistics business description; but I specifically asked what is your P-O-S-I-T-I-O-N? (J-O-B/R-O-L-E that pays you $6,000 gross income per month). I'm in minority of Lending Club investors (lenders) that invest to help fund selected small business loans. I'll be "sitting-on-the-sidelines" until I receive satisfactory answer to question asked. Member 505570 Retired-USMC-Investor 02.05.2010 @ 12:28 PM ET	Sorry! Vice President Sales and Operations falls under my title.
is the new company part of the old company? i am not sure i understand the business plan.. if you have a successful local delivery what is the acutal loan funds going to? please try to be specific in how they will be used.. as well as how you see this making it feasible for you to make timely payments	The new company is a not tied to the existing company, only sharing a customer base. One offers local deliveries where the new company offers national and international shipping a much larger market. I still draw a salary from the existing company but do sales and oversee the operations of both. We need to hire an outside salesperson as well as work on some web marketing. As far as the repayment you can see from my profile I have never missed a payment. We have a solid customer base with very low debt.
you said this company is not tied to the old one except through customer base. if you arent using the current network how do you intend to transport your packages (ie. whos planes / trucks sortation facilities are you using?).	Axis is non asset based- We move shipments though multiple agents and vendors around the world. Although we share the customer base, Axis also has its own customers. We are not limited by geographical borders like the local courier service. Through the Web we can market to companies virtually anywhere. We will however use the local company for local moves that require pick up and delivery. I hope this answers your question.
Has the Employment-Income Verification Team contacted you to begin the employment-income verification process? If not, refer to "CONTACT US" at the bottom of the home page. After employment-income verification process completed a on-screen application available to investors will reflect updated status. Result is then loan will attract more investors (lenders) and loan will fund quicker.	yes on Friday 2/5

Member Payment Dependent Notes Series 482706

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482706	$24,250	$24,250	15.33%	1.00%	February 18, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482706. Member loan 482706 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	SVB Financial Group	Debt-to-income ratio:	19.00%
Length of employment:	10+ years	Location:	PLEASANTON, CA

Home town:
Current & past employers:	SVB Financial Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > This loan is to reduce our Interest rate on our revolving credit card debt. We are looking to pay-off existing credit card debt within 18 months, and the consolidated payment and interest rate would help to facilitate that goal. The over-reaching goal is to lower our Debt/Income ratio so we can purchase a single-family home. Currently we own a 2-Bedroom townhome which we purchased in March of 2006 and have paid as agreed on the loan.

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	21
Revolving Credit Balance:	$14,206.00	Public Records On File:	0
Revolving Line Utilization:	55.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at SVB Financial Group? Thank you in advance.	Relationship Advisor
TransUnion Credit Report reflects ~ $10,250 revolving credit debt balance; requested loan is $24,250 (less LC management loan origination fees). Extra ~ $10,000 is consolidating what? (BE SPECIFIC.) Member 505570 Retired-USMC-Investor 0205.2010 @ 11:04 AM ET	Thank you for your question. Please see below for break-out of consolidation request. B of A Line of Credit: $7,341 B of A Visa: $4,000. Capital One Visa: $1000. Chase Visa: $9,600. Chevron Gas Card: $1800. Total: $23,741.
Two questions; please list all of the payments you make on all of te above credit cards listed and their current interest rates. Also, please describe the delinquency 21 months ago on your credit profile. - Thank you in advance for your answers.	Thank you for your interest and question. Please see below for the break-down: B of A Line of Credit: $325. @ 21% B of A: $250 @ 27% Capital One: $250 @ 21% Chase Visa: $350 @ 27% Chevron Gas Card: $250 @ 29% In regards to the delinquency 21 months ago, was due because of a pay-off amount on my wife's Visa was made prior to the interest be assessed to the card. We had her account set-up on-line with no statements being sent home. So long story short, we missed this payment unintentially and paid off the remaining balance once contacted by phone by the Card company. Hope this helps.
Has the Employment-Income Verification Team contacted you to begin the employment-income verification process? If not, refer to "CONTACT US" at the bottom of the home page. After employment-income verification process completed a on-screen application available to investors will reflect updated status. Result is then loan will attract more investors (lenders) and loan will fund quicker.	I have been contacted by the Credit Review team and will provide the required documentation and information needed to complete that portion on Monday Feb 8th.
Could you please reach out to Lending Club to have your income verified? This is an extra step that borrowers take to make lenders more confident in making their loans. When income is verified, there is an asterisk that gets added to the income amount to show that it has been verified. Thanks!	Income verfication has been forwarded to the Lending Club Credit Review team. Thank you for your question

Member Payment Dependent Notes Series 482763

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482763	$25,000	$25,000	14.59%	1.00%	February 18, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482763. Member loan 482763 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	bernards	Debt-to-income ratio:	3.95%
Length of employment:	10+ years	Location:	naples, FL

Home town:
Current & past employers:	bernards
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	29
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please tell us about the business you are buying. Thank you in advance.	This is a lawn maintenance business that i want to buy for extra income.It comes with 4 commercial accounts with contracts income $10250. A month, includes equipment as will. Thank you for looking
REFERENCE: $25,000 Small Business Purchase loan: If you are actually S-E-R-I-O-U-S obtaining $25,000 loan to buy small business isn't it logical to expect potential investors (lenders) to require D-E-T-A-I-L-S about potentail business AND yourself (J-O-B)? Only a limited number Lending Club member investors (lenders) participate in helping to fund small business loans. ADAFE NO DETAILS ='s NO INVESTMENT APPLIES. Member 505570 Retired-USMC-Investor 02.05.2010 @ 10:59 AM ET.	this is a lawn maintenance business that i want to buy for extra income.It comes with 4 commercial accounts with contracts income $10250. A month, includes equipment as will. Thank you for looking
Member (buying a business) Please describe the business you plan to buy and your qualifying business experience.	This is a lawn maintenance business that i want to buy for extra income.It comes with 4 commercial accounts with contracts income $10250. A month, includes equipment as will. Work with landscaping for 3 yrs
What are the monthly operating expenses for the business?	insurance $800. employees 2 $120 a day 4 days a week $1920. fuel + maintenance $400. = $3120.00 loss
Member (buying a business) What kind of business is Bernard???s, and what is your job there?	It's a Restaurant and im a floor manager. Also work with landscaping for 3yrs whan't to buy the business for 2nd income thank you for looking.
Please describe the delinquency on your credit profile, 29 months ago.	I don't know i will have to look at my report. What was it for

Member Payment Dependent Notes Series 482832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482832	$20,000	$20,000	11.36%	1.00%	February 18, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482832. Member loan 482832 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,083 / month
Current employer:	New England Financial	Debt-to-income ratio:	11.27%
Length of employment:	4 years	Location:	farmington, MN

Home town:
Current & past employers:	New England Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > The loan is for credit card consolidation. The Funds would lower our intrest rate and allow for the debt to be paid off in three years and then be gone for good. I have never missed payments and believe that if you borrow money you must pay it back. I have a good job and my wife does also. Its not a matter of making payment size its just make better sense to pay less intrest if possible.

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	73
Revolving Credit Balance:	$35,713.00	Public Records On File:	0
Revolving Line Utilization:	60.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position with New England Financial? Thank you in advance.	Financial advisor
Please identify your other monthly expenses. As lenders we only see an abbreviated version of your loan app.	Monthly expenses house payment 2500, car 400, CC payments 800 to 900 which we are consolidating. Then normal monthly utilities. Only other large payment is day care of 850 a month for daughter
The description says you have never missed a payment. However, your history shows at least one delinquency. Could you please explain what it was, why it happened, and why it's not a concern? Thank you for your prompt response.	Had to look it up. Looks like I was late by 30 days on one account back in 2004. Can only say that was right around when I moved to my new job and new loaction. I am now a finacial advisor and know how important criedt score and payment history is. I would still say that I didn't miss the payment but I dont want to question a 6 year old paid off account that was only $500 to start with.
I have a couple of questions: 1. Is the 12K monthly income yours only or the household combined? If yours only what is the combined household income? 2. It is a great income, but we (lenders) would feel a lot more comfortable if LendingClub independently verifies it. It involves sending them paystubs and such. This information is kept private by LendingCLub and they simply indicate to us lenders they have verified your income. Call them for details. Thank you!	The total household income is about $15000 gross.
Thank you for your answer. I want to emphasize the importance of income verification by LendingClub. I am only willing to invest once your income has been verified. Thank you!	No problem. I am not sure how to use income verification. I am new to this.
You need to call LendingClub and they will guide you through the process. It involves providing them pay stubs and/or W2. Thank you!	I have called three time to ask them to verify my income. Each time they tell me they will send an email to tell me what to do. I am happy to send them my W2's but i need to know they go to the right spot. ill cll agian today, since i have not seen an email.
Call LC and let them know that you would like to go through the income verification process. Borrowers are more likely to loan when your income is verified.	We did call and had to verify our email first. They then told us to follow back up with them once that was completed and they haven't gotten back to us. We'll try to call again today since we have all the docs here.
Call LC and let them know that you would like to go through the income verification process. Borrowers are more likely to loan when your income is verified.	We have now called in the Lending Club like 5 times and it seems like no one there knows what I am talking about when I tell them we would like our income verified and what do we need to do. They keep saying that our loan has been approved and they will let us know if they need anything else. So given that, we are not comfortable faxing that personal info to them when no one seems to know what is going on. Take it or leave it. My 1099 income in 2009 was $34,291 and W-2 was $115,981 for a total of $150,272.09. My wife's salary was $49,000 with a W-2 income of $42,166 (with medical, etc. taken out). So total joint income $192,438/ monthly about $16,000 gross.

Member Payment Dependent Notes Series 482876

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482876	$8,500	$8,500	11.36%	1.00%	February 17, 2010	February 20, 2013	February 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482876. Member loan 482876 was requested on February 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	DAVID KLEINBERG DESIGN	Debt-to-income ratio:	4.46%
Length of employment:	2 years	Location:	NEW YORK, NY

Home town:
Current & past employers:	DAVID KLEINBERG DESIGN
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	67	Months Since Last Delinquency:	14
Revolving Credit Balance:	$1,954.00	Public Records On File:	0
Revolving Line Utilization:	26.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your positiong with DAVID KLEINBERG DESIGN? Thank you in advance.	I am an interior designer at David Kleinberg Design.
Thank you. Sorry for the typo! Would you please list your debts, (types/balances/APRs) and indiate which ones on the list you will be paying off with this loan?	My debt is all in rental property. I own seven units and they all pay for themselves, therefore I am not out any monthly. i owe 2000 on a visa and 5000 on amex. I am paying both of these off and closing them. The interest rates on both are around 20% and I need to get them paid off and pay this loan instead at 11%. Hope you can help me out.
I'm interested in funding your loan but need more information. I only invest if all of my questions are properly answered: 1) Do you have a saving account or an emergency savings fund? If yes, do you mind sharing the balance you have in it? 2) How many household members depend on your salary? 3) Please briefly describe your position an your current employer? 4) Are you at risk of losing your job in the next 3 years? Do you have a back-up plan for paying this loan in case you loose your job? 5) Please give us an idea about your monthly expenses and how you will allocate this loan in your budget (It's important that you fill in all the information requested here. I need to understand how well you manage your budget): - Housing (Rent, Mortgage): - Insurance: - Car expenses: - Utilities, Phone, Cable, Internet: - Food, entertainment: - Clothing, household expenses: - Credit card payments: - Other loans payments: - Other expenses: - Savings: ----------------------------------- - Total Expenses: - Net Income after taxes and deductions: ----------------------------------- 6) Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks for answering all my questions and good luck with the funding!	My job is solid and no chance of going anywhere. My monthly expenses are paid by a rental property I own, but just moved to NYC and have incurred some unexpected cost and need to get them paid off. 2000 on a visa and 5000 on amex, both have a rate of around 20%. I have no dependants. I am single. I can pay this loan out of savings if anything happens with my montly income.
Please explain the delinquency a year or so ago? Thank you in advance.	It was a saks 5th avenue credit card when I was in college and the bill was going to an old address and frankly was overlooked.
How much of the $6,250 / month income is from your job, and how much is positive cash flow from your rentals? Thank you in advance.	From my job is about $3000 and the rest from rentals.

Member Payment Dependent Notes Series 482888

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482888	$22,000	$22,000	10.99%	1.00%	February 18, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482888. Member loan 482888 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,917 / month
Current employer:	Giant Interactive	Debt-to-income ratio:	7.26%
Length of employment:	2 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Giant Interactive
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > Hello. I have just saved up $30,000 to give my fiance her wedding. While doing that my credit cards have sat still, with all interest rates taken through the room with zero late payments and zero fees. I am paying for the entire wedding in cash but am eager to get on track to being debt free. I have a great job, well paid, and under contract for 2 more years. Thanks for your help.

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,740.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you mean when you say your credit cards sat still? You did not charge anything on them for a long time? Please clarify. Thank you in advance.	Hello. I have very few charges and paid the minimum in order to save cash for the wedding. So the total balance has remained relatively flat. Thanks!
Oh ok, so you were basically just paying interest, and the debt level stayed the same, I understand now. Thank you for explaining. Did saving money at the same time as you were only paying interest on the debt, result in you having more money in the long run, or less? Have the interest rates on your CC gone up? Would you please list your current debts (types/balances/APRs)? Thank you in advance for your answers.	Short term I have more cash which was what I needed for now. Long run the actual debt has increased this year with the following. Citibank, darn Citibank. I have had an account for about 10 years, never missed a payment. They took my rate from 11.99 to 29.99 overnight for no reason. I owe them 8000. I have an account at BofA for 16000. The remainder is an Amex which was paid off today. I have about $8000 remaining from a 40k student loan, but low apr so no worries. Last year I paid off both of our car loans, so we are clean in that area. All that remains is the credit cards!
What is your job? Do you have any contingency plans to pay off this loan if you lose your job?	I manage a post production facility in LA, mainly dealing with DVD and Blu-Ray. Our company is in good standing and we have actually added jobs over the last 12 months. I have a three year employment contract with one year remaining, with an additional two year option after that. My plan is to exercise that so I hope to contractually stay with this job through the length of this loan. Thanks.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Does your soon to be wife work? If so, what is the combined income? What is your role at Giant Interactive? Can you list your work history? This will shed some light and should help lenders lend you the $$ you are asking for.	With the exception of credit cards my household expenses are just over 2000 a month. I rent a house, gas, directv, car insurance. We own both of our cars. I have a savings account with 10k in reserve as emergency funds. I have no investments. My fiance has a job and our combined income is $207,000. Please see my previous post regarding my current job. Thanks.

Member Payment Dependent Notes Series 482894

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482894	$15,000	$15,000	12.73%	1.00%	February 19, 2010	February 19, 2013	February 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482894. Member loan 482894 was requested on February 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Law Offices of Marshall Watson	Debt-to-income ratio:	10.90%
Length of employment:	1 year	Location:	FORT LAUDERDALE, FL

Home town:
Current & past employers:	Law Offices of Marshall Watson
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,156.00	Public Records On File:	0
Revolving Line Utilization:	34.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Law Offices of Marshall Watson? Thank you in advance.	Hello, sorry for the delay of the answer but I work everyday and at the moment my time is concentrated on remodeling the club. My position at Marshall Watson, is Team Lead of the file room and currently studying as a junior legal assistance. Thank you
Hello, Where will the nightclub be located? Do you have any more info about it? Thanks	It is located in the city of Fort Lauderdale in the state of Florida. It is open from Thursday - Sunday Closing time is 2:00 a.m. at the moment it does not have a liquor license, only beer, wine and tobacco, but we are working on it. Thank you

Member Payment Dependent Notes Series 482902

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482902	$24,000	$24,000	20.16%	1.00%	February 22, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482902. Member loan 482902 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	yonkers fire department	Debt-to-income ratio:	2.35%
Length of employment:	9 years	Location:	YONKERS, NY

Home town:
Current & past employers:	yonkers fire department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > willing to extend the loan over 60 months Borrower added on 02/05/10 > my job as a firefighter is extremely stable, been with the FD for 9 years, have at least 11 more years left. i take home a minimum 4k a month after taxes and thats without overtime plus i take home more money from my second job which is a retail business i own. Borrower added on 02/05/10 > every loan i have ever had i have paid off, i have had many loans from 5k-20k and i have always paid my loans off. Borrower added on 02/08/10 > 2008 gross income 98k 2009k gross income 120k Borrower added on 02/08/10 > 2008 gross income 97k 2009 gross income 120k 2010 projected gross income 130k Borrower added on 02/15/10 > sent my 2008 fORM 1040 and 2008 W2, 2 recent paychecks from 2010, copy of my firefighter work identification and contact info so they can verify my employment. Tomorrow i will send in my 2009 form 1040 and W2 Borrower added on 02/15/10 > i faxed the documention at 12 pm est.

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	16	Months Since Last Delinquency:	8
Revolving Credit Balance:	$366.00	Public Records On File:	0
Revolving Line Utilization:	4.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with yonkers fire department? Is the 10K monthly income correct? Thank you in advance.	i have 2 jobs, my income from the fire department is approx. 90k a year, i also own my own retail business for the the last 2 years and that makes up the other 30k, the retail business has been in my family for 45 years.
RE: $24,000 HIP loan: (1)-Position (J-O-B/ROLE) @ Yonkers, NY Fire Department is? (2)-Reported $10,000 pm gross income is 1 income-earner? Or combination 2 income-earners? Advance thanks for answers to B-O-T-H questions. Member 505570 Retired-USMC-Investor 02.05.2010 @ 10:21 AM ET.	its from 2 incomes, my fire department income is 90k a year, i also own a retail business which makes 30k a year, i have owned it for 2 years but its a family business that my father had owned for 45 years.
Two jobs must keep you very busy! What is the home improvement you are planning?	gutting two bathrooms and a kitchen
Me again. You "Copied-and-Pasted" same NON-ANSWER to CriticalMiss and to my SAME question: What is your P-O-S-I-T-I-O-N (J-O-B that pays you approximately $90,000 per year) @ Yonkers Fire Department? i.e., Fireman? Battalion Chief? Fire Chief? EMS? EMS Chief? Or exactly what? I'll "sit-on-the-sides" pending possible investment until receiving answer to question that was ASKED. Member 505570 Retired-USMC-Investor 02.05.2010 @ 12:39 PM.	firefighter, one of the top paid firefighting jobs in the US, starting salary is around 70k and i have 9 years on the job.
The title of your loan is "Home Improvement", but you list your home ownership as "Rent". Whose home are you improving? Please explain.	my 77 y.o. fathers house.
Could you please explain what happened for the two delinquencies in the last 8 months? Also just so you know Lending Club only issues 3 year loans. Thanks,	Yes, i didn't realize at first that it was 3 yr loans only, thats not a problem at all. The 2 deliquencies were from missed payments, i learned my lesson that i should always set up autopay so i don't have to worry about setting up monthly payments.
Re: $24,000 loan currently 24 percent funded. QUESTION: Has Lending Club Home Office, Redwood City, CA, Employment-Income Verification Team contacted you to commence employment and/or income verification process? If not, refer to "CONTACT US" @ bottom Home Page. Listed therein is email address/toll free telephone number for Member Support Department that is open Monday - Friday. Note that verification of one item is entirely independent of verification other item. After verification process completed, on-screen application available to potential investors (lenders) will reflect Credit Review status and/or Income Verified status being updated. Verification process completed result is that your loan will attract investors (lenders) currently "Sitting-On-The-Sidelines"; consequently funding pace will quicken. Hope this information to be helpful. Member 505570 Retired-USMC-Investor sends 02.07.2010 @ 9:09 AM ET.	yes, they have contacted me and i should have everything sent to the Lending Club tomorrow, Feb 8th
Retired FF here. I'm going to toss some $ your way but I would suggest that when one of the potential lenders ask you a question you answer it with as much information as possible. Also get your income and employment verified and things will go easier and faster. You still have 27.6% of your loan that has to be funded. good luck	thanks brother, plan on having the documents listed tomorrow, crazy weather in NY and two jobs keeping me busy. be safe, thanks for all you have done.

Member Payment Dependent Notes Series 482938

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482938	$23,800	$23,800	10.25%	1.00%	February 18, 2010	February 19, 2013	February 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482938. Member loan 482938 was requested on February 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Deutsche Bank	Debt-to-income ratio:	5.41%
Length of employment:	7 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Deutsche Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/10 > I plan to use these funds to consolidate some minor debt. I have been a very stable credit worthy borrower who has never missed one payment throughout my credit history. I own my own home in Brooklyn, NY with my wife and three small children and am entrenched within my conmmunity. I haved worked in the financial industry in downtown Manhattan with the same company for the last seven years.

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,678.00	Public Records On File:	0
Revolving Line Utilization:	11.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Deutsche Bank? Thank you in advance.	I have been a financial analyst for the last seven years.
Thank you. Please list your debts (type/balance/APR) and indicate which of them you will be paying off with this loan? Thank you in advance.	I will be paying off a Citibank Credit Card for $1,900, a Honda bill for $2,000, a Chase card for $1,500, and a 401k loan for $8,000. The rest will be held as cash. Thanks for the question.
If your debts only amount to less than $14K why would you want to have to pay over 10.25% just to hold the other $10K in cash?	The $10K will be used as a potential investment play if the economy starts to go down again. Thanks for the question.
Has the Employment-Income Verification Team contacted you to begin the employment-income verification process? IF NOT, refer to "CONTACT US" at the bottom of the home page. After employment-income verification process completed a on-screen application available to investors will reflect updated status. Result is then loan will attract more investors (lenders) and loan will fund quicker.	No they have not.
So this is partially for debt and partially for investment? Margin accts are charging more than 10% nowadays? This seems very odd to me. Please explain the investment part.	The remaining funds will only be used if feel like I could make more than the 10%. If not, I prepay a big part of the loan back.
Where did the debt come from? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances?	debt came from credit card use. I have no savings accounts - just some investments here and there. The purpose of this loan is to keep all my debts in one location to simplify my life.

Member Payment Dependent Notes Series 482978

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482978	$25,000	$25,000	15.70%	1.00%	February 19, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482978. Member loan 482978 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,292 / month
Current employer:	Emory University	Debt-to-income ratio:	9.68%
Length of employment:	10+ years	Location:	DECATUR, GA

Home town:
Current & past employers:	Emory University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,466.00	Public Records On File:	0
Revolving Line Utilization:	99.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 DC loan: Position (J-O-B/ROLE) @ Emory University is what? Member 505570 Retired-USMC-Investor 02.09.2010 @ 6:15 AM ET.	Professional/manager.
What is your positiong at Emory University? Thank you in advance.	Professional/manager.
Can you please expand on the details of this loan? Convince me that I should loan my money to you and what are your plans to pay lenders back.	I'm unsure how to expand on the details of a debt consolidation loan. I plan to pay lenders back according to the terms of the loan.
You're requesting 25k, but your revolving credit balance is only 19k, what else will the loan be used for?	I'm unsure why my credit profile show $19 for credit balance. This loan will be used to pay 5 creditors a total of $23,095. To answer other questions, the average interest rate for my current debt is 22.28%. The minimum monthly payment of this loan is almost identical to the total monthly payments of my current commitments; however, it will cost less money and take less time to pay this loan. My mortgage payment is $2,550 per month.
Have you been denied a loan on here before? What is a professional/manager? Try explaining a little further.	This is my first loan application with Lending Club. My title is unique at my organization. For privacy reasons I will not give my title.

Member Payment Dependent Notes Series 482996

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482996	$16,750	$16,750	10.62%	1.00%	February 18, 2010	February 19, 2013	February 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482996. Member loan 482996 was requested on February 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,050 / month
Current employer:	TATA Consultancy Services	Debt-to-income ratio:	10.20%
Length of employment:	3 years	Location:	scottsdale, AZ

Home town:
Current & past employers:	TATA Consultancy Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,627.00	Public Records On File:	0
Revolving Line Utilization:	47.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at TATA Consultancy Services? Thank you in advance.	My job title is an Analyst.
# Current Employer: TATA Consultancy Services ?	Yes
What is the purpose of this loan? The description mentions 'Home Improvement' but your home ownership status states 'Rent'. What home will this loan improve, and what type(s) improvement is planned? Thanks for reply.	This loan will be used to improve two rental properties I currently own. I have been working to pay one off and only have 24k left to go. The second one will be sold after the improvements. I have kept the home in good working condition and mainly need to do updating work. Painting, new carpeting, update lighting fixtures, kitchen and bath cabinets and counertops.
Please list all of your other debt and interest rate. How do you plan on avoiding additional debt while paying off this loan? Thanks	liquid cash available: $55,000 credit card: $7000 9.2% auto Loan: $8100 7.5% rental property1: rent $750 mortgage: 0 rental property2: rent $900 mortgage: 24k , 5.6% rental property3: rent $1400 mortage: 148K, 7.7% After making improvements to 2 rental properties I will sell the one with the largest mortgage debt. I have never had a delinquent account and am working to get all debts completely paid off.

Member Payment Dependent Notes Series 483020

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483020	$18,000	$18,000	10.99%	1.00%	February 18, 2010	February 19, 2013	February 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483020. Member loan 483020 was requested on February 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,831 / month
Current employer:	Lucile Packard Children's Hospital at Stanford	Debt-to-income ratio:	22.82%
Length of employment:	4 years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Lucile Packard Children's Hospital at Stanford
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > This loan will serve to help me consolidate debt that I incurred during graduate school and at the beginning of my career. Please feel free to email me with any questions. Thank you so much for providing me with the opportunity to become debt free! Borrower added on 02/11/10 > I have completed my taxes for 2009 and will be receiving a $2,600 return. If this loan is granted in full, I will be able to put it towards the principle. If not, it will be directed toward the balance of the highest interest credit card, Citibank. Please help me to reach my financial goal of having all of my credit card debt consolidated into one payment and be debt free in 3 years (with the exception of school loans which have a fixed interest rate of 2.5%). Thank you!

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	17
Revolving Credit Balance:	$18,940.00	Public Records On File:	0
Revolving Line Utilization:	72.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Lucile Packard Children's Hospital at Stanford? Thank you in advance.	I'm a social work clinician. Thank you for your inquiry.
May I ask what you are going to use this loan for? Thank you in advance.	Consolidate remaining debt incurred from graduate school and shortly after when I was starting my career. Thanks again for your inquiry!
Please explain your last delinquency 17 months ago.	There was an error in my account. I use a citibank checking account to pay a loan. I had deposited money and that account had been locked so the money was not processed but rather just sitting in the account but the payment couldn't be processed. I unfortunately was traveling and there were no citibank branches where I was located. Anyway, long story to say that I had to go into a branch and rectify the situation upon my return home. By this time, my loan payment was delinquent, however the money was in the account at the time it was due. Sorry this is such a long explaination but I hope this helps to clarify. Thank you for your inquiry.
Is this covering the 18K that is listed as your revolving debt or other student loan debt? What is the currently monthly payment that you make on this debt? What are your other $ monthly expenses (rent, utilities, car, etc)? Thanks for your answers to these 3 questions...	The 18K request is for my revolving debt. I have a two student loans which are automatically paid monthly without fail. The 18K debt is split between three credit cards (Bank of America, Citibank and Discover). The interest rates are 27.24%, 29.99% and 23.99%. I pay over the minimum, however this is becoming increasingly difficult given the high interest rate. Here is a list of my current expenses Here are a list of expenses, as requested: Rent: $ 875.00 Insurance: $ 125.00 Car expenses: $ 336.77 + $45/week for gas (although I carpool so it's usually less than this) Utilities: $ 30.00 Phone, cable, internet: $ 102.00 Credit cards: $962.20 School Loans: $257.76

Member Payment Dependent Notes Series 483084

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483084	$8,000	$8,000	13.85%	1.00%	February 18, 2010	February 19, 2013	February 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483084. Member loan 483084 was requested on February 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:		Debt-to-income ratio:	10.83%
Length of employment:	< 1 year	Location:	Mililani, HI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > I have a business at Waikele Premium Outlet. I make and sell Native American jewelry and crafts which is a great market with the visiting asians. I have no competition at Waikele for Native American items which makes my store desireable. Borrower added on 02/11/10 > Thank you so very much! May you all prosper for helping me out. Borrower added on 02/14/10 > I would like to thank everyone again for their time and support. I have been advertising on facebook, craigslist, ebay, and am working on an internet site which will be up and running the end of March 2010. The mall management will have my store in their V.I.P. coupon booklet which offers 10% discount to members as well as senior citizen discount tuesdays. This will also give me more exposure to the public.

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	24
Revolving Credit Balance:	$5,485.00	Public Records On File:	0
Revolving Line Utilization:	76.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Aloha! Who is your employer, or source of income? Thank you in advance.	I have a kiosk at Waikele Premium Outlet where I make and sell Native American jewelry and crafts. This is very popular with the Asian market and I have no competitors which makes my store desireable. I opened up in late November 2009.
NO DETAILS ='S NO INVESTMENT. IF YOU WANT TO ATTRACT INVESTORS THEN TELL US SOMETHING ABOUT YOUR BUSINESS. MEMBER 505570 RETIRED-USMC-INVESTOR 02.065.2010 @ 8:15 AM ET.	I am the only Native American jewelry and crafts store at Waikele Premium Outlet mall. The shuttle buses bring Asian tourists to Waikele to shop. This gives me full advantage because the Asian market is excited about Native American items.
I have the following questions: 1. What exactly do you plan on doing with the 8K? 2. Are there any other income producing members in your household? If so what is your monthly household income? 3. Can you please, list your recurring monthly expenses in $$ (mortgage, utilities, credit card payments, day care, car payments, insurance, food, et al)? Thank you!	My household is myself and my 9 year old son. My monthly expenses are $1600 and my store rent is $2000. I am using this loan only for my business. I just opened up my store late November 2009 and need funds to help me. My store is the only one that offers Native American and custom hand-made items in Waikele Outlet Mall which caters towards the tourism market which is great for me, especially with Native American influence among the asian visitors.
You said that your monthly expenses are $1600 and store rent is $2000 and that your income is $3500. That would mean that you are $100 behind each month. Is that correct?	yes, that was for November 2009 since I opened the store on the 22nd. December was $4000 in sales, January was $3500 as well as November. Businesses start up slowly when they are new but I am confident of the asian tourism. I will be on the V.I.P. coupon book list where anyone who shops with this coupon book receives a 10% discount. The new booklets come out in April 2010. This will be very valuable to me. My store name and a small description will be written in English and Kanji. The tour companies who shuttle the tourists include these coupon books with their package deals so everyone reads this to know where to go for the discount deals. I have also signed up for the senior citizen discount tuesdays which will start up in July 2010 which again will list my store name with a small description for them to receive a 10% discount to shop at my store. I am very confident that these two tools will help me tremendously. The mall management is confident this will help me as well and they are excited to have a Native American store in their location. This is the first time one has been there and they are really helping me with advertising to make sure I have great exposure.
What if this does not work out?	People who settle for mediocre and never try their dreams are frozen by that question of what if this does not work out. I believe in going after what I want. Only great business successors don't let that fear gripping question stop them.
Right, that sounds good on paper, but you must have a plan B, correct? I'm not saying you should not do it, I'm asking how will you plan to pay back your loan if it does not work out. Thanks.	Before venturing on my own business, I was a retail store manager for almost 12 years. I would get a management position in corperate america. I am currently taking on-line courses at Kaplan University to finish up my Bachelor's Science in Business degree as well. Not only will that give me better understanding in running my own business but also could very well be a plan B for any management position in the work force.

Member Payment Dependent Notes Series 483096

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483096	$10,000	$10,000	10.99%	1.00%	February 17, 2010	February 19, 2013	February 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483096. Member loan 483096 was requested on February 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	ellen elder care	Debt-to-income ratio:	16.15%
Length of employment:	6 years	Location:	sacramento, CA

Home town:
Current & past employers:	ellen elder care
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/10 > yes this to consolidate my finances. Borrower added on 02/05/10 > personal loan Borrower added on 02/05/10 > on over half of credit cards i usually pay more than the minimum i always pay on time Borrower added on 02/05/10 > my job is very stable. i will never lose my job. Borrower added on 02/06/10 > I rent from family so my rent is only $200 a month bascially it covers property tax.

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,940.00	Public Records On File:	0
Revolving Line Utilization:	49.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ellen elder care and what do you do there? Thank you in advance.	It helps out the special needs population. i deal with day to day operations and special need clients
Thank you for your prompt reply. Would you please list your debts, including the type of debt, the balance, and the APR for each one? Thank you in advance.	basically my debt is credit cards. since the economy went down as you know all my credit cards raised there APR a little. when i found out about the lending club with the APR i would save money on interest in the long run plus i could pay off the debt faster basically three years or less. then i would be debt free.
Yeah, it seems all the credit card rates went up when the economy went down, and the rates are variable too. It is discouraging. But with Lending Club the rate stays the same for the whole 3 years. How many cards do you have?	6 cards. 2 i opted out to keep interest rate the same i had before it went up. those are the main cards that have debt the rest like amex have only about a grand left to pay off. the other two cards are like best buy thats no interst for three years those are easy.
I have the following questions: 1. Can you please, list your recurring monthly expenses in $$ (rent -200, utilities, car payments, insurance, food, et al)? 2. What are the balances and rates ($ and %) of the debt you are trying to pay off? 3. Your credit report shows only 7K in revolving credit, but you are requesting 10K. Can you please, explain the difference? Thank you!	rent 200, utilities 170, no car payments, car insurance paid for, health insurance 250, cable 80. food 300. my 2 credit cards my apr is 18.99. around 4000 amex apr15.99 around 1000 amex apr12.99 around 900 best buy no interest 3 years equals 30 month 600 discover apr 17.99 around 600 dental bill around 2000 i want to lower my apr at 10.99 pay everything off be debt free for about 3 years to 4 then buy a small cottage. Thats my goal
Just so you know, your real rate is 2.5% above 11%, thus 13.5% as LendingClub keeps 2.5% of the total sum as fees. Are you still sure you it is worth borrowing 10K?	yes i believe its worth it any little percent helps plus credit cards companies might change there policies this month i believe and im not going to wait and see how much it goes up for me i'll take the 13.5

Member Payment Dependent Notes Series 483102

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483102	$4,000	$4,000	12.73%	1.00%	February 18, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483102. Member loan 483102 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Allens CTI LLC	Debt-to-income ratio:	11.68%
Length of employment:	2 years	Location:	Redding, CA

Home town:
Current & past employers:	Allens CTI LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > Need some additional inventory to get us through the first two months of this new contract. Borrower added on 02/12/10 > New contract will bring in an additional $40,000 per month. We have an existing relationship with this contracted client for the last two years and are now adding to it. Borrower added on 02/16/10 > This contract starts at the end of this month.

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	21
Revolving Credit Balance:	$303.00	Public Records On File:	0
Revolving Line Utilization:	43.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Allens CTI LLC and what do you do there? Thank you in advance.	We are are a Business Management Company that helps other companies in California to save money by providing all services for certain aspects of their business ,whether it be marketing, sales, periodic requirements and compliance issues they may have etc. Through our line of contacts we take care of their needs as a whole through one company,(us), in a fast timely manner, thus minimizing their need to purchase more inventory to assist their customers and allow them to focus more time on increasing customers and sales, which ultimately increases business for us.
What kind of inventory are you going to purchase?	Materials relating to medical equipment.
Please explain the last delinquency? Thank you in advance.	Please clarify last question.
Delinquencies are when you fail to pay a bill on time.	I do not have any delinquencies.
Have you ever had a delinquency?	I have had a late payment almost 2 years ago, and that was an oversight when my wife had to go and help her mother who at the time was diagnosed with cancer.
I have the following questions: 1. Are there any other income producing members in your household? If so what is your monthly household income? 2. Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, transportation, car payments, insurance, food, et al)? Thank you!	1. No , $4,000 per month 2. Rent- $435 Utilities- $67 transportation- $80 car payment- $431 Ins.- $107 food- $400 credit card payments- $50
IF LOAQN IS FUNDEED DO YOU PLAN TO PAY IT OFF EARLY OR CARRY IT OUT FULL 36 MONTHS	Pay it off early.

Member Payment Dependent Notes Series 483108

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483108	$12,000	$12,000	14.96%	1.00%	February 18, 2010	February 19, 2013	February 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483108. Member loan 483108 was requested on February 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:		Debt-to-income ratio:	9.78%
Length of employment:	2 years	Location:	delray beach, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/10 > I have 3 credit cards totaling a little over $11k and they are all charging over 25% APR right now. I'm starting a 2nd job next week (not accounted for in my $34k yearly income declaration) and focused on paying this off as soon as i can. Borrower added on 02/17/10 > I currently own and operate a tanning salon. I plan on using 100% of these funds to pay off my high interest credit cards in full. I have budgeted at least $1k per month to pay towards this loan each month. I plan on buying a house within the next 5 years as I start a family so the urgency and focus is to pay this loan off asap!

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	63
Revolving Credit Balance:	$9,261.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current employer or source of income? Thank you in advance.	I own and operate a tanning salon. My LLC is called "BKMD Investments, LLC". We've been in business since June 2007. I am also starting a serving job at a private beach club this week (part time).
Please Call LC and have them verify your income. Borrowers are more likely to fund your loan when your income is verified.	I was under the assumption that they already verified my income. I just left them a message to do so if they haven't already.

Member Payment Dependent Notes Series 483129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483129	$16,000	$16,000	13.48%	1.00%	February 18, 2010	February 19, 2013	February 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483129. Member loan 483129 was requested on February 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:		Debt-to-income ratio:	21.07%
Length of employment:	5 years	Location:	Halethorpe, MD

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/10 > My husband and I want to pay off our credit cards. We will never use credit cards again. Thank you for your help!

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,495.00	Public Records On File:	1
Revolving Line Utilization:	76.10%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Thank you in advance.	My partner and I (he is also my husband) have a property management company and a law practice. We have been in business for 5 years.
When did you stop using credit cards? Thank you in advance.	We used credit cards about a year ago to cover a surgical procedure I had to have, that was denied by my health insurance. (It was ruled a pre-existing condidtion). Since then, we have not used our credit cards for anything. We pay more than the minimums, but it is very hard to get ahead at over 30%
so, either one or both of you are lawyers? describe "property mgmt"activities. Is it your property? what other debts do you have?	We are not lawyers. We are Rent Court Agents. In MD, property owners can hire Agents to file and represent them in rent court. That is part of our business. The other part is: we manage rental properties for clients. We screen and place tenants. We collect the rents, handle maintenance, etc. We do this for a monthly fee for our clients. We do own one rental property ourselves. Besides credit cards, we have a car loan that we pay $562.00/month for.
I have the following questions: 1. Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, transportation, car payments, insurance, food, et al)? 2. What are the balances and rates ($ and %) of the debt you are trying to pay off? 3. Your credit report shows only 11K in revolving credit, but you are requesting 16K. Can you please, explain the difference? Thank you!	1. We have a monthly spending plan that we have kept for the last three years-it's in an xcel spreadsheet. Our re-curring bills are: Rent: 900/month, Utilities: 200/month, Gas/maintenance for car: 400/month, Car and renter's ins: 90/month. Groceries: 400/month. Eating out/entertainment: 100/month. Clothes and personal good: 100/month. Food & Med's for our Dog and Cat: 120/month. Medical supplies and Dr's (My husband's Diabetic) 150/month Commercial Ins.: 90/month. Our debt is: JcPenny: Balance: 1,787.64 at 22.99% Lowe's: Balance: 836.05 at 24.99% Best Buy: Balance: 1,036 at 30.99% HSBC Master Card: Balance: 1,004.94 at 29.49% Credit One Visa: Balance: 1,673.77 at 33.90% Chase Visa: Balance: 5,407.71 at 32.00% Citi Visa: Balance: 4,600.52 at 29.59% It appears the Citi Visa is not reporting. That is why my credit report is only showing about 11K. I m not suprised, i ve had nothing but trouble with Citi since we've had them. Please let me know if you have other questions. Thank you for your consideration and help!
Another question I forgot to ask: What is the public record you have from 7 years ago? Thank you!	I had a bankruptcy. Ch. 7-I was involved with a man who took advantage of my credit. He took out loans and credit cards in my name. After I got rid of him, I still had the debt and a low-paying job. So, I declared bankruptcy.

Member Payment Dependent Notes Series 483207

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483207	$22,500	$22,500	14.96%	1.00%	February 18, 2010	February 19, 2013	February 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483207. Member loan 483207 was requested on February 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,375 / month
Current employer:	FDR Management LLC	Debt-to-income ratio:	9.62%
Length of employment:	2 years	Location:	Las Vegas, NV

Home town:
Current & past employers:	FDR Management LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/10 > I am requesting this loan to pay off high interest credit card balances: Macy's Visa $9,600 @ 26.99% Chase Visa $7,300 @ 29.99% Wells Fargo Visa $5,500 @ 25.24% Borrower added on 02/06/10 > To FairLenderUSA, I didn't fully answer your questions, "Is the rest of the debt new and now showing up on your report?" No, Macy's Visa is not new debt. That account was opened in 2003. I really don't know why the credit report isn't showing that balance. Borrower added on 02/07/10 > To Member_569427, I misspoke about the LC loan paying all of my CC debt. I forgot to account for the $1012.50 LC fees that's taken off the top. There will be about a $1000 cc debt left-over, if the $22500 LC loan is funded.

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,749.00	Public Records On File:	0
Revolving Line Utilization:	95.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is FDR Management LLC and what is your position with them? Thank you in advance.	FDR Management owns and manages restaurants and nightclubs in Las Vegas. I'm a Staff Accountant and have been with the company for 2.5 years.
What is your position at your company? What does your company do?	I'm a Staff Accountant. FDR Management owns and manages restaurants and nightclubs in Las Vegas.
Do you plan to keep using your cards? What's the plan? Thanks	I plan to keep one card open for emergencies and close the rest. It took a long time for me to get here. Aside for approx $7K spent on medical and the approx $2K airfare/motel associated with it, everything else was just frivolous spending throughout the years. It's time to pay this off. My goal is to be debt free in 3 years.
Do you plan to still use your credit cards? Thanks	Yes, sparingly, if possible. I plan on closing Macy's and Chase and keeping Wells Fargo Visa (that still has a 25% interest rate) but I'm going to keep it for emergency purposes.
What is your plan to ensure you don't accrue additional debt while paying this loan off?	I'm cutting up 2 of the credit cards and ONLY using the Wells Fargo card for emergencies. It was stupid and reckless of me to have racked up so much debt at such high interest rates. And I would like to think I???m wiser now (a little less stupid). My priorities have changed. The plan: $3000 take home pay ($4375 gross less taxes/medical/benefits/retirement contribution). $2800 expenses, $2400 of it set up to be paid automatically. Everything else will be cash/debit card transactions. I???ve never asked anybody for a loan before. I???ve only dealt with cc companies and banks. Asking people for a loan to refi credit card debt is truly, truly humbling. I don???t plan to go through this again in 3 years. Also, this is probably where peer pressure comes in as a positive. Currently, as I???m typing this, there are 39 people who???ve entrusted their monies to me. I have no intention of pissing off 39 people. It???s bad for my soul.
Your credit report reflects a revolving credit balance of $12,749.00, but you are asking for $22,5000. Is the rest of the debt new and now showing up on your report? Good luck!	I don't think the Macy's Visa balance of $9600 is included in the credit report. Please note, my Debt-To-Income (DTI) is closer to 18.28%
Is there a reason you have not stopped using the cards already? Thank you in advance.	In 2008, it wasn't good for me health-wise. In 2009, economy-wise, it wasn't good for me or anybody else. No bonuses, no cost of living raise, no 401K match. I???ve minimized cc usage, but the payments I make aren???t making much of an impact because of the high interest rates.
Will this loan pay off all your CC debt? What payments do you currently make each month (paid not minimum owed)? What are you other monthly expenses (rent, car, utilities, etc)? Thanks for your answers...	Yes, the loan will pay off all CC debt. My Monthly Expenses are about $2,800. $1,000 rent (live with parents), $222 car insurance, about $75 gas, $90 utilities, $166 cable/internet, $400 food/entertainment, $825 credit card payments ($325 Macy/$300 Chase/$200 Wells Fargo). The current $825 cc payments will be replaced by the $780 LC loan payment.
does anyone else at your residence bring home a pay check? any other monthly payments you haven't listed such as alimony, child support, etc. also revolving credit is 12749 and salary is 4375 monthly or am i reading that wrong? would like to help.	Well, I live with my parents and they have their retirement, BUT this is my mess-up to fix. So the only income reported is mine. There are no alimonies, no child support, only my salary of $52,500 a year ($4,375 a month gross/$3,000 net). The revolving credit is actually $22,500. Somehow, the credit report isn???t showing the $9,600 Macys at 26.99%. So please note, if Debt-to-Income (DTI) is one of that factors you look at before investing, my DTI is actually closer to 18%. Thank you so very much.
Your parents charge your $1000/month in rent?	Strictly speaking, they aren???t ???charging??? me rent (they didn???t ask for it nor do they require it from me). I give my parents $1000/month for my upkeep. I would have a rent/mortgage payment if I lived somewhere else. I think it???s only fair that I pay for my share of household expenses. It???s a set amount each month so it???s simpler to say ???rent???.
As a Las Vegas resident with an intimate knowledge of the sadly depressed state of the rental market here, it seems incredible to me that you'd pay your parents rent and upkeep of $1,000 a month, when you could get your own decent-sized place for that or less, including utilities. Do you consider Las Vegas only as a temporary stopover?	According to Applied Analysis as reported by the Las Vegas Sun on 02/03/10, average rent in Las Vegas is $770 (depending on location, ranging from $660 to $941). So I basically pay a $230 premium. But you have to consider the intangibles???home-cooked meals, someone doing laundry, someone taking care of you after surgery???that???s absolutely priceless. The gist is, the support they provide is immeasurable. I think $1,000 a month in rent/upkeep is just about right. And to answer your question, no, Las Vegas is not a temporary stopover. I like it here. Where else can you go grocery shopping at 3 in the morning? I am concerned about the water supply though. Will there be a Lake Mead in 10-20 years?
Can you provide some info on the debt you are refinancing - amount, rate and current monthly payments you make?	Macy's Visa $9,600 @ 26.99% Chase Visa $7,300 @ 29.99% Wells Fargo Visa $5,500 @ 25.24% My payments: Macy $325 / $224 goes to interest Chase $300 / $192 goes to interest WF $200 / $ 92 goes to interest Out of the $825 I pay each month, $500 goes to interest. What I'm seeking is assistance on the interest rates. The rates the cc companies are charging are, I think, usurious. And it's not just me. They're hiking interest rates and charging ridiculous new fees (like non-usage fees) on a lot of people. It's revolting. With this loan, my interest payment would be $182/month averaged out (total interest/fee throughout the life of the loan is $6,576.30). That is sooo much better than the $500 interest I currently pay each month. These debts will be paid off whether it's at 29% or 14%. I take my obligations seriously, my credit history proves that. I have no delinquencies, no defaults, no bankruptcies. But this loan at 14.96% would help immensely though. And your assistance is greatly appreciated. To the lenders who've entrusted their hard-earned monies to me so far, I am truly grateful. Thank you so much!

Member Payment Dependent Notes Series 483261

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483261	$8,000	$8,000	7.14%	1.00%	February 19, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483261. Member loan 483261 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Academy of Holy Angels	Debt-to-income ratio:	16.82%
Length of employment:	3 years	Location:	SAINT PAUL, MN

Home town:
Current & past employers:	Academy of Holy Angels
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/13/10 > Looking to get loan to pay off credit card balances faster and at a lower rate. I've never been late / skipped payment on anything ever.

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,191.00	Public Records On File:	0
Revolving Line Utilization:	19.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Why do you call this Loan2? Is this your second loan from Lending Club? How did you accumulate this debt in the first place? Are you avoiding accumulating additional debt? For example, outside this debt are you able to pay off your credti cards fully each month? Do you have any other major debts such as home equity loan? With this loan will you be saving on interest paid? Your answers to these questions are appreciated. Wishing you the best.	This is a modification to the original loan I requested which was for 10000. I only needed 8000 so I changed it and the site required that I give it a new name. The purpose of this loan is to pay off a couple credit cards and in the process get a lower interest rate. I do not have any loans against my home.
What is your occupation?	Technology manager
What are the current amounts owed and the interest rates on your credit cards?	I owe a little over 8000 and the credit card company just bumped the rate to 15.99% which is why I'm persuing other options to avoid that rate.
I would like to help fund your loan. What are you other monthly costs (mortgage, utilities, car, student loans, etc)?	Thank you for checking out my loan, here are my monthly expenses.... Mortgage: 1450 Cars: 685 Cable: 112 Electric: ~60 Gas: ~80

Member Payment Dependent Notes Series 483303

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483303	$5,000	$5,000	14.59%	1.00%	February 24, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483303. Member loan 483303 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Bay 6 Productions	Debt-to-income ratio:	22.86%
Length of employment:	2 years	Location:	Scottsdale, AZ

Home town:
Current & past employers:	Bay 6 Productions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/10 > I Intend to pay my loan that has high rate interest. Pay off my credit card. Pay School to receive my degree.

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,305.00	Public Records On File:	1
Revolving Line Utilization:	92.20%	Months Since Last Record:	81
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Bay 6 Productions and what is your job there? Thank you in advance.	Bay 6 Productions is video, audio, and print company. They produce video for clients like Pearson Education and the Harlem GlobeTrotters to name a few. I'm a graphic designer with experience in video, graphics, and web design. With that being said, I'm in charge of the artistic look of the project that a client might need for their video, print, or web design. Thank you for looking at my case and for any other question feel free to contact me.
Sounds like an exciting job! Would you please list all your debts (types/balances/APRs) and then tell us which ones on the list you will be paying off with this loan? Thank you in advance.	Yes it is, Thanks! CitiFinancial Loan - $4,956.91 (25.60%) CapitalOne Credit Card - $2,500 (15.80%) University of Arizona Degree - $1500 (no interest) I will pay them all. Specially the one with the highest interest rate. Thanks
I have the following questions: 1. What is the public record you have on file from 7 years ago? 2. What are the balances and rates ($$ and %) of the debt you are trying to pay off? 3. Your credit report shows only $2,300 outstanding. How come you are looking for 5K? 4. Are there any other income producing members in your household? If so what is your monthly household income? 5. Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, transportation, car payments, insurance, food, et al)? Thank you!	Is about an apartment dispute with a couple of roomates. My name beign on the lease, cause it to show on my credit report. CitiFinancial Loan - $4,956.91 (25.60%) CapitalOne Credit Card - $2,500 (15.80%) University of Arizona Degree - $1500 (no interest) Actually, I was looking for 10k, to accomplish the list above. The $1000 extra is for tires and keep the car up to par with my necessities. I'm single, leaving on my own. Rent $835 Car $367 Insurance $150 Phone $100 Electricity 80 winter 100 summer +- Cox $100 Student Loans $197 Loan $180 Credit card $150 - $200 Food $150 Gas $100 month Other expenses $150 - $250 ( this include updating computer softwares, social events to interact with prospective clients, hardware to be up to par with new technologies, clothing, etc)

Member Payment Dependent Notes Series 483312

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483312	$3,200	$3,200	15.70%	1.00%	February 17, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483312. Member loan 483312 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,960 / month
Current employer:	Reno Hardware & Supply, Inc.	Debt-to-income ratio:	2.32%
Length of employment:	5 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Reno Hardware & Supply, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/10 > I'm a good borrower because I have worked at my job for over 5 years and I'm currently working on moving up as a Manager for the company that I work for. My account always has funds and there will be no problem with the monthly deduction.

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	28
Revolving Credit Balance:	$2,340.00	Public Records On File:	0
Revolving Line Utilization:	38.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving locally or long distance? Will you have the same employer after you move? Thank you in advance.	Will be moving locally and will be moving closer to my employer in Burbank

Member Payment Dependent Notes Series 483317

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483317	$5,000	$5,000	13.48%	1.00%	February 18, 2010	February 20, 2013	February 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483317. Member loan 483317 was requested on February 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:		Debt-to-income ratio:	11.90%
Length of employment:	< 1 year	Location:	FREDONIA, KY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/10 > I am ready to get out of credit card debt FOREVER!, I am retired but I can make the payment with no problem as I am paying a higher payment now.

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1979	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,487.00	Public Records On File:	1
Revolving Line Utilization:	81.10%	Months Since Last Record:	36
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Thank you in advance.	I am retired from civil service, Dept of the Army. It is my retirement and my husbands SS and retirement.
Thank you. Would you please list your monthly household expenses (rent/utilities/car/everything else) so that we can see how the loan payment will fit into your budget? Thank you in advance.	Car Pmt - $300 Utilities$350 Cr Card $600

Member Payment Dependent Notes Series 483328

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483328	$9,800	$9,800	15.70%	1.00%	February 18, 2010	February 20, 2013	February 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483328. Member loan 483328 was requested on February 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Glamour Shots	Debt-to-income ratio:	4.93%
Length of employment:	7 years	Location:	Jackson, NJ

Home town:
Current & past employers:	Glamour Shots
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	32
Revolving Credit Balance:	$3,221.00	Public Records On File:	0
Revolving Line Utilization:	27.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Glamour Shots and what do you do there? Thank you in advance.	It is a photography Studio. I manage 3 locations.
What is the purpose of your loan? Who's home are you improving? Please explain delinquency 32 months ago. Thank you.	The purpose of the loan is to furnish my newly redone (yet empty) basement and replace some older furniture. In regaurds to the delinquency 32 months ago I believe it was a best buy credit card that I paid off and there was a pay by phone charge of 15 dollars billed to my next statement that I forgot about.
Thank you. Whose home are you making the improvements on?	My home.
Is the purpose of this loan correct - home improvement? Thank you in advance.	Yes. Your welcome.
Hi, your loan purpose is listed as Home Improvement, but your listing states that you rent. Please elaborate on the purpose of the loan. Thanks	I do rent, however most of this is for replacement of older furniture, window treatments, blinds and appliances.
Your profile indicates that you are renting. Please clarify? Thank you in advance.	This is for replacement of older furniture, window treatments, blinds and appliances.
Thank you. Have you gotten prices on those items yet? Thank you in advance.	Total cost of all improvements is approximately 13,000.00.

Member Payment Dependent Notes Series 483399

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483399	$12,000	$12,000	11.36%	1.00%	February 19, 2010	February 20, 2013	February 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483399. Member loan 483399 was requested on February 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Crestron Electronics	Debt-to-income ratio:	17.00%
Length of employment:	3 years	Location:	DUMONT, NJ

Home town:
Current & past employers:	Crestron Electronics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > Hey Everyone.. I'm looking to pay back the debt that I owe for I will no longer be using credit cards. I just want a chance to be able to start saving. I would have had a savings, but when I was 16 my dad suffered from a heart attack and was the only one providing for my family at the time, I went to work and came home gave my paychecks to my mom to put food on the table. I've sacrificed a lot for my family by putting myself last and have done so even today, but I wouldn't trade what I've done for the world. I would just like the chance to have my own future by paying what I owe off. I would have done it own my own, but these interest rates on the credit cards are a bit ridiculous when I always put more to my cards and pay on time. It's frustrating not to see what your working hard for only go to interest. I know one payment for the next three years would be so much easier for me. For those of you who invest in me, I want to say thank you and I promise to pay each and every one of you back in full and I want to thank you for giving me the chance to get my life back together. Thank you once again. Borrower added on 02/12/10 > Thank you for all of you who invested in me so far and to the others who will do so. I already feel relief knowing that I'm going to be out of debt soon and on my way to having a bright future. I also have put away my credit cards where I won't be using them and it feels great not to. I can't wait to start saving. I can't thank everyone enough and please know that I won't forget the opportunity each one of you gave me. I hope one day to give the same opportunity to someone who like me needed it. I know all my hard work and dedication will pay off one day. Thank you again. Borrower added on 02/16/10 > Thank you again I have four days left to get the 12,000 that I need and so far I have 5,850.00. Thank you for giving me the opportunity to build my future. Anything is better than nothing. I really so appreciate all of you guys who are helping me to try and make this happen. Thank you again.

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,134.00	Public Records On File:	0
Revolving Line Utilization:	28.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will this loan pay off all of your existing debt? Thank you in advance.	Yes it will. Thank you.
Please list your monthly living expenses (rent/utilities/cable/phone/insurance/car/whatever else) so we can see how the loan payment will fit into your budget. Thank you in advance.	I don't have to pay rent or the cable or phone, my car insurance is under 70 dollars a month because I drive an old car and is responsible. My cell phone is paid by my company. I still live with my parents but I own the house because my name is on the deed in case anything were to happen to my parents. Those responsibilities are something I don't have to worry about. Thank you.
What is your job at Crestron Electronics?	I'm an I.T. Administrative assistant where I help manage all sales guys w/ blackberry support and internet data cards. I also keep track of our companies expenses and negotiate phone contracts where I save the company thousands of dollars each month. I also put together monthly project reports for my department. I also help my co-workers in whatever they ask of me to do such as organization, Microsoft and excel. I work directly under my owner's son-n-law.

Member Payment Dependent Notes Series 483420

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483420	$25,000	$25,000	15.33%	1.00%	February 24, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483420. Member loan 483420 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	CIA	Debt-to-income ratio:	23.81%
Length of employment:	10+ years	Location:	Springfield, VA

Home town:
Current & past employers:	CIA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > I plan to use these funds to rehab a property that my wife and I have purchased in the Washington DC metro area of Maryland. It is a single family home in a good neighborhood, with government employers nearby. Both of us have stable jobs, mine in the federal govt, and my wife as a Physical Therapist, so we will not have any trouble making the payments on this loan. We obtained the property at a significant discount and plan to sell it for a profit once it is finished. The appraisals and comps on this property support the numbers for our business plan.

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,048.00	Public Records On File:	0
Revolving Line Utilization:	80.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 Real Estate loan: (1) You're obviously "flipping" this property. Two-part question: (A)-What minimum time-frame are you expecting to complete rehab project and sell property? (B)-What maximum time-frame are you expecting to rehab project and sell property? (2)-TransUnion Credit Report reflects $60,048 revolving credit debt balance. Is any a HELOC? If yes, $$ amount and APR are? (3)-Total monthly $$ payments on referenced revolving debt are $$? (Total actually PAID and not minimum payments DUE.) Thanks for expected answers to ALL T-H-R-E-E questions. Member 505570 Retired-USMC-Investor 02.12.2010 @ 6:39 AM ET.	1) We already have a contractor selected and plan to complete the rehab within 8 to 12 weeks. Maximum time frame to completion end of May, 2010. We have room to price it competatively and expect it to sell quickly. 2) We have a HELOC on our primary residence of $42,000 at an interest rate of 4.25% which has already been used for college expenses for our sons, and improvements to our primary residence. 3) Credit cards are being paid down each month at about $1,700 a month.
Given the current state of the economy and real estate market, are you prepared to hold on to the property for 3 years, if you were unable to sell it? Would it be feasable for you to rent it out, worst case? Do you have some other worst case plan? Thank you in advance for your answers.	Yes. We had a rental analysis done by a professional appraiser. Comparable rents average 1300 to 1700 a month and would cover the cost of the primary mortgage and this loan.
Please list the details of your 60K revolving credit balance.	Balances are spread between 4 different credit cards. All are below maximum credit lines.
There are more expenses involved in renting a property than just the primary mortgage. Taxes, insurance, prop mngmnt, repairs, maintenance, just to name a few. Another one that in todays rental market is becoming increasingly important is the vacancy rate, since the supply of rentals has gone way up and the demand is way down. This has in turn, caused rental rates to go down. - - Just some things to keep in mind and be prepared for.	Yes. We have considered those issues. We are confident we can manage the extra expenses, if need be, with our personal finances. My wife currently works 5-10 hours per week as a physical therapist and can easily work more hours if we need additional income. Her skills are in high demand. The house is in a good location, close to a major government center and public transportation. Even at the low end of the rental income, rent should cover our lending costs. The taxes are incorporated into the first mortgage. Repairs and maintenance for the next few years should be minimal as we are planning to almost completely renovate the house.
Me again. RE: $25,000 Real Estate Rehab/Sell "FLIP" loan. MY QUESTION: Has Lending Club Home Office, Redwood City, CA, Employment-Income Verification Team contacted you to commence employment and/or income verification process(es)? If not already contacted by Home Office you should contact Home Office NEXT business day. Monday is Presidents Day; Home Office probably will be closed; but Home Office definitley will be open Tuesday. Refer to "CONTACT US" @ bottom Lending Club Home Page. Listed there is email address/toll free telephone number for Member Support Department open only Monday - Friday regular business hours Pacific Time Zone. Note that verification of one item is independent of verification the other item. After verification process completed, on-screen application available to potential investors (lenders) will reflect Credit Review status and/or Income Verified status(es) updated. Completed verification process results are beneficial to borrower (you) for several reasons. (1)- Your loan will then attract investors (lenders) currently "Sitting-On-The-Sidelines" waiting until process(es) were completed. (2)- After verification process(es) completed loan's funding pace will quicken considerably. (3)- When loan 100 percent funded loan's proceeds (net of Lending Club Managment loan origination fee deduction) can be deposited next day into your bank account. BEST TIME UTILIZATION IS TO COMMENCE/COMPLETE VERIFICATION PROCESS(ES) DURING LOANS 14 DAY LISTING (FUNDING) PERIOD INSTEAD OF COMMENCING VERIFICATION PROCESS(ES) AT- OR NEAR- END OF LISTING PERIOD WHICH CAN CREATE DELAYS. Short-term Real Estate Rehab.-Sell "FLIP" Project loans backed by solid borrower employment history(ies) AND well structured business plan always are fully funded by combination many individaul small investors together pooling their financial resouces. Hope this information to be helpful. Member 505570 Retired-USMC-Investor sends 02.12.2010 @11:58 PM ET.	Yes. They have. We wil be faxing the documentation in today.
To understand how this will fit into your budget, can you provide info on your other itemized $ monthly costs including mortgage (1st home), utilities, phone, internet, car, child care/tuition and debt/credit card payments as applicable? Thanks for your answer to this Q...	mortgage (1st & 2nd), 1450; all utilities & phone 410; revolving credit 1570; installment credit 1551; child care 410; health ins 625; car ins 279; life ins 284

Member Payment Dependent Notes Series 483469

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483469	$10,000	$10,000	7.88%	1.00%	February 17, 2010	February 20, 2013	February 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483469. Member loan 483469 was requested on February 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Brorson & Associates, P.C.	Debt-to-income ratio:	3.46%
Length of employment:	< 1 year	Location:	Garland, TX

Home town:
Current & past employers:	Brorson & Associates, P.C.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/10 > I am currently working as a CPA for a firm in Dallas, but I would like to begin doing some work for myself. I would like to do more than just inividual returns, but to do this I need to license various programs. Some of the licensing fees are costly. However, I believe that the money generated from doing returns will be able to offset the cost of the fees for the programs, plus provide me with some additional income. Credit cards are not a good way to purchase these licenses, so I need some lower cost financing to help with the initial costs. Thanks

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,771.00	Public Records On File:	0
Revolving Line Utilization:	26.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for less than a year, would you please provide a bit of your previous employment history? Thank you in advance.	Prior to joining my current employer, I was working as a CPA doing tax planning and preparation for a wealth management firm in Denver. I received an good offer to come work for my current firm, so I took advantage of the opportunity.
Are you allowed to do work for money outside the firm you currently work for?	Yes, other people in the firm have done it or are currently doing it. I don't think my employer minds since many times the clients end up with our firm anyway. I see this as an opportunity to either go out on my own, or if I can build a book of business, then I can use that to potentially become a partner in the firm that I with now.
Have you approached your current employer about the partnership possibility? Perhaps they might pay for the programs/fees? Thank you in advance.	While I think that my current employer would be accepting of a sort of partnership at some point, I feel that I am still too new in this position to approach them and request that they provide me with a few thousand dollars worth of programs for my own personal use.

Member Payment Dependent Notes Series 483485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483485	$25,000	$25,000	16.07%	1.00%	February 19, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483485. Member loan 483485 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,000 / month
Current employer:	Bank Of America	Debt-to-income ratio:	14.23%
Length of employment:	2 years	Location:	TEWKSBURY, MA

Home town:
Current & past employers:	Bank Of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > I would like to add that I applied for this in my name only, my wife also is employed and makes an additional 70K per year in income. Borrower added on 02/12/10 > Please note that I have been in my business for 22 years, application states that I have been doing this for 2 years but that is with my current employer, but 22 years doing the same position. Income has been the same over the past 10 years and very consisitent.

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	28	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$59,308.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 CC REFO loan: (1)=Position @ Bank of America is what? (2)-$13,000 pm reported gross income is 1 income-earner? Or combimation 2 income-earners? (3)-Transunion Credit Report reflects $59,308 revolving credit debt. Is any a HELOC? If yes, $$ amount and APR percent are what? (4) Total monthly payments on current revolving debt is $? (Total actually PAID per month and not minimum amounts DUE per month.) Thanks for answers to all FOUR queetions. Member 505570 Retired-USMC-Investor 02.09.2010 @ 5:45 AM ET.	1. Sales Manager for a retail sales mortgage office for Bank Of America. 22 years in the business.2. It is actually $18,000 per month and I am the income earner solely. 3. No this is not a home equity. 4. total revolving is $1600.00 per month.
What is your position at BOA? Thank you in advance.	Sales Manager for Retails Sales loan origination office
Can you please list the credit cards you plan to pay off with loan, along with their APRYs or interest rates, current balances and AVERAGE PAYMENT you make each month. -Thank you in advance for your answers.	Citibank $3500.00 rate is 14%, Citibank $4000.00 rate is 14%, Capital one $7800.00 rate is 11%, American Express $2800.00 rate is 15%, FIA $4700.00 rate is 15%, Chase balance is $2000.00 rate is 16%
Why exactly would you want to take out this loan with LendingClub then. It makes more sense to pay them off @ the rate the credit card companies are charging. As well, please provide the AVERAGE PAYMENT you make on the above cards listed as per my previous question. So, please explain why you'd want to pay 16% versus 11-15% on your credit cards which is less? -Thanks in advance for your response.	The credit card rates are subject at anytime to adjust and I want a fixed rate to pay each month, the balances are not going down quick enough on these cards, want to get rid of them and pay this loan in 3 years instead of continuing to see the balance not move much on these cards. Will take much longer than 3 years for me to pay off these cards.
I don't at all wish to come across as being annoying, although you still didn't answer one the questions. Can you please list the AVERAGE MONTHLY PAYMENT on each of the cards you have listed above? - Thanks for your answer.	Chase I pay $150.00, FIA I pay $225.00, American Express I pay $125.00, Capital one I pay $250.00 and each Citibank I pay $200.00 to each of them
Can you please explain 28 Open Credit Lines and 63 Total Credit Lines?	I currently have 28 open trade lines and the 63 lines are throughout all the trade lines that I have had opened over the past 25 years all are closed currently other than the 28 that are currently open. I don't have my credit report but the 28 that are open most of them other than the credit cards and mortgages are zero balances.
How much will you be paying for "inactivity fees" on your ~28 cards, once those fees go into effect? Thank you in advance.	There will not be charges for these as I have had these for a very long time and without fees.
Hi, would you please explain why the average monthly payments you make are so low (I'm referring to your answer in a previous question) given your monthly income? Thanks.	I have other outsatnding debt as well that I am trying to get rid of so I have only been paying the minumum on these cards so that is why I want to clean these out with a fixed loan so I can get rid of these completely and then focus on the other debt as well, I have one daughter in college now that I am paying tuitions for and I have another one starting next year so I am getting ready to pay two college tuitions next year.
Can you please explain how you got into 59K in debt? Also how secure is your position at BOA? Do you have a contingency plan to pay the loan if you were to lose your position? Thank you	The 59K is a combination of credit cards but also loans, which include student loans and this has been growing, this is the reason i want to go to the fixed payment to eliminate these within the 3 years. My position is extremely secure with Bank Of America, I have been in my position for 22 years ans even if I were not at Bank Of America doing my position there are other banks that I could get another job at immediately. In the past I have had several job offers to relocate to other banks. I have some 401K monies put aside in case of job loss as well as reserves.

Member Payment Dependent Notes Series 483508

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483508	$12,000	$12,000	9.88%	1.00%	February 19, 2010	February 21, 2013	February 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483508. Member loan 483508 was requested on February 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	M S Title	Debt-to-income ratio:	9.26%
Length of employment:	5 years	Location:	Oak Park, MI

Home town:
Current & past employers:	M S Title
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,836.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is M S Title and what do you do there? Thank you in advance.	M S Title is a full service title company. I am the senior manager and oversee the staff of 15 employees in all aspects of their jobs.
The last few title companies that I have had closings at, no longer exist, due to the state of the economy and real estate. How secure do you feel your company is, and what is your contingency plan to pay this loan, in case of job loss? Thank you in advance.	Our residential market has pretty much dried up. We have a niche in our area for foreclosure title work for 3 counties that foreclose on delinquent taxes. That market is not going anywhere. We just re-signed a 5 year contract with the 2 larger counties. I feel very secure that my job will be here long enough for me to repay the loan. Thank you.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? This will shed some light and should help lenders lend you the $$ you are asking for.	1) Monthly expenses are approx. $3000. 2) Mortgage is about $1000/month, Credit Cards are about $1500/month with inersest rates varying from 24-29% 3) We have $6000 in emergency funds in a savings account. 4) No investments 5) My wife works in health care and has a yearly salary of approx. $70,000.
Please call Lending Club at 1-866-754-4094 to have your income and employment verified to assure 100% funding of your loan.	I called Lending club and they said that there is no need to verify because I have been approved.
I have the following questions: 1. Are there any other income producing members in your household? If so what is your monthly household income? 2. Can you please, list your recurring monthly expenses in $$ (mortgage, utilities, child care, credit card payments, transportation, car payments, insurance, food, et al)? 3. What are the balances and rates ($ and %) of the debt you are trying to pay off? Thank you!	Yes, Monthly household income is approx. $8000.00
I'm in. Good luck!	Thank you! :)
Could you please provide more details regarding the purpose of this loan? Would you please verify your employment and income with Lending Club? Thank you.	Hi, 1) The purpose is to consolidate and close HIGH interest credit accounts. 2) I called Lending club and they said that there is no need to verify because I have been approved.

Member Payment Dependent Notes Series 483568

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483568	$5,000	$5,000	7.14%	1.00%	February 17, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483568. Member loan 483568 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,333 / month
Current employer:	East Coast Honda - VW	Debt-to-income ratio:	3.14%
Length of employment:	10+ years	Location:	MYRTLE BEACH, SC

Home town:
Current & past employers:	East Coast Honda - VW
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > I have great credit and have several credit cards with zero balances but want the lowest interest rates possible. I have about $10,000.00 saved for an investment that is $15,000.00. I have been employed with the same employer since 1998.

A credit bureau reported the following information about this borrower member on February 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,204.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the investment?	It is a personal investment in a company. A goal I hope to achieve by the age of 30. The investment is solid but the funds for repayment of the loan are not based on anything from this investment. I have until the end of the year to save the money but I will be 30 in April and it is worth the interest to achieve my goal. thanks for your interest.
Hello. When you say "own", does that mean that you have no mortgage or home equity loan on your home? Do you pay off your credit cards fully each month? Besides this $5,000 loan, will the investment mean that you are taking on a major debt (e.g. the purchase of a rental property which comes with a mortgage)? Your answers are appreciated. Wishing you the best.	Sorry I do not own, I have a mortgage of $1200. I have 2 credit cards of $1000 each that should be paid off in 3 months. This investment will not open me up to any other debt. This is a solid investment but I am using my current income to pay off the loan. Thanks for your interest.
Greetings - Can you please describe what it is that you plan to purchase? Regards; Art	Minority stock in a company I have worked at for 11 years. Stock Option. A very solid company. Thank you for your interest
If you have a mortgage of 1200, you almost own the property. Is 1200 the correct amount for your mortgage?	I am sorry the payment is 1200.00 per month. The mortgage is 153,000.

Member Payment Dependent Notes Series 483590

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483590	$4,800	$4,800	10.62%	1.00%	February 18, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483590. Member loan 483590 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Tallahassee Primary Care Associates	Debt-to-income ratio:	3.33%
Length of employment:	2 years	Location:	TALLAHASSEE, FL

Home town:
Current & past employers:	Tallahassee Primary Care Associates
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,977.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Tallahassee Primary Care Associates? Thank you in advance.	My position is a receptionist for Dr William Kepper, MD
what is your occupation?	receptionist for a family doctor
Thank you. If you provide a list of your debts (type/balance/APR/minimum payments) and indicate which ones on the list will be paid off with this loan, Lenders will have a better picture of how this loan will help you. Thank you in advance.	I first have my credit card (Citi Mastercard). The balance is almost $800, and my minimum payment is $20. I also have a debt with the local hospital from a couple ER visits and an overnight stay. The balance on that is $400, and my minium payment is $25. Next, I have an account with the company with BillMeLater, for $150 (I believe), and my minium payment is $10 a month. Lastly, I have a credit card with the store Fashion Bug, and my balance is about $220. The minium payment is $10 a month. I'm sorry, I don't know the APR for these.
The monthly payment would be more than 10% of your gross income. How can you manage that? Thanks.	When I read the review, it said that my monthly payment will be around $150. I have just arranged to lower my rent with my parents by $100 a month, so it will work out just fine, I believe. Also, I am not a frivilous spender.
Please tell us more about the type of debt you are consolidating. Ie. credit cards, loans, etc. Thanks in advance	It is 2 credit card balances. Also a hospital payment, and an account with BillMeLater.

Member Payment Dependent Notes Series 483643

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483643	$20,000	$20,000	13.11%	1.00%	February 19, 2010	February 21, 2013	February 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483643. Member loan 483643 was requested on February 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	United Capital	Debt-to-income ratio:	8.30%
Length of employment:	< 1 year	Location:	NEWHALL, CA

Home town:
Current & past employers:	United Capital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > I am trying to consolidate all of my debt and reduce my APR. I have never been unemployed since I started my first real job out of college and I have excellent payment history (never late on any credit card payments). To help me reach my goal in the quickest manner, I have moved in with family members and have virtually no expenses (other than cell phone, car insurance, gas, and food). Borrower added on 02/12/10 > I'm not really sure how it works in terms of communicating with everyone, but I just wanted to say "Thanks" for everyone who has invested in this loan and to everyone who will. I really appreciate it and it is going to be such a big help for me in reaching my financial goals!!!

A credit bureau reported the following information about this borrower member on February 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,339.00	Public Records On File:	0
Revolving Line Utilization:	84.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is United Capital, and what do you do there? Thank you in advance.	It is a financial planning firm and I am a relationship manager there.
Since you have been there for a relatively short period of time, would you please provide a bit of your previous employment history? Thank you in advance.	I have been in the financial industry for over 6 years. The last two years, I worked at Charles Schwab. Before that, I worked at SunAmerica for over 3 years.
What is the debt you are consolidating - amount, interest rates and current monthly payments (MADE not minimum)? Thanks for your answer to this Q....	4 credit cards: 8000 balance at 23% 5000 balance at 23% 4200 balance at 18% 700 balance at 15% I currently pay about 800 a month in payments for all the cards combined. Once I consolidate my debt, I will make at least 1k monthly payments and save the rest of my disposable income. My goal is to have enough money saved for a down payment for a home once my loan is fully paid.

Member Payment Dependent Notes Series 483674

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483674	$20,000	$20,000	10.62%	1.00%	February 19, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483674. Member loan 483674 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Argsoft Consulting, LLC	Debt-to-income ratio:	1.53%
Length of employment:	2 years	Location:	Gainsville, VA

Home town:
Current & past employers:	Argsoft Consulting, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > This Loan is for home improvements to increase the value of my house. Part of the loan will also be used for medical expenses for my wife who has to have major dental work done due to excessive pain she is receiving. Borrower added on 02/17/10 > I would like to thank everyone who is helping contribute to this loan.

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	58
Revolving Credit Balance:	$3,818.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Argsoft Consulting, LLC and what do you do there? Thank you in advance.	A world wide software company which has a management & monitoring software solutions for businesses' network/server infrastructure. I am a Senior Federal Field Engineer. I provide technical support for all of our federal clients.
I have the following questions: 1. Are there any other income producing members in your household? If so what is your monthly household income? 2. Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, credit card payments, transportation, car payments, insurance, food, et al)? 3. You requesting a good deal of money. Can you please, be specific what amount is going to be used for home improvements and what exactly do you plan on doing as home improvement Thank you!	There is another income stream for this family which is my wife. Dual Gross Monthly Income: 10,516 Dual Net Monthly Income: 7,000 Mortgage: 2,400.00 Electricity: 160.00 Credit Cards: 70.00 Insurance: 177.00 Gas & Food: 400.00 Phone (Cells): 200.00 DirecTV: 61.00 Internet: 40.00 Total: $3,508 Water: Well Car payments: None Child Care: None At least 15,000 of it will go towards Home Improvements(renovation of bathroom and creation of sitting area outside). The other 5,000 is for dental surgery my wife has to get...root canal and bridge as well as some other things. Her dental insurance won't kick in for another seven months so we have to pay full price.
I have the following questions: 1. Are there any other income producing members in your household? If so what is your monthly household income? 2. Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, credit card payments, transportation, car payments, insurance, food, et al)? 3. You requesting a good deal of money. Can you please, be specific what amount is going to be used for home improvements and what exactly do you plan on doing as home improvement Thank you!	There is another income stream for this family which is my wife. Dual Gross Monthly Income: 10,516 Dual Net Monthly Income: 7,000 Mortgage: 2,400.00 Electricity: 160.00 Credit Cards: 70.00 Insurance: 177.00 Gas & Food: 400.00 Phone (Cells): 200.00 DirecTV: 61.00 Internet: 40.00 Total: $3,508 Water: Well Car payments: None Child Care: None At least 15,000 of it will go towards Home Improvements(renovation of bathroom and creation of sitting area outside). The other 5,000 is for dental surgery my wife has to get...root canal and bridge as well as some other things. Her dental insurance won't kick in for another seven months so we have to pay full price.
How much of the loan is for home improvements and how much is for dental bills? Thank you in advance.	At least 15,000 of it will go towards Home Improvements(renovation of bathroom and creation of sitting area outside). The other 5,000 is for dental surgery my wife has to get...root canal and bridge as well as some other things. Her dental insurance won't kick in for another seven months so we have to pay full price.
Do you recall what your delinquency was about 5 years ago? Thank you and good luck with your loan.	No, not really. I believe it was with a car payment which was suppose to come out automatically but didn't due to a federal holiday...I think but it has been awhile.

Member Payment Dependent Notes Series 483697

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483697	$19,000	$19,000	10.99%	1.00%	February 22, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483697. Member loan 483697 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	EAM Partners L.P.	Debt-to-income ratio:	11.68%
Length of employment:	3 years	Location:	GRAPEVINE, TX

Home town:
Current & past employers:	EAM Partners L.P.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > I'm a Research Analyst for EAM Partners, LP, a successful investment firm and Hedge Fund Manager in the Dallas, Texas area. I've been with the company for over 3 years and since then the company has grown exponentially from 5 employees to over 20. Therefore, I feel very confident in my ability to continue to be employed for the foreseeable future. On top of my annual salary ($72k) I also get a bonus based on the performance of the company products for that year. In the last 3 years my bonus has average between 20 to 25% of my annual salary. My current budget after I pay for rent ($750), car ($480), and monthly basic expenses ($1,000) has a surplus of over $2,500 net. I???m looking to borrow $19k which I can easily pay on a monthly basis. This loan will be used to cover some elective surgery for my fianc??, and to pay for our wedding this coming spring. My credit score is as high as 730 with one scoring agency and I have never have never been late with my payments, and no collection accounts or negative public records are listed in my credit report. Please feel free to contact me may you have any additional questions. Borrower added on 02/16/10 > Just wanted to add that my current debt consists of two credit cards that are charging 1.99% APR for the next 12 months. Thus I have decided to save more money to pay for my wedding while that credit card promotion lasts.

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,284.00	Public Records On File:	0
Revolving Line Utilization:	20.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With a surplus of $2,500/mo, why isn't your debt at zero? Thank you in advance.	I've been saving money to have a lum sum for this big expense and thus have to borrow less. It's basically a cash flow choice.
Your credit report shows 12K outstanding. Can you please, break that sum in individual balances and rates ($ and %)? Thank you!	Two Credit Cards, one Visa and one Master Card with about $6k each. Both are charging 1.99% APR as I got balance transfer "promotional rate".
When married will your wife be contributing to your income?	Yes. She's a nurse at Baylor Hospital in Grapevine.

Member Payment Dependent Notes Series 483722

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483722	$3,600	$3,600	7.88%	1.00%	February 17, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483722. Member loan 483722 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,741 / month
Current employer:		Debt-to-income ratio:	11.79%
Length of employment:	8 years	Location:	New Fairfield, CT

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > I am an experienced stone mason, and have been working for past 10 years mainly in Greenwich, Connecticut area. Currency I work for a construction company. I have been working with them for last 5 years. I have extensive experience with any type of stone masonry jobs and I all my work was always highly regarded by customers. Seeing how my superior skill and high quality of work has brought many clients to my company, made me realize that I needed to start my own business, and work directly with customer. I will need a small loan to acquire necessary machinery and tools.

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	15
Revolving Credit Balance:	$1,773.00	Public Records On File:	0
Revolving Line Utilization:	20.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Thank you in advance.	44894.00

Member Payment Dependent Notes Series 483787

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483787	$6,000	$6,000	13.11%	1.00%	February 19, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483787. Member loan 483787 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Cedar Hammock Fire Rescue	Debt-to-income ratio:	2.82%
Length of employment:	6 years	Location:	Bradenton, FL

Home town:
Current & past employers:	Cedar Hammock Fire Rescue
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/10 > Using loan to consolidate high interest credit card debt and make home repairs

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	18	Months Since Last Delinquency:	18
Revolving Credit Balance:	$4,361.00	Public Records On File:	0
Revolving Line Utilization:	58.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Cedar Hammock Fire Rescue? Thank you in advance.	Firefighter First Class / EMT
Please explain the last 2 delinquencies? Thank you in advance.	Both delinquencies were in a 60 day period and were on credit cards due to losing a part time job and paying for a major repair to my truck. Since then I have found a more reliable part time job and have received a r$4,000/year aise from my primary job (CHFR).
Please explain your last two delinquencies.	Both delinquencies were in a 60 day period and were on credit cards due to losing a part time job and paying for a major repair to my truck. Since then I have found a more reliable part time job and have received a r$4,000/year aise from my primary job (CHFR).

Member Payment Dependent Notes Series 483797

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483797	$15,000	$15,000	10.25%	1.00%	February 19, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483797. Member loan 483797 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Riverside Community College District	Debt-to-income ratio:	14.96%
Length of employment:	10+ years	Location:	CULVER CITY, CA

Home town:
Current & past employers:	Riverside Community College District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > Dear investors: I have received a couple of requests to have my income verified. I have called customer support twice, sent an email and received the email below. Thank you for investing in this loan. ___________________________________ Thank you for your email. Your loan has already been approved by our credit team. You are now waiting for the loan to be fully funded before being issued. Regards, Lending Club Member Support For immediate answers to our most frequently asked questions, please visit our FAQs page at https://www.lendingclub.com/info/faq.action. If you need assistance with your Lending Club account, please contact us at support@lendingclub.com. Our support offices are open Monday through Friday from 8 AM to 5 PM Pacific Time. Notes offered by prospectus filed with the SEC: https://www.lendingclub.com/info/prospectus.action. On 2010-02-11, 03:37, wrote: > I would like to have my income verified please for a loan that is currently > in the process of being funded. > > Thank you,

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1986	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,443.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Riverside Community College District? Thank you in advance.	Associate Professor
what is your occupation?	College Professor
Hello, with under $9K of revolving credit debt, you're requesting $15K. What other type of debt do you intend to pay off with this loan? Thank you.	In addition to the revolving debt and I have one other very high interest loan that I obtained before I rebuilt my credit. Thank you.
Please call 1-866-754-4094 to have Lending Club verify your income to assure 100% funding of your loan.	I have not been instructed by Lending Club to do this yet. I will inquire about this. Thank you.
Verification of income by LendingClub isn't required in all instances. However, lenders are a lot more likely to invest in your loan if there is independent verification of your income - especially as large as yours. I would strongly recommend you call them and ask them for details. It involves you sending them your paystubs or income tax returns. In addition, I have the following questions: 1. Are there any other income producing members in your household? If so what is your monthly household income? 2. Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, credit card payments, transportation, car payments, insurance, food, et al)? 3. What are the balances and rates ($ and %) of the debt you are trying to pay off? 4. Your credit report indicates -9K in outstanding revolving line, but you are looking for 15K. Can you please, explain the difference? Thank you!	Thank you for your comments and questions. I hesitate to list too much detailed information. I have applied for and qualified for a B2 rating loan. This loan will be used to pay two accounts. One is a credit card and one is a small loan I obtained a few years ago when before I rebuilt my credit. I currently have no other outstanding substantial debts except for my student loans, car and mortgage. Thank you.
Thank you for your candor. I understand your need for privacy. However, lenders aren't after your private life but are trying to get a better sense on whether the loan will be repaid or not. Our questions evolve around numbers and we don't and never will know who you are. It is up to you to decide whether the information we request infringes your privacy, just like it up to us to decide whether or not to invest on your loan. Good luck to you!	Thank you.
I agree w/ room125. If we are able to see the risk aka the numbers, we will lend. W/o it, we'll move on to the next loan.	Income Monthly: Gross Job Monthly: $ 11,000 Rental Income: $1,550 Expenses: Mortgage: $ 3219 Student Loan: $ 430 Car Loan: $ 486 Revolving/loan: $ 600 Other home expenses, (lawn, telephone, cable, etc.): $350 I think that's it. Let me know if you need anything else. Thank you.
Ok. Thx for the info. I'm in and I'd bet others will be in too. Good luck!	Thank you!

Member Payment Dependent Notes Series 483825

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483825	$10,000	$10,000	11.36%	1.00%	February 18, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483825. Member loan 483825 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Morean Arts Center	Debt-to-income ratio:	11.19%
Length of employment:	10+ years	Location:	St. Petersburg, FL

Home town:
Current & past employers:	Morean Arts Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,406.00	Public Records On File:	0
Revolving Line Utilization:	81.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please describe the debt you are wanting to consolidate - balance, rate, monthly payment, etc? Regards; Art	I have one closed credit card account with a HUGE interest rate and a couple of others that I would like to consolidate, totaling about $12000. Would like to pay off at least the high interest account. Been paying about $600 a month for the combined accounts.
Your position with Morean Arts Center? Thank you in advance.	Operations Manager
Please call 1-866-754-4094 to have Lending Club verify your income to assure 100% financing of your loan.	Have called a few times and left a message with my cell number today. Thanks!
To understand how this will fit into your budget, can you provide info on your other monthly costs including rent, utilities, car and student loans (if applicable)? Thanks for your answer to this Q...	My monthly rent is $800 I have three credit card payments per month ranging between $250 to $100 Utilities are about $300 to $400 per month depending on electric use I paid off my car with an earlier loan that has since been paid off. Student loans were paid about ten years ago. I plan to use this loan to pay off the bulk of credit card debt, mostly the highest interest card that I no longer use, in order to have lower interest and more flexible credit options.

Member Payment Dependent Notes Series 483827

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483827	$25,000	$25,000	16.07%	1.00%	February 19, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483827. Member loan 483827 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	US Government EPA	Debt-to-income ratio:	20.88%
Length of employment:	10+ years	Location:	Forest Park, IL

Home town:
Current & past employers:	US Government EPA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > I am being transferred by my employer to Washington DC and I am sellingmy house. I work for the Federal Government, for over 22 years andthey are taking care of my moving expenses. However, like most ofhomeowners I owe more than what my house is worth. I need the $25,000 to close the deal on my sale of my home I will be downsizing to anapartment in DC and will not have any problems paying back this loansince my rent will be about $2000 less than my current mortgage payment.I consider myself lucky that I have a steady income and would appreciateLending Club members help for my situation in getting my home salecompleted. Thanks

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1981	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,018.00	Public Records On File:	1
Revolving Line Utilization:	68.40%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 D C loan: (1)-Position (J-O-B) @ EPA - US Gov't is what? (2)-TransUnion Credit Report reflects Public Record on File from 93 months past. Court judgment? Lein? Wage garnishment? Bankruptcy? If bankruptcy, Chap 7 (personal asset liquidation)? Chap 11 (Debtor reorganization/installment modification) Or Chap 13 (Business asset liquidation)?. Thanks for expected answers to BOTH questions. Member 505570 Retired-USMC-Investor 02.05.10 @ 5:54 AM ET.	Type your answer here. n1) United States Government - Environmental Protection Agency 2) Court Judgement
Do you have a closing date yet? Do you have the preliminary HUD statement yet? Thank you in advance.	Type your answer here. No closing date yet or HUD one but the money will be needed to take care of the diff in the mortgage payoff and the reduced selling price.
What is your occupation? Please explain your public record.	Type your answer here. United States Government, Environmental Protection Agency, Court Judgement
Me again. I am entirely capable of comprehending. Investors (lenders) including myself, know from your on-screen application available to us that your employer is United States Government; specifically Environmental Protection Agency. My earlier question asked you... (1)-Position (J-O-B) @ EPA - US Gov't is what? Your answer was ...."United States Government - Environmental Protection Agency". I'll rephrase my question: The U S Government pays you $11,250 per month gross income fulfilling your assigned JOB (as in J-O-B DESCRIPTION). Only when you provide proper and accurate answer will I- and probably Member 581932 who asked basically the same question- participate in funding your requested loan. This is carbon copy of borrower employed by Waltham Public Schools, Waltham, MA. When asked position (J-O-B) @ Waltham Public Schools inaccurate answer provided was... "Waltham Public School District is school district located in Waltham, Massachussets".... Member 505570 Retired-USMC-Investor 02.09.2010 @ 3:15 PM.	Type your answer here. Criminal Investigator, Job Series 1811, GS-13

Member Payment Dependent Notes Series 483946

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483946	$5,000	$5,000	13.11%	1.00%	February 22, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483946. Member loan 483946 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Self	Debt-to-income ratio:	20.04%
Length of employment:	2 years	Location:	WHITTIER, CA

Home town:
Current & past employers:	Self
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/10 > I plan to use this loan to pay off credit card debt as well as to help with the expenses of college. I am a great contender for this loan because I have solid income each month and my car loan payment will end this June affording me the ability to easily pay off this loan. I bring in approximately $2400 a month of which $992 goes directly to bills.

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$438.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate on your self-employment. Thank you in advance.	I do a few different things, but mostly I hire myself out as a bartender for private parties, weddings and other functions. I also help my realtor friends with staging to help them sell faster. Thank you!!!
You are asking for a loan for credit card consolidation yet your balance is listed under $500. Can you explain? Thanks.	I have old cards that I want to pay off as well. I am also using the loan money for past and future school expenditures. Thank you!

Member Payment Dependent Notes Series 483962

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483962	$25,000	$25,000	16.45%	1.00%	February 22, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483962. Member loan 483962 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,000 / month
Current employer:		Debt-to-income ratio:	13.96%
Length of employment:	< 1 year	Location:	Aubrey, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > Marketing consulting and business development company with business picking up. We're planning for growth and need to consolidate borrowing. Focus is on small to medium sized businesses -- the fastest growing part of the economy. Our services are comprehensive. We use both online and offline programs to help clients grow and profit. Newest company growth is online publishing and business DIY marketing tools. Expect to double size of LLC in next 12 months. Borrower added on 02/17/10 > We have 4 websites we are building out to generate income ... business marketing membership site with software and tools, internet search with advertising, business networking and support, and business financial website with online applications. These 4 sites are purposed to generate multiple income streams in 2010 and beyond.

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1983	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,960.00	Public Records On File:	1
Revolving Line Utilization:	90.70%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 DC loan: (1)-Source of $15,000 pm gross income is? (Be specific; occupation? self-employed business?, et al.) (2)-TransUnion Credit Report reflects Public Record on File from 89 moonths past? Court judgment? Lein? Wage garnishment? Or bankruptcy? If bankruptcy, Chapter 7 (personal asset liquidation)? Chapter 11 (Debtor installment modifiation)? Or Chapter 13 (business asset liquidation)? (3)-Please provide some DETAILS about your small business. Thanks for expected answers to all THREE questions. Member 505570 Retired-USMC-Investor 02.09.2010 @ 5:32 AM ET.	1) Key source of income is marketing consulting company we own. Focus on small to medium business segments, online customer acquisition. 2) Record was Chpt 7 liquidation. 3) Fastest growing part of business is online marketing and sales.
Employer or source of income? Thank you in advance.	Thank you. Key source of income is marketing consulting company. 2 years old and growing fast. Key focus on small to medium online business.
Do you currently have a job? If so, what company and what is your position? What is the public record on file - did you declare bankruptcy?	Key source of income is marketing consulting company I own. Two years and growing. Main target is small to medium businesses that need online help. Public record (8 yrs old) was chpt 7.
Re: $25,000 loan currently 13 percent funded. QUESTION: Has Lending Club Home Office, Redwood City, CA, Employment-Income Verification Team contacted you to commence employment and/or income verification processes? If not contacted by them you should contact them now; refer to "CONTACT US" @ bottom Home Page. Listed therein is email address/toll free telephone number for Member Support Department open only Monday - Friday. Note that verification of one item is independent of verification the other item. After verification process completed, on-screen application available to potential investors (lenders) will reflect Credit Review status and/or Income Verified status being updated. Completed verification process result beneficial to borrower is that your loan will now attract investors (lenders) currently "Sitting-On-The-Sidelines" waiting until these processes completed. After verification completed funding pace will quicken and when 100 percent funded loan's proceeds can be deposited next day into your bank account. Hope this information to be helpful. Member 505570 Retired-USMC-Investor sends 02.10.2010 @ 02:55 AM ET	Thank you sir. Appreciate the assist.

Member Payment Dependent Notes Series 483971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483971	$10,000	$10,000	10.25%	1.00%	February 19, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483971. Member loan 483971 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,917 / month
Current employer:	NRG Energy	Debt-to-income ratio:	13.98%
Length of employment:	1 year	Location:	Browns Mills, NJ

Home town:
Current & past employers:	NRG Energy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > I requested a loan to consolidate my two credit cards. I always pay more than the minimum on my bills. If I could pay both cards off, I can put whatever I owe into a structured payment plan and aggressively pursue a debt free life. Borrower added on 02/09/10 > I am a union worker at a power plant in NYC. Borrower added on 02/09/10 > I want to thank everyone who has funded my loan so far. Thank you! Borrower added on 02/10/10 > I worked for General Electric as a Systems and Instrumentation Engineer from '05 - '09 right out of college. I grossed $67K last year. I left GE to work NRG Energy. They were a customer of mine while working for GE and a very stable and secure career move. My salary has increased after switching jobs. I have a mortgage of $1000/month but the property is being rented for $800. I live at home with my parents so I can save up for a house to live in. I have a car payment of almost $600 a month. Insurance costs $189 a month. I pay $130 for a family cell phone plan for me and my parents. Borrower added on 02/11/10 > Thanks to everyone that are investing in my loan. Your help is much appreciated. For potential investors, - my credit score is 700+ - I was delinquent on my mortgage 24 months ago. It was because my bank M&T Bank sold my loan to Chase. I had the M&T loan automatically deducted from my account every month. After it changed over the Chase, I unknowingly paid M&T for four months and missed four payments with Chase. The paperwork was resolved, the money was returned from M&T and directly paid the past four months with all surcharges removed. I am disappointed that it shows up on my credit score as a delinquency.

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	24
Revolving Credit Balance:	$6,639.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with NRG Energy? Thank you in advance.	Instrumentation and Controls Technician

Member Payment Dependent Notes Series 483973

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483973	$25,000	$25,000	18.30%	1.00%	February 23, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483973. Member loan 483973 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$19,583 / month
Current employer:	diamondback Capital	Debt-to-income ratio:	7.28%
Length of employment:	2 years	Location:	NEW YORK, NY

Home town:
Current & past employers:	diamondback Capital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > I tapped into my profit sharing and have taxes I am unable to pay

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	52	Months Since Last Delinquency:	21
Revolving Credit Balance:	$28,897.00	Public Records On File:	0
Revolving Line Utilization:	46.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 DC loan: (1)-Position (JOB) @ Diamondback Capital is what? (2)-Portion loan to apply to CC debt is $? (3)-Portion loan to apply to income taxes is $? Thanks for expected answers to all THREE questions. Member 505570 Retired-USMC-Investor 02.09.2010 @ 06:19 AM ET.	equity trader for hedge fund . I will owe about 20k in taxes and will put balance towards cc Ideally 30k would be better for my situation Will probably pay back in full in December when get my bonus
Your position at diamondback Capital? Thank you in advancec.	equity trader
Can you explain the delinquency in your credit history from 21 months ago?	Type your answer here.if you can be more specific Unaware of a delinquency?
Your credit report shows you were delinquent 21 months ago, we don't have access to the full report, just the bit Lending Club is aware of, I suggest you request a copy of your report to correct this if it is wrong	Type your answer here. I always pay my debts If I remember correctly I had a bill going to an old address and was late with payment but finally settled that and paid was was due in full
Re: $25,000 loan currently 10 percent funded. QUESTION: Has Lending Club Home Office, Redwood City, CA, Employment-Income Verification Team contacted you to commence employment and/or income verification processes? If not contacted by them you should contact them now; refer to "CONTACT US" @ bottom Home Page. Listed therein is email address/toll free telephone number for Member Support Department open only Monday - Friday. Note that verification of one item is independent of verification the other item. After verification process completed, on-screen application available to potential investors (lenders) will reflect Credit Review status and/or Income Verified status being updated. Completed verification process result beneficial to borrower is that your loan will now attract investors (lenders) currently "Sitting-On-The-Sidelines" waiting until these processes completed. After verification completed funding pace will quicken and when 100 percent funded loan's proceeds can be deposited next day into your bank account. Hope this information to be helpful. Member 505570 Retired-USMC-Investor sends 02.11.2010 @ 02:52 AM ET	Type your answer here. yes I received a call and provided by e-mail the contact person to verify my income etc Thanks

Member Payment Dependent Notes Series 484016

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484016	$12,000	$12,000	7.88%	1.00%	February 19, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484016. Member loan 484016 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Follett	Debt-to-income ratio:	7.92%
Length of employment:	4 years	Location:	Astoria, NY

Home town:
Current & past employers:	Follett
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > I am applying for this loan to in order to reduce high interest rates. Borrower added on 02/08/10 > This loan is to have one monthly payment with realistic intrest rates

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,647.00	Public Records On File:	0
Revolving Line Utilization:	26.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Follett and what is your position there? Thank you in advance.	The Follett Corporation is contracted to run college bookstores and is the largest firm doing this in this in both USA and Canada and while textbooks are a large part of its trade we deal in college apparel gifts and student needs throughout the year.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Follets? This will shed some light and should help lenders lend you the $$ you are asking for.	My my monthly expeneses are rent which is 959.00 per month and my total debt is around 13,000. Thank you for your condsideration.
Do you pay for utilities, transportation, car, gas, phone, insurance, or food?	My rent, phone, food and utililities are paid jointly my me and my wife. My monthly car insurance is 97.00 per month.
Thanks for partially answering one question. Can you answer the rest of my questions? W/o it, I can't take the risk and I am sure others lenders will do the same. Basically, it's in your best interest to make it transparent. Can you list your monthly expenses? Not just rent but the usual monthly bills. We need to ensure you aren't building more debt. Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Follets?	Rent-956.00 per month Utilities-85.00 per month Phone and cable-150.00 This expenses are paid jointly by me and wife. Other expenses in which are paid just by me are; Auto insurance-96.00 per month Cell phone-49.00 per month Credit card payments-400.00(average) per month Other than my checking account my wife and I also a joint saving account and an IRA. My role at Follet is that of the Genral Merchadising Manager. I assure that the purpose of this loan is not amass greater debt but to manage my present debt with a realistic intrest. Thank you for your consideration and I am sorry that my original reply was lacking greater detail.
I have the following questions: 1. Are there any other income producing members in your household? If so what is your monthly household income?' 2 Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, transportation, car payments, insurance, food, et al)? So far you have said rent - 959, car insurance 97. What about the rest. 3. What are the balances and rates ($$ and %) of the debt you are trying to pay off? 4. You mention you have 13K in debt, but your credit report lists only <9K. Any reason for the discrepancy? Thank you!	My wife also worksand our joint income is 4,200. per month. Below is an accounting of montly expenses Rent-956.00 per month Utilities-85.00 per month CC Chase balance 6,201.22 Intrest rate 20.24% Discover 6,234.90 No intrest for the next 11 months In regard to my credit report I can only say that there is an error. Thank you for you for your consideration. Phone and cable-150.00 This expenses are paid jointly by me and wife. Other expenses in which are paid just by me are; Auto insurance-96.00 per month Cell phone-49.00 per month Credit card payments-400.00(average) per month Other than my checking account my wife and I also a joint saving account and an IRA.
Thx for the info. I'm in and I'd bet others will now get in too. Good luck!	Thank you.
Thank you for the answer. I will invest in your loan. But I am puzzled you want to pay off the Discover loan, which currently doesn't accrue any interest on you.	The reason is that I would like to have montly payment and I'm sure that after one year Discover's intrest rate will more than make up for the garce period. Thank you for your support.

Member Payment Dependent Notes Series 484041

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484041	$25,000	$25,000	10.99%	1.00%	February 22, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484041. Member loan 484041 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	21st Century Home Health Agency	Debt-to-income ratio:	22.83%
Length of employment:	7 years	Location:	Oklahoma City, OK

Home town:
Current & past employers:	21st Century Home Health Agency
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > I am very diligent about paying off my debt, but these high interest rates are terrible. Most of my debt was incurred 5-6 years ago to add on to home and the interest rates at the time were 5 and 6%. Now they are 28 and 29%. I pay more than minimum on all debt and have all payments auto withdrawl so no chance of a late payment. I am on a mission to get out of debt. I am half way there, but really could use the help to finish. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,752.00	Public Records On File:	0
Revolving Line Utilization:	39.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at 21st Century Home Health Agency? Thank you in advance.	Chief Financial Officer
Thank you. Yes, the rates are ridiculous, and only getting worse. You are at the right place here at Lending Club. Would you please list your debts, (type/balance/APR/minimum payment)? Those details will help us. Thank you in advance.	I am going to pay off 2 credit cards and some on another. The highest is $17,000, 19.99% with $500 minimum, $6.000, 19.95% with $160 minimum, and $6500, 18.24% with $175 minimum. Sorry it took all day, but the information was at home. Thanks!
Your revolving debt is listed as $42,754 but you say your CC debt totals 29,500. What is the rest of this debt (amount, interest and monthly payment)? What are your other monthly expenses (mortgage, cars, utilities, etc)? Thanks for your answer to both Qs..	Its all CC debt. I have $9500, 9.99% with $130 min, and $4,000, 28.9%, with $85 min. My husband just got that off a paid off card to help with his business for 30 days until all the payments come in. The Mortgage is $1150 and I have a brand new auto loan at 5.9% with $600 payment starting on 2/20/10. In the past 5 years, I have paid off $40,000 in CC Debt and $38,000 in auto loans. I just want get rid of CC Debt at a faster pace. I appreciate your consideration. Thanks.
When you provide the list of all your debts that you still owe, (except your mortgage and car) please indicate which ones of them you will be paying off with this loan. If we can see that information all in one place, I think it would help. Thank you in advance.	Of the 5 CC I have, I will be paying off 2 with 19% interest rates and paying some on 1 with 18%. My goal is to apply any extra money I have monthly to the 3rd partially paid card until paid off, then start paying extra to this loan. I pay in order of the highest interest rates. This is how I have been able to pay down my debt so far.

Member Payment Dependent Notes Series 484044

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484044	$2,100	$2,100	7.88%	1.00%	February 19, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484044. Member loan 484044 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	Publix Supermarkets	Debt-to-income ratio:	21.52%
Length of employment:	2 years	Location:	Gainesville, FL

Home town:
Current & past employers:	Publix Supermarkets
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/10 > The loan request is to help fund part of my wedding expenses. We need to put down most of the money for the reception and ceremony in April. I have a steady job that pays $400 weekly as well as bonuses. I also get real estate investment income of $440 a month. I will not have any financial problem paying off this loan. I just need to be able to front the money to the wedding coordinators.

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$564.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Publix Supermarkets?	Customer Service Staff

Member Payment Dependent Notes Series 484054

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484054	$8,500	$8,500	7.51%	1.00%	February 18, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484054. Member loan 484054 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Hotelicopter.com	Debt-to-income ratio:	20.05%
Length of employment:	1 year	Location:	Charlottesville, VA

Home town:
Current & past employers:	Hotelicopter.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > I have a Chase credit card balance at a 15% APR that I would like to refinance and pay off. Help me stop feeding money to the beast!

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,384.00	Public Records On File:	0
Revolving Line Utilization:	19.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I notice there have been 3 recent credit inquiries - did any of them result in new credit cards, or loans? Thank you in advance.	I've recently been trying to refinance my mortgage, so the credit inquires were from that process. I ended up not refinancing, so I haven't taken on any new debt.
PLEASE LIST ALL DEBTS, AMOUNTS AND INTEREST RATES. THANKS	Mortgage - $160,000 30 yr fixed at 6.25% Car Loan - $10,000 at 6.5% Student Loan: $51,000 at 2.75% Student Loan (Federal Consolidation Loan): $16,500 at 4.75% Chase Credit Card: $8400 at 14% (This is the one I want to pay off with the lending club loan)
Your current employment is one year. What have been your last three jobs and how long were you employed with them.	Previous to this job I worked as a Software Engineer for a startup company called Avir Sensors, also located in Charlottesville, VA for 1 year (it was a startup and unfortunately it didn't work out and everyone was laid off). Before that I worked as a Software Engineer for a logistics software company called RedPrairie located in Waukesha, WI for roughly 18 months. Before that job I was in college at the Millwaukee School of Engineering in Milwaukee, WI.

Member Payment Dependent Notes Series 484062

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484062	$12,000	$12,000	14.22%	1.00%	February 22, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484062. Member loan 484062 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	hewlett packard	Debt-to-income ratio:	17.56%
Length of employment:	7 years	Location:	honolulu, HI

Home town:
Current & past employers:	hewlett packard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/10 > Trying to finish my MBA degree and I only have 1 semester left to go. I have held a management level position with Hewlett Packard for over 7 years with no worries of pay cuts or job loss.

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,233.00	Public Records On File:	0
Revolving Line Utilization:	91.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Does HP reimburse education expenses? Thank you in advance.	not anymore, they stopped about a year ago. thank you.
I'm interested in funding your loan but need more information. I only invest if all of my questions are properly answered: 1) Do you have a saving account or an emergency savings fund? If yes, do you mind sharing the balance you have in it? 2) How many household members depend on your salary? 3) Please briefly describe your position an your current employer? 4) Are you at risk of losing your job in the next 3 years? Do you have a back-up plan for paying this loan in case you loose your job? 5) Please give us an idea about your monthly expenses and how you will allocate this loan in your budget (It's important that you fill in all the information requested here. I need to understand how well you manage your budget): - Housing (Rent, Mortgage): - Insurance: - Car expenses: - Utilities, Phone, Cable, Internet: - Food, entertainment: - Clothing, household expenses: - Credit card payments: - Other loans payments: - Other expenses: - Savings: ----------------------------------- - Total Expenses: - Net Income after taxes and deductions: ----------------------------------- 6) Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks for answering all my questions and good luck with the funding!	Monthly Income - $6250 gross (not including end of year and quarterly bonus money.) Rent - $725 monthly Electricity - $0 (included with rent) Phone, Cable, Internet - $145 monthly Car - PAID IN FULL Car Insurance, Gas- $190 monthly Credit Card minimum monthly payment - $280 monthly (I paid off half of my credit card with my tax returns.) Food/Entertainment - $700-$850 monthly Clothes, household expenses - $400-500 monthly Left over money goes towards savings. Savings account - $9450 401K Retirement Savings $64,320 No other household members depend on my salary. IT Manager, employer is HP (Hewlett Packard) not at risk of losing job (recently promoted), but just in case, back up plan for paying loan is taking from savings or worse case scenario from 401K retirement fund. I would use the loan to pay for final semester of school and cover cost of books. Thank you for your consideration.

Member Payment Dependent Notes Series 484070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484070	$15,000	$15,000	10.62%	1.00%	February 22, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484070. Member loan 484070 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	TM Advertising	Debt-to-income ratio:	14.95%
Length of employment:	< 1 year	Location:	Irving, TX

Home town:
Current & past employers:	TM Advertising
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > I'm using this loan to consolidate my higher interest credit card debt and simplify my payments. I have no late payments on credit cards, car loan, or mortgage. In a worst case scenario, I have $45k in retirement accounts (401k and Roth IRA). Borrower added on 02/14/10 > Update: I was able to refinance my mortgage, so my expenses have come down a bit: Mortgage: $1240 Taxes/Insurance: $450 Car/Insurance: $500 Utilities (cell/Internt/elec./water): $250 I have also filed my 2009 taxes and will be receiving a $4k refund. I have been at my current job at TM for less than a year. They made me an offer I couldn't refuse and recruited me out of my previous employer where I had worked for the last 7+ years. I am using this loan to pay off 3 cards with interest rates at 19.99. I have other credit card debt as well, but that is all at 3.99 and under. I'm taking several steps (mortgage refinance, cancel cable/gym, eating in, etc.) to cut my monthly committed expenses so I can put some real dents in this debt load. Please feel free to ask any other questions you may have. Thanks!

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,403.00	Public Records On File:	0
Revolving Line Utilization:	40.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is TM Advertising and what do you do there? Thank you in advance.	TM Advertising is a full service advertising agency within the Interpublic Group of Companies (NYSE: IPG). I lead the Analytics group responsible for measurement and analysis of our advertising efforts.
I have the following questions: 1. What were you doing before joining TM Advertising less than a year ago? 2. Are there any other income producing members in your household? If so what is your monthly household income?' 3. Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, transportation, car payments, insurance, food, et al)? 4. What are the balances and rates ($$ and %) of the debt you are trying to pay off? 5. You are looking for 15K, but your credit report shows +33K in revolving balance. What are the balances and rates ($$ and %) of the remainder? Thank you!	1. Worked at a similar company in a similar capacity for 7 years. 2. I live alone. 3. Total monthly expenses come to about $2600 and includes mortgage, car payment, insurance, all utilities, and groceries. 4. $15k at 19.99 5. $18k at 3.99 or less
will you use your tax refund to pay this loan early?	I'm using the tax refund to create an emergency fund. Half is going to be kept very liquid in an ING savings account. The other half will go into something less liquid like CDs or I bonds. I haven't decided just yet on that portion. Having the emergency fund will help me reduce my dependence on credit cards since I'm not using them until the debts are paid off. The behavioral change is as important as the debt reduction at this point. I'm not ruling out paying off the loan early at some point, but I decided to establish the emergency fund first.

Member Payment Dependent Notes Series 484081

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484081	$13,800	$13,800	13.48%	1.00%	February 24, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484081. Member loan 484081 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,856 / month
Current employer:	Cochella Valley Water District	Debt-to-income ratio:	15.16%
Length of employment:	5 years	Location:	Indio, CA

Home town:
Current & past employers:	Cochella Valley Water District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > Tired of credit card debt, I just want to consolidate bills and pay them off quickly.

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,466.00	Public Records On File:	0
Revolving Line Utilization:	50.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Cochella Valley Water District?	I am a Public Information Associate. I write and design newsletters, brochures and other materials to promote water conservation. I also work public events and organize educational tours and events.

Member Payment Dependent Notes Series 484100

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484100	$7,200	$7,200	13.11%	1.00%	February 17, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484100. Member loan 484100 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,427 / month
Current employer:	All Glass & Plastics, Inc	Debt-to-income ratio:	9.68%
Length of employment:	6 years	Location:	Lancaster, CA

Home town:
Current & past employers:	All Glass & Plastics, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > I dream of being debt free so I can help others do the same. My biggest goal is to create a foundation to help others in need. I believe that means I have to start with me, get strong, then hold out my hand to help the next person up.

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,659.00	Public Records On File:	1
Revolving Line Utilization:	80.20%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at All Glass & Plastics, Inc? Thank you in advance.	In a larger Corporation, I would have the title of Bookkeeper, Sales Associate, Receptionist, Purchasing Agent, and Technical Adviser. But this is a small, family owned operation that has been in business for 40+ years. I've been with the company for almost 6 years and I do all of the above plus more.
Thank you for your prompt reply! Please talk about the Public Record? Thank you in advance.	There is only one public record I can think of. I (and many others) were scammed by a Military impersonator. He forged my signature, wiped out my savings & ran up credit cards in my name (some in Cities where I've never lived). This forced me into bankruptcy. And, although others (with more military savvy than I), along with the FBI, Air Force OSI and Federal Courts tell me it is not uncommon to be so swindled, I just can't help but be embarrased and ashamed - I feel like I should have seen through it. There's just no excuse.
I have the following questions: 1. Are there any other income producing members in your household? If so what is your monthly household income? 2. Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, transportation, car payments, insurance, food, et al)? 3. What are the balances and rates ($$ and %) of the debt you are trying to pay off? Thank you!	Answers in order; 1) Yes & monthly household income is approximately $4,800 gross +/- (depending on hours/jobs worked, overtime, bonuses, etc. 2) depending on the time of year - approximately $3,400. 3) $7012.68 and 22.9%.
Your gross income is listed at $2427 but you indicated $4,800 with approx. $3,400 for expenses. Can you please reconcile these figures.	The previous question asked "Are there any other income producing members in your household? If so what is your monthly household income?" The additional "household" income is from my husband.

Member Payment Dependent Notes Series 484146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484146	$18,000	$18,000	15.33%	1.00%	February 19, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484146. Member loan 484146 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,917 / month
Current employer:	New York City Transit	Debt-to-income ratio:	15.75%
Length of employment:	3 years	Location:	NEW YORK, NY

Home town:
Current & past employers:	New York City Transit
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > I unfortunately used my credit cards to fund a huge part of my graduate education. Now that I am steadily moving up in my career I would like my financial future become as secure. Having one monthly payment at a fixed interest rate will help me take a huge step towards that goal.

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,322.00	Public Records On File:	0
Revolving Line Utilization:	95.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with New York City Transit? Thank you in advance.	I am an attorney and I draft and negotiate contracts.
Re: $18,000 DC loan: Position (JOB you perform) @ New York City transit? Member 505570 Retired-USMC-Investor 02.10.2010 @ 8:20 AM ET	I am an attrorney and I draft and negotiate contracts.
Attornry, I believe your loan to be relisted because previosuly listed, fully funded but note not and proceeds never disbursed. If I am correct, my question is what is/were reason(s) for note non-issuance? Thank you for expected answer(s). Member 505570 Retired-USMC-Investor 02.10.2010 @ 2:45 PM ET.	This is my first time listing on this service.
please list current creditors, balances, interest rates, and payments.	Please keep in mind that until this year I was earning $60,000 before taxes and was also funneling up to $800 to student loans Because of bank mergers I now have three cards with Chase ($1847 at 21.24%, $2,668 18.67% and $ 1100 at 22.25%). I have been steadily paying down the higher interest rate cards and paying only the minimum on the lowest interest card. I pay $250 total towards these cards. Bank of America $9,200. I pay $280 $60 more than the minimum and they recently dropped the interest rate to 17.39%. Now that they have dropped the interest if I do not get funded here I will probably pay the extra to clear up the last $1100 on the 22% interest Chase card ASAP. I owe USBank $7,397. I rolled this money over to this card some of of it fixed at 6% until the rest pf this year but the rest is at 0% until the end of March and then a variable rate sets in. I would prefer to pay off as much of this card as I can which would leave me only have to pay off whatever the balance is at 6%. Please note that I still have monthly payments of $400 to my consolidated student loans.
you are at 95% of your credit limits, i can understand accruing debt as a student but you've been working for 3 years, how come this hasn't been paid down a little?	During my first two years of working I funneled most of my money into paying off my non-federal student loans. Also, my first two titles had pay ranges that didn't allow for me to tackle both debts at once and cover my living expenses. This is my third year with the company start (1/10) and with it I received a slight increase so I now have the ability to do both.
Please list your monthly living expenses (rent/util/et al) so we can see how the loan payment will fit into your budget, and also *list* your debts (types/balances/APR's), indicating which ones you will be paying off with this loan. Thank you in advance.	I'll be paying off the following cards: Because of bank mergers I now have three cards with Chase ($1847 at 21.24%, $2,668 18.67% and $ 1100 at 22.25%). Bank of America $9,200. I pay $280 they recently dropped the interest rate to 17.39%. USBank $7,397. I rolled this money over to this card some of of it fixed at 6% until the end of this year but the rest is at 0% until the end of March and then a variable rate sets in. I would pay off as much of this card as I can which would allow me to pay off whatever the balance is at 6%. I have one other card with a $1500 balance but I plan to use my tax return to pay it off so I didn't include it here. Monthly expenses during this loan will be: $400 to my consolidated student loans I have a fixed interest rate of 2.75% $89 for my phone $45 for Internet $70 (combined cost of electricity and gas) $1307 rent (My rent jumped because from $1200 last year because of repairs (new roof) that DHCR allowed my landlord to pass through. My lease is up in June and I intend to find a new place for $1200 or less so this number will decrease.) So with my monthly payment (if this loan is funded) I will have a total of $2538 of of expenses per month
Attorney,Re: $18,000 loan currently 13 percent funded. QUESTION: Has Lending Club Home Office, Redwood City, CA, Employment-Income Verification Team contacted you to commence employment and/or income verification processes? If not contacted by them you should contact them NOW; refer to "CONTACT US" @ bottom Home Page. Listed therein is email address/toll free telephone number for Member Support Department open only Monday - Friday. Note that verification of one item is independent of verification the other item. After verification process completed, on-screen application available to potential investors (lenders) will reflect Credit Review status and/or Income Verified status being updated. Completed verification process result beneficial to borrower is that your loan will now attract investors (lenders) currently "Sitting-On-The-Sidelines" waiting until these processes completed. After verification completed funding pace will quicken considerably and when 100 percent funded loan's proceeds can be deposited next day into your bank account. Hope this information to be helpful to new borrowers. Member 505570 Retired-USMC-Investor sends 02.10.2010 @ 2:59 AM ET	Hi, thanks for the advice ^^. They contacted me yesterday at 3PM PST but unfortunately I am on EST so when they called my HR office was already closed for the day. I'll get the information they need today and hopefully it will be processed soon. Thanks again!
You sound like you have a good handle on where your money goes. Do you plan on closing most of these cards when you pay them off with this loan? And, do you operate on a cash/check, debit, or credit card basis for you monthly expenses? i.e. Are you adding more to your balances?	I plan to close the small card that I will be paying off with my tax refund and the two of the Chase Cards. Those are my earliest cards and most of the personal finance books that I read have said to keep my oldest cards open or else I can really hurt my credit score. My MBNA card is my oldest card so I will definitely keep it open. The US Bank Card is the newest of them all but with a 6% interest rate it makes more sense to keep it instead of the older Chase cards. At the end of this I only want to have three cards. I am using my Citibank debit card for my expenses. I tend to spend any cash I have on me so I am restricting myself to using the debit card and it has helped a bit since a lot more merchants have purchase minimums so it isn't easy for me to tell myself oh it's only $3.00 and spend the money frivilously and it since I have started budgeting it helps keep me honest about where I blow my money. (Until I budgeted never knew how the random items added up). I definitely never want to carry a balance again and plan to use some of the money I'll be saving with the consolidated payments to build a cushion so that unexpected exenses won't automatically end up on a card. A general question though, any advice on how to not lose the cards though once I pay off the balances and stop using them? I have been trying to do some research on that since a friend of mine paid off one of her cards and the bank closed the card once her last payment was made. I'll already plan to close some of the cards so it's a bit scary to know I may lose the others as well for being more responsible but then again I guess that would also ensure I don't repeat past mistakes. Hmm being a responsible adult is not fun >_<
Keeping your oldest cards is the right move. To close your other cards when paid off - in writing (email works since you get a copy) tell the cc company to close the account AT YOUR REQUEST. So it goes on your report that you closed it - not them. To keep your cards open put regular bills on them and set them up to autopay each bill in full from your bank account so you do not get charged interest. Good ones to use are set monthly bills that you already have budgeted in from companies do not charge a fee to use credit cards like your cell phone bill, auto insurance, and cable bill. Be sure to check monthly that bills were paid in full, no erroneous charges were made on your cards, and the company has not changed policy on paying off cards. There is a rumor some companies (Citicard) may begin charging customers for paying off cards. No idea if it is true but I would close any account that charged me fees. Your bank should offer free autobill pay and may even write and send any checks for you for free. So, you may be able to set-up your entire life as autopay. That would just leave you making sure you stay within your spending budget and check monthly to make sure everything went off without a hitch. I recommend Dave Ramsey - he is a great read and will be available at the library. Best of luck!	Thank you very much for your advice. I was just going to call to close the cards but will now be sure to send an email instead and be sure to use the terms AT MY REQUEST. I'll do a search of my local library now for the Dave Ramsey books. Oddly enough I do most of my regular banking through Citibank I'll have to do some research on their automated bill payment rules and start setting the automatic payments up. Thanks again!

Member Payment Dependent Notes Series 484212

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484212	$10,000	$10,000	10.25%	1.00%	February 22, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484212. Member loan 484212 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:		Debt-to-income ratio:	9.09%
Length of employment:	< 1 year	Location:	Staten Island, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > This is for a custom bilt Harley Davidson Trike.

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,205.00	Public Records On File:	0
Revolving Line Utilization:	24.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Thank you in advance.	Retired ,from FDNY, City of NY pension

Member Payment Dependent Notes Series 484222

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484222	$8,000	$8,000	15.70%	1.00%	February 19, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484222. Member loan 484222 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,400 / month
Current employer:		Debt-to-income ratio:	7.36%
Length of employment:	< 1 year	Location:	Berry Creek, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > My wife an I are senior citizens doing foster care. We need to install heating/airconditioning and have $7,000 set aside but need another $8,000 to fund project. Hope you can help. Thanks.

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	20
Revolving Credit Balance:	$10,973.00	Public Records On File:	0
Revolving Line Utilization:	87.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your sources of income? Thank you in advance.	Type your answer here. Thanks for asking. We both have social security totaling 1500 monthly; we have rental income of 900 and foster care averages 2000 each month.
Hi Senior Citizens, Re: $8,000 HVAC HIP: Source(s) $4,400 reported pm gross income is/are? (Please be specific.) Member 505570 Retired-USMC-Investor 02.1020 @ 8:23 AM ET	Our income is derived from social security ($1500), rental income from our farm house ($900) and foster care (averages $2,000). Thank you for your interest. With respect, Semper Fi.
Your credit report lists +10k in balances with very high (90%) utilization. What are the balances and rates ($$ and %) of this debt? Thank you!	We have two credit cards. Both are nearly maxed out. We pay a minimum of $125 on one card and the other is $110. My payments to both cards are above the minimum amounts. Credit limits for the two cards are $12,000. Much of the charges to the cards are for prescription medications needed by my wife.

Member Payment Dependent Notes Series 484239

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484239	$15,000	$15,000	11.36%	1.00%	February 22, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484239. Member loan 484239 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,067 / month
Current employer:	Kings Park Central School District	Debt-to-income ratio:	17.61%
Length of employment:	3 years	Location:	Islip Terrace, NY

Home town:
Current & past employers:	Kings Park Central School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,261.00	Public Records On File:	0
Revolving Line Utilization:	70.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Kings Park Central School District? Thank you in advance.	Technology Teacher
What is your occupation?	Technology Teacher
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized $ monthly costs including rent, car, utilities and debt that will not be consolidating by this loan? Thanks for answers to both Qs...	I am trying to get rid of 3 balances, $7500, 2400, 3000, and whatever is left over spread out among other debts, 2 of 3 interest rates are over 14%, the other is 0% til June, current payments are 150, 70, 100. Other monthly expenses are around a $1100 including rent, student loans, other credit card debt, and wedding stuff.

Member Payment Dependent Notes Series 484242

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484242	$15,000	$15,000	13.85%	1.00%	February 22, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484242. Member loan 484242 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:		Debt-to-income ratio:	19.29%
Length of employment:	10+ years	Location:	Owings Mills, MD

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > Using loan to retire other debts which have a higher interest rate. Borrower added on 02/09/10 > debt will be used to retire other debt that has a higher rate of interest. I've been a practicing attorney for the past 36 years and in the past several years I have been representing a number of clients who have been victims of real estate fraud.

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1969	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	49
Revolving Credit Balance:	$24,341.00	Public Records On File:	1
Revolving Line Utilization:	87.20%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you working for a particular law firm, or do you practice alone? Thank you in advance.	I've been a private practitioner for the past 36 years.

Member Payment Dependent Notes Series 484244

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484244	$2,500	$2,500	7.88%	1.00%	February 17, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484244. Member loan 484244 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Neils Lunceford	Debt-to-income ratio:	20.38%
Length of employment:	2 years	Location:	New Castle , CO

Home town:
Current & past employers:	Neils Lunceford
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > We will use the funds to help get us through the next two to three months, at which point, i will be working full time (landscape industry). I am a manager for my region and the projects are starting to come in for this summer construction season. My wife will be going back to teaching next year, took the year off to raise our new child. We always pay on time and ussually via auto withdrawl.

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,150.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Neils Lunceford - do they do something other than than landscaping, in the winter months? Thank you in advance.	I am mostly busy during the winter hiring, budgeting for the coming season, marketing, and bidding on potential spring start install work. We also do landscape design. I am a liscenced Landscape Architect so I am also working on designs. Being a design-build firm, though, our hours are cut back in the winter, and since my wife is taking time off with our new baby until next year, we will need additional income for the next two to three months. Thanks for your consideration
I see there have been a few recent credit inquiries - what were they for, and did any of them result in new credit cards or loans? Thank you in advance.	did look into credit cards but decided not to go that direction; currently processing refi on mortgage.

Member Payment Dependent Notes Series 484249

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484249	$16,000	$16,000	15.70%	1.00%	February 22, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484249. Member loan 484249 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,333 / month
Current employer:	Ohio state highway Patrol	Debt-to-income ratio:	23.51%
Length of employment:	10+ years	Location:	Massillon, OH

Home town:
Current & past employers:	Ohio state highway Patrol
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > I am married with 2 dependants, me and my wife's combined income is over 110K, I am a state employee (Trooper) and she is a registered nurse (RN). I had to have colerectal sugery which forced us to use many of our credit cards since my job only pays 67% disability we used cards to keep our bills paid on time. I have since returned to work but would like to consolidate all cardit cards into one payment which is easier to manage along with consolidating 8 different rates into one. Thanks for taking the time to review my application. Please call if you have furtherquestions my 2009 tax return is available for review. Borrower added on 02/16/10 > I would like to add that I will only be keeping open 1 credit card with the lowest interest rate. My wife and I plan on using cash for major purchases, and keeping 1 card open for an emergency. Borrower added on 02/18/10 > I was asked by an investor to state my income...I currently earn 34.66 and hour, I also recieve 500 dollars a month for adoption assitance. My wife currently earns 25.00 dollars an hour, and recieves 460.00 per month for child support. I also teach at the local community college part time at 23.00 dollars an hour, I average about 150 hours a year. We are eager to get our credit cards in oder and hope this helps in thefunding of our loan. any new information needed please feel free to ask. Thank you kindly.

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	40
Revolving Credit Balance:	$12,721.00	Public Records On File:	1
Revolving Line Utilization:	45.40%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your debts (type/balance/APR/min payment) and indicate which ones on the list will be paid off with this loan. Thank you in advance.	Direct merchants 4700.00 157.00 19.50% Chase WaMu 3983.00 127.00 23.00% Orchard bank 1724.52 74.00 19% Sears 1111.67 24.50% Capital One 2130.12 77.00 23.50% Discover 538.68 27.00 24% Walmart 817.12 35.00 22% Air tran 428.65 24.95%
Trooper, Re: $16,000 DC loan. Lenders provided application "thumbnails" with limited details. My question is: TranUnion Credit Report reflects Public Record on File from 97 months ago; court judgment? taxes? wages lien? If bankruptcy; Chapter 7 debtor assets liquidation? Or Chapter 11 debtor modified installment payment reorganization? Or Chapter 13 business assets liquidation? Explain all records final dispositions. Thanks for expected answer to question. Member 505570 (Retired-USMC-Investor) sends Tuesday, 02.09.2010 @ 8:09 AM Eastern Time.	It was a chapter 7 Bankruptcy which followed my divorce. I have never owned a business nor was it due to a tax lien of any type. Thank you I hope that answers your question.
I notice a few recent credit inquiries - what were they for, and did any of them result in new credit cards or loans? Thank you in advance.	I shopped around for a consolidation loan, but none have been for new credit accounts.
I'd like to fund you. Please verify your current income. You'll fund faster. Thanks in advance.	How do I verify my income other than post it for others to see???
Has the Employment-Income Verification Team contacted you to begin the employment-income verification process? IF NOT, refer to "CONTACT US" at the bottom of the home page. After employment-income verification process completed a on-screen application available to investors will reflect updated status. Result is then loan will attract more investors (lenders) and loan will fund quicker.	I have done that hopefully not to late, they sent me an e-mail yesterday stating they would be contacting me, unfortunately my loan expires in three days. Thank you for the information.

Member Payment Dependent Notes Series 484321

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484321	$5,500	$5,500	12.73%	1.00%	February 22, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484321. Member loan 484321 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,370 / month
Current employer:	premiere wall constuctors i	Debt-to-income ratio:	22.91%
Length of employment:	< 1 year	Location:	west covina, CA

Home town:
Current & past employers:	premiere wall constuctors i
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > Low risk loan to consolidate high interest credit cards. Have good fico and no late payments on any accounts in the last 7 years Borrower added on 02/12/10 > Previous employment was with the same company for over 6 years. Borrower added on 02/12/10 > Premiere Wall Constructors Inc is a Construction Contractor. I am a Union Lather (think carpenter but specialty)

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,778.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is premiere "wall constuctors i" and what do you do there? Thank you in advance.	Premiere Wall Constructors Inc is a Construction Contractor. I am a Union Lather (I work with Carpenters) We prepare exterior walls for plaster application.
I have the following questions: 1. Position at Premiere Wall Constructors? 2. What were you doing before joining them less than a year ago? 3. Are there any other income producing members in your household? If so what is your monthly household income? 4. Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, transportation, car payments, insurance, food, et al)? 5. What are the balances and rates ($$ and %) of the debt you are trying to pay off? 6. Your credit report lists $14K outstanding, while this loan will provide just 5K. What about the other 9K? What is the APR on those? Thank you!	I am a Lather (see above question. My previous employment was with a Software Company for 6 Years as a operations manager. My household is considered a shared living situation. (roomates) Reoccuring expenses rough breakdown. 500 car and insurance. I pay no rent or utilities (I manage a sober living home and reside there, my compensation is free rent and utilities. Cell phone, gas food is approx 600 a month. Right now minimum payments on CC debt is about 500-600. This loan is designed to pay off just the high rate cards (ie 16% or above) the remaining 9k debt is with Bank of America and the Is approx 14%, therefore not worth taking a 15% (with fees added in) loan to restructure.
I see you have been with them for less than a year. Would you tell us a bit about your prior employment history? Thank you in advance.	My previous posistion is listed on my credit report i believe, I was with the same company for over 6 years. I was a operations manager for a small software company.

Member Payment Dependent Notes Series 484339

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484339	$10,000	$10,000	7.51%	1.00%	February 19, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484339. Member loan 484339 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	SHEEHY FORD	Debt-to-income ratio:	8.97%
Length of employment:	10+ years	Location:	RICHMOND, VA

Home town:
Current & past employers:	SHEEHY FORD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > thank you Borrower added on 02/14/10 > just cancelled my loan thanks for your help

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,150.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at SHEEHY FORD? Thank you in advance.	salesman
I have the following questions: 1. Are there any other income producing members in your household? If so what is your monthly household income? 2. Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, transportation, car payments, insurance, food, et al)? 3. What are the balances and rates ($$ and %) of the debt you are trying to pay off? Thank you!	my monthly income is different every month like last month I made 8,000.00 this month because of the weather I want make as much . most of the time when the weather not bad I will averge between 6,500.00 to 8,000.00 per month. no their arent any other members in my house hold.
Thank you for answering question #1. What about the other 2 questions: 1. Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, transportation, car payments, insurance, food, et al)? 2. What are the balances and rates ($$ and %) of the debt you are trying to pay off? Thank you!	mortgage is 2107.00 car note is 251.00 eletric bill 179.00 phone bill 120.00 cable bill 121.00 trying to pay my master card which I owed 5022.00 and my chase visa which I owed 4906.00 rates is 0 percent for a year
Why are you borrowing money at 7.5% to pay debt that is incurring 0% interest?	because the 0 percent is only good for a year on one and 6 months on the other

Member Payment Dependent Notes Series 484364

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484364	$12,000	$12,000	7.88%	1.00%	February 18, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484364. Member loan 484364 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	Ecuamerica International Inc	Debt-to-income ratio:	11.93%
Length of employment:	2 years	Location:	Tampa, FL

Home town:
Current & past employers:	Ecuamerica International Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,405.00	Public Records On File:	0
Revolving Line Utilization:	27.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Ecuamerica International Inc? Thank you in advance.	Well the title on my business card is Account Specialist, but my main duties are bookkeeping, office manager, and all the regular day to day duties that go on within the Import dept, such as paperwork, answering questions, helping customers with their shipment details and instructions for U.S. Customs. Let me know if that is all you need. Thanks, Michael
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Can you list your work history? These answers will definitely help lenders lend.	Monthly expenses - Mortgage $631.67, Groceries $350, Household $200. Debt - Mortgage $90k (5.99%), credit cards $11,400 (14.25-15.99%) Savings acct - $1700 (plus tax refund coming soon) No investments Sole wage earner - wife does music lessons (about $1500 annually) Work history - Ecuamerica 12/07-current, West Gate Baptist Church (bookkeeper, teacher, coach) 7/05-12/07 laid off due to financial struggles in the church and school. Dillards while attending college 9/03-6/05
Hello Michael, Could you please list the amounts of your monthly obligations, such as your mortgage, any car loans, etc.?	Just listed everything in the last question a minute ago. No car loans.

Member Payment Dependent Notes Series 484417

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484417	$7,500	$7,500	10.99%	1.00%	February 22, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484417. Member loan 484417 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,055 / month
Current employer:	TNT POOL SERVICE	Debt-to-income ratio:	6.83%
Length of employment:	4 years	Location:	HENDERSON, NV

Home town:
Current & past employers:	TNT POOL SERVICE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/10 > I am currently using an 1983 Chevy S10 with 165,000 miles. Its maintenance cost is high and the performance is getting unreliable. This 2006 Ford F150 with low mileage will cut maintenance costs and carry an assured reliability. With this vehicle I can concentrate more on doing my job, keeping my customers satisfied, and ensuring a continued business profit.

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,058.00	Public Records On File:	0
Revolving Line Utilization:	73.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at TNT POOL SERVICE?	I am the owner of the business.
Good morning. Trading in your small S10 for a full size F150 is reasonable if you need to reliably haul equipment. Tell me, is this your own business and if so, have you been able to maintain your client base or expand it in the currently depressed real estate market in Nevada?	Yes, this is my business. We are expanding. We just added 18 more clients this year. Although the real estate market is down, existing properties with swimming pools had to maintain their swimming pools. Bank owned properties is mandated by the city and county law to maintain their swimming pools. People that owns a property with a swimming pool can afford to have it maintained.
Hello ~ Can you tell us about what debts you currently hold, and what other payments you make each month? Thanks.	The debts that I am currently holding are business related charges that are revolving and normally gets paid in 3 to 4 months. Swimming pool equipments are expensive and customers normally pays parts and service repair in installments. Pool supplies, gas, insurance ant truck maintenance are the major expenses.
What is the total amount of your current debt?	The reported credit "revolving line utilization" amount is 73.6%. My actual debt amount at this moment is at 50% based on my "revolving credit balance".

Member Payment Dependent Notes Series 484483

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484483	$18,000	$18,000	10.25%	1.00%	February 24, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484483. Member loan 484483 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Paychex, Inc	Debt-to-income ratio:	6.85%
Length of employment:	10+ years	Location:	Bushkill, PA

Home town:
Current & past employers:	Paychex, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,793.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Paychex, Inc?	Good morning, I am a Senior Account Specialist/Project Manager.
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other monthly costs (mortgage, car, utilities, student loans etc)? Thanks for answers to both Qs...	Yes I am consolidating credit cards. Rates are 15.99 variable and a 10 year loan for windows and doors in the house. I currently pay 800 a month for all three. My house is 1374/mo and student loans in defferment but I still pay the monthly payment of 173/mo. My car is paid for.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	Thanks for your consideration What I can tell you is my months expenses are about 3200 which changes slightly for water and electric. With this consolidation I would be reducing my monthly expenses to 2600-2800.
Your chances of getting the loan greatly increase if you disclose your financials. It's nothing personal but lenders needs to evaluate the risk. Without determining the risk, we'll move on to the next loan. Reverse the situation and you'll understand what I am explaining. Of course, every borrower can disclose as much as they want. For me and I assume other lenders, more info is needed: Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? If you can't give those answers for any reasons, I'll move on and wish you the best of luck.	Sure, I hope this helps. I did answer some of these questions before, but I am not sure everyone can see them. 401K 22000.00 Savings 3500.00 Mortgage 1374.00 Car paid for, 0.00 Phone 108.00 Security 30.23 Cable 70.00 Water 60.00 Electric 80-100 summer, 250-350 winter BOA VISA 3400.00, pay 500/mo BOA Choice Visa 1200, pay 200/mo CITI MC 4000.00, pay 400/mo HRC loan for Windows and Doors 7700.00, pay 113/mo CITI SL 22000.00, pay 173/mo Total not including gas and food is $3328.23 roughly 3500.00/mo is paid out on my personal budget that I track each month. I will be using this loan to pay off the credit cards and window and door loan. This would save me 1213.00/mo reducing my per month from 3328.23 to 2223.23 plus 582.00 for this loan. 2805.23, savings of 694.77 based on a 3500.00/mo budget.
I recommend contacting Lending Club to have your income verified which will make even more lenders lend. I'm in. Good Luck!	Thank you, they just asked for copies of data so I am sending that to them now. Thanks for your assistance.
How secure is your position, and do you have a contingency plan to pay the loan if you lose your job? Thank you	Thank you for your consideration. My job with Paychex is very secure. I am the lead rep and been with the company for 10 years. In the face of the economic drought, I was promoted and just this past week promoted again to a new team to "slap" them into shape. I am pending a higher management position within the company within the next 6 months. If for some fluke situation I was to become unemployed, then I have my 401k to pay off this loan. I am confident to say we have a better chance of a catastrophic event occurong then me leaving Paychex. We are a fortune 500 company with no debt. Never laid off anyone, and you would have to be written up several times before they release you. Hope this helps.

Member Payment Dependent Notes Series 484540

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484540	$14,400	$14,400	10.25%	1.00%	February 24, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484540. Member loan 484540 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	MOG, Inc	Debt-to-income ratio:	5.54%
Length of employment:	2 years	Location:	Beaverton, OR

Home town:
Current & past employers:	MOG, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > Recently married and want to pay off our debt with a lower interest loan. Dual income will be utilized to pay off our loan.

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,387.00	Public Records On File:	0
Revolving Line Utilization:	59.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Mog?	I am a Web Software Developer and Release Manager. Thanks!
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other monthly costs (mortgage, car, utilities, student loans etc)? Thanks for answers to both Qs...	The debt we are trying to consolidate are the following: - Discover 24.9%, $200 paid per month (wife) - MasterCard 29.9%, $100 paid per month (wife) - Well Fargo Financial, Currently 0% (will change to 29% in July), $220 paid per month - Visa 18.49%, $120 paid per month We have the following monthly costs: - Mortgage: $1532 a month - Cars: $385, $400 - Utilities: Gas-$60-100, Power-$40-80, Water-$40-50, Cable+Internet-$120, Cell Phone-$100 - Student Loan: $220 Note: We have a dual income but my wife's is not listed on my profile. She makes just a hair more then myself. Thanks!

Member Payment Dependent Notes Series 484543

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484543	$8,000	$8,000	13.11%	1.00%	February 23, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484543. Member loan 484543 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	leesville auto	Debt-to-income ratio:	6.37%
Length of employment:	7 years	Location:	PERTH AMBOY, NJ

Home town:
Current & past employers:	leesville auto
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/10 > cleaning up old debt , not making much ground lately , one payment would be perfect , and I wish to start house shopping in a few years, and maybe even invest and help give back to others here.

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	65
Revolving Credit Balance:	$10,039.00	Public Records On File:	0
Revolving Line Utilization:	69.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at leesville auto?	wholesale and retail sales , late model used car parts.
What actions are you taking moving forward, given all the recent CC changes, to maintain your debt at a lower level (other than requesting this loan)? Thank you in advance.	exactly given all the recent CC changes , moving forward i'd to have lower and less payments , i read an article stating the minimum on a $3,000 balance with a 14 percent interest rate, it could take you 10 years to pay off. i know i got myself into my situation, but i had no choice at the time i needed the cards to survive , this is going to be a huge stress relief for my week to week budget and building on my future goals.
You are not alone, lots of folks got themselves into the same situation. Keep an eye on all the mail you get from the CC - read the fine print. One free tool that has helped me personally is yodlee.com. Mint.com is similar to yodlee. They make it easy to set up your own budget, keep track of everything, send you reminders, etc. Your loan is >92% funded. Good luck to you!	thank you very much.

Member Payment Dependent Notes Series 484564

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484564	$8,000	$8,000	13.11%	1.00%	February 18, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484564. Member loan 484564 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	University of Chicago	Debt-to-income ratio:	8.40%
Length of employment:	2 years	Location:	Chicago, IL

Home town:
Current & past employers:	University of Chicago
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/10 > Thanks for reading this. In my youth I screwed up my finances. This is the last part of the plan and I will be debt free completely

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	30
Revolving Credit Balance:	$9,168.00	Public Records On File:	0
Revolving Line Utilization:	77.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the University of Chicago? Thank you in advance.	I work with professors to help them submit and receive federal grants/contracts
What are the interest rates on the credit cards that you are trying to refinance. What is the minimum payment on those cards each month.	The lowest rate on the credit cards is about 15.5% and the other two are higher. Total minimum payments of the three cards is about $210 a month

Member Payment Dependent Notes Series 484572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484572	$2,500	$2,500	16.07%	1.00%	February 22, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484572. Member loan 484572 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	austins hair salon	Debt-to-income ratio:	14.20%
Length of employment:	6 years	Location:	clermont, FL

Home town:
Current & past employers:	austins hair salon
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	61
Revolving Credit Balance:	$1,530.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at austins hair salon? Thank you in advance.	hair stylist/manger

Member Payment Dependent Notes Series 484573

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484573	$16,000	$16,000	10.25%	1.00%	February 23, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484573. Member loan 484573 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$50,000 / month
Current employer:		Debt-to-income ratio:	4.61%
Length of employment:	10+ years	Location:	Valley Mills, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > Business Loan: To purchase additional inventory for resale in store and at weekly gun shows. We also sell on the internet. We own a gun shop, gun range and training facilities to educate law enforcement, military and civilians self defense and gun control. We have many organizations who use our facilities. Law Enforcement agencies, children gun clubs, a christian men's group and a major univesity marksmanship club. We are open to the public and also have private memerships. Borrower added on 02/15/10 > I took over this business as a female shop owner when my husband passed away from heart failure. I took it from a 5-figure to a 6-figure in two years. I worked week-ends, holidays and long hours with the help of friends and family. There was no life insurance and I did not want our shop to close so, I dug in with both feet and went to work! And if I get this loan I will work even harder to pay it back. I have a "can-do-attitude!" And I don't mind hard work. I enjoy working with people and seeing the rewards and smiles on their faces.

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,997.00	Public Records On File:	0
Revolving Line Utilization:	65.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of 50K/mo income? With that income, why do you want this l6K loan? Thank you in advance.	This loan would ease inventory management. We purchase a large number of firearms per week. Sometimes the vendors get in firearms that we did not have on order but, would move at the gun shop or weekly gun shows. This extra money would increase profitibility.
Congratulations on your excellend imcome! We lenders would feel a lot more comfortable if LendingClub independently verifies your income. I would strongly recommend you call them and ask them for details. It involves you sending them your paystubs or income tax returns. Thank you!	Hello, I have already faxed my info to LendingClub. Thank you for the heads up.
Is your income 50k a year or 50/month? I assume it is a yearly figure but I wanted to get your confirmation.	$50k a month
Could you clarify your monthly income? I assume the 50K figure you quote is more likely "cash flow" as opposed to income. True income would be your cash flow minus your expenses. If you are netting 50K after expenses I don't see why you would need the loan. Thanks?	Yes, this is my cash flow. Thank you.
If your income is 50k/month, how come you cannot finance this on your own?	I have been doing this business all with cash and on my own. The extra money will give me the extra inventory for more sales.
How much is your monthly net income?	This amount varies from month to month. I take any extra and reinvest back into the business after paying all expenses which includes my husband's salary.

Member Payment Dependent Notes Series 484580

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484580	$5,000	$5,000	12.73%	1.00%	February 22, 2010	February 27, 2013	February 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484580. Member loan 484580 was requested on February 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Marquis Who's Who LLC	Debt-to-income ratio:	7.77%
Length of employment:	3 years	Location:	CALDWELL, NJ

Home town:
Current & past employers:	Marquis Who's Who LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/13/10 > It's for our honeymoon. 7 days on a former St. Lucian sugan plantation. She deserves it.

A credit bureau reported the following information about this borrower member on February 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	46
Revolving Credit Balance:	$10,375.00	Public Records On File:	0
Revolving Line Utilization:	83.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Marquis Who's Who LLC?	Production Manager

Member Payment Dependent Notes Series 484582

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484582	$12,000	$12,000	7.88%	1.00%	February 22, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484582. Member loan 484582 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,192 / month
Current employer:	CEMEX INC.	Debt-to-income ratio:	15.29%
Length of employment:	3 years	Location:	SIMI VALLEY, CA

Home town:
Current & past employers:	CEMEX INC.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/10 > THIS IS A CONSOLATION LOAN

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,631.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CEMEX INC. and what do you do there? Thank you in advance.	Cemex is the third largest cement/aggrament company in the world.here in ventura county,ca. they are the largest provider of cement and concrete.I am a commerical truck driver delivering ready-mix concrete to our customers.
I have the following questions: 1. Are there any other income producing members in your household? If so what is your monthly household income? 2. Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, transportation, car payments, insurance, food, et al)? 3. What are the balances and rates ($$ and %) of the +6K that appears as outstanding on your credit report? Thank you!	I am a Single male in a single household there are no other incomes. My monthly expenses are approx. $1600.00 and my auto is payed off. The Rates on my exsiting debt varies from 0% to 11.99%. most of these rates are due to expire within 5-6 months this is why I'm seeking a consolidation loan also to have one payment instead of several.
I am interested to find out how you are going to balance the Monthly Payment with the other expenses. Also do you have any rainy day fund for emergencies?	The loan which will consolidate my current debt which I am paying $400-$575 monthly. This is the money I will use to fund my monthly payment. Once this loan is funded and my creditor's are payed, this loan will be my only debt along with my monthly expenses. My auto is payed off which just leaves day to day expenses which I keep to a minimum so I can pay off my debt.I do have a rainy day fund, a saving account for immediate emergencies also life insurance and a company sponsored retirement plan I could borrow from if needed for larger emergencies.

Member Payment Dependent Notes Series 484611

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484611	$12,000	$12,000	11.36%	1.00%	February 24, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484611. Member loan 484611 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	SUMAN ENTERTAINMENT GROUP	Debt-to-income ratio:	16.82%
Length of employment:	3 years	Location:	PEMBROKE PINES, FL

Home town:
Current & past employers:	SUMAN ENTERTAINMENT GROUP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/10 > Looking to consolidate credit card debt into one monthly payment. I pay all my bills on time, usually more than the minimun required amount. Would truly appreciate your assistance.

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,169.00	Public Records On File:	0
Revolving Line Utilization:	64.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 484624

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484624	$3,250	$3,250	7.14%	1.00%	February 18, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484624. Member loan 484624 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,250 / month
Current employer:	Unitex Internatinal Inc	Debt-to-income ratio:	22.65%
Length of employment:	2 years	Location:	LAWRENCEVILLE, GA

Home town:
Current & past employers:	Unitex Internatinal Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > Hoping to get out of debt faster and cut the vicious cycle shorter. Then I can join as an investor to help others too.

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,455.00	Public Records On File:	0
Revolving Line Utilization:	52.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Unitex Internatinal Inc? Thank you in advance.	My position at Unitex is Executive Administration, assistant to the VP. I support customer/client liasion, Marketing and Sales, new product development and general admin duties.

Member Payment Dependent Notes Series 484627

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484627	$18,000	$18,000	14.22%	1.00%	February 23, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484627. Member loan 484627 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	Cembre	Debt-to-income ratio:	17.57%
Length of employment:	7 years	Location:	METUCHEN, NJ

Home town:
Current & past employers:	Cembre
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > The purpose of the loan is to get rid of the plastic for good. Was planning on refi'ing the home to pay off the debt but in this economy with no equity that is not a possibility. I have an impeccable sparkling clean payment history - no late payments. The only reason my credit score is not in the 800s is because of all the revolving debt I am carrying, which will now be consolidated and gone with this 3 year plan. Thanks for helping with the funding, you wont be sorry Borrower added on 02/17/10 > Proof of income and residence is in Lending Clubs hands, emailed everything they requested promptly, just waiting for final approval. Thanks to everyone who has contributed so far Borrower added on 02/19/10 > Now that we're in the homestretch I just want to put all current/potential investor minds at ease I will have no problem repaying this loan in the 3 yr timeframe. I have very stable income, and with my excellent payment history as you can see, I would not and will not let anything jeopardize that. I appreciate all the help you've already given/intend to give. Goal is to have credit score in the high 700's low 800's when all is said and done

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,364.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Cembre and what do you do there? Thank you in advance.	Italian based company that manufactures electrical connectors and tooling for both industrial (utilities and contractors) and railroad (transit authorities and contractors) www.cembre.com
What is your position there?	IT manager. Worked here for 7 years, since 2003.
I have the following questions: 1.Are there any other income producing members in your household? If so what is your monthly household income? 2.Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, transportation, car payments, insurance, food, et al)? 3.What are the balances and rates ($ and %) of the debt you are trying to pay off? 4.You are looking for 18K, but your credit report shows +26K in revolving balance. What are the balances and rates ($$ and %) of the remainder? Thank you!	Yes, spouse earns 75K/year. Total AGI for both of us is 144K. Mortgage is $2940/month 30 yr fixed @ 6.25%. Rates on cards range in 20-29.99% and my min pymts on all of them is around $800+ month. The 18K is to pay off the high rate cards. The remaining 8K is on 2 low rate Citibank cards 8.49 and 9.49% respectively (Diamond and Platinum) I am going to finish paying those off with my quarterly bonuses and year end bonus. I have to add I am not in financial trouble and I am not being harassed by creditors (I am well above water) I am just trying to kill the high int. revolving debt now since re-financing is not an option in this tight credit market and my house has little or no equity left. Credit cards are cut up already and I am going to be living on debit from now on. We are also current on our mortgage. As added security I also have 22K in my 401k which I have never tapped. I can itemize all the other utils if you wish but we have the basic things like everyone else- cable triple play $190 mo, elect $300 mo, gas $150 winter/$50 in the summer, car pymt $331 mo, insurance - auto $2,500/yr both cars, homeowners $660 yr. This 18K will go a long way in killing the cards once and for all, I get to be happy and have one payment come out of my bank account once a month and you get to make money off my financial stupidity (with regards to credit cards)

Member Payment Dependent Notes Series 484660

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484660	$19,200	$19,200	21.64%	1.00%	February 19, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484660. Member loan 484660 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,000 / month
Current employer:	Baxter Healthcare	Debt-to-income ratio:	8.63%
Length of employment:	10+ years	Location:	oro valley, AZ

Home town:
Current & past employers:	Baxter Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	44
Revolving Credit Balance:	$55,442.00	Public Records On File:	1
Revolving Line Utilization:	66.90%	Months Since Last Record:	62
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Baxter Healthcare? Thank you in advance.	I am the Senior Manager for Global Compliance and manage employees in the US, Europe and Singapore
Re: $19,200 HIP loan. Lenders provided application "thumbnails" with limited details. My questions are: (1)-Position description (job title, role) @ Baxter Healthcare is? (2)-Application reports $12,000 per month gross income. One income-earner? Or combination 2 income-earners? (3)-TransUnion Credit Report reflects $55,442 revolving credit balance; Is portion of revolving credit balance a Home Equity Line of Credit? If yes, amount is $? (4)-Total revolving credit debt payments per months paid are $? (Total actually PAID and NOT minimum payments DUE.) (5)-TransUnion Credit Report reflects Public Record on File 62 months ago; Court judgment? Taxes? Wages garnishment lien? If bankruptcy; Chapter 7 debtor assets liquidation? Chapter 11 modified installment payment reorganization plan? Chapter 13 Business assets liquidation? Explain all public records on file final dispositions. Advance thanks for answers to ALL F-I-V-E questions. Member 505570 (Retired-USMC-Investor) sends Thursday, 02.11.2010 @ 6:44 AM Eastern Time.	1. Senior Manager for Global Compliance 2. One Income reported for the $12,000 but my home has 2 income earners. My wife earns an additional 8000/month 3. Yes of the $55,442 , $52,000 is HELOC the rest is AMEX. I have NO outstanding balances on credit cards so the monthly payment is ZERO. The HELOC is included in my $1442 payment per month on my mortgage. 4. The public record was a civil suit settlement which has been PAID IN FULL I am trying to get it removed from the reports and can provide court records on the payment in full.
Thanks for answers so far. Could you please explain the 9 recent credit inquiries? They will be on your transunion credit report. BTW Retired-USMC-Investor, could you contact me formatica@gmail.com if you see this.	Just looking at credit options
Me again. RE: $19,200 HIP loan. Your loan experiencing rapid funding; currently 48 percent funded. MY QUESTION: Has Lending Club Home Office, Redwood City, CA, Employment-Income Verification Team contacted you to commence employment and/or income verification process(es)? If not already contacted by Home Office you should contact Home Office tomorrow (Tuesday). Refer to "CONTACT US" @ bottom Lending Club Home Page. Listed there is email address/toll free telephone number for Member Support Department open only Monday - Friday regular business hours Pacific Time Zone. Note that verification of one item is independent of verification the other item. After verification process completed, on-screen application available to potential investors (lenders) will reflect Credit Review status and/or Income Verified status(es) updated. Completed verification process results are beneficial to borrower for several reasons. (1)-Your loan will attract investors (lenders) currently "Sitting-On-The-Sidelines" waiting until processes were completed. (2)-After verification process completed loan's funding pace will quicken. (3)-When loan 100 percent funded loan's proceeds (net of Lending Club Managment loan origination fee deduction) can be deposited next day into your bank account. BEST TIME UTILIZATION IS TO COMMENCE/COMPLETE VERIFICATION PROCESS(ES) DURING LOANS LISTING (FUNDING) INSTEAD OF COMMENCING VERIFICATION PROCESS AT- OR NEAR- END OF LISTING. THAT CAN CREATE DELAYS IN NOTE BEING ISSUED AND $$ DEPOSITED INTO YOUR BANK ACCOUNT. Hope this information to be helpful. Member 505570 Retired-USMC-Investor Sunday 02.14.2010 @ 11:32 AM ET.	yes they contacted me yesterday.
Hi there, Can you please tell me what exactly you will be using this loan for (upgrades of some sort, pool, etc) and for the level of income you make, why bother with the loan at all instead of just saving up for a few months, putting onto a credit card then paying off in full, especially a loan that is over 21%. Thanks in advance for your answers.	Master bath remodel and closet. Don't have that high a limit on CC
Is the Revolving Line Utilization of ~ 66% not up to date?	I actually have NO revolving debt. My ex-wife has used the HELOC we had set up which drove the number

Member Payment Dependent Notes Series 484692

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484692	$10,000	$10,000	14.96%	1.00%	February 22, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484692. Member loan 484692 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	San Diego Unified	Debt-to-income ratio:	20.77%
Length of employment:	10+ years	Location:	San Diego, CA

Home town:
Current & past employers:	San Diego Unified
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/10 > 10-year educator trying to expand small business idea. Will make payments on time. Thank you in advance for your consideration. Borrower added on 02/11/10 > After reading more about Lending Club, I have already decided that I will definitely become a lender when I am financially able to. I am appreciative to everyone's help. THANK YOU! Borrower added on 02/12/10 > When I applied for the 2 personal loans (2 credit inquiries), the interest rates I was approved for were over 20% and for more than 3 years. Therefore, I declined their offers. Borrower added on 02/17/10 > Thank you to everyone who has invested so far! =)

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	61
Revolving Credit Balance:	$9,710.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position with San Diego Unified? Thank you in advance.	My position is with San Diego Unified. I attained my Master's degree about 15 years ago, so I also am a part-time Adjunct Professor for UOP online classes.
Re: $10,000 Small Business loan: Limited number Lending Club investors (lenders) actually invest to help fund Small Business loans. I am ONE of those FEW investros. However, to attract investors (lenders) including myself to provide $$ to help fund your loan requires D-E-T-A-I-L-S about small business. Currently you provided NOTHING-ZERO-ZILCH useful information concerning business. Hint: Established? Start-up? "Bricks and Mortar" storefront? Internet? Storefront and Internet? Products? Services? Will loan buy ads, equipment, inventory, rental property, website development or upgrade? Improve or renovate rental property? Is loan intended to be short-term (usually fully repaid within <1 year) "Bridge Loan" to finance accounts payable-receivable, buy equipment-inventory, fund future payrolls-prepay operating expenses? Provide DETAILS about your business and explain PURPOSES that investors $10,000 will be spent for your benefit, i.e., what to consolidate, develope, eliminate, improve, purchase or refinance? Advance thanks for expected DETAILS. Member 505570 (Retired-USMC-Investor) sends Thursday, 02.11.2010 @ 6:31 AM Eastern Time.	Currently, I use my home for my floral design business. I recently accepted a proposal to provide centerpiece arrangements for a local banquet hall on a weekly basis. This loan will help with leasing new office space near the establishment. In addition, I need to upgrade the refrigeration equipment needed to keep my inventory fresh. I am hoping this new storefront will also attract new customers as this location is centrally located. In addition, I am looking to invest in marketing ideas such as flyers and mailer ads. A new website will also be designed to increase local business.
Me again- I'll be investing to help fund your $10,000 Small Floral Business loan. MY QUESTION THIS TIME: Has Lending Club Home Office, Redwood City, CA, Employment-Income Verification Team contacted you to commence employment and/or income verification processes? If not contacted by them, you should instead contact them NOW; refer to "CONTACT US" @ bottom Lending Club Home Page. Listed therein is email address/toll free telephone number for Member Support Department open o-n-l-y Monday - Friday. Note that verification of one item is independent of verification the other item. After verification process completed, on-screen application available to potential investors (lenders) will reflect Credit Review status and/or Income Verified status updated. Completed verification process beneficial to borrower (you) in that your loan will now attract investors (lenders) currently "Sitting-On-The-Sidelines" waiting until processes completed. After verification completed funding pace will quicken considerably and when 100 percent funded loan's proceeds can be deposited next day into your bank account. This is a Small Business loan; Employment-Income Verification Team may require more documents, i.e., IRS Form T4506 Request for Income Data. TO BETTER UTILIZE REMAINING TIME THE VERIFICATION PROCESS SHOULD BE COMMENCED DURING LOANS ON-GOING FUNDING. Hope this information to be helpful. Member 505570 Retired-USMC-Investor sends 02.11.2010 @ 9:03 PM ET	I have not been contacted by anyone yet, but I will definitely start the process now. Thank you for your guidance through this process RetiredUSMCInvestor. My brother is also USMC retired and my nephew just joined the corps last year right out of high school.
I have the following questions: 1. Are there any other income producing members in your household? If so what is your monthly household income? 2. Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, transportation, car payments, insurance, food, et al)? 3. Can you please, elaborate on your recent (the last 6 months) 2 credit inquiries. Also there appears to be a delinquency in the past 5 years. Thank you!	I live with roommates, so I would not consider their income with mine. My rent is $500 (was $250 before when I had 1 room), $500 for car payment, $200 for insurance, $500 for food, $100 cell, $100 cable/internet, $250 school loan, $50 gas/electric, $50 water. 2 recent credit inquiries were to apply for personal loans to expand on business. I received pre-approvals in the mail, so I applied. The delinquency is an old medical bill that was paid in full and should reflect on credit report as paid.
Thank you for your prompt answer. Your situation makes it more importanf for you to verify your income with LendingClub, just as RetiredUSMCInvestor suggested. I am following up on your answer (your application for business loans elsewhere) to one of my previous questions: How much more loans are you looking to accumulate for this business? Thank you!	This would be my only loan as I do not want any other debts. I am hoping that I will earn profits to pay the loan off earlier. I received a call and spoke with LendingClub today. I am still waiting for the email that shows what to provide and where to send the documentation. I have my latest paystub and also my last year's W-2 ready.
How long have you been working for UOP online and how many classes are your faciliating at the present time? Thank you.	I have been a part-time adjunct professor for over 5 years now. I usually facilitate 2-3 classes online. As long as you have a master's degree with job experience in your related field, UOP will consider your employment. Currently, I am facilitating 1 class online after several months of absence.

Member Payment Dependent Notes Series 484699

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484699	$25,000	$25,000	11.36%	1.00%	February 24, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484699. Member loan 484699 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,583 / month
Current employer:	GIFTS Software	Debt-to-income ratio:	22.59%
Length of employment:	10+ years	Location:	Rego Park, NY

Home town:
Current & past employers:	GIFTS Software
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > I will be using the loan I receive to dramatically reduce the debt I had incurred whose APR is over 27%. I am working with the financial institution that I have the debt with whereby they will lower the APR if the total is reduced substantially. My goal is to move my family out of a 1-bedroom apartment, where we have been unhappily living for the last 6 years, but where the rent has been incredibly low compared to the average rent cost in New York City, to either a 2+ bedroom condo/co-op/home. You can place your confidence in me in terms of repayment as I have been working in the same company for the last 14 years, and I had just been assured that my services are still required for the years to come.

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,808.00	Public Records On File:	0
Revolving Line Utilization:	65.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position with GIFTS Software? Thank you in advance.	My official position at GIFTS Software is Technical Consultant. Unofficially, I am also titled Software Control and Systems Engineer.
Please list all your debts (types/balances/APR's) and then identify which ones on the list will be paid off with this loan. Thanks!	Thank you for your interest in my loan request. My debt is all rooted with American Express in which I have 3 accounts: 2 Gold charge accounts (1 open and 1 closed) and 1 Blue credit card. As of February 23, 2010, I owe close to $29000 and $13000 on the two Gold accounts. The APR for the $29000 is 15.24%, whereas the APR for the $13000 is 27.24%. For the Blue account, I owe close to $31000 with an APR of 27.22%. I am using this loan towards the two accounts that have an APR over 27%. I will be working with American Express on the Blue account whereby if I am able to reduce my debt in half, they will be able to lower the APR substantially. Please feel free to contact me should you need additional information and/or clarification. Thanks again for your interest.

Member Payment Dependent Notes Series 484702

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484702	$14,000	$14,000	10.25%	1.00%	February 23, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484702. Member loan 484702 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,208 / month
Current employer:	E2 Inc.	Debt-to-income ratio:	15.27%
Length of employment:	4 years	Location:	Charlottesville, VA

Home town:
Current & past employers:	E2 Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/10 > We'd love to be debt free before adding a second child to the family!

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	48
Revolving Credit Balance:	$6,485.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is E2 Inc. and what do you do there? Thank you in advance.	It is a environmental consulting firm and I work in the finance and contracts department.
Your revolving credit balance is $6485. Why are you asking for more than twice that amount?	This is a consolodation loan for family debts, which includes 7500 from my wife, for the $14000 total.
Can you explain what the delinquency 48 months ago was and why it happened?	Honestly, that was four years ago and I really don't remember the circumstances or the situation of the delinquency. I'm sure that it was nothing more than an overlook of a credit card due date that was immediately remedied.
I have the following questions: 1. Are there any other income producing members in your household? If so what is your monthly household income? 2. Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, transportation, car payments, insurance, food, et al)? 3. What are the balances and rates ($$ and %) of the debt you are trying to pay off? 4. Can you please, elaborate on your recent (the last 6 months) 2 credit inquiries. They appear under your credit report. Thank you!	1. My wife works part time and typically brings home $300-400 a month. Our combined gross income is generally between $5500 and $5600. 2. Monthly Expenses Rent - $825 Utilities (water, power, internet, cable) - $317 Car Payment - $164 Car Insurance/Renters Insurance - $118 Food - $100 - 150 dollars a week (this includes diapers and baby needs) Transportation - $30 - 50 on gas per month Credit Card Minimums - $300 Student Loans - $136 Phone - $58 3. We are trying to pay off our credit cards. Our minimums run us around $300 a month. If we were to just pay the minimums it would take about 20 years to pay off the credit cards, costing us a huge amount in interest. The loan we are requesting from lending club will be for $450 a month, allowing us to pay off all of our credit card debts in 3 years with just $150 more a month than we're paying now. Bank of America Balance: $2,200 Interest Rate: 16.03% Discover Balance: $6,460 Interest Rate: 11.24% Chase Balance: $3,164 Interest Rate: 13.24% Chase Balance: 2,086 Interest Rate: 10.24% 4. One credit inquiry was for our apartment. The landlords ran a credit check before we could sign the lease. The second is for AT&T. I switched phone plans from Sprint to AT&T a few months back and they too ran a credit check.
Hello...sounds like you've got a reasonable budget for a young growing family but those CC payments are a killer aren't they? The monthly payment you will be making through Lending Club will be a blessing if you can hold the line and close down a couple cards over time. I've been exactly in the same spot (and even in the same field of work) so I'm sure you'll both do fine. Lending Club has offered you a great rate, your revolving loans are still manageable and you obviously have been working to keep your credit score up there. If you don't get all the funds you need, consider taking what is made available to you and just closing down one or two credit cards for good and later coming back to us for a second run at what is left to do. Time is on your side. Good luck with your funding...no need to reply.	Thank you for the words of encouragement!

Member Payment Dependent Notes Series 484728

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484728	$6,500	$6,500	7.51%	1.00%	February 22, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484728. Member loan 484728 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	TVO North America	Debt-to-income ratio:	16.80%
Length of employment:	2 years	Location:	Arlington, TX

Home town:
Current & past employers:	TVO North America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/10 > The loan will be used to consolidate bills from a recent home purchase including carpet and furniture. Recent medical bills and time away from work due to an illness coupled with a glitch with a new company insurance system, my fiance did not receive a paycheck for 3 pay periods, equal to one and a half months. It will take up to 120 days to correct. The loan will assist in keeping all bills current while the issue is being resolved. I am a good borrower because I consistently pay my bills and have been able to obtain a very good credit score by taking care of my responsibilities. I will not jeopardize that going forward.

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,238.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is TVO North America and what do you do there? Thank you in advance.	TVO North America is a multifamily management company. I am currently the Leasing Manager at a 444 unit apartment community.
What is the major purchase you are making with this loan? Thank you in advance.	I plan to assist my fiance in consolidating bills from a new home purchase including furniture and carpet bills into one payment with this loan.
I have the following questions: 1. What exactly do you plan spending the $6,500 on? 2. Position at TVO North America? 3. Are there any other income producing members in your household? If so what is your monthly household income? 4. Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, transportation, car payments, insurance, food, et al)? 5. What are the balances and rates ($$ and %) of the +6K that appears as outstanding on your credit report? Thank you!	1. The loan will be used to consolidate bills from a recent home purchase including carpet and furniture. Recent medical bills and time away from work due to an illness coupled with a glitch with a new company insurance system, my fiance did not receive a paycheck for 3 pay periods, equal to one and a half months. He has been informed that it will take up to 120 days to correct. The loan will assist in keeping all bills currently while the issue is being resolved. 2. My position is leasing manager. 3. My fiance is an additional income producing member. Our combined yearly income totals $105k/yr. 4. Approximate monthly bills include: Rent/utilities: $1500/mo.; Car pymts/gas & maintenance: $1000/mo.; Insurance: $225/mo; Grocery/household: $350/mo.; Phone, cable, internet $200/mo. 5. My personal credit card currently has a $943 balance due for this month and will be paid in full by Feb. 28th, and the APR is 19.8%. The larger part of the balance is my parent's credit card that I am also an account holder and is part of my credit, with which they use to pay all monthly bills and pay in full every month. Please let me know if you have any additional questions or need further explanation on anything. Thank you.
Will you pay on time every time? (Steven Burda)	Yes I will pay on time everytime. I mentioned earlier that I am adamant about having a good credit standing and that's a big reason I am applying for the loan to be able to make this one payment on time.

Member Payment Dependent Notes Series 484753

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484753	$7,800	$7,800	7.14%	1.00%	February 18, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484753. Member loan 484753 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Family Counseling Center	Debt-to-income ratio:	15.27%
Length of employment:	3 years	Location:	West Plains, MO

Home town:
Current & past employers:	Family Counseling Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/10 > Our daughter will be attending the Petropolis Academy of Dog Grooming in Chesterfield, MO to become a certified pet groomer. Borrower added on 02/10/10 > Our daughter, Amber, will be attending the Petropolis Academy of Dog Grooming in Chesterfield, MO to become a certified pet groomer. Borrower added on 02/11/10 > I am a licensed professional counselor and have worked in this field since 1981. My daughter loves animals and this school seems to be a perfect fit for her. She will receive training that will enable her to find a job in a field that she enjoys. Borrower added on 02/11/10 > Amber is 19 years old and is actually my husband's granddaughter. We adopted her and her older sister and have been raising them since they were ages 2 and 3. We had hoped that Amber would be eligible to receive financial aid from Voc Rehab so that she could attend this school but they said we made too much money. Even though I am not her birth mother, she, and her sister, are the daughters of my heart and I want to do what I can to help her get a good start in life so that she can be a productive member of society. Since she loves working with animals, this seemed like the right way to do it. She learns best by doing, hands on and this program offers an excellent teacher-student ratio of 1 teacher for 6 students and most of her studies will be geared towards how she learns, by actually doing it. I was very impressed with the school when I visited it and Amber was so excited about attending that she was walking on air. Thank you to everyone who has responded thus far. You are investing in the future of a sweet young lady who had a rough start in life but wants to succeed in her chosen profession.

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,249.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Family Counseling Center? Thank you in advance.	I am a full time Licensed Professional Counselor, Masters Level, working at an Adult Substance Abuse Treatment Program.
Hello. Your revolving credit balance is $4,249. Is this only credit card debt? Are you able to pay off completely each month your credit cards? Besides your mortgage, do you have any other major debts (for example, home equity loan)? Your answers are appreciated. Wishing you and your daughter the best.	My husband and I also have 2 gas credit cards that we pay in full each month. In additon we have 2 Visa cards that each have a balance of less than $2000. We do not have a home equity loan and have been paying extra on the principal on our mortgage so that is almost all paid off, early too. We have a car loan that will be paid off in one year. Thank you for your interest.
While you are applying for the loan, will your daughter be making the payment? Is so, does she have any source of income and where might that come from? The $250 per month payment is quite a chunk out of a $3000 per month gross income. If you are making the payment, it may be tough going forward. Thanks in advance - Mark	My husband and I will be making the payment. My husband is a retired Army Veteran and is disabled so our actual monthly income is around $6500. Thank you for your interest!
Thank you for your answers. I will invest in your loan. Like any parent, I hope that your daughter finds the happiness in the career she chooses.	Thank you so much! All the help we are receiving is so much appreciated?!! Amber is so excited about the prospect of attending this school, her face just glows when she talks of it.

Member Payment Dependent Notes Series 484764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484764	$25,000	$25,000	15.33%	1.00%	February 24, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484764. Member loan 484764 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,000 / month
Current employer:	Prescott Cardiology	Debt-to-income ratio:	16.16%
Length of employment:	< 1 year	Location:	Prescott, AZ

Home town:
Current & past employers:	Prescott Cardiology
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/10 > THIS WILL BE USED TO CONSOLIDATE DEBT WITH A LOWER INTEREST RATE. I AM A CARDIOLOGIST WITH A STABLE HISTORY AND EXCELLENT CREDIT SCORES. Borrower added on 02/19/10 > I HAVE VERIFIABLE INCOME OF $300,000 PER YEAR. Borrower added on 02/19/10 > MY INCOME HAS BEEN VERIFIED BY LENDING CLUB!

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$89,620.00	Public Records On File:	0
Revolving Line Utilization:	76.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with Prescott Cardiology for less than a year, please provide previous employment history? Thank you in advance.	1. Cardiologist: Board Certified; Fellow, American College of Cardiology. Evaluate and manage pts. in office and hospital; perform diagnostic tests (nuclear stress tests, echocardiograms, etc.) 2. I was previously employed at Arizona Heart Institute from 7/05 until 8/09 as a Cardiologist. 3. Total CC paid/mo. is approx $4000. Thanks.
Doctor Stuart, Re: $25,000 DC loan. Lenders provided application "thumbnails" with limited details. My questions are: (1)-Position description (job title, role) @ Prescott Cardiology is? (2)-Application reflects <1 year (less than 1 year) at current employer Prescott Cardiology. Provide three years prior employer work or in-school training history? (3)-TransUnion Credit Report reflects a $89,620 current revolving credit balance; CC payments paid per month are $? (Total CC payments PAID per month; NOT total minimum payments DUE per month.) I invest in professionals loans (e.g., MD, Dentist, Chiropractor, CPA, Engineer, et al. I anticiapte Ill be participating to help fund your loan too.) Advance thanks for answers to ALL THREE questions asked. Member 505570 (Retired-USMC-Investor) sends Thursday, 02.11.2010 @ 5:47 AM Eastern Time.	PLEASE SEE PREVIOUS POST
Can you please have your income verified by Lending Club. It will increase the likelihood of full funding.	YES, I WOULD BE HAPPY TO . HOW DO I ACCOMPLISH THIS?
Please list all your debts (types/balances/APRs) and indicate which ones on the list you will be paying off with this loan. Thank you in advance.	MORTGAGE BAL $639725 APR 4-8.25% INSTALLMENT BAL $71075 APR 4-14% REVOLVING BAL $78641 APR 15.99-22% I PLAN TO PAY OFF CITIBANK MC BAL $24469 (HIGHEST APR 22%) FIRST, THEN CONTINUE TO PAY DOWN HIGHER APR ACCOUNTS FASTEST.
Doctor Stuart, $15,000 loan currently 11 percent funded. RE: Q-and- A with investor Member 505514 email. If Lending Club Home Office, Redwood City, CA, Employment-Income Verification Team has not contacted you to commence employment and/or income verification processes, you should contact them now; refer to "CONTACT US" @ bottom Lending Club Home Page. Listed therein is email address/toll free telephone number for Member Support Department open only Monday - Friday workdays. Note that verification of one item is independent of verification the other item. After verification process completed, on-screen application available to potential investors (lenders) will reflect Credit Review status and/or Income Verified status updated. Completed verification process results beneficial to borrower (you) is that your loan will now attract investors (lenders) currently "Sitting-On-The-Sidelines" waiting until these processes completed. After verification process completed loan's funding pace will quicken considerably. When loan is 100 percent funded loan's proceeds can then be deposited next day into your bank account. It is time utilization advantageous to complete verification process while funding process is on-going instead of doing it at end of funding process which will delay deposit of loan's net proceeds into your bank account. Hope this information to be helpful. Member 505570 Retired-USMC-Investor sends 02.10.2010 @ 3:25 PM ET	OK, THANKS. YES, I DID FAX INCOME VERIFICATION INFO, 4506-T FORM, AND LAST 2 YEARS TAX RETURNS TO LENDING CLUB.
FYI - This loan will most likely not fund in time unless you contact LC and have your income verified. A material number of prospective investors on this site look for that single variable and obtaining funding will be difficult without it. I am offering this advice as I would like to invest in your loan.	THANK YOU. I HAVE SENT LC ALL THE REQUESTED INFO 1 WEEK AGO, BUT HAVE NOT YET HEARD BACK. SHOULD I CALL THEM?
Yes, I would follow up with both a phone call and email.	I DID BOTH, AND LENDING CLUB TOLD ME THAT MY INCOME HAS BEEN VERIFIED. THANKS.
FYI the loan listing does NOT indicate that income has been verified as of this posting.	I WILL CONTACT LC TOMORROW, THANKS
Hi, Doesn't seem to indicate verified income yet? If I am missing something plz let me know, Thanks!	LC CALLED THIS A.M. AND STATED THAT MY INCOME HAS BEEN VERIFIED; MAY TAKE SOME TIME TO UPDATE WEB SITE. MAYBE YOU COULD CHECK WITH THEM. THANKS.

Member Payment Dependent Notes Series 484771

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484771	$15,000	$15,000	9.88%	1.00%	February 23, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484771. Member loan 484771 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	amec	Debt-to-income ratio:	4.12%
Length of employment:	3 years	Location:	ALPHARETTA, GA

Home town:
Current & past employers:	amec
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/13/10 > I am intending to consolidate a small amount of credit card debt my wife and I accumulated in the first few years of marriage. Borrower added on 02/14/10 > Since we used money from our savings to refinance our house last year, any extra cash has been used to get that back to a more comfortable level. With no car payments, this loan would be the only other debt besides our mortgage.

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,361.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is amec and what is your job there?	An Engineering and Construction Services Company based out of the UK. I am an HR Manager.
Do you work in the UK, or the US?	US
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other monthly costs (mortgage, car, utilities, student loans etc)? Thanks for answers to both Qs...	We've been moving them in between multiple 0% offers. Have 7K going to 12.99, 6K going to 13.2 and 4K going to 14.4. Usually pay between 450 and 550 per month. Currently have no car payments and pay 2K a month in mortgage. Gas/Electricity/Water is about 450 month now. No student loans. We refinanced the house last year and are trying to rebuild the savings after doing that.

Member Payment Dependent Notes Series 484843

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484843	$7,000	$7,000	10.25%	1.00%	February 22, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484843. Member loan 484843 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Houston Airport System	Debt-to-income ratio:	23.77%
Length of employment:	5 years	Location:	PORTER, TX

Home town:
Current & past employers:	Houston Airport System
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,685.00	Public Records On File:	0
Revolving Line Utilization:	89.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Houston Airport System? Thank you in advance.	My job title is Airport Operations Coordinator. I work in the Airport Operations department. We manage the daily running of the airport, including all FAA inspections, responding to aircraft emergencies, and dealing with tenants and other departments to resolve problems that arise.
I see that you want this loan to consolidate debt. Would you please list all your debts (types/balances/APR's) and indicate which ones will be paid off with this loan? It helps us to see the numbers. Thank you in advance.	Visa - $4,900 - 17.9% - this balance will be paid in full Line of credit - $393 - 20.8% - this balance will be paid in full Line of credit/formerly a store credit card - $864 - unfortunately my statement does not have an APR listed (sorry!) - paid in full - this account will be closed upon retirement of the debt Mastercard - $12,500 - this rate was in the high teens until January 2010 when the rate was increased to 22.9% - I am in negotiations with the card company to reduce the APR or convert it to a low or no interest loan for 5 years to retire the debt Visa - $1,900 - 17.2% - the remainder of this loan ($900) will be applied to this balance. I will apply at least $500 from my income tax refund to pay down this debt in addition to my regular income funds. I expect to be able to retire the balance of this debt through these two methods. Auto loan - $7,900 - 7.8% - I have a little less than 2.5 years left on this 4 year loan With this debt consolidation loan I expect to reduce all these monthly payments down to 3, and will reduce the amount of my monthly payments. This also allows me to pay off the bulk of my debts in the next 3 years.
Oh! Tenants? Does the airport rent space for planes?	Yes and no. Since IAH is a large hub airport we have no General Aviation tenants but we do have a few corporate tenants. Since we're a city entity we can't sell property to the tenants so we sign long term leases with tenants and then they build hangars on the leased property. Technically the tenant owns the hangar but leases the ground from us. At the end of their lease they agree to sign the hangar over to us. I doubt that we agree to reimburse them a set amount for the building but I don't know that for sure. We did have one tenant recently get rid of their aviation department so they gave up their lease and turned the hangar over to us. The airlines actually lease gates and gate space from HAS, at which they are allowed to park aircraft at the gates. We have around 120 gates/satellite parking areas which tenants can lease on an annual/multi-year basis or by the hour if they do not need a permanent gate. Houston's General Aviation airport does have small hangars for rent, I think that's through the city but it could be through a third party. With 1,600 flights a day small GA aircraft disrupt our arrival and departure flows, due to the disparity in approach and departure speeds between GA and air carrier aircraft, so we don't get alot of GA traffic, although the other two Houston airports do.
That is very interesting. Thank you for the information! I am curious as to what actions you have taken other than requesting this loan, to maintain your debt level at a lower rate, moving forward? Thank you in advance.	My plan is really three-pronged. This loan is one, my auto loan is one, and today I finalized an agreement with Citi, my majority debt holder, to close my account and roll the debt into a 58 month payment plan at 9.9% interest. I have 29 months left on the auto loan, this loan is a 36 month loan, and as stated previously the Citi loan is 58 months. Between this loan and the Citi payment plan I am saving approximately $120 to $150 per month in payments. This will allow me to build up my savings at first then put the extra money toward balances on the loans with the goal of paying them off early. Additionally, once the car note is paid in full I plan on applying that money toward the other two loans, helping me pay them off earlier. About 18 months ago I purchased a second car. I have an old Porsche 944 and ran across a used Boxster for about $7,000 below retail. It was an offer I couldn't refuse. What I didn't count on was that it took me about 14 months to sell my daily driver, a Toyota, which I was still paying notes on. This was about the time the bottom fell out of the economy. My debt on the car prevented me from selling it low without taking a large loss. Prior to the second car note I was investing about 15% of my income toward retirement. I've had to cut that back to about 8%. After several months of two notes my savings ran out and I had to rely more and more on my credit cards. I carried a balance on a couple of cards but a small percentage of the total card. Over the course of the last year it's gone up and up, basically snowballing into what it is now. I finally was able to sell the car last fall but have not been able to recover financially. I had to cut my investment money in half, along with the loss of my savings. I now have several bills that are nickel-and-diming me to death. My goal is to consolidate them. The steps that I'm taking will allow me to get back to the financial freedom that I had two years ago. It took me a year and a half or more to get to this point. I know that I won't reduce my debt overnight but I am taking the right steps to get me where I want to be financially - my savings built back up and my investment allocation back to where it was previously, if not higher. If this does not adequately answer the question, I'll be happy to answer any more questions that you might have. Thanks to my graduate studies I sometimes am long-winded and begin to wonder if I've adequately answered the question. P
Greetings from Dallas. Pleased to support a fellow Texan.	Thanks, Dallas. All help is appreciated, from within Texas and without.

Member Payment Dependent Notes Series 484846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484846	$6,000	$6,000	7.14%	1.00%	February 23, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484846. Member loan 484846 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,041 / month
Current employer:	Table Mountain Rancheria	Debt-to-income ratio:	13.43%
Length of employment:	8 years	Location:	Clovis, CA

Home town:
Current & past employers:	Table Mountain Rancheria
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > Family has three LARGER vehicles, which are paid for and will remain in the family. This loan is to supplement our cash on hand for the purchase of a daily commuter.

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,537.00	Public Records On File:	0
Revolving Line Utilization:	23.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Table Mountain Rancheria and what do you do there? Thank you in advance.	Table Mountain Rancheria is a Native American Tribe and I work for the Gaming Commission in a regulatory capacity. Good Question! Thank you.
Can you please tell us, what Table Mountain Rancheria does and whats your position with the company? thanks	Table Mountain Rancheria is a Native American Tribe and I work for the Gaming Commission in a regulatory capacity.
3 cars going on 4? How many drivers are there in your family? Thank you in advance.	3 drivers.........The wife is currently driving a van @ 17mpg. This car will become her daily driver and the van will be used for trips and hauling seadoos.
What are your other monthly payments (rent, utilities, loans on your other 3 cars, revolving debt payments)?	Thank you for your interest, funding complete.

Member Payment Dependent Notes Series 484847

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484847	$13,200	$13,200	7.51%	1.00%	February 22, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484847. Member loan 484847 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,308 / month
Current employer:	University of Phoenix	Debt-to-income ratio:	17.80%
Length of employment:	2 years	Location:	Scottsdale, AZ

Home town:
Current & past employers:	University of Phoenix
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > My excellent credit speaks for itself! I have a fantastic, stable career that I love! This loan will be used to pay off higher interest credit cards and a personal loan, in an effort to streamline my bills and pay my debt off quicker. I have moved up quickly in my career to establish a great salary and now want to concentrate on paying down my debt that was accumulated during a time that I was laid off and also a time that I was making a much lower salary. My payment history in my credit report reflects positively on my ability to pay debt in a timely manner with no issues or complaints.

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,294.00	Public Records On File:	0
Revolving Line Utilization:	33.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at University of Phoenix? Thank you in advance.	I am an Academic Counselor
Your revolving credit balance is $6294. Why are you asking for more than twice that amount?	Hi! The other amount is for a "personal loan" (not revolving account) that has a higher interest rate than what the Lending Club is offering me. =)
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum and (2) your other monthly costs (mortgage, car, utilities, student loans etc)? Thanks for answers to both Qs...	1. Payoff is $4028.68 @ 7.99% (minimum is $213, I paid $300); 2. Payoff is $5969.26 (minimum is 167.00), I try to pay at least $250. My mortgage payment is $1600/mo, my car is paid in full, no student loans, and my monthly utilities (phone,cable,electric,etc) is appx $300.
So this loan would lower your monthly outgo by > 100, if I figured right. So far so good. I am curious as to what other actions you have taken, moving forward in the increasingly costly CC climate, to maintain your debt level as low as you would like it to be? Thank you in advance.	Once I set a goal, I achieve it. =o) My dad and I looked over my expenses in 2009 to try and figure out where could I be cutting costs and adding more to my bills each month (to pay more on the principal). I still keep the same amount towards my 401k, but now I have a budget for everything. If I have money left over, I pay more towards my bills (I have been doing this since my last paycheck in December). My parents do not know how much I owe in cc debt and quite frankly, I am embarrassed to tell them. I have cut back on my travels (my weakness) which has freed up a lot of my allowance. I now have my insurance bills, property taxes and misc category in my budget so that I have money set aside for when those bills are due. Traditionally, I would just put those on my cc when they were due.
You sound like you would benefit a lot from using mint.com or yodlee.com. I use yodlee myself, but both sites are similar, and free. Either of the sites would help you reach your goal. Once you start using either of them, you will *want* to tell your parents about it. Good luck to you!	Thank you! I will check them out!

Member Payment Dependent Notes Series 484859

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484859	$8,000	$8,000	10.99%	1.00%	February 23, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484859. Member loan 484859 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,120 / month
Current employer:	PSI	Debt-to-income ratio:	14.36%
Length of employment:	2 years	Location:	riverside, CA

Home town:
Current & past employers:	PSI
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > My wife and I are looking to start our own company. The funding we are asking for is to purchase existing customer accounts and to help with advertising and equipment. Thank you for your consideration. Borrower added on 02/18/10 > Update: We just had 3 more customers sign service agreements!!!!! Thanks for the support everyone!!

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,836.00	Public Records On File:	0
Revolving Line Utilization:	62.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PSI, and what do you do there? Thank you in advance.	PSI (Pacific Southwest Instruments), is an Avionics Company. We repair, overhaul, and recertify aircraft instruments for both comercial and private aircraft. I am an Aviaiton Technician, I repair and overhaul Attitude Indicators and Directional Gyros. The instruments I work on are both visual guage and autopilot systems. I am responsible for the plane flying level and in the right direction. Thank you for your consideration and time.
Tell us about the company you want to start? Thank you in advance.	My wife and are are starting a pool cleaning service. My family has been in the pool service business for over 30 years. We decided to branch out on our own and start our own company. We will be purchasing 6 existing accounts which pay $100 dollars a month. That will bring in $600 a month to start. My wife and I will be running the business, we will not have any employees. Both my wife and I have very stable jobs and intend on working full time during our journey. We will be servicing these accounts in the mornings and weekends . If you have any other questions, please don't hesitate to ask. Thank you
I have the following questions: 1. Does your wife have a daytime job and if so what is your combined monthly household income? 2. Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, transportation, car payments, insurance, food, et al)? Thank you!	Yes, my wife has a full time job during the day. Our combined monthly income is $6599. Our total monthly debt with all the items you named is apox. $5100 a month. The extra money is put into savings and 401ks. We do have a savings account and other assets to back up this loan if need be. We are very responsible people, please don't worry. My wife manages a million dollar a year company, and has been doing it for over 6 years. Hope this helps. Thank you for your consideration
Hi there. I wish you and your wife great success in your journey. I see you are in Riverside, CA. Is that where you will focus your business? I am not too familiar with the weather in Riverside so will you be operating year round or will it be seasonal?	We will be operating year round. The weather in Riverside is generally desert weather. We are about 45-50 miles inland. I guess you could say that the average weather during the year is sunny and about 80 degrees out. We will still service pools during rain and wind conditions. Hope this helps, and thank you for the support!

Member Payment Dependent Notes Series 484881

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484881	$4,000	$4,000	10.25%	1.00%	February 22, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484881. Member loan 484881 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Mast Trucking	Debt-to-income ratio:	1.85%
Length of employment:	6 years	Location:	CORAOPOLIS, PA

Home town:
Current & past employers:	Mast Trucking
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/10 > Thank you for your time! Borrower added on 02/17/10 > Thanks, lenders.

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,495.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Mast Trucking and what do you do there?	It's a trucking company that recently celebrated its 40th anniversary. I'm a driver there, since 2004.
What are your plans for this money?	Hi, I wanted to perhaps do some small auto improvements, and it's always great to have a bit of a financial cushion and establish a good credit payment history. Thanks.
What are the balances and interest rates on the debts you're refinancing ? THANKS	Hi, it's not so much refinancing any debts as just paying regular monthly bills then having some money left over now to make some improvements, and work on establishing a good credit history.
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	Rent is $600 w/all, gas per week can reach maybe $18, insurance per year almost $300, cell phone provided by employer, life insurance less than $100, I have no dependents.

Member Payment Dependent Notes Series 484886

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484886	$7,750	$7,750	9.88%	1.00%	February 22, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484886. Member loan 484886 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	AWK	Debt-to-income ratio:	24.64%
Length of employment:	< 1 year	Location:	Jonestown, PA

Home town:
Current & past employers:	AWK
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > Citibank Sux at 30% interest. Help me out please. My job is very stable, we do work for PA Dept of Transportation. Borrower added on 02/12/10 > We pay mortgage on time and student loans. Borrower added on 02/19/10 > I am an engineer in training.

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,836.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is AWK and what do you do there?	AWK Engineers Inc. It is a civil engineering firm. I am an Engineer in Training.

Member Payment Dependent Notes Series 484903

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484903	$3,000	$3,000	10.25%	1.00%	February 22, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484903. Member loan 484903 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Daiichi Sankyo	Debt-to-income ratio:	20.50%
Length of employment:	< 1 year	Location:	SAVANNAH, GA

Home town:
Current & past employers:	Daiichi Sankyo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/10 > Additional funds required to move to a new city for a new job

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,027.00	Public Records On File:	0
Revolving Line Utilization:	62.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Daiichi Sankyo and what do you do there?	pharmaceutical company; sales rep

Member Payment Dependent Notes Series 484965

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484965	$4,000	$4,000	14.59%	1.00%	February 19, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484965. Member loan 484965 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	RWK Services	Debt-to-income ratio:	1.15%
Length of employment:	8 years	Location:	Akron, OH

Home town:
Current & past employers:	RWK Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > Trying to pay some unfortunate medical bills while getting through law school. Borrower added on 02/12/10 > Will pay back loan once I receive my student financial aid in the fall. Borrower added on 02/12/10 > I just need to get through this next half of the year and pay off my existing medical expenses.

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$972.00	Public Records On File:	0
Revolving Line Utilization:	11.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at RWK Services? Thank you in advance.	Director of Marketing and Public Relations
Are you still in law school? How much longer until you graduate? Are you working full time and going to school full time?	I am on medical leave for this semester. I will be returning next year. I have two more years until I graduate. I will be working full time until my return. I am undecided whether I will go back full time or part time, it depends on my financial status and the salary accommodations of my present employer.

Member Payment Dependent Notes Series 485032

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485032	$5,600	$5,600	14.59%	1.00%	February 19, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485032. Member loan 485032 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:		Debt-to-income ratio:	6.33%
Length of employment:	1 year	Location:	danvers, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > to help consolidate my debt Borrower added on 02/15/10 > borrowing money to get rid of my debt so i can afford to go back to school in the spring. My credit is good and i have a stable job that is full time. I just need to get ahead alittle and stop paying so much intrest on my credit cards! I am a great borrower because my credit history with my credit card companies are great and always on time.

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,578.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 485035

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485035	$14,000	$14,000	9.88%	1.00%	February 22, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485035. Member loan 485035 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Coldwell Banker The Aspen Brokers	Debt-to-income ratio:	6.10%
Length of employment:	2 years	Location:	Basalt, CO

Home town:
Current & past employers:	Coldwell Banker The Aspen Brokers
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > The funds for this loan will go to credit card debt consolidation. I currently have two credit cards with balances, which I intend to pay off with a fully funded loan. I want to rid my credit report of revolving credit and want to boost my credit score. I just want to be free of credit card debt! I am a solid borrower. I have never paid a credit card bill, utility bill, car payment etc. late. I am a very honest and straight forward person and I would not come to a web site like this if I had any doubt that I could not make payments. Thanks to all the investors on this site, many people have been given a helping hand and I do not want to take advantage of that. And this site, and peer to peer lending, is genius. Why pay big banks when I can be helping some one with their future and they are helping me with mine. I have been with my current employer, a very successful real estate office that was established in the late 70???s, for almost 2 years and have no plans on leaving and my boss has no plans on letting me go. I have a very solid income, solid housing situation, and solid life for the exception of my credit card debt. I am motivated and determined to pay my debt down as quickly as possible so that I can start planning for my future and I just need some one willing to help me with that.

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,315.00	Public Records On File:	0
Revolving Line Utilization:	27.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Coldwell Banker The Aspen Brokers? Thank you in advance.	My job here at Coldwell Banker The Aspen Brokers (CBTAB) is the office manager and assistant to 12 realtors. I am here 9 to 5, Monday through Friday, and love my job! (While I am not licensed yet, it is one of my goals by the end of the year, and my boss is pushing me very hard to do so. This loan will give me the ability to save more money and will allow for me to pay for my license.) Our office was started in the late 1970's and has been a number one dollar production office for 12 realtors and under almost every year since CBTAB was established. CBTAB has one of the top producing agents in the western region of the U.S., and she is one of the best known realtors in the area.
Why are you asking for 14k to clear 7,315 of debt? Could you also list monthly expenses and if there is another contributor to the monthly income. Thank you.	The information regarding my revolving credit balance is not correct and I am working on getting that fixed. I have two credit cards with balances totally $14,000. One of the cards offers zero percent until June and that is why I am looking in to this loan. The other card has a 13% interest rate, which again, is why this loan is so appealing and important. My monthly expenses are as follows: $500 rent; $100 utilities; $490 car payment; $200 other small expenses (i.e. cell phone, car insurance). I live with my boyfriend who owns the home we live in. My $500 goes towards the mortgage and if I even needed that money to put towards something else it would not be a problem as he has a secure, well paying job.
Just so you know it is common that the revolving credit reported here isn't exactly what is owed because it is just from one credit bureau and some times the credit is not reported to all of them.	Thank you!
you listed your current monthly expenses to be ~$1300 for rent, car, utilities, etc. how much are you currently paying towards your credit card payments?	I pay $500 + each month.

Member Payment Dependent Notes Series 485040

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485040	$21,600	$21,600	13.11%	1.00%	February 24, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485040. Member loan 485040 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	BWH and NWH Physicians Organization	Debt-to-income ratio:	7.98%
Length of employment:	10+ years	Location:	Brighton, MA

Home town:
Current & past employers:	BWH and NWH Physicians Organization
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > I am a physician with a stable work history, no loan defaults, excellent income and total debt payments are 18.6% of my income. I will use these funds to refinance other debt and lower my interest rate. Thank you for taking the time to consider my loan request. Borrower added on 02/13/10 > I have job security for at least the next 3 years, and prefer to put my extra cash ($4,000.00/month) into savings, paying my mortgage, and other long term investments. Consequently I am repaying my revolving debt over a 3 year period instead of paying it down immediately. I am taking the opportunity of a Lending Club loan to lower my overall interest rate as I continue to pay down my revolving credit card debt. Thank you again for your interest in funding this loan. Borrower added on 02/19/10 > Thank you to everyone who is funding my loan. This has been very helpful. I know that you will not be disappointed by your investment in me. This loan makes it possible for me to pay off high interest credit cards. i much prefer that you get the interest charges instead of the big banks! Thanks again. Borrower added on 02/21/10 > One lender asked about my employment verification. I have supplied Lending Club with my last 2 yrs W2's and my last 2 months pay stubs verifying my employment and income. They have since approved my loan. Have confidence in this loan. My debt to earnings, employment history, and payment history are all exemplary. This is a safe loan for you giving an excellent interest rate. In fact I originally applied for $12,000.00 but the Lending Club site approved me for this larger amount. Thank you for taking the time to review my loan request, and thank you for funding it. Borrower added on 02/22/10 > With 3 days to go, I am looking for at least 70% funding of this loan. The loan I requested comes with a higher interest rate so if it is funded less than 70% it may make sense for me to decline the loan and apply for a smaller amount at a lower interest rate. If you have already funded this loan, please consider funding it again. Thank you for your support! Borrower added on 02/23/10 > Just over 2 days to go. Loan is 2/3 funded. Another 90 investors and it will be fully funded. I will be able to give you the interest on the loan instead of the credit card companies: that has to be a better solution! Thank you all for funding my loan.

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,804.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings Doctor; My only question is: Your POSITION (JOB/ROLE) @ BWH and NWH Physicians Organization?, i.e., Owner? Employee? Independent Contractor? AND your medical speciality is? Advance thanks for expected answers to BOTH questions. (FYI- I invest in loans to professionals like yourself- Chiroprcators, CPA's, Dentists, Engineers, Phyisicians, Registered Nurses, et al.) Member -505570 Retired-USMC-Investor 02.12.2010 @ 6:14 AM ET.	Thank you for your question. I am an employee at the hospital.
Please list all your debts (types/balances/APR's) and specify which ones on the list will be paid off with this loan? Thank you in advance.	I have $35,000 in revolving debt, the highest interest rate at 18%. It is the loans with the highest interest rates I will be refinancing.
I'm interested in funding your loan but need more information. I only invest if all of my questions are properly answered. I also saw that you are not responding other questions...take the chance to address them here too or I will not fund your loan: 1) Do you have a saving account or an emergency savings fund? If yes, do you mind sharing the balance you have in it? 2) How many household members depend on your salary? 3) Please briefly describe your position an your current employer? 4) Are you at risk of losing your job in the next 3 years? Do you have a back-up plan for paying this loan in case you loose your job? 5) Please give us an idea about your monthly expenses and how you will allocate this loan in your budget (It's important that you fill in all the information requested here. I need to understand how well you manage your budget): - Housing (Rent, Mortgage): - Insurance: - Car expenses: - Utilities, Phone, Cable, Internet: - Food, entertainment: - Clothing, household expenses: - Credit card payments: - Other loans payments: - Other expenses: - Savings: ----------------------------------- - Total Expenses: - Net Income after taxes and deductions: ----------------------------------- 6) Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks for answering all my questions and good luck with the funding!	Thank you for your question. In fact I have answered the other questions asked. My debt to earnings ratio, total revolving credit amount, perfect on-time payment history, and earnings verification should be sufficient to assure you of my ability to repay this loan. I will not make the detailed information you have requested, public, for the obvious security reasons. Furthermore, I do not like the tone of your question and request that you do not participate in funding my loan. Thank you.
Member 617807, Please understand that ss Lenders, we do not know who you are, and never will. We see only a condensed version of the applications, hence have questions for the Borrowers. It is the answers that we use to base our investing decisions on. We do *not* want you to provide any information that would compromise your identity. We are all individuals, unknown to each other, and having our individual criteria for which loans to invest in. Some of the criteria is common to many of us. Speaking for myself only, I would also have to see the answers to most of the questions posed by Jooony above before I would decide on whether or not to fund this loan. I hope that clarifies the situation a bit.	Thank you for your interest in funding my loan request. Please see my initial description which I have updated. I hope that this description of my extra disposable income, and job security should answer your concerns. Please understand that the specifics that Jooney requested would likely allow someone to identify me personally and thus would compromise my privacy and security. There are individuals that use this site to do just this so people like Jooney who aggressively ask very specific personal information could possibly not be authentic individual lenders.
USMC investor asked for your role and specialty at your job -- "employee" does not tell us much. You have not entered info about your open credit lines, as the 2nd and 3rd questioners asked. Tone may come across as abrupt here but its very standard, we are just trying to assess risk. Questioner 3 said "Thanks for answering all my questions and good luck with the funding!", really that is pretty friendly. If you do not answer completely it is less likely that you will get the loan. I am the 4th, it will look pretty bad if you still don't answer.	The specifics that you and some of the others have asked would provide unique identifiers which compromise the borrowers' identity. This opens the borrower to financial and personal safety risk and is not recommended by various web sites that have rated Lending Club. I hope that the information I have provided is sufficient for you to assess risk - it is more information than major loan institutions ask. If you feel that you cannot assess risk adequately with the provided information I would (respectfully) ask you to perhaps fund loans that offer lower interest rates. For example, you can get a very low risk 1% interest rate from a Savings Account. Thank you for your time.
Do you have a contingency plan to pay the loan if you lose your job? Also could you describe how you got into 35K in debt in the first place? Are you a general practitioner or do you have a specialty? Thank you.	Thank you for your question. Please see my statements which detail $4,000.00 of excess income per month, that I put this money into other savings, investments, and paying down mortgage. I have over 10 months Savings should I lose my job. The debt was incurred some years ago. My salary has increased 3 fold since then. I am a specialist.
Thank you for your reply. Just a note, although I'm guessing you're aware of this already. You said "prefer to put my extra cash ($4,000.00/month) into savings, paying my mortgage, and other long term investments". But unless your other investments are making more money (after tax) than your revolving debt, it's actually a better investment to pay down the higher interest first. Even with this loan at 13%, that's a lot higher than interest on a mortgage or money you'd earn in most investments out there, so paying it off first will earn you more in the end. Just thought I'd mention it. I will be funding your loan. Thank you.	Thank you. Yes I agree, and in fact I have the ability and may pay down this loan a lot faster than 3 yrs. Currently I am balancing my investments and debt at a time when credit is harder to obtain. I think of the interest rate on this loan as the insurance policy premium on having access to the credit. Best regards, and good luck with your loans!
Absolutely makes sense. The main reasons to not pay down debt are usually flexibility or opportunity. In a credit tight environment like we are in now, flexibility is a very good thing to have, so keeping the cash or investing it can be a good way to go, for insurance as you say, even if it costs a bit more. Best of luck funding the rest of your loan!	THANKS!
Doctor, you have 4 days left for funding. Have you submitted employment and income verification? Loans fund much faster after lenders see that update on your application. Once income is verified, many others like myself will be happy to fund your loan. Thank You	Thank you for your question Grandma. Yes, I sent Lending Club my W2s and 1099s and work contact information so that they can verify my income. I did this 4 days ago! I am surprised that they have not updated my profile to reflect this. They have approved the loan which I assumed meant that they had verified the information. Maybe you can clarify this with Lending Club? Best regards.

Member Payment Dependent Notes Series 485101

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485101	$12,500	$12,500	15.33%	1.00%	February 22, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485101. Member loan 485101 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	Daniel Richards	Debt-to-income ratio:	0.64%
Length of employment:	5 years	Location:	Smyrna, GA

Home town:
Current & past employers:	Daniel Richards
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > I want to consolidate my bills in order to pay them off. Borrower added on 02/13/10 > There is not a lot of listed debt on my credit report. I am a user on my husbands credit cards and there is also an unexpected tax bill from last year that has been corrected this year.

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	31
Revolving Credit Balance:	$1,161.00	Public Records On File:	0
Revolving Line Utilization:	23.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Daniel Richards and what do you do there? Thank you in advance.	Daniel*Richards mission is to bring better gift and stationery manufactures to all retailers, to work with only the best reps. that have a strong working knowledge of this industry and to provide the most pleasant modern showrooms in all markets that we represent. I am the Key Account Manager.
Your credit report displays only 1,000 in revolving balance, but you are looking for 12K. Can you explain the discrepancy? Thank you!	I am looking to combine some family debt together. We have all of these small payments that never seem to get paid off. I want to put them into one larger payment, that is still smaller than all of the little payments combined.
I'm interested in funding your loan but need more information. I only invest if all of my questions are properly answered: 1) Do you have a saving account or an emergency savings fund? If yes, do you mind sharing the balance you have in it? 2) How many household members depend on your salary? 3) Please briefly describe your position an your current employer? 4) Are you at risk of losing your job in the next 3 years? Do you have a back-up plan for paying this loan in case you loose your job? 5) Please give us an idea about your monthly expenses and how you will allocate this loan in your budget (It's important that you fill in all the information requested here. I need to understand how well you manage your budget): - Housing (Rent, Mortgage): - Insurance: - Car expenses: - Utilities, Phone, Cable, Internet: - Food, entertainment: - Clothing, household expenses: - Credit card payments: - Other loans payments: - Other expenses: - Savings: ----------------------------------- - Total Expenses: - Net Income after taxes and deductions: ----------------------------------- 6) Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks for answering all my questions and good luck with the funding!	1. Yes, I have a savings account. It has $11000. I want to keep this for true emergencies. This loan is just to consolidate into 1 payment. 2. I have a husband and 1 child. My husband also has a job. 3. I am the key account manager at Daniel Richards. I am a wholesale salesman of gifts and stationary to retail stores. 4. I am not at risk for losing my job. Yes, we have a couple of Roth IRAs and my husbands 401k for backup. 5. Insurance = $79 per month Child Care = $1200 per month Phone = $120 per month Cable, internet = $108 per month Utilities = $500 per month Credit Card = $1200 total, interest rate 23.9% 1 time tax bill = $9500 from 2009, month payments $337
Can you call LC to arrange to verfiy your Income? I, and a lot of other lenders, will contribute to your loan if this is completed.	I can and will.

Member Payment Dependent Notes Series 485185

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485185	$12,000	$12,000	12.73%	1.00%	February 23, 2010	February 27, 2013	February 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485185. Member loan 485185 was requested on February 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Walmart Stores, Inc - Sam's Club	Debt-to-income ratio:	2.51%
Length of employment:	4 years	Location:	Fayetteville, AR

Home town:
Current & past employers:	Walmart Stores, Inc - Sam's Club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/13/10 > We are looking to consolidate our debts and get on the right path for sustained financial success. Your assistance is invaluable in this endeavor.

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,051.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Walmarts?	I am a senior manager at the corporate office, and am in the Merchandising area.
Please list the lenders, balances, interest rates you are trying to refinance. Also why are you seeking more than your total revolving debt?	We have had some recent medical expenses that are over and above the total revolving debt.
thanks. what lenders, balances, interest rates are you trying to consolidate?	A higher interest rate Discover and Capital One card. Both increased the rates within the last 18 months, and we are doing what we can to pay them down ASAP. The interest rates are 14.9 & 16.9%.
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (mortgage, car, utilities, student loans etc)? Thanks for answers to both Qs...	We are currently paying $800/month towards the pay down of our 14.9 & 16.9% cards. No car payments or student loans. As far as utilities and mortgage, we are spending roughly $16-1700/month.

Member Payment Dependent Notes Series 485205

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485205	$3,000	$3,000	10.62%	1.00%	February 18, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485205. Member loan 485205 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,700 / month
Current employer:		Debt-to-income ratio:	0.37%
Length of employment:	< 1 year	Location:	La porte, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1977	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your source of income? Thank you in advance.	Type your answer here.Type your answer here. RETIRED RN,,AND SSI AND NURSE RETIREMENT FUNDS
what is the source of your income?	Type your answer here.Type your answer here. RETIRED RN,,AND SSI AND NURSE RETIREMENT FUNDS
What is your source of income (employer) and how long have you had it? Thank you.	Type your answer here.Type your answer here. RETIRED RN,,AND SSI AND NURSE RETIREMENT FUNDS
I see you are not employed. Do you collect retirement or disability? Thanks	Type your answer here.Type your answer here. RETIRED RN,,AND SSI AND NURSE RETIREMENT FUNDS
This loan is not being funded very fast - loans without Descriptions are often ignored by Lenders, since there are lots of other loans to choose from. If you need help using the site and entering a description or answering the questions that Lenders ask, you can call Lending Club and they will help you. Their number is 866-754-4094	Type your answer here.Type your answer here. RETIRED RN,,AND SSI AND NURSE RETIREMENT FUNDS
What is your current occupation, employer, and source of income.	Type your answer here.Type your answer here. RETIRED RN,,AND SSI AND NURSE RETIREMENT FUNDS

Member Payment Dependent Notes Series 485234

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485234	$10,800	$10,800	7.88%	1.00%	February 24, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485234. Member loan 485234 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,358 / month
Current employer:	Newark Board of Education	Debt-to-income ratio:	3.76%
Length of employment:	1 year	Location:	Mount Bethel, PA

Home town:
Current & past employers:	Newark Board of Education
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > I'm looking to purchase my car out of lease. I'm putting about $5000 down in cash towards the purchase, but need a loan for the rest. Thank you! Borrower added on 02/12/10 > I am planning to purchase a 2008 model car off lease in March 2010. I am putting $5,000 down and need to finance the rest. I am a Special Education teacher. I'm currently working on my Master's degree and anticipate graduating in Summer 2010. I am extremely responsible and have very little debt other than my student loans. Thank you!

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,642.00	Public Records On File:	0
Revolving Line Utilization:	64.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Wouldn't a car loan be better rate?	The car is currently leased under my wife's name and she looked into purchasing it off-lease. To be honest, the dealership implied the purchase rate was 8-9% on a used car. We are actually going to the dealership on Thursday night to discuss in detail. If I can get it for cheaper through them, I may opt to do so, but I thought this was a decent rate.
http://www.ehow.com/how_5987184_borrow-peer-peer-lending-sights.html This is a free blog and a great start on what lenders are looking for in your loan description. Thanks in advance.	I'm not sure if you are expecting a response, but thank you for the info. A colleague suggested this site and this is my first time using it. I'd be happy to provide more information to anyone who asks for it.

Member Payment Dependent Notes Series 485249

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485249	$7,500	$7,500	12.73%	1.00%	February 22, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485249. Member loan 485249 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	FaulknerUSA	Debt-to-income ratio:	17.28%
Length of employment:	< 1 year	Location:	Austin, TX

Home town:
Current & past employers:	FaulknerUSA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > I plan to use my funds to consolidate two credit cards and reduce the interest I pay towards them. I pay my bills on time every month and have a very good credit score considering my age. My debt came from supporting myself through college for 4 and a half years. Even though I had a full time job most of my college experience, tuition, books and living were quite high at UT. I will have no problem making my monthly payments on this loan; it is very hard for me to watch the APR on my cards go up due to a bill in Texas that has gone into effect. My job current job is secure; I have only been my current job for about 8 months but was at my previous job for 3 years and needed a career change.

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,292.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is FaulknerUSA and what do you do there?	FaulknerUSA is a Design-Build company (as well as a General Contractor) and I am a Project Coordinator for a project in Austin, TX.
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized $ monthly costs (rent, car, utilities, student loans etc)? Thanks for answers to both Qs...	1. a. Chase Credit Card: about $6000 ( I try to pay $300 monthly) The interest rate has jumped up to 21% due to a bill that is being passed or in review in Texas. b. Credit Card: only $300 left (I am paying about $50 a month on this one but would just like to pay it off). The interest rate is around 16%. 1. Rent: $450 (I am lucky and live with a good friend who doesn't make me pay very much), Bills about $150, student ($6500 left on them) I pay $100-$200 per month. The rest of the money of from this loan would go towards paying that amount down.

Member Payment Dependent Notes Series 485273

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485273	$5,000	$5,000	10.99%	1.00%	February 22, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485273. Member loan 485273 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,721 / month
Current employer:	Hensel Phelps Construction	Debt-to-income ratio:	12.27%
Length of employment:	1 year	Location:	MORGAN HILL, CA

Home town:
Current & past employers:	Hensel Phelps Construction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/13/10 > I show horses competitively. Found a project horse I want to purchase so train and show myself. Its an opportunity that is to good to pass up.

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,502.00	Public Records On File:	0
Revolving Line Utilization:	36.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Hensel Phelps Construction?	I'm a Field Engineer. Basically make sure it gets build to the plan, solve problems, bring issues that need architect to answer back to the office, help subcontractors with needs they have, make sure subcontractors work safety.
I love the Morgan Hill from when I lived there 10 years ago. I will fund a bit of your loan. Does your household have any additional income beyond what is listed in this request?	No additional income. Thank you
1. What breed of horse? In what events do you compete? 2. How long have you been competing? 3. How much do you keep in a savings account for emergencies or purchases like this? 4. How much cash are you also putting into this purchase? Thanks	APHA(Paint horse). I've been riding since 6 and competing since the age of 10. I show western pleasure, english pleasure, showmanship, and halter. I've been out of college alittle over a year. I've been putting any extra money I have each week to pay off school loans so I haven't saved very much, that is why I need a loan. This opportunity came up unexpectedly. I plan to pay it off in 6 months time.

Member Payment Dependent Notes Series 485281

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485281	$10,000	$10,000	13.11%	1.00%	February 24, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485281. Member loan 485281 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	net ministries	Debt-to-income ratio:	23.62%
Length of employment:	5 years	Location:	saint paul, MN

Home town:
Current & past employers:	net ministries
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > Here's your chance to be Superman or Wonder Woman! I didn't listen to my mom in college and ended up in debt. Since then, I spent a year doing mission work and 5 years working for a nonprofit, which really didn't help me financially. A year and a half ago I picked up an additional part-time waitressing gig to aggressively pay off my credit cards, but my interest rates are astronomical! I pay $650 every month, but nearly $350 gets tacked right back on. I don't even use any credit cards now, and I am committed to getting out of debt, it's just disheartening to pay so much and have it not really do anything. So thank you again for investing in other people. I hope you see me as a solid investment. I'd be honored to pay you back instead of a cold, unforgiving financial institution that keeps jacking up my rates. :o) FYI - Monthly Budget Income: $3000 Rent: $650 Utilities/Phone: $175 Food: $200 Loans (car/student):$475 Insurance: $175 Gas: $150 Credit Cards: $650 Prescriptions/Doctor: $50 Gym/Sports: $60 Random (repairs, replacements): $100 Discretionary: $115 Savings: $50 Charitable giving: $150 (I know I don't have a ton of money myself, but I still find it important to give to those even less fortunate, or those who are working selflessly to improve the world)

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	30	Months Since Last Delinquency:	15
Revolving Credit Balance:	$6,255.00	Public Records On File:	0
Revolving Line Utilization:	56.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is net ministries and what do you do there?	NET is an international nonprofit that seeks to lead teens closer to God through peer ministry. I volunteered with the organization for a year and now work as their Marketing Coordinator. We train teams of young adults to travel the country and lead retreats/perform community service in various dioceses. We also have branches in Australia and Canada. NET was founded in 1981 and you can learn more at www.netusa.org
Please expand a little more on your job, especially your position, job stability, what net ministries is, etc. Also, please explain the circumstances surrounding your delinquencies.	I am the Marketing Coordinator for a nonprofit that has been around since 1981. I have worked there for just under 5 years. I had 2 late payments about a year and a half ago when I moved and didn't change my address quickly enough.
Thanks for the details. I will be participating in helping you out. Much luck to you!	Thank you, thank you, thank you! I am so grateful for your support, and really blessed by your willingness to help other people. Thank you to all of my investors! I am praying for you and your intentions.

Member Payment Dependent Notes Series 485293

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485293	$8,500	$8,500	11.36%	1.00%	February 23, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485293. Member loan 485293 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Paradise Valley Hospital	Debt-to-income ratio:	17.13%
Length of employment:	1 year	Location:	Tolleson, AZ

Home town:
Current & past employers:	Paradise Valley Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,430.00	Public Records On File:	0
Revolving Line Utilization:	46.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Paradise Valley Hospital?	Surgical Technologist
What do you plan to use the loan for?	Pay off two credit cards with high rates

Member Payment Dependent Notes Series 485297

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485297	$7,000	$7,000	14.96%	1.00%	February 23, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485297. Member loan 485297 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Burns and McDonnell	Debt-to-income ratio:	8.59%
Length of employment:	< 1 year	Location:	Overland Park, MO

Home town:
Current & past employers:	Burns and McDonnell
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > I was in a car accident last weekend, and the car has been damaged to a point where getting in repaired makes no sense. Since I live in the suburbs, having a way to work would be ideal...so the money will go towards a car (at least a down payment) along with attorney's fees from the accident. Any leftover money will be used to pay off credit card debt. During college, I had very little time to work, so I had to use credit cards a lot. However, I have learned from those errors and thanks to my hard work in school, I am now a structural engineer making a very good salary. I am stable in terms of employment and have learned to spend money more wisely. Borrower added on 02/17/10 > First of all, I want to thank those who have helped me out so far. The little bit that you have donated will surely go a long way! I have a better idea on how the money will be allocated at this point. The lawyer I hired charges a $1500 flat fee. As for my credit cards, I have 3 with balances of $1600, $800, and $700 at very high interest rates. I have another one with a $4,000 balance, but the APR on that one is around 12%, much lower than the others. So I want to pay off the first 3. The rest of the loan, along with what I plan to save up, will go towards a car. Again, just help out a little bit; this money will be used wisely! Thanks! Borrower added on 02/19/10 > Wow, I am SO grateful that I discovered this site! I think I should become an investor in a few months. I think you guys added nearly $1500 just today, so again thanks so much! I'm going to some car dealerships tomorrow to start looking at a vehicle :-)

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	18	Months Since Last Delinquency:	21
Revolving Credit Balance:	$6,907.00	Public Records On File:	0
Revolving Line Utilization:	92.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what about insurance for the car? Uninsured motorist insurance?	I had car insurance but had only liability coverage. The car was a '96 Cavalier, so it was pretty old and I had been planning on getting a new car in the summer.

Member Payment Dependent Notes Series 485310

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485310	$2,400	$2,400	13.11%	1.00%	February 17, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485310. Member loan 485310 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	PRAIRIE MECH	Debt-to-income ratio:	18.20%
Length of employment:	3 years	Location:	OSWEGO , IL

Home town:
Current & past employers:	PRAIRIE MECH
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/13/10 > Here???s the story. About 4 years ago I got laid off from my job. So I went on unemployment. I was on it for a few months and in that time was unsuccessful at finding full time employment. I did however find a seasonal job at the local park district. So I took the job. It was full time hours but only seasonal term. I thought this was better than sitting home like a bum collecting state money. Little did I know what headache taking this job would lead to. About a month into my new job , I received a letter from the unemployment office. The letter stated that since I took this seasonal job it was assumed that I was never really looking for FULL TIME employment in the first place. So they now wanted me to pay them back the full amount I received while on unemployment in that time. I was confused because I thought I was doing the right thing by getting back out there and no longer taking the state money. So I fought this but in the end I lost. Fast forward to present day. I am now married and a father of a beautiful 2 year old boy. I am working full time for a Union contractor. As much as I wish I could just ignore the notices from the unemployment offices I am not that type of person. So this is why I need the money. I need to pay them off and move on with my life. Thank you

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,060.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PRAIRIE MECH?	Oh im sorry.....Its my work... Prairie Mechanical. We design and build HVAC systems
Thank you for the detailed description of your situation. Would you please list all your debts (Types/balances/APR's) and also list your monthly living expenses (rent/util/insurance/phone/calbe/wheter else) so that we can see how the monthly loan payments will fit into your budget?	car payment 338.38 car insurance 107.00 renters insurance 12.00 rent 760.00 cell 62.50 home internet 45.00 groceries 150.00 gas 50.00 Thats roughly it. Plus my wife works so she pays a portion of the bills and she has her own. So the monthly loan will be paid no problem

Member Payment Dependent Notes Series 485334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485334	$10,000	$10,000	14.22%	1.00%	February 22, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485334. Member loan 485334 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Blue Thumb, Inc./Houston House & Home	Debt-to-income ratio:	12.48%
Length of employment:	8 years	Location:	Houston, TX

Home town:
Current & past employers:	Blue Thumb, Inc./Houston House & Home
Education:

This borrower member posted the following loan description, which has not been verified:

I've done some additional freelance graphic design work over the last few years and need $8,000.00 to pay my income taxes. The other $2,000.00 is needed to pay off two credit cards. I do not have much credit card debt (roughly $4,000.00) and make two monthly payments often exceeding $500 monthly. Paying off the IRS will help me tremendously and allow me to be completely out of debt (other than this loan) in a couple of months. I intend to then start paying down this loan more rapidly than the 36 month term. I've been asked about my job description, so to save time and to further inform potential investors, here it is: ire photographers, direct photo shoots, develop story ideas with editor, lay out editorial content in print and virtual magazine editions for two monthly home and garden magazines (Houston and Dallas), design ads, design marketing materials, update website, attend management meetings and provide input for improving efficiencies and develop distribution plans, research new technologies in the home and garden industries, assist editor in planning yearly editorial calendar, create monthly production schedules, create proofs, create schematic for both magazines, coordinate editorial for the Dallas magazine. It's a lot of responsibility but I've been doing it for almost 20 years. Our company is financially stable and although many magazines have gone out of business in this recession due to diminishing ad sales, we are able to reduce our expenses and retain the quality of the magazine. We own our own office building and rent part of it out, so that overhead is basically nothing. Printing, paper, office space, technology, payroll are traditionally the largest expenses of a magazine. Our overhead is roughly half of our competitors. I hope you found this information helpful in deciding to invest. Borrower added on 02/17/10 > About my credit card debt: The majority of my credit card debt was created when I evacuated to Austin during a hurricane two years ago and was living basically on my credit cards for the hotel and food as it was totally unexpected. Power lines were down all over the Houston area and we were not allowed to return for over a week. There was no electricity for another two weeks (of which I slept outside on my balcony one night) during 100 degree weather and I needed to work on freelance assignments, so I stayed in a local hotel for one of those weeks. I anticipated some sort of FEMA reimbursement, as happened with friends of mine during an earlier hurricane, but FEMA decided not to reimburse those who weren't in the severe coastal flood zone. So that experience really set me back. Afterward, I was making smaller payments to credit cards in order to pay down some other debt. Now I'm able to make large payments to those cards. My point in revealing this is that I do not spend foolishly with credit cards, but couldn't anticipate an evacuation and living in hotels for two weeks in order to work on my freelance design assignments.

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	75
Revolving Credit Balance:	$4,719.00	Public Records On File:	0
Revolving Line Utilization:	77.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your positon with Blue Thumb, Inc./Houston House & Home?	I am the Art Director. I hire photographers, direct photo shoots, lay out the magazine, lay out all editorial content, work on ad design, generally produce--in conjunction with the Creative Services Manager--the Houston and Dallas versions of the magazine, then we syndicate the editorial content to franchised House & Home magazines in the Eastern U.S.
what are your monthly income and expenses?	$400 rent $200 utilities and cell phone My minimum credit card payments are $120.00, but I pay about $400-$500 per month on those. $320 car payment $120 car insurance That's it. I try to live a very inexpensive lifestyle. Hope this info. helped.

Member Payment Dependent Notes Series 485350

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485350	$5,000	$5,000	12.73%	1.00%	February 22, 2010	February 28, 2013	February 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485350. Member loan 485350 was requested on February 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	University of Pennsylvania	Debt-to-income ratio:	2.04%
Length of employment:	7 years	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	University of Pennsylvania
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/14/10 > I'm a writer who just completed a Master's degree and a first novel. I would like to consolidate debt, pay off my tuition bills and take the next step in my career. Borrower added on 02/15/10 > I have been steadily employed full-time since I began my career seven years ago.

A credit bureau reported the following information about this borrower member on February 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	6
Revolving Credit Balance:	$1,319.00	Public Records On File:	0
Revolving Line Utilization:	44.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at University of Pennsylvania?	I am currently employed full-time at Penn as an editor and web editor for the Almanac, the University's official publication of record, opinion and news.
Greetings - Could you please explain your employment situation? Is your income dependent on getting the novel published? Regards; Art	I have been steadily employed full-time since I began my career seven years ago. My novel was an academic endeavor. I am in the early stages of getting it published but it will not affect my income. (unless I'm extremely lucky). I am planning on keeping my current job.
Thanks for your answers. I will fund a bit of your loan. Good luck with the Novel!	Thanks so much to you and everyone else!

Member Payment Dependent Notes Series 485710

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485710	$10,000	$10,000	10.25%	1.00%	February 23, 2010	February 28, 2013	February 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485710. Member loan 485710 was requested on February 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	The Home Depot	Debt-to-income ratio:	11.59%
Length of employment:	7 years	Location:	Detroit, MI

Home town:
Current & past employers:	The Home Depot
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/14/10 > I plan to use the funds to pay off debt that I have accumulated helping out my parents who had financial problems. I am a good borrower who pays his debts on time and would really like to make one simple payment a month. I have a stable career and have been employed by the Home Depot in a Human Resources function for nearly 8 years. My monthly budget to pay this loan is right on course with the projected payment of $330. I am single and do not have very many unforeseen expenses.

A credit bureau reported the following information about this borrower member on February 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	80
Revolving Credit Balance:	$778.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all your debts (types/balances/APRs) and then identify which ones on the list will be paid off with this loan. Thanks!	Credit Card 2,829.00 American Express 9.9% APR Credit Card 6,000.00 Chase Bank 12.2% APR Stafford Student Loan(s) 19,652.15 2.9% APR(Variable) My home and automobile (2008) have been paid in full. The loan would only cover the two credit cards.

Member Payment Dependent Notes Series 485830

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485830	$10,000	$10,000	12.73%	1.00%	February 23, 2010	February 28, 2013	February 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485830. Member loan 485830 was requested on February 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	NDeX	Debt-to-income ratio:	16.15%
Length of employment:	10+ years	Location:	DALLAS, TX

Home town:
Current & past employers:	NDeX
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > Kill the 24% interest rate on my Citi loan. Please!!! Borrower added on 02/18/10 > FYI - I have two credit bureau reports at EXCELLENT - 728 / 739. Unfortunatley the one utilized by your company is the lowest one.

A credit bureau reported the following information about this borrower member on February 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	39
Revolving Credit Balance:	$3,466.00	Public Records On File:	0
Revolving Line Utilization:	25.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is NDeX and what do you do there?	I am an Ooerations Manager. Our office specializes in foreckosures - CA, TX, NV and GA. We are one of tbe largest foreclosure firms in the nation.
"fund my loan" ???? That's it? Could you please provide info and help us out. DETAILS PLEASE.	Consolidation is the purpose of the loan. Primarily to get out of the 23% on Citi. I hope this helps
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other monthly costs (mortgage, car, utilities, student loans etc)? Thanks for answers to both Qs...	hello. the loan is primarily to cure my citifinancial loan at 24%. my payment is $265 monthly. my mortgage is $847. HOA is $371 and covers all utilities. no student loans. other bills include my auto, insurance and normal expenditures. i hope this helps. thanks! ric
Revolving Credit Balance $3,466.00 Amount Requested $10,000 Please clarify in detail what loan will be used for.	Hello. To cure my CitiFinanancial loan at 24% and a small $2K credit card. The revolving is AmEx which is paid in full monthly. High balance due to car repairs and regular expenditures. It has been PIF. I hope this helps. ric
pls explain you delinquency 39 months ago and also list all your monthly expenses in detail	Hello. The delinquency was on a vehicle trade in. Payment was due at the time of the new purchase but the payoff was not received prior to 30 day mark and was reported as delinquent. I have disputed through credit bureau. Bills - Mortgage $847, HOA $371, Vehicle $546, Insurance Combined $230, Credit Cards / Loan $665, Cable $119, Cell $105.

Member Payment Dependent Notes Series 485833

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485833	$12,800	$12,800	19.41%	1.00%	February 23, 2010	February 28, 2013	February 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485833. Member loan 485833 was requested on February 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Law Offices	Debt-to-income ratio:	11.15%
Length of employment:	2 years	Location:	Virginia Beach, VA

Home town:
Current & past employers:	Law Offices
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	26	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,340.00	Public Records On File:	0
Revolving Line Utilization:	24.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 485846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485846	$4,200	$4,200	6.76%	1.00%	February 22, 2010	February 28, 2013	February 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485846. Member loan 485846 was requested on February 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Union Building & Loan Savings Bank	Debt-to-income ratio:	19.83%
Length of employment:	7 years	Location:	Beaver, PA

Home town:
Current & past employers:	Union Building & Loan Savings Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > Just wanted to add a little about myself.... since I've been in banking for 30 years, I'm well-known in the community here where I live. The bank that I work in is a local community bank and has been around for 120+ years. I'm also a member of the local Rotary Club - 9 years. I never heard of this sort of lending before but I think it's a great idea.

A credit bureau reported the following information about this borrower member on February 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1978	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,308.00	Public Records On File:	0
Revolving Line Utilization:	22.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Union Building & Loan Savings Bank?	I'm the Compliance Officer - I'm responsible for writing policies and procedures - and I'm very familiar with all Federal banking regulations, including the lending ones. Been there for 7 years but my total banking experience is 30 years as of January 28, 2010. Thanks for asking. I have to step out for a few moments to stock up on snow supplies but should you have any more questions please leave them and I'll get back to you upon my return.
Your revolving credit is listed as $12,308 but you are only asking for $4,200. Can you provide info on the rates and monthly payments (made not minimum due) on the debt you are paying off and the remainder? What are your other monthly $ expenses? Thanks for your answers to both Qs...	Sure, I'd be happy to help with this info. Not sure why my revolving credit is listed at $12,308; I just ran my free credit report about a month ago and I checked it thoroughly. Guess I'll have to get it out again and check it over. I have a Lowes account that I bought a few appliances with a few years back - that rate is around 22% (as most store cards are) and I make a payment of about $80 plus the finance charge (the minimum is usually about $48 and the balance is about $1,000), Penny's - balance about $900 and I normally pay the finance charge plus $50 and I think the rate is aroud 21%, and lastly there a Target credit card (not the store kind - but a Visa/MC) and I pay about $150, balance is about $3,000 and I'm not sure of the rate - I'm thinking around 19%. Sorry for the estimates but I have all that info in my desk at the bank and we're closed today because of Presidents Day. Other monthly expenses don't add up to much more than my utilities: land line $35, cell phone $100 (split with my son so I pay $50), heating gas $58, electric $38. Please let me know if you need for info; I'd be happy to comply. Thanks!
When you say "own", do you really mean that you pay no monthly mortgage on your home? Do you have any cash saved away for emergencies? Your answers are appreciated. Wishing you the best.	Good morning! Where I live is a co-op housing development but not like "big city" co-ops. I pay a fee of about $275.00 per month which includes water, sewage, cable, trash, maintenance - meaning if anything goes wrong inside my unit such as water heater, furnace etc. - I pay absolutely nothing to have that repaired or replaced. I do have a small amount of cash saved but my son (who lives in NYC) took me on a trip to Italy last year (!!!) and I used some of it during that vacation and I've started the saving process again. I see you have another question so I'll answer it in the next block where the actual question is asked.
Hello. I forgot one question. Because you work for a bank, couldn't you get a home equity line of credit with a variable rate below 6.76%?	The bank that I work for doesn't offer HELOCs and the Home Equity's we do offer are longer term. Our rates, quite frankly, are not competitive in the sense that we don't sell our loans - ever. I was searching the internet for unsecured small personal loans and The Lending Club was listed by BankRate.com for unsecured loans in my area. The other 'conventional' banks that were listed had much higher rates (understandibly) and I liked the rate offered by The Lending Club so I decided to check it out. I actually didn't even consider a home equity loan because of the small amount I'm requesting and the short term.
You have excellent credit. Can you list all your monthly expenses as a percentage of your net income? Include mtg entertainment etc. Is there a 2nd person in the home who works? If you contact lending club they will verify your income can you? If you do it will help you get funded faster. Can you explain the credit balance of 12k? Good luck hope to fund you	Thanks for the compliment about my credit - I think because I work in a bank and review client credit reports from time to time, I see how people are 'maxed out' and I don't want to find myself in that situation. I'm not sure if you're the same funder who questioned the $12k earlier but as I explained to that person I'm going to have to get out my credit report that I ran back in Dec '09 - the one sponsored by the gov't - to review because I thought the revolving credit was about $10k - and I don't have any of those cards anymore - I shredded them quite a while ago and I'm just paying it down. As for a second person in the home - no, I live by myself (I do have a grown son who lives in NYC) and entertainment expenses are limited to the occasional lunch with my friends. I'm not one to go out all the time. Even my dues for the Rotary Club that I'm a member of are paid for by my employer. Did I answer everything? I'm at work right now but please send me anything else you'd like to know and I'll respond ASAP - probably later this evening. Thanks for considering my request.

Member Payment Dependent Notes Series 485850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485850	$4,200	$4,200	7.14%	1.00%	February 23, 2010	March 6, 2013	March 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485850. Member loan 485850 was requested on February 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Arkal Taylor	Debt-to-income ratio:	8.57%
Length of employment:	7 years	Location:	Waldo, AR

Home town:
Current & past employers:	Arkal Taylor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/10 > Used motorcycle to use for transportation to work to cut down on fuel costs Borrower added on 02/21/10 > To further explain the purchase, I was supposed to move to a sales position which would include traveling expenses. I was told I had done such a good job managing our facility in El Dorado that they would keep me there instead of moving me into sales. I had previously been in sales in a less lucrative territory. I bought a home one hour from our El Dorado facility to accommodate my wife's drive to her job. Now I need to minimize fuel costs on my two hour commute to my office each day. I live in a part of the U.S. that has low winter temps and many sunny days. Borrower added on 02/21/10 > I was asked about the late pay 35 months ago. You can read my reply to the person asking the question. What I would like to point out concerning this, is I could have missed two weeks of work paid by doctors orders. I had the surgery on a Wednesday, conducted business from my home on the phone Thursday & Friday. I went back to the doctors office on Monday. He asked me how many days I need off to recoop. I told him I had returned to work that Monday morning before coming to his office. He told me he would sign off on two weeks to recoop. I did not take another day off. I missed three days total. I spent two weeks on crutches at work.

A credit bureau reported the following information about this borrower member on February 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	35
Revolving Credit Balance:	$2,483.00	Public Records On File:	0
Revolving Line Utilization:	27.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Arkal Taylor and what do you do there?	Arkla Taylor is a large forklift company. We service the lumber, steel and oil industry and supporting businesses. We cover all or part of five states. I am the branch manager of our largest facility. We repair and rebuild both customer machines and our own machines. We also maintain a large rental fleet of forklifts from 15,000 to 100,000# in lift capacity. I have control and responsibility for all functions at our El Dorado, AR facility. I make field calls on customers and spot check our field technicians. I also plan and oversee all work in our main shop at El Dorado.
To understand how this will fit into your budget, can you provide info on your other itemized $ monthly costs including mortgage, utilities, phone, internet, car, child care/tuition and student loans as applicable? Thanks for your answer to this Q...	I have not included my wife's income. She is a drug and alcohol counselor for the state of Arkansas. She makes approximately $30,000 per year. Phone & internet $110. Mortgage payment $391. Water $22. Electric $220.00. LPG $40.00. Cell phone provided by employer. Wife's school loans $356. Wife's 2008 Toyota FJ $375. Food & household approx $ 600. Fuel for commute $650. $2764. Net salaries monthly $4900. Savings for retirement after taxes $200 per month. Also contributing to 401K before taxes income. No children at home. Two paid for used high mileage low mpg vehicles.
what were you delinquent on 35 months ago. Did you end up paying? if so prove it to lending club	It was a medical bill for surgery on my right knee. I was in dispute with Blue Cross Blue Shield on their payment of their portion. The bill was for Medical Center of South Arkansas. The mix up was over the amount I prepaid. It was supposed to be a 30 to 45 minute surgery. It was a 4 1/2 hour surgery. I was supposed to go home the same day. They kept me overnight, so I did not prepay as much as I would have for the longer surgery and overnight stay. Blue Cross Blue shield did oto want to pay any more on the claim. I knew that if I paid the balance I would not get any of it back from them. I should have gone ahead and paid it. The hospital put it on my credit record 45 days after the charge. I paid it immediately after getting notice they had contacted the credit reporting agency's which surprised me it was so quick and the dispute was not settled. I never got another nickle out of the insurance. As for proof, I have not kept these records once I paid it almost three years ago, and could get no more out of the insurance company.

Member Payment Dependent Notes Series 485941

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485941	$4,000	$4,000	14.96%	1.00%	February 19, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485941. Member loan 485941 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	3m	Debt-to-income ratio:	1.79%
Length of employment:	10+ years	Location:	CORTLAND, IL

Home town:
Current & past employers:	3m
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,298.00	Public Records On File:	0
Revolving Line Utilization:	81.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at 3m?	I am a lead whareouse operator in the reconstruction department.
Please provide a description of what you plan to use the money for. -Thanks in advance for your response.	I plan on using the money to prepare for the birth of an upcoming child.
What is your occupation?	Lead wharehouse operator.

Member Payment Dependent Notes Series 485943

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485943	$12,000	$12,000	7.88%	1.00%	February 24, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485943. Member loan 485943 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	Gustave A Larson Company	Debt-to-income ratio:	13.87%
Length of employment:	6 years	Location:	Hartford, WI

Home town:
Current & past employers:	Gustave A Larson Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > I plan on paying off my interest rate credit cards. I have always paid my bills on time and have tried to pay a little more each month. My goal is to pay this one off sooner than the 3 years. I have been at my job for 6 years and just have been given more responsibilities.My employers are very happy with my work.

A credit bureau reported the following information about this borrower member on February 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,183.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Gustave A Larson Company and what is your postion there?	We are wholesalers in the HVAC business. I am the Accounts Payable and Warranty Manager.
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (mortgage, car, utilities, student loans etc)? Thanks for answers to both Qs...	My interest rates have gone up to from 12.99 to 20.99. I guess it doesn't matter that you have been a good standing customer with them for a long period of time. I have been paying approx. 600.00 a month in cc payments and my other expenses are roughly 1600.00 a month.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? This will shed some light and should help lenders lend you the $$ you are asking for.	I have 3900.00 in my savings and I have a 401k through work. I am the sole wage earner in the family and have been for 21 yrs. I do what I have to to pay my bills. I am not sure if there is a way to upload a spreadsheet in here. If so, I will do that to show my income and bills.

Member Payment Dependent Notes Series 485958

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485958	$8,000	$8,000	9.88%	1.00%	February 22, 2010	February 28, 2013	February 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485958. Member loan 485958 was requested on February 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,000 / month
Current employer:	Orange County Sanitation District	Debt-to-income ratio:	1.44%
Length of employment:	8 years	Location:	Huntington Beach, CA

Home town:
Current & past employers:	Orange County Sanitation District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > Loan funds are to be used to consolidate credit card and lawyer fees due to a resent devorice. OCSD is the third largest water treatment district west of the Mississippi and is not tied to the state goverment money problems. I have been working in the water feild for eighteen years, half of them with OCSD. Borrower added on 02/16/10 > As shown by my credit scores I always pay bills on time and this is the first time that I have ever had to use my credit card to this extent. My desire is keep my interst bearing loans to a minimum and manageable payment. The name of the loan was suggested by my son. Borrower added on 02/17/10 > Consolidating my debt will also allow me to support my son at the level of lifestyle that he is accustomed too. Borrower added on 02/18/10 > My support payments are less than my monthly gross salary so making the monthly payment will not be a hardship on me or my son, by consolidating the two debts my monthly income will increase. Borrower added on 02/18/10 > To clarify: My support payments are less than half my monthly gross income.

A credit bureau reported the following information about this borrower member on February 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,165.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Orange County Sanitation District?	Mechanical Maintenance Supervisor
Greetings - What do you plan to use the loan for? Regards; Art	To pay credit card and devorice lawyer bill.
How does OCSD finance what they do if CA does not support them?	We are financed by bonds, property taxes and sewer rate fees.
Please list all your debts (types/balances/APRs) and then identify which ones on the list will be paid off with this loan. Thank you in advance.	Lawyer fees - $3000.00 Credit Card Debt - $4165.00

Member Payment Dependent Notes Series 486012

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486012	$1,200	$1,200	10.99%	1.00%	February 18, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486012. Member loan 486012 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,167 / month
Current employer:	East Alabama Medical Center	Debt-to-income ratio:	10.71%
Length of employment:	4 years	Location:	Opelika, AL

Home town:
Current & past employers:	East Alabama Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,797.00	Public Records On File:	0
Revolving Line Utilization:	41.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at East Alabama Medical Center?	I work as a security representative. I try to keep the hospital safe and protect the important people.
It says you are a homeowner - do you pay a mortage, or own the home outright?	It is paid for. No monthly payments of any kind.

Member Payment Dependent Notes Series 486027

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486027	$10,000	$10,000	13.48%	1.00%	February 22, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486027. Member loan 486027 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Ramat Shalom	Debt-to-income ratio:	12.49%
Length of employment:	9 years	Location:	FORT LAUDERDALE, FL

Home town:
Current & past employers:	Ramat Shalom
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > Clergyman in stable, established congregation, a responsible borrower with long, good credit looking for loan to consolidate and simplify debts incurred during graduate studies. Monthly budget of $12,000 insures responsible repayment of loan within the 3 year period.

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	57	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,636.00	Public Records On File:	0
Revolving Line Utilization:	99.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each of your debts (types/balances/APRs) and then identify which ones on the list will be paid off with this loan. Thanks!	Mortgage 540,000 6.5% Bank America CC 14,000 29% Universal CC 5,000 15% America Honda Finance 6% lease 475/month Most of student loan debt on Bank America Credit Card and plan to significantly reduce this with $10,000 loan
Can you provide info on (1) the monthly $ payments currently MADE (not minimum due) on the CC and lease debt and (2) your other itemized monthly costs (mortgage, utilities, etc)? Thanks for answers to both Qs...	both cc are about 350/mo; lease is 475/mo, mortgage is 3,000, elec is 400 water is 50
Are you a student or assistant rabbi? I know from family experience that rabbis usually do not pay mortgages - their homes are provided as a perk from the congregation. Also, are you a one-income family? Thank you.	while some receive a house - many of us do not. i pay a mortgage. i believe i have listed that information in prior posts. yes my wife does work.
Is the 12500/month your salary, or combined with your wife? How secure is your position, and do you have a contingency plan to pay the loan if you lose your job? Thank you	That is my salary alone. When I add my wife's salary, our annual incomes is $220,000. I have a multi-year contract and feel extremely secure in my position. If I were to lose my job, which would be highly unlikely, I am confident that I would quickly find another one. I do have emergency savings that would pay my obligations if need be.
What actions have you taken, moving forward, to stabilize your debt at a lower level after you pay down your CC, given the ongoing changes to CC terms and fees? Thank you in advance.	I really no longer use credit cards - had used it for graduate school expenses and now rely on debit card. That is why I want to eliminate any remaining credit card debt asap.
IT SEEMS YOUR LIVING ABOVE UR MEANS HAVE U DOING ANYTHING TO SCALE BACK UR SPENDING	Absolutely. Have paid off much debt over past few years. What is remaining are these two credit cards and this is why I would like to eliminate them completely. Really only rely on debit card at this time.

Member Payment Dependent Notes Series 486030

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486030	$5,000	$5,000	7.14%	1.00%	February 19, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486030. Member loan 486030 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,850 / month
Current employer:	Aktiv-Dry, LLC	Debt-to-income ratio:	6.31%
Length of employment:	3 years	Location:	Loveland, CO

Home town:
Current & past employers:	Aktiv-Dry, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > Paying off medical bills and it would be more prudent to consolidate to one monthly payment rather than three monthly payments. I am current on all of my bills, pay off my credit cards each month, and have stable employment.

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,413.00	Public Records On File:	0
Revolving Line Utilization:	20.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Aktiv-Dry, LLC and what do you do there?	Aktiv-Dry, LLC is a research and development company. I am the Accounting Manager. The website for the company is www.aktiv-dry.com.
Hello. What does the company where you work do? I always considered Colorado as a dry place (I use to live in Denver) and homes there do not have deep basements like mine. Wishing you the best.	Our company does research and development in the medical field. If you have time, visit www.aktiv-dry.com. There is a wealth of information on the website. I am the Accounting Manager. Yes, I would say that we have been in a drought for several years now, although, I am always hoping for snow!
what is your occupation?	Accounting Manager-17 years experience
Why were your medical bills not paid by health insurance?	High deductible and co-pay for surgery earlier this year for family member.

Member Payment Dependent Notes Series 486069

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486069	$12,000	$12,000	14.59%	1.00%	February 22, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486069. Member loan 486069 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,083 / month
Current employer:	US Army	Debt-to-income ratio:	12.48%
Length of employment:	8 years	Location:	New Kent, VA

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,159.00	Public Records On File:	0
Revolving Line Utilization:	96.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your debts )types/balances/APRs) and identify which ones on the list will be paid off with this loan. Thank you.	Thank you for your question. Here is a summary of the items I would like to consolidate using this loan. I appreciate your time, and please let me know if you have any other questions. Paypal/ $1200 / 29.9% Amazon/ $318 / 21.9% Bill Me Later/ $1088 / 19.99% Home Depot/ $3255 / 22.99% American Airlines / $918 / 21.96% Best Buy / $1921 / 24.24% Wife's Visa/ $10,535/ 24.5% (partial payoff with loan and partial payoff with tax return)
RE: $12,000 DC loan questions: (1)-Current US Army Pay Grade is? (2)-Expiration Current Enlistment Date is when? (3)-Onscreen application reflects 8 years military service. Future intentions are what? Extending? Reenlisting? (4)-TrasUnion Credit Report reflects $18,159 revolvig credit balance. Total monthly payments are $$? (Total $$ actually PAID per month and not minimum $$ payments DUE per month.) Advance Thanks for answers to all F-O-U-R questions. Member 505570 Retired-USMC-Investor 02.16.2010 @ 06:38 AM ET.	(1)Army pay grade is in the civilian demonstration pay band project - Ph.D. Aerospace Engineer, DB04 (Equivalent to a GS15 Step 5). (2) it is a long term position, most retire after 20-30 years. (3) Future intentions are to remain as a civil servant until retirement. I cannot imagine doing anything other than serving my country and helping the warfighters. (4) Debt is unacceptable and we are working to resolve this issue. Army did not pay TQSE during a 6 month relocation that was drawn out due to paper work issues. The amount that I am paying right now per month is approximately $450, but that is not paying down the balances due to high interest rates. I sized this loan amount to consolidate the high interest rate items into a much lower rate that allows the bulk of it to be paid down in 3 years for the same monthly payment as I am already paying. Let me know if you have any other questions.
I saw in your earlier response; the credit card breakdown. Can you please list all the credit cards again, AND THE AVERAGE MONTHLY PAYMENT YOU MAKE EACH MONTH. (Not the minimum payment, but what you pay monthly) -Thanks in advance for your answers.	Thank you for your question. I appreciate your time, and please let me know if you have any other questions. Paypal/ $1200 / 29.9% / $50 Amazon/ $318 / 21.9% / $14 Bill Me Later/ $1088 / 19.99% /$32 Home Depot/ $3255 / 22.99% / $70 American Airlines / $918 / 21.96% / $30 Best Buy / $1921 / 24.24% / $36 Wife's Visa/ $10,535/ 24.5% / $343 total = $575 / month
RE: Your $12,000 DC loan currently 13 percent funded. QUESTION: Has Lending Club Home Office, Redwood City, CA, Employment-Income Verification Team contacted you to commence employment and/or income verification process(es)? If not already contacted by Home Office you should contact Home Office ASAP. Refer to "CONTACT US" @ bottom Lending Club Home Page. Listed there is email address/toll free telephone number for Member Support Department open O-N-L-Y Monday - Friday regular business hours Pacific Time Zone. Note that verification of one item is independent of verification the other item. After verification process completed, on-screen application available to potential investors (lenders) will reflect Credit Review status and/or Income Verified status(es) updated. Completed verification process is beneficial to borrower (you) for several reasons: (1)-Your loan will then attract investors (lenders) currently "Sitting-On-The-Sidelines" waiting until process(es) were completed. (2)-After verification process(es) were completed loan's funding pace will quicken considerably. (3)-When loan 100 percent funded loan's proceeds (net of Lending Club Managment loan origination fee deduction) can be deposited next day into your bank account. BEST TIME UTILIZATION IS TO COMMENCE/COMPLETE VERIFICATION PROCESS(ES) DURING LOANS LISTING (FUNDING) INSTEAD OF AT- OR NEAR- END OF LISTING WHICH CAN CREATE DELAYS. Your $12,000 loan is backed by US Government Civil Service long-term empoyment; therefore loan will completely 100 percent fund quickly. Member 505570 USMC-Retired-Investor 02.17.2010 @ 7:38 AM ET.	Thank you for your instructive email. I spoke with the Home Office last night on the phone as they were verifying income. I will check in with them again today once they open. I appreciate your decription of the process. It was very helpful.
To understand how this will fit into your budget, can you provide info on your other itemized $ monthly costs including mortgage, utilities, car and student loans (if applicable)? Thanks for your answer to this Q...	Thank you for your question. Mortgage - $2200 (P&I) 30yr fixed at 5% Electric - $100 - $250 (very cold month) Cable/internet - $88 Water - $0 (well) Car #1- $215 Car #2- paid off No student loans The key thing is that the monthly payment on this loan is the same as I am paying already. The only difference is the interest rate. Please let me know if you have any additional questions.

Member Payment Dependent Notes Series 486095

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486095	$5,800	$5,800	13.48%	1.00%	February 22, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486095. Member loan 486095 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Atlantic Southwest Airline	Debt-to-income ratio:	14.58%
Length of employment:	2 years	Location:	LAWRENCEVILLE, GA

Home town:
Current & past employers:	Atlantic Southwest Airline
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,112.00	Public Records On File:	0
Revolving Line Utilization:	45.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Atlantic Southwest Airline?	Hello, I am a Aircraft Mechanic, who fix ASA engines.
Loan Purpose Other Please clarify.	To consolidate high interest rate credit cards.

Member Payment Dependent Notes Series 486101

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486101	$6,400	$6,400	14.96%	1.00%	February 24, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486101. Member loan 486101 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Rogers corporation	Debt-to-income ratio:	15.45%
Length of employment:	2 years	Location:	palatine, IL

Home town:
Current & past employers:	Rogers corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/10 > i have been saving money for my wedding, and i need to make sure I have enough to cover last minute expenses. and pay down some credit cards with left over money

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	31
Revolving Credit Balance:	$9,317.00	Public Records On File:	0
Revolving Line Utilization:	61.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Rogers corporation and what do you do there?	Rogers's Corporation is a company that focuses on leading edge of new technologies, Specific areas of focus are open and closed cell silicone based foam, custom circuit boards for military applications, specialty Polyurethane Foams. I work in the Silicone Foam division as their Cont. Improvement Supervisor. My focus is on cost reduction and lean manufacturing improvements that will allow our division to break into new markets at competitive prices. Silicone foams our expensive products.
RE: $6.4K Wedding Expenses loan questions: (1)-Business description Rogers Corp? (2)-Position (JOB/What you do) @ Rogers Corp? (3)-After married, what is approximate COMBINED Gross Annual Income household$$? Advance thanks for answers to all T-H-R-E-E questions. Member 505570 USMC-Retired-Investor 05.2010 @ 05:27 AM ET.	1.)Rogers Corporation focuses on the leading edge of new technologies, My division focuses on open and closed cell silicone foams and rubbers. 2.) My job is title Cont. Improvement Supervisor. I work on cost reduction and lean manufacturing improvement projects that help the company break into new markets. Silicone Foam is very expensive and customers cringe at the price, but love the product. I also supervise the production of seating foam products that go into buses and trains. this is part of our newly acquired business from mid last year and primarily where my cost reduction efforts are focused. 3.) My future wife is will be a Dr. of Physical therapy She graduates from college 2 weeks prior o us being married. She will also be making around $70k a year bringing our combined income to around $142k a year. I hope this answers all of your questions
What debt/credit card balance will your fiance be bringing into your finances? Thanks!	She has no credit cards or credit card debt, she doesn't like them
what are your 14 open credit lines? if you don't know, they will be on your transunion credit report (available at annualcreditreport.com for free)	11 are student loans, 3 are credit cards. no car loan as I paid my car off already. I was trying to consolidate the student loans, but Sallie Mae stopped consolidating loans last year due to the whole banking crisis. It is one of my big things to tackle this year.

Member Payment Dependent Notes Series 486113

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486113	$14,400	$14,400	13.85%	1.00%	February 23, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486113. Member loan 486113 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Sysco Foodservice	Debt-to-income ratio:	12.70%
Length of employment:	10+ years	Location:	Newport, OR

Home town:
Current & past employers:	Sysco Foodservice
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > First grandchild on the way, we're cleaning house. Paid off 2 credit cards this year, and realized we'd much rather pay actual humans making fair profits. Love the P2P idea!!

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,174.00	Public Records On File:	0
Revolving Line Utilization:	78.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe your job at Sysco Foodservice?	I'm a District Sales Manager, supporting and mentoring a team of great sales people and our customers.
First granchild is exciting! When is the baby due?	Thanks! We hope to know by next week.
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized $ monthly costs (rent, car, utilities etc)? Thanks for answers to both Qs...	1. Card 1 is currently 12,173. at @25.5%. Card 2 is 2914. @ 21.24%. We've been paying min. on these ($393 & $156 this mo.) while paying off other cards. We throw an extra $1000/mo at our target card on top of the min. payment, and have paid off 2 cards that way. 2. Other monthly expenses are: Card 3 ($7587. @ 10.24%) -$144, min.+$1K/mo Card 4 ($800. @6%)- $20/mo. Util's $391./mo Rent $1000. Line of Credit $450. Car $200 Ins. $95. (Car, Renters' , Term Life) NOTE: The CC debts were mostly racked up paying medical bills 3 yrs ago, then being hit with 30% rates. This loan would let us pay it off in a reasonable way, and at that point we want to invest here and help others do the same. Thanks for your consideration.
Has the Employment-Income Verification Team contacted you to begin the employment-income verification process? IF NOT, refer to "CONTACT US" at the bottom of the home page. After employment-income verification process completed a on-screen application available to investors will reflect updated status. Result is then loan will attract more investors (lenders) and loan will fund quicker.	TaZ, Thanks for the tip. We're puzzled by not seeing verifications. Eric from LendingClub told me on Tuesday that my income had been verified. I've left a voicemail and email about this, with no answer yet. Guess things must be really busy. I'll try the "Contact Us" route. Thanks again, Steve

Member Payment Dependent Notes Series 486131

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486131	$2,000	$2,000	14.96%	1.00%	February 18, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486131. Member loan 486131 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,640 / month
Current employer:	C & C Machine, Inc.	Debt-to-income ratio:	15.27%
Length of employment:	5 years	Location:	Burlington, MA

Home town:
Current & past employers:	C & C Machine, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > Need the loan to pay off about half of my credit card debt. Looking to pay all loans off by the year end, but just need a little jump start to get me there!

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,472.00	Public Records On File:	1
Revolving Line Utilization:	97.70%	Months Since Last Record:	65
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is C & C Machine, Inc. and what is your job there?	C & C Machine is a precision machine shop producing medical, aerospace, defense and optical components. I have been the office manager there for 5 years which includes Customer contact, quoting, buying material and job control.
Could you please explain what the public record was from?	Honestly, I do not know. I just recently looked at my credit report and notice there were 2 incorrect entries which are being reviewed. I will try to research and let you know asap.

Member Payment Dependent Notes Series 486142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486142	$7,500	$7,500	10.25%	1.00%	February 22, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486142. Member loan 486142 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,083 / month
Current employer:	Milliken & Company	Debt-to-income ratio:	3.52%
Length of employment:	3 years	Location:	Boiling Springs, SC

Home town:
Current & past employers:	Milliken & Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > We are in the early phases of a startup company in need of additional funding to acquire more capital equipment to expand our business. Our business pertains to distributing fresh roasted coffee in upstate SC.

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$639.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Milliken & Company and what do you do there?	Milliken is a privately owned manufacturing company who is in to many different fields. You can learn more about them @ www.milliken.com. I specifically work in a textile finishing plant as process improvement engineer.
How do you plan on paying this loan off if the company faces financial difficulty? Thanks	Should the compnay encounter financial hardships, my income is more then enough to cover the monthly payments.

Member Payment Dependent Notes Series 486146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486146	$5,000	$5,000	7.14%	1.00%	February 24, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486146. Member loan 486146 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	merck	Debt-to-income ratio:	6.57%
Length of employment:	10+ years	Location:	roselle park, NJ

Home town:
Current & past employers:	merck
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > This loan is to help my son. I have excellent credit and I take my credit score very seriously.

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	41
Revolving Credit Balance:	$8,754.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at merck?	I am a supervisor at a one of the distribution facilities.
Can you please explain the delinquency from 41 months ago on your credit record?	One Credit card payment that did not arrive on time. My current score is 750 or better.

Member Payment Dependent Notes Series 486154

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486154	$3,500	$3,500	6.76%	1.00%	February 19, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486154. Member loan 486154 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Upper Lakes Foods	Debt-to-income ratio:	14.54%
Length of employment:	3 years	Location:	Proctor, MN

Home town:
Current & past employers:	Upper Lakes Foods
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > $1775 will be used to pay for tuition for my wife to complete a Medical Transcriptionist course so that she can eventually become a work at home & full-time Mother. $600 to go towards a new laptop to allow her to complete her course on-line and subsequent work assignments. The rest of the funds will be used to replace our broken garage door and a new garage door opener.

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,498.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Upper Lakes Foods and what do you do there?	Upper Lakes Foods is a full-line food distributor operating out of Cloquet, MN and I am employed as a semi truck delivery driver. I mainly transport and deliver food orders to some of the leading restaurants in the nation that the company has long term contracts with.
Hello. Your revolving credit balance is $1,498, suggesting that you might not able to pay off your credit card bills completely each month. Besides your loan request here, is that an accurate statement? Your credit history also indicates that two parties have checked out your credit history. Do you know who those parties are? How good do you feel about your job security over the next three years? Your answers are appreciated and I wish you and your wife well.	Thank you for the question. Actually the revolving balance you refer to is a furniture store account that we got 2 yrs interest free financing. Therefore, I am consiously not paying it off and only paying $80 per month for the next 2 years to fully benefit from the offer and it will be paid off when the 2 yrs is up. The two inquiries are as a result of me exploring a new job opportunity and the prospective employers did a credit check to determine employment eligibility. I am a truck driver by profession and one inquiry was by a trucking company to approve financing for a new truck and the other was by a leading soft drink distributor to become one of their semi delivery drivers. I have in fact accepted their offer of employment and will be beginning my new position shortly. I can say with 100% certainty that since I am a safe and skilled semi truck driver, I will always be gainfully employed and make sufficient money to handle all my financial obligations. I am excited to begin my tenure at the leading beverage company and expect many years of successful employment into the long term future. Thank you for your kind consideration and I too wish you well for the future.
So you are purchasing a new truck?	No I am not. I accepted the offer to become a semi truck delivery driver for a leading beverage company and will continue to be a company employed professional semi truck driver for the foreseable future.
One of your previous answers said, "...one inquiry was by a trucking company to approve financing for a new truck ." That left me with the impression that you were financing a new truck.	You are correct. That was one option that I was considering at that time. But, I decided against becoming an owner-operator and chose to remain as a company driver.

Member Payment Dependent Notes Series 486157

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486157	$3,500	$3,500	6.39%	1.00%	February 18, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486157. Member loan 486157 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,242 / month
Current employer:	Quaker Valley School District	Debt-to-income ratio:	14.18%
Length of employment:	10+ years	Location:	Bridgeville, PA

Home town:
Current & past employers:	Quaker Valley School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/10 > Travel seminar to Peru (I am a Spanish teacher) and day camp for my son while I am away for 2 weeks.

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,256.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will this loan cover 100% of the expenses involved in your trip including the day camp?	Yes, it will cover the entire expense of the trip and the camp for my son, which, since I will be gone for 2 weeks, is sleep over camp and more expensive than day camp. Thanks for your inquiry! :)

Member Payment Dependent Notes Series 486172

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486172	$10,000	$10,000	9.88%	1.00%	February 23, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486172. Member loan 486172 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,333 / month
Current employer:	Citigroup	Debt-to-income ratio:	9.55%
Length of employment:	4 years	Location:	Englewood Cliffs, NJ

Home town:
Current & past employers:	Citigroup
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > I have an exceptional track record of making timely payments on my credit card and student loans. All of my debt is on one credit card whose interest rate has recently risen drastically. With the loan from Lending Club, I will pay off more than 55% of my credit card debt and the remaining debt will be paid off with part of my monthly salary and savings. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,096.00	Public Records On File:	0
Revolving Line Utilization:	68.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Citigroup?	Personnel Management for Institutional Client Groups (ICG).
What interest rates are you currently paying on the Credit Card you'd like to paydown. What are the monthly minimum payments required on the balance? Will you have the ability to make payments on this loan as well as the other 45% of your balance?	The promotional rate on my credit card is set to expire shortly, and is scheduled to increase to 20.99%, with approximate monthly minimum payment on the entire balance of $425. The loan I am requesting will cover 55% from this balance at 10.98%. I will pay off the remaining 45% directly from my existing savings. The Loan from Lending Club is the only revolving debt I have, the monthly payments will be very reasonable given my income of $8K/month.
To understand how this will fit into your budget, can you provide info on your other itemized $ monthly costs including utilities, car, student loans, child care/tuition as applicable? Thanks for your answer to this Q...	My only monthly expenses, exclusive of the Loan I am seeking from Lending Club, are $850/month total: $400 in utilities (cable, Internet, phone, gas/electric), and $450 in student loans. I do not have a car, nor housing expenses.
How secure is your position, and do you have a contingency plan to pay the loan if you lose your job? Thank you	I'm a top rated individual in my group for the last four years, and most recently was promoted and given broader responsibilities. I have a masters degree, along with solid transferable institutional experience, that along with my close family support and modest lifestyle, would faciliate moving into a similar role in many sectors.

Member Payment Dependent Notes Series 486202

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486202	$1,200	$1,200	13.85%	1.00%	February 22, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486202. Member loan 486202 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	PIAA	Debt-to-income ratio:	3.08%
Length of employment:	5 years	Location:	Lancaster, PA

Home town:
Current & past employers:	PIAA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > I plan to use my funds to help pay for night classes. Borrower added on 02/15/10 > My monthly budget does not consist of much other than food and other necessities. Borrower added on 02/15/10 > I also have an online business where I sell electronics online. Borrower added on 02/16/10 > I have set up a plan to pay this load back on time.

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,823.00	Public Records On File:	0
Revolving Line Utilization:	65.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PIAA and what do you do there?	It stands for Pennsylvania Interscholastic Athletic Association. I am a member and a referee.
Are you not able to get a student loan for your education through normal means? 13.85% seems high to me to pay for a student loan.	No I cannot get one because my families income is too high.
Do you live with your parents?	No I do not. I have an apartment.
How much are your monthly living expenses? (rent/utilities/phone/internet access/cable/insurance/other)?	My rent is 650 per month. My internet/cable bill is 40 per month. I am covered by my parents insurance still.
So your total monthly expenses are 690?	Yes my father pays for my living expenses though.
So you are a renter, and not a home owner?	That is correct I rent an apartment.
If you father pays your living expenses, and you have 5K/mo income, why do you need this loan?	Because my schooling costs are 13,000 a semester

Member Payment Dependent Notes Series 486245

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486245	$8,000	$8,000	10.62%	1.00%	February 24, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486245. Member loan 486245 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,288 / month
Current employer:	Inter-Roth	Debt-to-income ratio:	15.00%
Length of employment:	3 years	Location:	Hallstead, PA

Home town:
Current & past employers:	Inter-Roth
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > I apoligize for not originally having more details about my loan request, I am new to this. My loan request is for the purchase of a horse trailer. I applied for a loan through Citibank and was approved but the interest rate was high so I decided to look elsewhere for my loan. My credit is very good as I always pay more then the minimum, keep my balances low and always pay my bills on time. Due to having good credit I purchased my home with no co signer at the age of 24. I have never been late on a payment and don't plan on ever being late. I have worked for my job for three years starting as the bookeeper and quickly becoming office manager as well as head of accounting. Please feel free to ask any questions that you may have. Thank you, Stefanie

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	36
Revolving Credit Balance:	$5,553.00	Public Records On File:	0
Revolving Line Utilization:	32.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Inter-Roth and what do you do there?	Inter-Roth is a distributor of specialty cheeses. We are a sister company to Emmi-Roth Kase. I am the office manager and also the accounting department. Please let me know if you have any other questions. Thank you, Stefanie
What do you plan to use the loan for?	Hello, I am planning on using the loan to purchase a horse trailer. Thank you, Stefanie
You mention you have never had a late payment but the record shows Months Since Last Delinquency: 36. Please explain	That was from a credit card. I was receiving paperless statements, when I changed internet providers my email acount was cancelled before I had a chance to update records and save all contacts. This bill fell by the wayside and was missed. Thank you, Stefanie

Member Payment Dependent Notes Series 486260

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486260	$8,500	$8,500	7.14%	1.00%	February 22, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486260. Member loan 486260 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,240 / month
Current employer:	Blackbaud	Debt-to-income ratio:	19.70%
Length of employment:	10+ years	Location:	ERIE, CO

Home town:
Current & past employers:	Blackbaud
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,411.00	Public Records On File:	0
Revolving Line Utilization:	20.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Blackbaud and what do you do there?	I am an account manager. Blackbaud is a for-profit software company that created software that large non-profits use to track their fundraising)
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (mortgage, car, utilities, etc)? Thanks for answers to both Qs...	I am consolidating 2 cards with 2 different interest rates. I make above the monthly minimum due $200 to one ($7500) and $100 to other (about $1000). One is 27% and the other is 16%. In terms of other monthly costs: 1757 Mortgage 500 Utilities 600 Student Loans 400 Car Let me know if I overlooked something.

Member Payment Dependent Notes Series 486325

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486325	$7,000	$7,000	12.73%	1.00%	February 24, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486325. Member loan 486325 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,400 / month
Current employer:	ADECCO	Debt-to-income ratio:	23.96%
Length of employment:	1 year	Location:	La Mirada, CA

Home town:
Current & past employers:	ADECCO
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/10 > I am paying off a high interest credit card that I used to purchase invisalign (clear braces) last year. I plan to use the remainder of the money to pay off two other credit cards (Express and Sears) as well as pay down my Schools First Credit Union. I currently pay over $400 a month between those 4 cards, so this will help me start saving money this year (which is part of my New Year's resolution). I make good money and am very responsible with paying my bills. Currently my monthly payments are around $2300 and I take home about $3800-$3900 a month. This loan will help me get my bills to around $2000 a month. Thanks for your consideration

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1971	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,441.00	Public Records On File:	0
Revolving Line Utilization:	87.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ADECCO and what do you do there?	ADECCO is a staffing agency. I actually work at United HealthCare in the Ovations department. We create member materials for group retirees. I am in charge of tracking the materials creation process in microsoft access.

Member Payment Dependent Notes Series 486377

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486377	$1,750	$1,750	10.99%	1.00%	February 19, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486377. Member loan 486377 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Florida International University	Debt-to-income ratio:	7.76%
Length of employment:	3 years	Location:	Miami, FL

Home town:
Current & past employers:	Florida International University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > This loan is to purchase a audio device called "presonus studiolive digital mixer". I am an audio engineer and I work with outside clients at Florida International Univ. all the time. I figured I would start a freelance business as a traveling recording service. I have been very successful in getting interest but since I work full time, Time has become an issue. This device allows me to expedite the process significantly, from setup time to post production, and the final product will be significantly better. Better,Faster, This is why I'm applying for a loan.

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	17
Revolving Credit Balance:	$1,967.00	Public Records On File:	0
Revolving Line Utilization:	18.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Florida International University?	I'm a production Coordinator. I deal with all the educational media in our respective building, the Wolfe University Center. Smart Rooms, Projectors, Pro Audio.
What is the major purchase you are planning for this loan? What are your debts and the monthly payments on them? Thanks.	The major purchase is a presonus studiolive digital mixer. I'm an audio engineer and I do freelance recording for clients outside of my fulltime job. This device will deliver faster setup and post production; and since I am a full time employee, efficiency is paramount. My debts: a student loan and an under 800 dollars month morgage, this INCLUDES taxes and maintenance. Thank you

Member Payment Dependent Notes Series 486393

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486393	$1,000	$1,000	6.76%	1.00%	February 18, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486393. Member loan 486393 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	WMCR	Debt-to-income ratio:	10.18%
Length of employment:	10+ years	Location:	ONEIDA, NY

Home town:
Current & past employers:	WMCR
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1982	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,028.00	Public Records On File:	0
Revolving Line Utilization:	11.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 486414

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486414	$1,400	$1,400	13.11%	1.00%	February 19, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486414. Member loan 486414 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Record Searchlight	Debt-to-income ratio:	9.80%
Length of employment:	4 years	Location:	Redding, CA

Home town:
Current & past employers:	Record Searchlight
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,702.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the rates and balances on the credit cards you're refinancing?	I have $1400 left and their interest rates are %24 or higher.

Member Payment Dependent Notes Series 486440

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486440	$4,000	$4,000	10.62%	1.00%	February 22, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486440. Member loan 486440 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,292 / month
Current employer:		Debt-to-income ratio:	5.76%
Length of employment:	< 1 year	Location:	SAINT LOUIS, MO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	47
Revolving Credit Balance:	$4,423.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Graduate student stipend of 27500 a year, I also do things like grade exams for one class for 1400
Hello. This listing is your request to be entrusted with my money. Please provide more information for me. 1. What is your job and how long have you worked there? 2. Will you verify your income with Lending Club? (Contact them about how.) 3. Please list the debts that you want to refinance, the rates, and what you pay each month on each. 4. What have you already done to reduce debt? Thank you.	1) I am a graduate student, getting my PhD in molecular biology. So I do research and get a stipend of 27500/year. I have been in grad school for 6 years, will be there for at least one more year. I also grade for a class once a year for 1400. 2) I will contact Lending Club to verify my income. 3) I have a credit card with a 24% APR (debt about 3000), another two with about 600$ each (one at 18% APR, other one at 16%) I pay as much as I can every month, I pay 100$ each at least and the credit card with my main debt gets probably 200$ more. I get very big fees on this credit card so I try to pay those every month. 4) I tried transferring my balance to the other two cards, I have never used them for anything else (haven't made a single purchase with them). They were 0 or low APR but the time limit for that offer has expired. citibank increased my APR even though I made all my payments on time.
Please explain Months Since Last Delinquency: 47.	The delinquency had to do with a late payment that happened because I didn't realize the amount of time my payment would take to go through. I thought that since it was a transfer from my checking to my credit card that I didn't need to do it in advance. Since I have done my best to get alerts about due payments, do automatic transfers and make payments at the beginning of the month so that I wouldn't miss due dates anymore.

Member Payment Dependent Notes Series 486459

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486459	$8,500	$8,500	16.07%	1.00%	February 23, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486459. Member loan 486459 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,650 / month
Current employer:	FDNY	Debt-to-income ratio:	23.07%
Length of employment:	2 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	FDNY
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/10 > Will pay off sonner than 3 years Borrower added on 02/16/10 > Will pay off sonner than 3 years Borrower added on 02/17/10 > Could double my payments monthly sometimes Borrower added on 02/17/10 > Could refer family and friends to Lending Club if approved of loan Borrower added on 02/17/10 > Will help my save money and invest Borrower added on 02/17/10 > Never late when it comes to paying a bill or loan! Always on time

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,640.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is FDNY and what do you do there?	Type your answer here. The FDNY is The Fire Department of New York City. I am A Stock Worker for the building Maintence Division(BMD) and my job is to store and pull items for work orders that are called in from the fire house itself and have it delivered to anywhere in the Five boroughs at anytime. Items that we store as items that fix and re-construct the fire house
REF: $8,500 DC loan: Position (J-O-B) @ FDNY?, e.g., Fireman, EMT?, Administrative?, Support? 911 Communications? Or exactly what? Member 505570 USMC-Retired-Investor 02.17.2010 @ 05:30 AM ET	Type your answer here.Building Matenice Division is a diviosn for civilions, I'am not a Fire Fighter yet that's my goal but for now my job is better than no job. Stock Worker is my title and my main pursose and duties are to maintain the warehouse and my sure our stock is in and up to date also our shipments (deliveries) go out with the required material requested from the Fire House or EMS stations.
Greetings - Could you please describe your job and history with FDNY? Regards; Art	Type your answer here.I started with FDNY in July 08, since i started I've come to realize how important and valuable my job title is to the city of New York and for the fire department. With me orders are checked in and shipped out all over the five boroughs ( Brooklyn, Bronx,Queens,Staten Island, Manhattan) it all EMS and Fire stations. My division if you will is a small constrution unit that keeps everything up to date and in order. I don't do any of the hard labor but my title consist of making sure Our warehouse has everything we need up to date such as wood, metal, tools, cement, wires, trucks, lights, ect. After that is all said and done all must be stored away properly. Once i receive the call and the work order is in, I pull the order with all the items listed make sure our driver has a copy of what was pulled and where he's going and load the truck up. I'am a hard worker and I make sure that the job gets done right the first time not the second!
How did you acquire your CC debt and what steps have to taken to insure it doesn't continue to increase?	Type your answer here. Well it won't continue because once i recvieve this loan I'am cancelling all three of my CC
Why are you asking for $8,500? I ask because, that amount won't cover your total revolving debt of $9,640.	Type your answer here. TO get better control of my debit situation and paying off one intreast rate instead of three
To understand how this will fit into your budget, can you provide info on your other itemized $ monthly costs including rent, utilities, phone, internet, car, and student loans as applicable? Thanks for your answer to this Q...	Type your answer here. my monthly spending would be no more then $375.00 monthly not including this loan

Member Payment Dependent Notes Series 486468

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486468	$1,500	$1,500	6.39%	1.00%	February 23, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486468. Member loan 486468 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	OATI	Debt-to-income ratio:	2.38%
Length of employment:	5 years	Location:	Robbinsdale, MN

Home town:
Current & past employers:	OATI
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,947.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 486476

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486476	$10,000	$10,000	9.88%	1.00%	February 24, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486476. Member loan 486476 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,603 / month
Current employer:	Sensis Corporation	Debt-to-income ratio:	14.44%
Length of employment:	2 years	Location:	SYRACUSE, NY

Home town:
Current & past employers:	Sensis Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > This is the last of my debt! I'm consolidating everything and will be completely debt free in 3 years. Borrower added on 02/19/10 > This loan will allow me to pay off credit card / revolving debt a lot sooner as well as save me a lot of money in the long run. Currently I have 2 credit cards, one with a 15% interest rate and a second with a 17% interest rate. As well, I have a credit line with a 29% interest rate. I am currently paying $450+/month towards these debts and barely making a dent. This loan would be very helpful by saving me money each month and certainly freeing me from this debt a lot sooner.

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	37
Revolving Credit Balance:	$18,111.00	Public Records On File:	0
Revolving Line Utilization:	69.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Sensis Corporation and what do you do there?	Sensis Corporation is an engineering company specializing in RADAR technology / engineering for the Department of Defense and Air Traffic systems. My background is in software engineering, and my role at Sensis is that of a Program Manager, where I manage cost / schedule / risks / resources for a large DoD (USAF) radar program.
You say you will be debt free in 3 years - will this loan pay off all your debt? Thank you in advance.	No, I have another loan for furniture (balance of $6500), that I took out last year, which is interest free until 2012. I am currently making monthly payments of $200-$300, making larger payments here and there, and will have it paid off before 2012. I will also be making a big payment this month towards my debt (~$3000). So by doing these things, along with hopefully obtaining this loan and making the payments on it, that's how I will get out of debt in 3 years.
To understand how this will fit into your budget, can you provide info on your other itemized $ monthly costs including rent, utilities, car, childcare costs and student loans as applicable? Thanks for your answer to this Q...	Aside from this loan, should I get it, my monthly expenses are as follows: Rent (as of 3/1/2010): $1150 Car: $665 Car insurance: $100 Wells Fargo (furniture loan): $200 Utilities (Electric/Cable/phone/internet): $250 I have no childare costs and my student loans have been paid off for several years.
BTW - I am only investing in this because of the title "Pick me!!" :)	I was hoping that would get your attention! :) Thanks so much!!

Member Payment Dependent Notes Series 486517

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486517	$10,000	$10,000	15.33%	1.00%	February 22, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486517. Member loan 486517 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,969 / month
Current employer:	County Sanitation Districts of L.A. Co.	Debt-to-income ratio:	19.23%
Length of employment:	10+ years	Location:	Whittier, CA

Home town:
Current & past employers:	County Sanitation Districts of L.A. Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/10 > The intention of this loan is to pay off a high interest rate card, which has been canceled. The current payment for such an interest rate is > $450 /month. The anticipated payment for the loan I am requesting is well within my budget.

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,533.00	Public Records On File:	0
Revolving Line Utilization:	90.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at County Sanitation Districts of L.A. Co. ?	Chemist, in charge of a small group of laboratory technicians.
What is your current interest rate and average what is your monthly payment on you Citi bank credit card? -Thanks in advance for your response.	29.99%, no late payments submitted. The increase was due to some of the changes set to occur when the new laws go into effect this month. Monthly required payment about $450, I pay about $600.

Member Payment Dependent Notes Series 486538

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486538	$4,000	$4,000	9.88%	1.00%	February 22, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486538. Member loan 486538 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	COMCAST	Debt-to-income ratio:	2.47%
Length of employment:	3 years	Location:	Bensalem, PA

Home town:
Current & past employers:	COMCAST
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/10 > This loan will be used to pay off my credit card with high interest that was recently used for a cash advance. Thanks.

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	41
Revolving Credit Balance:	$3,187.00	Public Records On File:	0
Revolving Line Utilization:	37.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at COMCAST?	Hello, I am technician. Thanks
What is the interest rate on the card you will be paying off? How many times in the last year have you used a cash advance? Thanks.	Hello, This card had zero balance before it was used-also it was the first time ever I have used cash advance on this card since it was issued in 2005. Interest on card is 25%. Thanks

Member Payment Dependent Notes Series 486551

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486551	$6,300	$6,300	13.11%	1.00%	February 22, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486551. Member loan 486551 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,167 / month
Current employer:	Orrick LLP	Debt-to-income ratio:	24.52%
Length of employment:	5 years	Location:	Oakland, CA

Home town:
Current & past employers:	Orrick LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/10 > Thanks for your consideration. I am an educated borrower with a solid job and great income. However, my father suddenly passed away in June 2008 and I was (unknowingly) left with some of his debts. The purpose of this loan is to give me some breathing room with some of those debts without having to deal with a commericial bank. Cheers and thanks again.

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	61	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,011.00	Public Records On File:	0
Revolving Line Utilization:	88.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Orrick LLP?	Attorney
Please list each of your debts (type/balance/APR) and then indicate which ones on the list you will be paying off with this loan. Thank you in advance.	Sure. 1. Loan that I cosigned for with my father from Union Bank of Ca. Balance: $2500 APR: Approx. 19%. 2. Credit Card that I cosigned for my father with a balance of $9000 with Citibank. APR is approximately %18 percent. I should also add that the purpose of my loan is really to spell me over from paying off these debts in full (including this loan) at the end of this year when I recieve my bonus from my employer.

Member Payment Dependent Notes Series 486646

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486646	$12,000	$12,000	7.88%	1.00%	February 24, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486646. Member loan 486646 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	LIRR	Debt-to-income ratio:	4.97%
Length of employment:	10+ years	Location:	Ronkonkoma, NY

Home town:
Current & past employers:	LIRR
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > debt consolidation

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the railroad?	I am a conductor
Since there is no debt listed, what is the debt you plan to consolidate? Can you afford this payment along with your other monthly expenses? Thank you for any further explanation to help us make our lending choices.	yes, it will be used to pay off a credit card
Could you please provide info on your monthly budget. Thank you.	Our monthly expenses is roughly $3000.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? This will shed some light and should help lenders lend you the $$ you are asking for.	Our monthly expenses is roughly $3000. This includes all utilities, mortgage, bills, life ins. We have no car payments. My spouse works 10months a year. she is an aide in the school system.
What is the amount of debt?	$12,000.

Member Payment Dependent Notes Series 486651

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486651	$8,000	$8,000	15.70%	1.00%	February 23, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486651. Member loan 486651 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Watterson Electric	Debt-to-income ratio:	9.00%
Length of employment:	4 years	Location:	Clinton, SC

Home town:
Current & past employers:	Watterson Electric
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,130.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Watterson Electric and what do you do there?	Watterson Electric is an electrical contractor in Greenwood SC. I am a electrician for this company
RE: $8,000 "OTHER" loan titled "WORK SHOP" questions: (1)-What er specific purposes that $8,000 loan will be used for? (2)-Source(s) $2,500 per month gross income is/are? Member 505570 USMC-Retired-Investor 02.19.2010 @ 08:09 AM ET.	The $8000 loan will be used to build and complete my work shop my father and I enjoy making knives together in which this shop will be used for. The $2500 a month gross income is from Watterson Electric and I am also in the USAF Reserve and get alot of TDY tours because of my job there also. Thank you for serving our country also and haveing a love for our country to enable you to serve atleast 20 years.

Member Payment Dependent Notes Series 486652

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486652	$4,000	$4,000	12.73%	1.00%	February 22, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486652. Member loan 486652 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,640 / month
Current employer:	MMD Components	Debt-to-income ratio:	14.78%
Length of employment:	7 years	Location:	lake elsinore, CA

Home town:
Current & past employers:	MMD Components
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > I am looking to consolidate some debt. I plan on paying this loan off in less than 3 years. I am a great candidate because I always pay my bills on time and have never stiffed a creditor. Thank you all for your consideration. Should you have any questons please do not hesitate to contact me.

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,360.00	Public Records On File:	0
Revolving Line Utilization:	48.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is MMD Components and what do you do there?	MMD Components is a mfg of electronic components (crystals, oscillators, vcxo's, tcxo's and ocxo's) The company has been in business since 1994 and I have worked there since 2003. My position in the company is Controller. I handle all financial information, as well as Human Resources. I hope this answers your question. Please feel free to contact me again if you have anymore questions. Thank you!

Member Payment Dependent Notes Series 486659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486659	$14,000	$14,000	7.88%	1.00%	February 24, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486659. Member loan 486659 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	US Treasury	Debt-to-income ratio:	14.37%
Length of employment:	10+ years	Location:	Mount Laurel, NJ

Home town:
Current & past employers:	US Treasury
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > Paying off credit cards. Consolidating all debit Borrower added on 02/22/10 > Although credit report shows 26 lines of credit not all are active, most closed, others being changed to our side business LLC. Amount we are requesting will pay off al personal debt. Just trying to pay off all credit cards with a lower rate. Borrower added on 02/23/10 > Please note , we are closing all but 3 credit cards once they are paid off. This also will lower or debit ratio and allow us to pay off this loan sooner than 36 months. In addition, the ability to charge will be removed once accounts are closed.

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,976.00	Public Records On File:	0
Revolving Line Utilization:	20.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at the US Treasury?	Federal law enforcement officer. I have over 26 years in law enforcement. Also is this loan approved? Yes or No
Thank you for your prompt response. I am just a Lender here. As Lenders, we decide whether or not to fund the loans that are available. Since as Lenders we do not have access to the entire application, we frequently have questions for the Borrowers, and base our investing decisions on the answers that we receive. Lending Club does the approvals/verifications, the Lenders fund the loans. I hope that clarifies things a bit. You can call Lending Club directly with questions you may have about the process. Their number is 866-754-4094	Paying off all credit cards, does not affect my budget at all, actually leaves excess funds each month in which we will utilize to pay down the loan faster
What, specifically, will the loan amount be used for and how does it fit into your monthly budget? A few details will help us make our investment decisions, if you don't mind. Thank you.	does not affect budget, actually leaves us with excess funds as we are paying double monthly payments now. We just wish to consolidate all credit card debt and pay it off at a lower interest rate.
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (mortgage, car, utilities, student loans, child care costs etc)? Thanks for answers to both Qs...	14,000 in combined spousal credit cards which are for the most in the 145 RANGE. On average we pay 2000.00 a month to pay down cards. Only other debt is one car payment 400.00 / mortgage of 1685.00
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? This will shed some light and should help lenders lend you the $$ you are asking for.	Cash on Hand $35,000, Savings on Hand 26,000 Thrift savings FERS $30,000, Trust fund 85,000 I am not the only wage earner, wife is an RN makes approx $60,000 a year. Combined income is 120,000, also we own a small business with grosses 350,000 a year.

Member Payment Dependent Notes Series 486669

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486669	$4,800	$4,800	9.88%	1.00%	February 22, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486669. Member loan 486669 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Lifestyle Family Fitness	Debt-to-income ratio:	11.28%
Length of employment:	3 years	Location:	SARASOTA, FL

Home town:
Current & past employers:	Lifestyle Family Fitness
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > my revolving credit is from a suzuki motorcycle loan that happens to be a low revolving account, not from normal credit cards Borrower added on 02/19/10 > no kids, no wife, no child support, no alimony, own my truck

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,062.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Lifestyle Family Fitness?	Im a personal trainer, i also do it privately on the side. I made 51000 from just Lifestyle Family Fitness last year.
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	No dependants. Truck is paid off and about 50 a week gas money. work at a gym so no membership fee. cell phone is 80 month. medical and dental insurance taken out of my paycheck at 60 bucks every 2 weeks. My rent plus utilities is around 700 in a family owned house.

Member Payment Dependent Notes Series 486673

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486673	$5,800	$5,800	14.59%	1.00%	February 23, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486673. Member loan 486673 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Credit Suisse AG	Debt-to-income ratio:	1.86%
Length of employment:	< 1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:	Credit Suisse AG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > I am looking for a loan to purchase a vehicle. I've recently been given a bonus through my job and would rather finance then release a large portion of my own savings. I look to be able to pay off the loan as quickly as possible. Borrower added on 02/18/10 > I recently started at Credit Suisse and prior to that I was at Barclays capital. Credit Suisse approached me with an excellent offer and that is why I left Barclays for Credit Suisse. I have not been unemployed since I graduated from college three years ago. I pay all my bills on time and budget my self very well.

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,372.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all of your current monthly expenses.	Food $600.00 Cell Phone $100.00 Cable/Util $105.00 Rent $800.00 Entertainment $480.00 Gym $70.00 transportation $89.00
Your monthly expenses seem to be less than 2300/month. Is the income of 6250/month correct? Have you been putting the excess in savings?	Yes, that is correct. I currently split my excess between investments into my equity portfolio and my savings.

Member Payment Dependent Notes Series 486686

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486686	$4,000	$4,000	7.14%	1.00%	February 19, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486686. Member loan 486686 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	trailzend	Debt-to-income ratio:	18.33%
Length of employment:	10+ years	Location:	PUNXSUTAWNEY, PA

Home town:
Current & past employers:	trailzend
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$982.00	Public Records On File:	0
Revolving Line Utilization:	1.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Are you able to pay off your credit cards fully each month? Besides your mortgage, do you have any other major debts such as home equity line, education loan, rentals, etc.? What is your job with Trailz End and is it pretty secure over the next three years? Your answers are appreciated so that I can make an informed decision. Wishing you the best.	i am the owner of trailzend(we sell bicycles,snowboards, skis and gear for the winter) our home equity will be paid of in sept of this year and the all credit cards combined are less than 2000 and will be paid off with our income tax return, the shop has no loans other than that it is just the car loans
What is trailzend and what do you do there?	it is a bicycle shop of which i am the owner, we also sell skis, snowboards and gear for the winter season

Member Payment Dependent Notes Series 486706

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486706	$6,250	$6,250	12.73%	1.00%	February 23, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486706. Member loan 486706 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:		Debt-to-income ratio:	21.23%
Length of employment:	8 years	Location:	los osos, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	34
Revolving Credit Balance:	$6,867.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	I am wishing to consolidate some of my debt, so this loan will allow me to do that. I don't have a problem paying my bills, but this will allow me to pay off the debt sooner and while only having one bill to pay.

Member Payment Dependent Notes Series 486744

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486744	$3,000	$3,000	10.62%	1.00%	February 22, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486744. Member loan 486744 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	WalMart	Debt-to-income ratio:	8.91%
Length of employment:	10+ years	Location:	GLASGOW, VA

Home town:
Current & past employers:	WalMart
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	13
Revolving Credit Balance:	$12,509.00	Public Records On File:	0
Revolving Line Utilization:	37.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at WalMart?	I am the Claims Supervisor.
Please explain the last delinquency? Thank you in advance.	There are never any good excuses. Life is a funny thing. If I have gotten behind in any of my payments, I know it is unexcuseable and I should never let it happen. I am back inschool, and I just got behind before I knew it. I am getting better about keeping my bills in order and sitting my payments up to be withdrawl from my account automatically each month.

Member Payment Dependent Notes Series 486787

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486787	$4,000	$4,000	14.22%	1.00%	February 22, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486787. Member loan 486787 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:	Sarasota memorial hospital	Debt-to-income ratio:	14.91%
Length of employment:	2 years	Location:	Sarasota, FL

Home town:
Current & past employers:	Sarasota memorial hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > plan to purchase 2007 suzuki sv650 motorcycle ( 2K miles ) I have exellent credit ( barring one overdue medical bill I am currently disputing ) I have a very stable job ( physician employed by hospital ) found out about your website thru physician friend at work considering investing as well

A credit bureau reported the following information about this borrower member on January 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	36
Revolving Credit Balance:	$8,847.00	Public Records On File:	0
Revolving Line Utilization:	36.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm in & glad to help a neighbor (that probably helped one of our family members directly-indirectly on one of our many "visits" to SMH) Good luck.	well I really appreciate that! I am very thankful to have such a great neighbor!!!! good luck and even better health to you........

Member Payment Dependent Notes Series 486818

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486818	$5,000	$5,000	12.73%	1.00%	February 24, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486818. Member loan 486818 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,083 / month
Current employer:	Iron Mountain	Debt-to-income ratio:	15.76%
Length of employment:	< 1 year	Location:	Seattle, WA

Home town:
Current & past employers:	Iron Mountain
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	47
Revolving Credit Balance:	$8,076.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Iron Mountain?	Operations Supervisor
Thank you. Since you have been there for less than a year, would you please talk a bit about your previous work history? Thank you in advance.	I've previously worked for Data Base Secure Records Destruction in Renton, WA. I worked there for 4 years.
What is the purpose of the loan?	Bill consolidation.
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (mortgage, car, utilities, student loans etc)? Thanks for answers to both Qs...	Credit cards - Need to pay them down Mortgage - 1996 Car payment - 463

Member Payment Dependent Notes Series 486831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486831	$3,000	$3,000	10.25%	1.00%	February 22, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486831. Member loan 486831 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	SenDx Medical Inc	Debt-to-income ratio:	15.64%
Length of employment:	1 year	Location:	San Diego, CA

Home town:
Current & past employers:	SenDx Medical Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > Get A Great APR on a loan Borrower added on 02/17/10 > Loan to Payoff credit card 3,000 @ 10.25% Borrower added on 02/18/10 > My loan is to payoff a credit card. I have been making my credit card's payments on time and in full however I am looking to obtain a better interest rate since I believe that the bank's interest rates are ridiculous. My job is really stable since it is in the Health care industry.

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,636.00	Public Records On File:	0
Revolving Line Utilization:	71.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SenDx Medical Inc and what do you do there?	SenDx Medical Inc is a medical device company. We specialize in blood gas analyzers. I work on Software Quality.
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	Hi, My Rent is 600 Car Payment + Gas + Insurance 800 Cell Phone 100 Food 300 Home Utilities are pay by my girlfriend. We live together. No dependents

Member Payment Dependent Notes Series 486838

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486838	$7,500	$7,500	11.36%	1.00%	February 23, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486838. Member loan 486838 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	CDM	Debt-to-income ratio:	14.83%
Length of employment:	3 years	Location:	Dallas, TX

Home town:
Current & past employers:	CDM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > I have a balance on three credit card accounts that I want to pay off. This loan will help me to pay off all of my existing credit card debt, and put me in a position where I can start saving for my future. Please let me know if you have any questions. Thanks. Borrower added on 02/19/10 > What makes your loan a good investement: 1. Job security: I have a very secure job with my employer. Inspite of the tough economy, my employer has still been able to produce great financial results.We have plenty of work lined up this year and the outlook is very positive. I am a mid level engineer, and a very important part of the plans for executing these projects. 2. Personal values: I firmly believe that what goes around comes around. If you do bad things to others (like stealing money) then bad things happen to you. I have never run away from responsibility, and I treat a loan as a responsibility and obligation. Thanks.

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	34
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	26.32%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CDM and what is your job there?	CDM is an engineering consulting company. The bulk of our work comes from the Municipal sector. We do a lot of water/wastewater treatment plant design. For more information, go to www.cdm.com. I work at CDM as an Instrumentation & Controls Engineer.
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized $ monthly costs (rent, car, utilities, student loans etc)? Thanks for answers to both Qs...	1) Debt Being Consolidated: Card 1- $4500, APR 15% Card 2- $2000, APR 20% Card 3- $500, APR 20% Total monthly payment made: $550 2) Other monthly costs: Rent: $600, Utilities: $100, Student Loans: $88, Car Payment & insurance: $450 Thanks for the question.
Please address the delinquency 34 months ago.	Late payment. Had just got out of college, and was trying to keep up with the credit card payments before I started my job @ CDM. Have since paid that card in full.

Member Payment Dependent Notes Series 486882

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486882	$1,600	$1,600	13.11%	1.00%	February 22, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486882. Member loan 486882 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,459 / month
Current employer:	WA State Attorney General's Office	Debt-to-income ratio:	18.99%
Length of employment:	10+ years	Location:	lacey, WA

Home town:
Current & past employers:	WA State Attorney General's Office
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > I am an excellent candidate for this loan because I have been at my job for over 23 years and I always pay my bills on time. I successfully paid off my first loan with Lending Club early. In addition to consolidating my debt, I also need some work done on my van. Thank you so much for your consideration! Borrower added on 02/17/10 > I am an excellent candidate for this loan because I have been at my job for over 23 years, and I always pay my bills on time. I successfully paid off my first loan with Lending Club early. In addition to consolidating my debt, I need some repairs done to my van. Thank you so much for considering to help fund my loan. I really appreciate it! Borrower added on 02/17/10 > I am an excellent candidate for this loan because I have been at the same job for over 23 years and I always pay my bills on time. I successfully paid off my first loan with Lending Club early. In addition to consolidating my debt, I also need to have work done on my van. Thank you so much for considering to help fund my loan -- I really appreciate it!

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	78
Revolving Credit Balance:	$6,281.00	Public Records On File:	0
Revolving Line Utilization:	62.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the WA State Attorney General's Office?	I am a Legal Assistant.

Member Payment Dependent Notes Series 486939

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486939	$3,700	$3,700	7.88%	1.00%	February 22, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486939. Member loan 486939 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,985 / month
Current employer:		Debt-to-income ratio:	10.17%
Length of employment:	< 1 year	Location:	Pueblo, CO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,586.00	Public Records On File:	0
Revolving Line Utilization:	61.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	v.a 100% disability. Social Security. Post Office Annuity.
What are your monthly expenses, including the payments on the revolving credit?	Type your answer here.2,700

Member Payment Dependent Notes Series 487076

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487076	$5,000	$5,000	13.48%	1.00%	February 23, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487076. Member loan 487076 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:		Debt-to-income ratio:	14.19%
Length of employment:	4 years	Location:	new ulm, MN

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > I am seeking this loan so I can use the funds towards inventory for my business. I am responsible, honest and trustworthy. I would appreciate any help I can get on this, thanks for taking the time to review my request.

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	62
Revolving Credit Balance:	$3,379.00	Public Records On File:	0
Revolving Line Utilization:	31.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of your income?	Type your answer here. I own a landscaping and nursery business I established in 2007. Because I am self employed my income varies from month to month. The source of my income comes from landscape installation and retail sales, I would like to share my website on here but for security reasons Lending Club won't let me post it on here, they would not let me use it in the loan description, hope this answers your question.
Could you please explain the delinquency from 62 months ago? Thanks!	Type your answer here. I leased a credit card machine, the rep from the company talked me into buying insurance on the machine, so like a fool I did. Two weeks later there was a power surge in the building, causing the mother board in the machine to fry. Now, here is me with this lease on this burned out credit card machine thinking my insurance will cover me on this? Nope, not a power surge! So to make a long story short, I refused to make lease payments on this useless credit card machine, in the end I settled for a lesser amount, probably should have bit the bullet and just paid it accordingly, but I just couldn't give in.

Member Payment Dependent Notes Series 487380

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487380	$6,000	$6,000	7.88%	1.00%	February 24, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487380. Member loan 487380 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	PEPSI	Debt-to-income ratio:	13.36%
Length of employment:	10+ years	Location:	CLOVIS, CA

Home town:
Current & past employers:	PEPSI
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/10 > I will consolidate bills, I am a supervisor with Pepsi Botteling Co. I have been with the company 15 years.

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,685.00	Public Records On File:	0
Revolving Line Utilization:	89.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the debts (types/balances/APR's) and indicate which ones will be paid off with this loan. Thank you in advance.	I have a Chase Account that is 3000.00 and a CITI that is 3000.00 it will take 6 years to pay off vs 3 years with your company. Thanks Type your answer here.
Hello, How, specifically, will this $6,000 be spent and how will that improve your financial situation? Thank you in advance for the details, and best wishes.	Type your answer here. I have a Chase Account that is 3000.00 and a CITI that is 3000.00 it will take 6 years to pay off vs 3 years with your company. Thanks Mike
Hello, How, specifically, will this $6,000 be spent and how will that improve your financial situation? Thank you in advance for the details, and best wishes.	TI have a Chase Account that is 3000.00 and a CITI that is 3000.00 it will take 6 years to pay off vs 3 years with your company. Thanks ype your answer here.
Can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (mortgage, car, utilities, student loans etc)? Thanks for answers to both Qs...	I have a Chase Account that is 3000.00 and a CITI that is 3000.00 it will take 6 years to pay off vs 3 years with your company. Thanks Mike Type your answer here.
Mike why did you not answer question 569427 completely?	Type your answer here. I thought I did, we are merging from an old E-mail carrier to Outlook so we are having some glitches. I am consolidating a Chase & Citi card both with 3000.00 on them and their pay off is 6 yrs out at this rate. With Lending club lower interest and paid off in 3 years. Thanks Mike

Member Payment Dependent Notes Series 487384

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487384	$2,250	$2,250	10.62%	1.00%	February 23, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487384. Member loan 487384 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,417 / month
Current employer:	Loranger International	Debt-to-income ratio:	13.86%
Length of employment:	7 years	Location:	San Jose, CA

Home town:
Current & past employers:	Loranger International
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/10 > Purchasing a new computer

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,860.00	Public Records On File:	0
Revolving Line Utilization:	91.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Loranger International and what do you do there?	We are small privately owned company that manufactures sockets for testing computer chips. I am the Executive Assistant to the President. My job has both a technical and an administrive side.

Member Payment Dependent Notes Series 487393

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487393	$1,250	$1,250	10.99%	1.00%	February 23, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487393. Member loan 487393 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,333 / month
Current employer:	Island Company	Debt-to-income ratio:	0.64%
Length of employment:	< 1 year	Location:	West Palm Beach, FL

Home town:
Current & past employers:	Island Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$426.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Island Company and what do you do there?	Island Company make high-end beach clothing. It is a well- established business. Right now, I am an accounting assistant. But when I attain my Bachelor's in Accounting in May, I will be a full time accountant.

Member Payment Dependent Notes Series 487409

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487409	$3,300	$3,300	6.39%	1.00%	February 23, 2010	March 7, 2013	March 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487409. Member loan 487409 was requested on February 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,300 / month
Current employer:	united bank	Debt-to-income ratio:	21.46%
Length of employment:	5 years	Location:	agawam, MA

Home town:
Current & past employers:	united bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	49
Revolving Credit Balance:	$3,071.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at united bank?	I am a Part-Time Senior Teller. I work PT because I have small children. Senior Teller is the highest you can go without being in a supervisor position.
what is your total debt by item ex: 500 for mortgage, 200 for utilities, 200 entertainment. Is there another person in the household who pays bills? Please be very specific in your answers	My husband pays all the utilities and household bills. Our mortgage has been paid off since 12/08, so we owe nothing on the house. I pay $220 for my truck, $100 for gas, about $300 for kids, food and leisure.

Member Payment Dependent Notes Series 487897

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487897	$5,500	$5,500	7.14%	1.00%	February 24, 2010	March 7, 2013	March 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487897. Member loan 487897 was requested on February 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	Terracon	Debt-to-income ratio:	19.86%
Length of employment:	< 1 year	Location:	Maryland Heights, MO

Home town:
Current & past employers:	Terracon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/10 > I have a Citi Platinum Select/AADvantage World MasterCard with a $4,500 balance. My limit on this card is $24,000 though I have never come near it (or my other limits.) The interest rate is 22.9%. The annual fee is $85. I would like to pay off this credit card and close the account entirely. I have not put any purchases on the card since last June's moving expenses. I am able to make the $170/month payment for this loan as that's close to what the current payment is on the credit card. Before working for Terracon I worked for an environmental consulting firm from June 2004 to February 2009. I was laid off in February 2009 and found a job in May. I did not miss payments or fall behind on any payments while on unemployment. The remaining $1,100 of the loan will be used for a prep course for my Professional Engineering exam that I am registered for in April. Thank you for all your help! Borrower added on 02/23/10 > Thanks to everyone for your help in funding this loan! I'm excited to get rid of this credit card.

A credit bureau reported the following information about this borrower member on February 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,254.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Terracon and what do you do there?	Terracon is a geotechnical, environmental, construction materials and facilities engineering firm. I am an environmental engineer on my office's 4-person environmental team. Work is abundant as we work with many government funded programs (stimulus dollars at work)

Member Payment Dependent Notes Series 487914

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487914	$3,000	$3,000	13.11%	1.00%	February 24, 2010	March 7, 2013	March 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487914. Member loan 487914 was requested on February 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Georgia Pacific	Debt-to-income ratio:	8.23%
Length of employment:	2 years	Location:	Danville, VA

Home town:
Current & past employers:	Georgia Pacific
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	27
Revolving Credit Balance:	$1,514.00	Public Records On File:	0
Revolving Line Utilization:	13.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is your job at Georgia Pacific?	Type your answer here. I work in the maintenance dept. I work on industrial machinery
What is this loan for?	Type your answer here.a 4x4 truck

Prospectus Supplement (Sales Report) No. 5 dated February 24, 2010